 As filed with United States Securities and Exchange Commission on December 31, 2025

 Registration No: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	5812	90-1495764
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10501 Wayzata Blvd South

Suite 102

Minnetonka, MN 55305

(307) 274-3055

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth Brimmer

Chief Financial Officer

10501 Wayzata Blvd South

Suite 102

Minnetonka, MN  55305

(307) 274-3055

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William P. Ruffa, Esq. Ruffa & Ruffa, P.C. 207 West Park Avenue Long Beach, NY 11561 Tel: (646) 831-0320	Jeffrey M. Gallant, Esq. Eric T. Schwartz, Esq. Graubard Miller 405 Lexington Avenue, 44th Floor New York, NY 10174 Tel: 212-818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the business combination described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. The registrant may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. The proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION, DATED DECEMBER 31, 2025

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

OF BT BRANDS, INC.

PROSPECTUS

FOR 10,110 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK

AND 68,409,284 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SHARES

OF BT BRANDS, INC.

 _____________________________________________

BT BRANDS, INC.

10501 Wayzata Blvd. South, Suite 102

Minnetonka, MN 55305

LETTER TO STOCKHOLDERS

Dear Stockholder of BT Brands, Inc.:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of BT Brands, Inc., a Wyoming corporation (“Pubco” or “BT Brands”), at [●], Central Time, on [●], 2026 at the offices of Pubco, located at 10501 Wayzata Blvd. South, Suite 102, Minnetonka, MN 55305, or at such other time and place to which the Special Meeting may be adjourned.

On September 2, 2025, Pubco entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aero Velocity, Inc., a Delaware corporation (“Aero,” “Aero Velocity” or the “Company”), and Aero Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Merger Sub”), which provides for a business combination between Pubco and Aero (the “Business Combination”). The purpose of the Special Meeting is to consider and vote upon certain proposals related to the Business Combination.

See “Frequently Used Terms” in this proxy statement/prospectus for definitions of capitalized terms used but not defined in this letter.

The Business Combination

The Business Combination will be accomplished by the merger of Merger Sub with and into Aero pursuant to the Merger Agreement (the “Merger”), with Aero surviving as a direct, wholly owned subsidiary of Pubco. At the effective time of the Merger (the “Effective Time”), all of the outstanding shares of Aero Stock will be converted into the right to receive an aggregate of 10,110 shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock (the “Merger Consideration”), the terms of which are described elsewhere in this proxy statement/prospectus. In addition, Pubco will be renamed “Aero Velocity, Inc.”

Concurrently with the closing of the Transactions (the “Closing”), the Aero Stockholders or their designees will invest a minimum of $3 million and up to a maximum of $5 million in Pubco Series B Preferred Stock (the “Concurrent Financing”), the terms of which are described elsewhere in this proxy statement/prospectus.

Prior to the Closing, Pubco will complete a restructuring (the “Restructuring”), whereby Pubco will transfer to its wholly owned Wyoming subsidiary, BT Group, Inc. (“BT Group”), all Pubco’s assets and liabilities. After the Closing, on such appropriate date as is determined by the Pubco Board, Pubco will distribute all of the shares of BT Group common stock (the “Spin-Off”) to the holders of the Pubco Common Stock (other than Pubco’s financial advisor, which has agreed not to participate in the Spin-Off) and, unless mutually agreed otherwise by the Parties prior to the Closing, to the holders of the Pubco IPO Warrants. Only holders of Pubco Common Stock and/or the Pubco IPO Warrants as of the record date of the Spin-Off as selected by the Pubco Board will be entitled to receive shares of BT Group common stock in the Spin-Off. No holder of Pubco Preferred Stock will be entitled to receive any shares of BT Group in the Spin-Off.

As a result of the Merger, Aero will become a wholly owned subsidiary of Pubco and Pubco will remain a publicly traded company operating the current business of Aero and the current business of BT Brands. Upon consummation of the Spin-Off, the current business of BT Brands will be separated from Pubco and will be operated by BT Group as an independent corporation. The board of directors of BT Group intends to pursue a public listing of the BT Group common stock in connection with the Spin-Off.

Aero utilizes drone technology and data science techniques for advanced aerial mapping, data collection, and UAV-based commercial services. It offers its services through a DaaS model where it specializes in the deployment of multiple sensor solutions to identify bespoke, precise, and actionable solutions for clients. Aero also provides UAV-powered industrial inspections and infrastructure cleaning services. Aero’s expertise extends across multiple sectors, supporting government, corporate, and educational organizations in a broad range of applications such as precision agriculture, environmental monitoring and forestry management, defense and security, and rapid emergency response. Aero is also developing a contract drone manufacturing business as it continues to expand its comprehensive portfolio of drone technologies and services.

The Pubco Common Stock and the Pubco IPO Warrants are currently listed on the Capital Market of The Nasdaq Stock Market (“Nasdaq”) under the symbols “BTBD” and “BTBDW,” respectively. Under Nasdaq rules, Pubco is required to submit an initial listing application in order to continue the listing of the Pubco Common Stock and the Pubco IPO Warrants on Nasdaq after the Closing. Accordingly, in connection with the Business Combination, Pubco intends to submit an application for the listing of the Pubco Common Stock and Pubco IPO Warrants on Nasdaq under the symbols “[●]” and “[●],” respectively.

On September 2, 2025, the last full trading day before the execution of the Merger Agreement was announced, the closing sales price of the Pubco Common Stock and the Pubco IPO Warrants on Nasdaq was $1.85 per share and $0.3256 per warrant, respectively.

The obligations of Pubco and Aero to complete the Transactions are subject to the satisfaction or waiver of certain conditions, including, among other things, the approval of the proposals described in this proxy statement/prospectus by the Pubco Stockholders and the approval of the listing of the Pubco Common Stock on Nasdaq after the Closing.

By this proxy statement/prospectus, Pubco is offering to the Aero Stockholders the shares of Pubco Series A-1 Preferred Stock and the shares of Pubco Series A-2 Preferred Stock issuable pursuant to the Merger Agreement, together with the shares of Pubco Common Stock issuable upon conversion thereof.

A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

Pro Forma Ownership After the Business Combination

Immediately after the Merger, we estimate that the continuing Pubco Stockholders will beneficially own approximately 11% of the Pubco Common Stock (which includes 1,933,606 shares of Pubco Common Stock issued to Pubco’s financial advisor in the Merger) and the former Aero Stockholders will beneficially own approximately 89% of the Pubco Common Stock, in each case accounting for the Pubco Preferred Stock on an as-converted basis, and further assuming (i) that Pubco has zero dollars of Net Cash or Net Debt as of the Closing, (ii) that the Pubco IPO Warrants will not be exercised, and (iii) that the holders of the Pubco IPO Warrants will participate in the Spin-Off. The ownership percentages of both the continuing Pubco Stockholders and the former Aero Stockholders will be diluted to the extent shares of Series B Preferred Stock are issued in the Concurrent Financing.

Immediately after the Spin-Off, the Pubco Stockholders (other than the holders of the Pubco Preferred Stock) will own 100% of the outstanding shares of BT Group.

The Special Meeting

The Pubco Board has called the Special Meeting to consider and vote on the following proposals (the “Proposals”):

•	The Business Combination Proposal — a proposal to adopt the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, which agreement provides for the Business Combination and the Spin-Off, and approve the Merger;

•	The Director Election Proposal — a proposal to elect five directors to hold office until Pubco’s next annual meeting of stockholders and until their respective successors are elected and qualified;

•	The Equity Plan Proposal — a proposal to approve the Pubco 2025 Long-Term Incentive Equity Plan, a copy of which is attached to this proxy statement/prospectus as Annex B;

•	The Name Change Proposal — a proposal to change Pubco’s name to “Aero Velocity, Inc.” by amending and restating the Articles of Incorporation of Pubco, as amended (the “Pubco Charter”), in the form attached to this proxy statement/prospectus as Annex C;

•	The Nasdaq Proposal — a proposal to approve, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of shares of Pubco Common Stock (i) upon conversion of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock issued in the Business Combination and (ii) upon conversion of the Pubco Series B Preferred Stock issued in the Concurrent Financing; and

•	The Adjournment Proposal — a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination.

Approval of each of the Business Combination Proposal, the Equity Plan Proposal, the Name Change Proposal, the Nasdaq Proposal and the Adjournment Proposal requires that the number of votes cast in favor of such proposal exceed the number of votes cast against such proposal. The directors are elected by a plurality, meaning the five nominees in the Director Election Proposal that receive the most votes will be elected as directors.

The Business Combination will not be consummated unless all the Proposals (other than the Adjournment Proposal) are approved or the corresponding condition in the Merger Agreement is waived by the parties to such agreement. If the Business Combination Proposal is not approved, the other proposals, except the Adjournment Proposal, will not be presented to stockholders for a vote. If the other Proposals are presented and approved, the Adjournment Proposal will not be presented.  If the Adjournment Proposal is presented, the other Proposals will not be presented.

Concurrently with the execution of the Merger Agreement, on September 2, 2025, Pubco and Aero entered into a Support Agreement (the “Support Agreement”) with Gary Copperud, Pubco’s Chief Executive Officer. Under the Support Agreement, Mr. Copperud agreed, among other things, to vote all the shares of Pubco Common Stock beneficially owned by him in favor of the adoption of the Merger Agreement and the approval of the Merger and in favor of the other matters to be presented at the Special Meeting and against any alternative transaction. Mr. Copperud beneficially owns approximately 16.8% of the Pubco Common Stock outstanding as of December 30, 2025.

* * * * * * * * * *

If you have any questions or need assistance voting your shares of Pubco Common Stock, please contact [●], Pubco’s proxy solicitor, by calling toll-free (within the U.S. or Canada) at [●], or for banks and brokers, by calling collect at [●], or by emailing [●].

On behalf of the Pubco Board, we would like to thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,
[●]

Gary Copperud
Chief Executive Officer

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING, THE TRANSACTIONS AND RELATED MATTERS IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, WHICH WE URGE YOU TO READ IN ITS ENTIRETY, INCLUDING THE ANNEXES AND EXHIBITS.

PLEASE CAREFULLY REVIEW THIS DOCUMENT, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 32, FOR A DISCUSSION OF THE RISKS RELATING TO THE TRANSACTIONS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated [●], 2026, and is first being mailed to Pubco Stockholders on or about [●], 2026.

BT BRANDS, INC.

10501 Wayzata Blvd. South, Suite 102

Minnetonka, MN 55305

Telephone No.: (307) 274-3055

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of BT Brands, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of BT Brands, Inc., a Wyoming corporation (“Pubco”), will be held on at [●], Central Time, on [●], 2026, at the offices of Pubco, located at 10501 Wayzata Blvd. South, Suite 102, Minnetonka, MN 55305, or at such other time and place to which the Special Meeting may be adjourned.

See “Frequently Used Terms” in this proxy statement/prospectus for definitions of capitalized terms used but not defined in this notice.

At the Special Meeting, Pubco Stockholders will be asked to consider and vote upon the following proposals (the “Proposals”):

•	The Business Combination Proposal -— a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 2, 2025, by and among Pubco, Aero Velocity, Inc., a Delaware corporation (“Aero” or the “Company”), and Aero Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Merger Sub”), a copy of which is attached to this proxy statement/prospectus as Annex A, which agreement provides for a business combination between Pubco and Aero (the “Business Combination”) and the Spin-Off (as described in this proxy statement/prospectus), and approve the merger of Merger Sub with and into Aero pursuant to the Merger Agreement, with Aero surviving as a direct, wholly owned subsidiary of Pubco (the “Merger”);

•	The Director Election Proposal — a proposal to elect five directors to hold office until Pubco’s next annual meeting of stockholders and until their respective successors are elected and qualified;

•	The Equity Plan Proposal — a proposal to approve the Pubco 2025 Long-Term Incentive Equity Plan, a copy of which is attached to this proxy statement/prospectus as Annex B;

•	The Name Change Proposal — a proposal to change Pubco’s name to “Aero Velocity, Inc.” by amending and restating the Articles of Incorporation of Pubco, as amended (the “Pubco Charter”), in the form attached to this proxy statement/prospectus as Annex C;

•	The Nasdaq Proposal — a proposal to approve, for the purposes of complying with the applicable provisions of Rule 5635 of The Nasdaq Stock Market (“Nasdaq”), the issuance of shares of Pubco Common Stock (i) upon conversion of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock issued in the Business Combination and (ii) upon conversion of the Pubco Series B Preferred Stock issued in the investment of a minimum of $3 million and up to a maximum of $5 million by the Aero Stockholders or their designees (the “Concurrent Financing”); and

•	The Adjournment Proposal — a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination.

Only holders of record of Pubco Common Stock at the close of business on [●] (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments or postponements of the Special Meeting.

Approval of each of the Business Combination Proposal, the Equity Plan Proposal, the Name Change Proposal, the Nasdaq Proposal and the Adjournment Proposal requires that the number of votes cast in favor of such proposal exceed the number of votes cast against such proposal. The directors are elected by a plurality, meaning the five nominees in the Director Election Proposal that receive the most votes will be elected as directors.

The Business Combination will not be consummated unless all the Proposals (other than the Adjournment Proposal) are approved or the corresponding condition in the Merger Agreement is waived by the parties to such agreement. If the Business Combination Proposal is not approved, the other proposals, except the Adjournment Proposal, will not be presented to stockholders for a vote. If the other Proposals are presented and approved, the Adjournment Proposal will not be presented.  If the Adjournment Proposal is presented, the other Proposals will not be presented.

Concurrently with the execution of the Merger Agreement, on September 2, 2025, Pubco and Aero entered into a Support Agreement (the “Support Agreement”) with Gary Copperud, Pubco’s Chief Executive Officer. Under the Support Agreement, Mr. Copperud agreed, among other things, to vote all the shares of Pubco Common Stock beneficially owned by him in favor of the adoption of the Merger Agreement and the approval of the Merger and in favor of the other matters to be presented at the Special Meeting and against any alternative transaction. Mr. Copperud beneficially owns approximately 16.8% of the Pubco Common Stock outstanding as of December 30, 2025.

After careful consideration, the Pubco Board has determined that the Proposals are fair to and in the best interests of Pubco and the Pubco Stockholders and unanimously recommends that the holders of Pubco Common Stock entitled to vote with respect to each of the Proposals, vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the election of each of the management nominees for director in the Director Election Proposal, “FOR” the Equity Pan Proposal, “FOR” the Name Change Proposal, “FOR” the Nasdaq Proposal and “FOR” the Adjournment Proposal (if presented).

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement/prospectus to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. In most cases you may vote by telephone or over the Internet as instructed.

If you return your proxy card without an indication of how you wish to vote, your shares will be voted “FOR” each of the management nominees for director and “FOR” each of the other Proposals.

Whether or not you plan to attend the Special Meeting, we urge you to read this proxy statement/prospectus carefully. Please pay particular attention to the section entitled “Risk Factors” in this proxy statement/prospectus.

If you have any questions or need assistance voting your shares of Pubco Common Stock, please contact [●], Pubco’s proxy solicitor, by calling toll-free (within the U.S. or Canada) at [●], or for banks and brokers, by calling collect at [●], or by emailing [●].

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,

[●]

Gary Copperud
Chief Executive Officer

Dated [●], 2026

Minnetonka, MN

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about Pubco from documents that have been filed with the United States Securities and Exchange Commission, or the SEC, including our 2024 10-K and our September 2025 10-Q and other reports we have filed with the SEC. Together with this proxy statement/prospectus, we are delivering to you a copy of each of our 2024 10-K and September 2025 10-Q. Additional documents that we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date of the Special Meeting will be deemed incorporated by reference into this proxy statement/prospectus and will be available to you without charge upon request from us at the address or telephone number set forth under “Where You Can Find More Information.”

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 (File No. 333-[●]) (the “Registration Statement”) filed by Pubco with the SEC, constitutes a prospectus of Pubco under Section 5 of the Securities Act, with respect to certain securities of Pubco to be issued in connection with the Business Combination. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act for the Special Meeting of Pubco to be held in connection with the Business Combination and at which the Pubco Stockholders will be asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the Merger, among other matters.

ii

TRADEMARKS

Pubco and Aero have proprietary rights to certain of the trademarks and trade names used in this proxy statement/prospectus. This proxy statement/prospectus also contains trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. Pubco and Aero do not intend their use or display of other companies’ trademarks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of Pubco or Aero by any other company. Solely for convenience, our trademarks and trade names referred to in this proxy statement/prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that either Pubco or Aero will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensor to these trademarks and trade names.

MARKET AND INDUSTRY DATA

This proxy statement/prospectus includes industry position and industry data and forecasts that Pubco and Aero obtained or derived from internal company reports, independent third-party publications and other industry data. Some data is also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.

Statements as to industry position are based on market data currently available. While neither Pubco nor Aero is aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this proxy statement/prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, among other things, statements about the parties’ ability to close the Transactions, the timing of the Closing, the anticipated benefits of the Business Combination, and the financial conditions, results of operations, earnings outlook and prospects of Pubco and Aero during the period following the Closing. In addition, any statements that refer to characterizations of future results, events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

There can be no assurance that future developments will be as anticipated in this proxy statement/prospectus. The forward-looking statements are based on information available as of the date of this proxy statement/prospectus and on the current expectations, plans and judgments of management of Pubco and Aero, speak only as of the date of such statements, and are inherently subject to changes in circumstances and their potential effects. The forward-looking statements involve a number of risks and uncertainties that may cause actual developments to be materially different from those expressed, contemplated or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by Pubco, and the following:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the inability to consummate the Transactions, including due to any failure to obtain approval of the Pubco Stockholders or Aero Stockholders, to obtain the approval of the listing of the Pubco Common Stock on Nasdaq after the Closing or to satisfy the other conditions to the Closing in the Merger Agreement;

•	the cost of the Business Combination;

iii

•	the inability to obtain, or maintain, the listing of the Pubco Common Stock on Nasdaq following the closing of the Business Combination;

•	risks related to Aero’s future capital requirements and sources and uses of cash;

•	Aero’s inability to execute on its business model, including market acceptance of its products, and risks arising from any changes in Aero’s strategy, plans and prospects;

•	risks related to Aero’s limited operating history;

•	risks related to Aero’s financial and business performance, including any failure to achieve projected financial and business metrics or any failure of the assumptions underlying such projected metrics;

•	Aero’s ability to attract and retain customers;

•	Aero’s ability to attract and retain key personnel;

•	Aero’s ability to obtain and maintain protection of its intellectual property and to operate without infringing on the intellectual property rights of others;

•	changes in applicable laws or regulations; and

•	the possibility that Pubco, Merger Sub or Aero may be adversely affected by other economic, business, and/or competitive factors.

Should one or more of these risks or uncertainties affect Pubco or Aero, or should any of the expectations or judgments made by the management of Pubco or Aero otherwise prove incorrect, or should the plans of the management of Pubco or Aero otherwise change, actual developments may vary in material respects from those expressed, contemplated or implied by these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to Pubco or Aero or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, neither Pubco nor Aero undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

iv

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires:

•	“2024 10-K” means Pubco’s Annual Report on Form 10-K for the year ended December 29, 2024, as filed with the SEC on March 30, 2025.

•	“Aero,” “Aero Velocity” or the “Company” means Aero Velocity, Inc., a Delaware corporation.

•

“Aero Stock” means the capital stock of Aero authorized and outstanding from time to time, which consists of Series A-1 convertible preferred stock of Aero, par value $0.0001 per share, and Series A-2 convertible preferred stock of Aero, par value $0.0001 per share.

•	“Aero Stockholders” means the holders of the Aero Stock.

•	“BT Group” means BT Group, Inc., a Wyoming corporation and a wholly-owned subsidiary of Pubco formed for the purposes of the Restructuring.

•	“Business Combination” means the business combination between Pubco and Aero, to be accomplished by the Merger of Merger Sub with and into Aero pursuant to the Merger Agreement.

•	“Closing” means the closing of the Transactions, including the Business Combination.

•	“Code” means the Internal Revenue Code of 1986, as amended.

•	“Concurrent Financing” means the investment, to be made concurrently with the Closing, of a minimum of $3 million and up to a maximum of $5 million in Pubco Series B Preferred Stock by the Aero Stockholders or their designees.

•	“DaaS” means drones-as-a-service.

•	“Effective Time” means the effective time of the Merger.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“FINRA” means the Financial Industry Regulatory Authority.

•	“IRS” means the Internal Revenue Service.

•	“Merger” means the merger of Merger Sub with and into Aero pursuant to the Merger Agreement, with Aero surviving as a direct, wholly owned subsidiary of Pubco.

•	“Merger Agreement” means the Agreement and Plan of Merger, dated September 2, 2025, by and among Pubco, Aero and Merger Sub.

•

“Merger Consideration” means an aggregate of 10,110 shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock, into which all of the outstanding shares of Aero Stock will be converted in the Merger.

•	“Merger Sub” means Aero Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco.

•	“Nasdaq” means The Nasdaq Stock Market LLC.

•	“Proposals” means the proposals to be considered and voted upon at the Special Meeting.

v

•	“Pubco” means BT Brands, Inc., a Wyoming corporation, which will be renamed “Aero Velocity, Inc.” upon consummation of the Business Combination.

•	“Pubco Board” means the board of directors of Pubco.

•	“Pubco Bylaws” means the bylaws of Pubco, as amended.

•	“Pubco Charter” means the articles of incorporation of Pubco, as amended.

•	“Pubco Common Stock” means the common stock of Pubco, par value $0.0001 per share.

•	“Pubco IPO Warrants” means the warrants to purchase Pubco Common Stock issued by Pubco in its initial public offering on November 12, 2021, which expire on November 13, 2026.

•	“Pubco IPO Warrantholders” means the holders of the Pubco IPO Warrants.

•	“Pubco Preferred Stock” means the Pubco Series A-1 Preferred Stock, the Pubco Series A-2 Preferred Stock and the Pubco Series B Preferred Stock.

•	“Pubco Series A Preferred Stock” means the Pubco Series A-1 Preferred Stock and the Pubco Series A-2 Preferred Stock.

•	“Pubco Series A-1 Preferred Stock” means the Series A-1 convertible preferred stock of Pubco, par value $0.0001 per share.

•	“Pubco Series A-2 Preferred Stock” means the Series A-2 convertible preferred stock of Pubco, par value $0.0001 per share.

•	“Pubco Series B Preferred Stock” means the Series A-2 convertible preferred stock of Pubco, par value $0.0001 per share.

•	“Pubco Stockholders” means the stockholders of Pubco, including the holders of the Pubco Common Stock.

•	“Record Date” means [●], 2026, the date fixed by the Pubco Board as the date for determining the holders of Pubco Common Stock entitled to receive notice of and to vote at the Special Meeting (and any postponements or adjournments thereof).

•	“Restructuring” means a restructuring of Pubco, whereby Pubco will transfer to BT Group all of Pubco’s assets and liabilities.

•	“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2022, as amended.

•	“SEC” means the Securities and Exchange Commission.

•	“Securities Act” means the Securities Act of 1933, as amended.

•	“September 2025 10-Q” means Pubco’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2025, as filed with the SEC on November 17, 2025.

•	“Special Meeting” means the special meeting of stockholders Pubco, to be held at [●], Central Time, on [●], 2026 at the offices of Pubco, located at 10501 Wayzata Blvd. South, Suite 102, Minnetonka, MN 55305, or at such other time and place to which the Special Meeting may be adjourned.

vi

•	“Spin-Off” means the distribution by Pubco, on such appropriate date as is determined by the Pubco Board, of all the shares of BT Group to the holders of the Pubco Common Stock (other than Pubco’s financial advisor, which has agreed not to participate in the Spin-Off) and, unless mutually agreed otherwise by the Parties prior to the Closing, to the holders of the Pubco IPO Warrants.

•	“Support Agreement” means the Support Agreement, dated September 2, 2025, by and among Pubco, Aero and Gary Copperud, Pubco’s Chief Executive Officer, executed concurrently with the execution of the Merger Agreement.

•	“Transactions” means the Business Combination and the other transactions contemplated by the Merger Agreement, including the Merger.

•	“UAV” means unmanned aerial vehicle.

•	“WBCA” means the Wyoming Business Corporations Act.

vii

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

AND THE SPECIAL MEETING

Below are brief answers to questions you may have concerning the transactions described in this proxy statement/prospectus and the Special Meeting. These questions and answers do not, and are not intended to, address all of the information that may be important to you. You should read carefully this entire proxy statement/prospectus and the other documents to which we refer you.

Q: What is the Business Combination and the Spin-Off?

A: On September 2, 2025, Pubco entered into the Merger Agreement with Aero, and Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Pubco, which provides for the Business Combination between Pubco and Aero. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

Immediately prior to the effective time of the Merger, the outstanding shares of Aero Stock will be converted into the right to receive an aggregate of 10,110 shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock, as described in more detail in the section titled “The Merger Agreement—Merger Consideration.”

Prior to the Closing, Pubco will complete the Restructuring, whereby Pubco will transfer to BT Group, a wholly owned subsidiary of Pubco, all of Pubco’s assets and liabilities. After the Closing, on such appropriate date as is determined by the Pubco Board, Pubco will distribute all the shares of BT Group to the holders of the Pubco Common Stock (other than Pubco’s financial advisor, which has agreed not to participate in the Spin-Off) and, unless mutually agreed otherwise by the Parties prior to the Closing, to the holders of the Pubco IPO Warrants, in the Spin-Off. Only holders of Pubco Common Stock and/or the Pubco IPO Warrants as of the record date of the Spin-Off as selected by the Pubco Board will be entitled to receive shares of BT Group common stock in the Spin-Off. No holder of Pubco Preferred Stock will be entitled to receive any shares of BT Group in the Spin-Off.

Additional information about the Business Combination and the Spin-Off is set forth under the headings titled “Proposal No. 1: The Business Combination” and “The Merger Agreement.”

Q: Why am I receiving this proxy statement/prospectus?

A: You are receiving this proxy statement/prospectus because you were a stockholder of Pubco on [●], the Record Date, and you are entitled to vote at the Special Meeting to approve, among other things, the Business Combination and the transactions contemplated by the Merger Agreement, including the Merger and the Spin-Off. Pubco is sending these materials to its stockholders to help them decide how to vote their shares of Pubco Common Stock with respect to the matters to be considered at the Special Meeting.

Q: What is the purpose of this proxy statement/prospectus?

A: This proxy statement/prospectus serves as:

•	a proxy statement of Pubco being used to solicit proxies for the Special Meeting to vote on the matters described herein; and

•	a prospectus used to offer (i) the shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock being issued in exchange for the Aero Stock in the Business Combination, and (ii) offer the shares of Pubco Common Stock issuable upon the conversion of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock.

1

This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the proposals to be acted upon at the Special Meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

Q: What will happen to shares of Pubco Common Stock and Pubco equity awards and warrants in the Business Combination?

A: Each share of Pubco Common Stock and each option award and warrant to purchase Pubco Common Stock that is issued and outstanding at the effective time of the Merger will remain issued and outstanding and such shares, options and warrants will be unaffected by the Business Combination. You do not need to take any action with respect to the securities of Pubco that you own.

Q: When do you expect to complete the Business Combination?

A: We are working to complete the Business Combination during the first quarter of 2026, although we cannot assure completion by any particular date. If the Pubco Stockholders adopt all of the proposals at the Special Meeting, we expect that the other conditions to completion of the Business Combination will be satisfied and the Business Combination will be consummated promptly thereafter. For further information, please see the section entitled “The Merger Agreement—Conditions to Consummation of the Merger.”

Q: What will I receive in the Spin-Off?

A: If you are a holder of Pubco Common Stock and/or Pubco IPO Warrants as of the close of business on the record date for the Spin-Off as selected by the Pubco Board, you will receive shares of BT Group common stock in the Spin-Off. Each such holder will receive a number of shares of BT Group common stock equal to that holder’s pro rata holdings of Pubco Common Stock and Pubco IPO Warrants as of that record date.

Q: Do I need to pay anything or exchange my shares or take any other action to receive the Spin-Off?

A: No. You do not need to make any payment or take any action to receive your shares of BT Group. The shares will be distributed automatically to you in book-entry form by our transfer agent.

Q: Will the Spin-Off change the number of shares of Pubco Common Stock, options or warrants that I own?

A: No. After the Spin-Off, you will own the same number of shares of Pubco Common Stock, options or warrants that you owned immediately prior to the Business Combination, plus your new shares of BT Group common stock. However, your percentage ownership in Pubco will be diluted to the extent of the number of shares of Pubco Common Stock that are issuable upon conversion into Pubco Common Stock of (i) the shares of Pubco Series A Preferred Stock constituting the Merger Consideration and (ii) the shares of Pubco Series B Preferred Stock issued in the Concurrent Financing, as described under the headings “Proposal No. 1: The Business Combination” and “The Merger Agreement.”

Q: When does Pubco expect to effectuate the Spin-Off?

A: The Merger Agreement does not set a specific date for the Spin-Off. The Pubco Board will make the determination as to when to effectuate the Spin-Off in its discretion.

2

Q: What matters will stockholders consider at the Special Meeting?

A: At the Special Meeting, Pubco will ask its stockholders to vote in favor of the following proposals:

•	The Business Combination Proposal — a proposal to adopt the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, which agreement provides for the Business Combination and the Spin-Off, and to approve the Merger;

•	The Director Election Proposal — a proposal to elect five directors to hold office until Pubco’s next annual meeting of stockholders and until their respective successors are elected and qualified;

•	The Equity Plan Proposal — a proposal to approve the Pubco 2025 Long-Term Incentive Equity Plan, a copy of which is attached to this proxy statement/prospectus as Annex B;

•	The Name Change Proposal — a proposal to change Pubco’s name to “Aero Velocity, Inc.” by amending and restating the Pubco Charter, in the form attached to this proxy statement/prospectus as Annex C;

•	The Nasdaq Proposal — a proposal to approve, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of shares of Pubco Common Stock (i) upon conversion of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock issued in the Business Combination and (ii) upon conversion of the Pubco Series B Preferred Stock issued in the Concurrent Financing; and

•	The Adjournment Proposal — a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination.

The Business Combination will not be consummated unless all the proposals (other than the Adjournment Proposal) are approved or the corresponding condition in the Merger Agreement is waived by the parties to such agreement. If the Business Combination Proposal is not approved, the other proposals, except the Adjournment Proposal, will not be presented to stockholders for a vote. If the other proposals are presented and approved, the Adjournment Proposal will not be presented.  If the Adjournment Proposal is presented, the other proposals will not be presented.

Q: How does the Pubco Board recommend that I vote with respect to the proposals subject to a stockholder vote at the Special Meeting?

A The Pubco Board has unanimously adopted the Merger Agreement and the transactions contemplated thereby and recommends that the Pubco Stockholders vote “FOR” each of the proposals.

Additional information on the recommendation of the Pubco Board is set forth in “Special Meeting of Stockholders—Recommendation of the Pubco Board” and “Proposal No. 1: The Business Combination Proposal—Pubco Board’s Reasons for the Business Combination.”

You should note that Pubco directors and executive officers, and their affiliates, may have interests in the Business Combination and the Spin-Off that are different from, or in addition to, the interests of other Pubco Stockholders generally. Information relating to the interests of Pubco’s directors and executive officers, and their affiliates, in the Business Combination and the Spin-Off is set forth in “The Business Combination and the Spin-Off—Interests of Pubco Directors and Executive Officers in the Business Combination.”

3

Q: Are the proposals conditioned on one another?

A: The Closing of the Business Combination is conditioned upon the approval by the Pubco Stockholders of the Business Combination Proposal, the Equity Plan Proposal, the Name Change Proposal and the Nasdaq Proposal. Accordingly, the Business Combination will not be consummated unless such proposals are approved or the corresponding condition in the Merger Agreement is waived by the parties to such agreement. The Merger is not conditioned on the approval of the Adjournment Proposal.

It is important for you to note that in the event the Business Combination Proposal, the Equity Plan Proposal, the Name Change Proposal and the Nasdaq Proposal do not receive the requisite vote for approval, and the parties to the Merger Agreement do not waive the corresponding condition in the Merger Agreement, then Pubco will not consummate the Merger. If the Business Combination Proposal is not approved, the other proposals, except the Adjournment Proposal, will not be presented to stockholders for a vote.

Q: What will be the business of Pubco after the consummation of the Business Combination and before the consummation of the Spin-Off?

A: Upon consummation of the Business Combination, Pubco will conduct Aero’s drone services business through its wholly owned subsidiary Aero. and will conduct Pubco’s pre-closing restaurant business through its wholly owned subsidiary BT Group.

Q: What will be the business of Pubco after the consummation of the Spin-Off?

A: Upon the consummation of the Spin-Off, Pubco will operate only in the drone services segment through Aero and Pubco’s pre-closing restaurant business will be operated by BT Group as an independent corporation.

Q: Why are the two companies proposing to merge?

A: In deciding to pursue the Business Combination, the Pubco Board considered numerous factors, including, among others, the following:

•	The drone and drone services industry is experiencing rapid growth, driven by technological advancements and expanding commercial applications. These conditions represent the potential for significant growth over the next decade.

•	Combining with Aero positions Pubco in a high-growth technology sector with fewer direct competitors than the restaurant industry.

•	The possibility that the Business Combination could unlock higher valuation multiples for Pubco’s stockholders as a drone services company compared to a restaurant operator.

•	The Spin-off ensures Pubco Stockholders retain ownership of the legacy restaurant business while gaining exposure to Aero’s growth.

Please see the sections titled “The Merger—Pubco’s Reasons for the Merger” and “The Merger—Aero’s Reasons for the Merger.” for further information about Pubco’s reasons for the Business Combination.

Q: Does the Business Combination present risks for Pubco?

A: Yes. The Business Combination presents several risks to Pubco’s and Aero’s existing businesses and stockholders and none of the benefits considered by the Pubco Board and outlined above may come to fruition. For a more complete description of the risks related to the Business Combination, please see the sections of this proxy statement/prospectus titled “Risk Factors— Risks Related to the Business Combination.”

4

Q: What will happen if the Business Combination Proposal is not approved?

A: In the event the Business Combination Proposal does not receive the requisite vote for approval, none of the other proposals, except for the Adjournment Proposal, will be presented to Pubco’s stockholders. In such event, the Merger will not be consummated, Pubco will remain an independent public company, the Pubco Common Stock and Pubco IPO Warrants will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and the Spin-Off will not take place. In any event, Pubco will continue to file periodic reports with the SEC. The failure to complete the Business Combination could subject Pubco and its stockholders to certain risks. See “Risk Factors — If the Business Combination is not consummated, Pubco’s business could suffer materially and Pubco’s stock price could decline.”

Q: Will Pubco’s shares be traded on an exchange following the Business Combination?

A: It is a condition to Closing under the Merger Agreement that the shares of Pubco Common Stock be listed on Nasdaq. The Pubco Common Stock is expected to be listed on Nasdaq under the symbol “[●]” following the Business Combination.

Q: Who will serve as the directors and executive officers of Pubco after the consummation of the Business Combination?

A: Upon consummation of the Business Combination, it is expected that the Pubco Board will be comprised of five persons to be designated by Aero prior to Closing, all of whom will be elected under the Director Election Proposal. It is contemplated that the executive officers of Pubco immediately following the Closing will be: Mark Hastings, currently Aero’s Chairman and Chief Executive Officer, and Victoria Hay, currently Aero’s Chief Financial Officer. Additional information about the directors and executive officers of Pubco following the consummation of the Business Combination is set forth in “Management of Pubco Following the Business Combination.”

Q: Are there risks associated with the Business Combination and the Spin-Off?

A: Yes, there are important risks associated with the Business Combination and the Spin-Off. We encourage you to read carefully and in their entirety the sections of this proxy statement/prospectus titled “Cautionary Information Regarding Forward-Looking Statements” and “Risk Factors—Risks Related to the Business Combination.” These risks include, among others, risks relating to the uncertainty that the Business Combination will close and uncertainties relating to the performance of Pubco after the Business Combination and the Spin-Off.

Q: Do Pubco stockholders have appraisal rights in connection with the Business Combination or the Spin-Off?

A. No. Holders of Pubco Common Stock as of the record date for the Special Meeting that do not vote in favor of the Business Combination and the other proposals are not entitled to appraisal rights under the WBCA in connection with the Business Combination or the Spin-Off. Additional information about the Pubco Stockholders’ appraisal rights is set forth in “Appraisal Rights.”

Q: What are the material U.S. federal income tax consequences of the Business Combination to Pubco’s United States stockholders?

A: Pubco Stockholders will not sell, exchange or dispose of any shares of Pubco Common Stock as a result of the Business Combination, so the Business Combination should not result in recognition of gain or loss by the Pubco Stockholders for U.S. federal income tax purposes in respect of their shares of Pubco Common Stock. Please review the information in the section titled “Certain Material U.S. Federal Income Tax Consequences” for a more complete description of certain material U.S. federal income tax consequences of the Business Combination to holders of Pubco Common Stock.

5

Q: What are the material U.S. federal income tax consequences of the Spin-Off for holders of Pubco Common Stock?

A. Each of Pubco and Aero intends to take the position that the Spin-Off does not qualify for tax-free treatment under Section 355(a) of the Code. Accordingly, a U.S. Holder (as defined under the section titled “Certain Material U.S. Federal Income Tax Consequences”) that receives BT Group common stock in the Spin-Off generally will be treated, under Section 301 of the Code, as receiving a corporate distribution in an amount equal to the fair market value of the BT Group common stock received. The distribution will be treated as a taxable dividend to the extent of Pubco’s current and accumulated earnings and profits (“E&P”). Any portion of the Spin-Off in excess of E&P will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Pubco Common Stock, and any remaining excess will be capital gain. In addition, a U.S. Holder’s tax basis in the BT Group common stock received will equal its fair market value on the distribution date, and the U.S. Holder’s basis in Pubco Common Stock will be reduced (but not below zero) by the amount of any portion of the Spin-Off treated as a return of capital.

For more information, U.S. holders should carefully review the information set forth in the section titled “Certain Material U.S. Federal Income Tax Consequences” for a general discussion of the material U.S. federal income tax consequences of the Spin-Off, in addition to consulting their own tax advisors as to the specific tax consequences to them of the Spin-Off. Non-U.S. holders are urged to consult with their tax advisor regarding the U.S. federal income tax consequences of the Spin-Off.

Q: When and where will the Special Meeting be held?

A: The Special Meeting will be held on [●], 2026 at [●], Central time in the second-floor conference room at 10501 Wayzata Boulevard South, Minnetonka, Minnesota.

Q: Who is entitled to vote?

A: Holders of record of Pubco Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting.

Q: What constitutes a quorum for the transaction of business at the Special Meeting?

A: A majority of the issued and outstanding Pubco Common Stock entitled to vote at the Special Meeting must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum. Abstentions will be counted as present for the purpose of determining a quorum. Shares subject to broker non-votes will be counted as present for the purpose of determining a quorum, as long as the shares are entitled to vote on at least one matter.

Q: What vote is required to approve the proposals subject to a stockholder vote at the Special Meeting?

A: Assuming a quorum is present at the Special Meeting, approval of each of the Business Combination Proposal, the Equity Plan Proposal, the Name Change Proposal, the Nasdaq Proposal and the Adjournment Proposal requires that the number of votes cast in favor of such proposal exceed the number of votes cast against such proposal. The directors are elected by a plurality, meaning the five nominees in the Director Election Proposal that receive the most votes will be elected as directors.

Q: Are there any voting agreements with existing stockholders?

A: Yes. Concurrently with the execution of the Merger Agreement, Pubco and Aero entered into the Support Agreement with Gary Copperud, Pubco’s Chief Executive Officer. Under the Support Agreement, Mr. Copperud agreed, among other things, to vote all the shares of Pubco Common Stock beneficially owned by him in favor of the adoption of the Merger Agreement and the approval of the Business Combination and in favor of the other matters to be presented at the Special Meeting and against any alternative transaction. Mr. Copperud beneficially owns approximately 16.8% of the Pubco Common Stock outstanding as of December 30, 2025.

6

Q: Why is my proxy important?

A: If you do not attend the Special Meeting in person or by proxy, it will be more difficult for Pubco to obtain the necessary quorum to hold the Special Meeting. The Pubco Board has unanimously adopted the Merger Agreement and approved the transactions contemplated thereby and unanimously recommends that Pubco Stockholders vote “FOR” the proposals being considered at the Special Meeting.

Q: How many votes am I entitled to per share?

A: Each share of Pubco Common Stock entitles the holder thereof to one vote on each proposal at the Special Meeting. There are no cumulative voting rights.

Q: How can I vote my shares?

A: Pubco Stockholders may vote at the Special Meeting as follows:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote your shares of Pubco Common Stock as follows:

•	In Person at the Special Meeting. All stockholders of record may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you own shares held in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted.

•	By Returning the Enclosed Proxy Card. To vote using the proxy card, complete, sign and date the proxy card that is included in the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•	By Telephone. To vote over the telephone, dial toll-free [●] using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Central Daylight Time on [●], 2026 to be counted.

•	Over the Internet. To vote through the internet before the meeting, please visit www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number included in the Notice, your proxy card or the instructions that accompanied your proxy materials. Your internet vote must be received by 11:59 p.m. Central Daylight Time on [●], 2026 to be counted.

To vote through the internet during the meeting, please visit [●]. You will be asked to provide the control number included in the Notice, your proxy card or the instructions that accompanied your proxy materials.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If your shares are held in “street name” by a bank, broker or other nominee, you should check the voting form used by that firm to determine how to vote. You may not vote shares held in “street name” by returning a proxy card directly to Pubco or by voting through participation at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.

7

Q: If my shares of Pubco Common Stock are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me?

A: No. If your shares are held in “street name” by a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. You may not vote shares held in “street name” by returning a proxy card directly to Pubco or by voting through participation at the Special Meeting unless you have a “legal proxy,” which you must obtain from your bank, broker or other nominee. If you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on the Business Combination Proposal, the Director Election Proposal, the Equity Plan Proposal, the Name Change Proposal or the Nasdaq Proposal. You should therefore be sure to provide your broker with instructions on how to vote your shares. You should check the voting form used by your broker to see if your broker offers telephone or Internet voting. If you do not give voting instructions to your broker, your shares will be counted towards a quorum at the Special Meeting but effectively will be treated as voting against the adoption of the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposal and the 2025 Equity Plan Proposal unless you appear and vote in person at the Special Meeting. If your broker holds your shares and you plan to attend and vote at the Special Meeting, please bring a “legal proxy” from your broker identifying you as the beneficial owner of the shares and authorizing you to vote.

Under the rules of Nasdaq, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not permitted to exercise their voting discretion with respect to the approval of matters that are “non-routine” without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the Special Meeting, other than the Adjournment Proposal, are “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

For additional information on how to vote if your shares are held in “street name,” please see the sections titled “Special Meeting of Stockholders—Shares Held in ‘Street Name’” and “Special Meeting of Stockholders—Voting of Proxies; Incomplete Proxies.”

Q: What are broker non-votes and do they count for determining a quorum?

A: Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares. As discussed above, a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Shares subject to broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting, as long as the shares are entitled to vote on at least one matter.

Approval of each of the Business Combination Proposal, the Nasdaq Proposal, the 2025 Equity Plan Proposal and the Adjournment Proposal requires that the number of votes cast in favor of such proposal exceed the number of votes cast against such proposal. Shares subject to broker non-votes with respect to a proposal will not be treated as votes cast on that proposal and accordingly will not have any effect with respect to the outcome of that proposal.

8

Q: What will happen if I return my proxy card without indicating how to vote?

A: If you sign and return your proxy card without indicating how to vote on any particular proposal, the Pubco Common Stock represented by your proxy will be voted as recommended by the Pubco Board with respect to that proposal.

Q: May I change or revoke my vote after I have delivered my proxy?

A: Yes. If you hold stock in your name as a stockholder of record, you may change your vote or revoke any proxy at any time before it is voted by (1) completing, signing, dating and returning a proxy card with a later date, (2) delivering a written revocation letter to Pubco’s corporate secretary, (3) attending the Special Meeting in person and asking to withdraw the proxy prior to its use for any purpose, or (4) voting by telephone or the internet at a later time (but prior to the internet and telephone voting deadline). If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the Special Meeting.

If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your broker, bank or other nominee regarding the revocation of proxies.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please follow the instructions and vote in accordance with each proxy card and voting instruction card you receive.

Q: May I attend the Special Meeting in person?

A: Yes. You are entitled to attend the Special Meeting only if you were a stockholder as of the close of business on the Record Date, or if you are a duly appointed proxy of such a stockholder. If you were a stockholder of record on the Record Date, or a duly appointed proxy of such a stockholder, your name will be verified against the list of stockholders of record on the Record Date prior to your admission to the Special Meeting. If you hold shares of Pubco in “street name” through a bank, broker or other nominee, please bring a letter from the record holder of your shares confirming your beneficial ownership and a valid photo identification in order to be admitted to the meeting. A copy or printout of a brokerage statement will not be sufficient without a signed letter from the bank, broker or other nominee through which you beneficially own Pubco Common Stock. Pubco reserves the right to refuse admittance to anyone without proper proof of share ownership and without valid photo identification. In addition, you may not vote unless you also hold a “legal proxy” from your broker, bank or nominee.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please complete and sign your proxy card and return it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented at the Special Meeting. Alternatively, you may cast your vote by telephone or Internet by following the instructions on your proxy card. You may also vote your shares at the Special Meeting in person by attending the meeting, as described above. To ensure that your vote is recorded, please vote your proxy as instructed on your proxy card, or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee, even if you currently plan to attend the Special Meeting in person.

Additional information on voting procedures is available under the heading “Special Meeting of Stockholders—Voting of Proxies; Incomplete Proxies” and “Special Meeting of Stockholders—Shares Held in ‘Street Name’.”

9

Q: What happens if I sell my shares of Pubco Common Stock after the Record Date but before the Special Meeting?

A: The Record Date is earlier than the date of the Special Meeting and the date that the Business Combination is expected to be completed. If you transfer your shares of Pubco Common Stock after the Record Date but before the date of the Special Meeting, you will retain your right to vote at such meeting (provided that such shares remain outstanding on the date of such meeting), but you will not have the right to receive any of the shares of BT Group distributed in the Spin-Off.

Q: What happens if I sell my shares of Pubco Common Stock or Pubco IPO Warrants after the completion of the Business Combination but before the declaration of the distribution of BT Group stock by which the Spin-Off will be completed?

A: If you sell your shares of Pubco Common Stock or Pubco IPO Warrants after the completion of the Business Combination but before the declaration of the distribution of BT Group stock to Pubco Stockholders you will not participate in the Spin-Off or receive shares of BT Group stock in the Spin-off. At such time as the Pubco Board declares the dividend will effect the Spin-Off, the Pubco Board will set a record date for holders entitled to participate in the distribution of BT Group stock to Pubco Stockholders and Pubco IPO Warrants, and only stockholders and warrantholders of record as of that record date will be entitled to participate in the distribution of the BT Group stock.

Q: Who can answer questions I may have about the Special Meeting and the proposals?

A: Any questions that Pubco Stockholders, banks or brokers may have concerning the Special Meeting can be addressed to Pubco, Inc., 10501 Wayzata Blvd. South, Suite102, Minnetonka, Minnesota 55305, attention: Kenneth Brimmer, (307) 274-3055, email: kbrimmer@itsburgertime.com.

Q: Where can I find more information about Pubco?

A: You can find more information about Pubco from the various sources described under the section entitled “Where You Can Find More Information.”

10

SUMMARY OF PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Proposals to be submitted for a vote at the Special Meeting, whether or not you plan to attend such meeting, you should read this entire document carefully, including the Merger Agreement attached as Annex A to this proxy statement/prospectus. The Merger Agreement is the legal document that governs the Business Combination. The Merger Agreement is also described in detail in this proxy statement/prospectus in the section entitled “The Merger Agreement.” This proxy statement/prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

The Parties to the Business Combination

BT Brands, Inc.

Pubco owns and operates nine restaurants in the eastern two-thirds of the United States, including six Burger Time fast-food restaurants, Keegan’s Seafood Grille in Indian Rocks Beach, Florida; Pie In The Sky Coffee and Bakery in Woods Hole, Massachusetts; Schnitzel Haus in Hobe Sound, Florida. Pubco also owns an approximately 41% interest in publicly held Bagger Dave’s Burger Tavern, Inc., which owns six leased locations and operates five Bagger Dave’s restaurants in Michigan, Ohio, and Indiana. Pubco operates through a central management organization that provides continuity across our restaurant base by utilizing the efficiencies of a central management team.

Pubco’ historical objective has been to seek to build value for its stockholders in the food service industry by acquiring restaurant properties at attractive earnings multiples. During 2025, Pubco determined to pause its evaluation of business opportunities within the food service industry while focusing on working with an investment banker to explore strategic options in other industries.

The Company has announced that its 40.7% owned affiliate, Bagger Dave’s Burger Tavern, Inc. (OTC Markets: BDVB), is in the process of negotiating for the sale of five of its six Bagger Dave’s restaurant properties pursuant to this previously announced plan, Bagger Dave’s has received an offer to purchase five of the six locations and is currently evaluating this offer. Bagger Dave’s is also evaluating a non-binding letter of intent to purchase one of the five locations from another party. Each offer is subject to review and negotiations among the parties with a goal of completing the sale of Bagger Dave’s restaurant assets.

Pubco is a Wyoming corporation incorporated on January 19, 2016. Pubco’s executive office is located at 10501 Wayzata Blvd South, Suite 102, Minnetonka, MN 55305, and its telephone number is (307) 274-3055.

For more information regarding the business of Pubco, please see the section titled “Business” in the 2024 10-K, a copy of which is being delivered to Pubco Stockholders with this proxy statement/prospectus, which is incorporated herein by reference.

Aero Velocity, Inc.

Aero utilizes drone technology and data science techniques for advanced aerial mapping, data collection, and UAV-based commercial services. It offers its services through a DaaS model where it specializes in the deployment of multiple sensor solutions to identify bespoke, precise, and actionable solutions for clients. Aero also provides UAV-powered industrial inspections and infrastructure cleaning services. Aero’s expertise extends across multiple sectors, supporting government, corporate, and educational organizations in a broad range of applications such as precision agriculture, environmental monitoring and forestry management, defense and security, and rapid emergency response. Aero is also developing a contract drone manufacturing business as it continues to expand its comprehensive portfolio of drone technologies and services.

Aero is a Delaware corporation incorporated on April 3, 2024. Aero’s executive office is located at 3600 Park 42 Drive, Cincinnati, OH 45241, and its telephone number is (513) 224-4439.

11

Aero Merger Sub Inc.

Merger Sub was formed solely for the purpose of effectuating the Merger. Merger Sub does not own any material assets and does not operate any business. After the consummation of the Merger, Merger Sub will cease to exist as a separate legal entity.

Merger Sub is a Delaware corporation incorporated on September 2, 2025. Merger Sub’s executive office is located at c/o BT Brands, 10501 Wayzata Blvd South, Suite 102, Minnetonka, MN 55305, and its telephone number is (307) 274-3055.

The Transactions

The Merger

The Business Combination will be accomplished by the Merger of Merger Sub with and into Aero pursuant to the Merger Agreement, with Aero surviving as a direct, wholly owned subsidiary of Pubco. At the Effective Time, all of the outstanding shares of Aero Stock will be converted into the right to receive the Merger Consideration, consisting of an aggregate of 10,110 shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock, the terms of which are described elsewhere in this proxy statement/prospectus. In addition, Pubco will be renamed “Aero Velocity, Inc.”

The Concurrent Financing

Concurrently with the Closing, the Aero Stockholders or their designees will invest a minimum of $3 million and up to a maximum of $5 million in Pubco Series B Preferred Stock in the Concurrent Financing, the terms of which are described elsewhere in this proxy statement/prospectus.

The Restructuring and the Spin-Off

Prior to the Closing, Pubco will complete the Restructuring, whereby Pubco will transfer to BT Group a wholly owned Wyoming subsidiary of Pubco,  all of Pubco’s assets and liabilities. After the Closing, on such appropriate date as is determined by the Pubco Board, Pubco will distribute all the shares of BT Group to the holders of the Pubco Common Stock (other than Pubco’s financial advisor, which has agreed not to participate in the Spin-Off) and, unless mutually agreed otherwise by the Parties prior to the Closing, to the holders of the Pubco IPO Warrants, in the Spin-Off. No holder of Pubco Preferred Stock will be entitled to receive any shares of BT Group in the Spin-Off.

The Merger Agreement and Related Agreements

Representations and Warranties; Covenants

The Merger Agreement contains representations and warranties of Aero relating to, among other things, organization and qualification; subsidiaries; power and authority relative to the Merger Agreement; there being no conflict between Aero’s charter documents and other legal requirements and the Transactions and requiring only certain governmental consents; compliance with applicable legal requirements; financial matters; having no undisclosed liabilities; the absence of certain changes or events; there being no claims against Aero before any governmental entity; employee benefit plans; labor matters; intellectual property; title to property; taxes; environmental matters; brokers; material contracts, customers and suppliers; affiliate transactions; and board approval.

The Merger Agreement contains representations and warranties of Pubco and Merger Sub relating to, among other things, organization and qualification; subsidiaries; power and authority relative to the Merger Agreement; there being no conflict between Pubco’s charter documents and other legal requirements and the Transactions and requiring only certain governmental consents; compliance with applicable legal requirements; Pubco SEC filings and financial statements; having no undisclosed liabilities; the absence of certain changes or events; there being no claims against Pubco before any governmental entity; employee benefit plans; labor matters; intellectual property; title to property; taxes; environmental matters; brokers; material contracts; affiliate transactions; and board approval.

12

Additionally, pursuant to the Merger Agreement, the Parties agreed to certain covenants, including among other things:

•	each party has agreed, subject to certain exceptions, to conduct its business in the ordinary course, from the date of the Merger Agreement until the earlier of the consummation or the termination of the Merger Agreement, and not to take certain actions prior to the Closing without the prior written consent of the other party;

•	Pubco has agreed to enter into new indemnification agreements with directors elected at the Special Meeting after the Effective Time;

•	Pubco has agreed to purchase and maintain, for a period of six years after the Effective Time, director and officer insurance covering Pubco’s pre-Closing and post-Closing directors and officers;

•	At or prior to the Effective Time, Pubco and the Aero Stockholders who are affiliates of Aero shall enter into a registration rights agreement relating to the shares of Pubco Common Stock into which the such person’s shares of Pubco Preferred Stock are convertible;

•	Prior to the Effective Time, the Pubco Board shall cause the Equity Plan to be adopted and Pubco shall file with the SEC a registration statement on Form S-8 relating to the Pubco Common Stock issuable pursuant to the Equity Plan; and

•	Concurrently with the Closing, the parties will consummate the Concurrent Financing.

Exclusivity

Commencing on the date of the Merger Agreement and ending on the earlier of (a) the closing and (b) the date that the Merger Agreement is terminated in accordance with the terms thereof, neither Aero, Pubco nor Merger Sub or their Affiliates (as defined in the Merger Agreement), consultants, and representatives, will directly or indirectly, (A) encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with any person concerning (i) any merger or sale of ownership interests in, or material assets of, such person or any of its subsidiaries, or a recapitalization, share exchange, or similar transaction with respect to such person, or (ii) any financing, investment, acquisition, purchase, merger, sale or any other similar transaction that would restrict, prohibit or inhibit the ability of the Parties or any of their respective subsidiaries to consummate the Transactions (the transactions in subsections (i) and (ii), a “Competing Transaction”), (B) provide any information to, or take any other action intended or designed to facilitate the efforts of any person relating to a possible Competing Transaction or (C) approve, recommend or enter into any Competing Transaction or any contract related to any Competing Transaction.  If there is an unsolicited proposal for, or an indication of interest in entering into, a Competing Transaction, communicated in writing to Aero or Pubco or any of their respective representatives or agents (each, an “Alternative Proposal”), such party will advise the other party of the Alternative Proposal and the material terms and conditions of such Alternative Proposal and the identity of the Person making such Alternative Proposal. Additionally, notwithstanding anything in the Merger Agreement to the contrary, if, at any time prior to the closing, Pubco or any of its Affiliates, representatives or agents receives an unsolicited bona fide Alternative Proposal that did not result from a material breach of the Merger Agreement, the Pubco Board may take the actions otherwise prohibited by the Merger Agreement with respect to such Alternative Proposal, only if the Pubco Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that (A) such Alternative Proposal constitutes, or is reasonably likely to result in, a Superior Proposal (as defined below) and (B) the failure by the Pubco Board to take the actions prohibited by the Merger Agreement would constitute a breach of its fiduciary duties under applicable law. In the event the Pubco Board, after consultation with its financial advisors and outside legal counsel, determines that an Alternative Proposal constitutes a Superior Proposal, Pubco shall inform Aero of such fact and allow Aero time to modify the terms of the Transactions.  If, notwithstanding any such modification, Pubco still in good faith deems the Alternative Proposal to constitute a Superior Proposal, Pubco may terminate the Merger Agreement and enter into a definitive agreement with respect to such Superior Proposal, provided that Pubco delivers written notice to Aero that it intends to take such actions with respect to such Superior Proposal and Pubco (or its designee) pays to Aero the termination fee of $3,500,000. Pubco shall notify Aero as promptly as practicable upon becoming aware of any proposal or offer that constitutes, or could reasonably be expected to result in or lead to any Alternative Proposal after the date hereof.  “Superior Proposal” means a bona fide written Alternative Proposal made after the execution date of the Merger Agreement, that did not result from a breach of the Merger Agreement, that the Pubco Board in good faith determines (after consultation with its outside legal counsel and financial advisor(s)) is reasonably likely to be consummated in accordance with its terms and would, if consummated, result in a transaction that is more favorable from a financial point of view to Pubco than the Transactions after taking into account all such factors and matters deemed relevant in good faith by the Pubco Board.

13

Conditions to Closing

The respective obligations of each party to effect, or cause to be effected, the Transactions is subject to the satisfaction or waiver on or before the Effective Time of certain conditions, including, among others, that the Proposals have been approved by the required stockholders of Pubco at the Special Meeting and the Merger Agreement and the Merger shall have been duly adopted by the required Aero Stockholders.

The obligations of Pubco to effect the Transactions are subject to the satisfaction or waiver on or before the Effective Time of certain additional conditions, including, among others, the following: the representations and warranties of Aero shall be true and correct as of the Closing as though made on such date, subject to customary bringdown qualifications; each of the covenants and agreements of Aero to be performed as of or prior to the Closing shall have materially been performed; there shall not have been a Aero Material Adverse Effect (as defined in the Merger Agreement); and Pubco shall have entered into employment agreements with the persons named by Aero.

The obligations of Aero to effect the Transactions are subject to the satisfaction or waiver on or before the Effective Time of certain additional conditions, including, among others, the following: the representations and warranties of Pubco shall be true and correct in all material respects as of the Closing as though made on such date, subject to customary bringdown qualifications; each of the covenants and agreements of Pubco to be performed as of or prior to the Closing, including the Restructuring, shall have materially been performed; there shall not have been a Pubco Material Adverse Effect (as defined in the Merger Agreement); the listing on Nasdaq of the Pubco Common Stock issuable upon conversion of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock shall have been approved; Pubco will not have any liabilities  at Closing other than liabilities of BT Group and its subsidiaries, which will no longer be liabilities of Pubco as a result of the Spin-off; and Pubco shall have consummated the Concurrent Financing.

Termination

The Merger Agreement may be terminated and the Transactions abandoned at any time before the Effective Time: (A) by mutual written consent of the Pubco and Aero; (B) by either Pubco or Aero: (i) if the Closing has not occurred at or before the Termination Date, February 28, 2026; however, the Termination Date automatically will be extended to April 30, 2026 if the Registration Statement has not been declared effective by the SEC as of the original Termination Date and further provided that the right to terminate the Merger Agreement for this reason shall not be available to any Party whose action or failure to act has been a principal cause of or primarily resulted in the failure of the closing and such action or failure to act constitutes a breach of the Merger Agreement, (ii) if a Governmental Authority (as defined in the Merger Agreement) has issued an order or taken any other action having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, (iii) if Pubco fails to obtain the vote required to pass the Proposals, (iv) if Aero fails to obtain the vote required to pass the proposals presented at the meeting of Aero Stockholders called for such purpose; (C) by Aero, if (i) any of the representations and warranties of Pubco contained in the Merger Agreement fail to be true and correct, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, an a Pubco Material Adverse Effect, (ii) Pubco has breached or failed to perform or comply with any of its agreements and covenants under the Merger Agreement; provided, that if any inaccuracy or breach is curable by Pubco, then Aero may not terminate the Merger Agreement unless the inaccuracy or breach remains uncured for thirty days after notice from Aero to Pubco of such inaccuracy or breach, provided, further, that the right to terminate the Merger Agreement for these reasons will not be available if Aero is in breach in any material respect of its obligations under the Merger Agreement; (D) by Pubco, if (i) any of the representations and warranties of Aero contained in the Merger Agreement fail to be true and correct, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, an Aero Material Adverse Effect, or (ii) Aero has breached or failed to perform or comply with any of its obligations under the Merger Agreement; provided, that if any inaccuracy or breach is curable by Aero, then Pubco may not terminate the Merger Agreement unless the inaccuracy or breach remains uncured for thirty days after notice from Pubco to Aero of such inaccuracy or breach, provided, further, that the right to terminate the Merger Agreement for these reasons will not be available if Pubco is in breach in any material respect of its obligations the Merger Agreement; or (E) by written notice from one party to the other if such party’s board of directors shall have determined to enter into a definitive agreement with respect to a Superior Proposal.

14

If the Merger Agreement is terminated by a party pursuant to subsection (E) above, the terminating party shall pay to the other party the sum of $3,500,000.

Support Agreement

Concurrently with the execution of the Merger Agreement, Pubco and Aero entered into the Support Agreement with Gary Copperud, Pubco’s Chief Executive Officer. Under the Support Agreement, Mr. Copperud agreed, among other things, to vote all the shares of Pubco Common Stock beneficially owned by him in favor of the adoption of the Merger Agreement and the approval of the Merger and in favor of the other matters to be presented at the Special Meeting and against any alternative transaction. Mr. Copperud beneficially owns approximately 16.8% of the Pubco Common Stock outstanding as of December 30, 2025.

Registration Rights Agreement

Pubco and the holders of the Parent Series A-1 Preferred Stock, Parent Series A-2 Preferred Stock and Parent Series B Preferred Stock will enter into a registration rights agreement, pursuant to which such stockholders will be entitled to customary demand and piggyback registration rights.

For more information, see “The Merger Agreement.”

Pro Forma Ownership After the Business Combination

Immediately after the Merger, we estimate that the continuing Pubco Stockholders will beneficially own 11% of the Pubco Common Stock (which includes 1,933,606 shares of Pubco Common Stock issued to Pubco’s financial advisor in the Merger) and the former Aero Stockholders will beneficially own 89% of the Pubco Common Stock, in each case accounting for the Pubco Preferred Stock on an as-converted basis, and further assuming (i) that Pubco has zero dollars of Net Cash or Net Debt as of the Closing, (ii) the Pubco IPO Warrants will not be exercised, and (iii) that the holders of the Pubco IPO Warrants will participate in the Spin-Off. The ownership percentages of both the continuing Pubco Stockholders and the former Aero Stockholders will be diluted to the extent shares of Series B Preferred Stock are issued in the Concurrent Financing.

Immediately after the Spin-Off, the Pubco Stockholders (other than the holders of the Pubco Preferred Stock) will own 100% of the outstanding shares of BT Group.

For more information, see “Proposal No. 1: The Business Combination Proposal” and “The Merger Agreement.”

Management of Pubco After the Business Combination

 Upon the consummation of the Business Combination, the business and affairs of Pubco will be managed by or under the direction of the Pubco Board. The Pubco Board will initially consist of five members, each of whom will hold office until his or her term expires at the next annual meeting of stockholders or until his or her death, resignation, or removal. Those directors will be: Mark Hastings, currently Aero’s Chairman and Chief Executive Officer, Nicholas H. Adler, Gabriel Arias Salgado, Marc Urbach and John Carr.

15

The officers of Pubco upon consummation of the Business Combination will be Mark Hastings as Chief Executive Officer (currently Aero’s Chairman and Chief Executive Officer) and Victoria Hay as Interim Chief Financial Officer (currently Aero’s Chief Financial Officer).

For more information, see “Management of Pubco Following the Business Combination.”

Material U.S. Federal Income Tax Consequences

Each of Pubco and Aero intends that the Merger, which is part of the Business Combination, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the Merger qualifies as a reorganization, in general, and subject to the qualifications and limitations set forth under “Material U.S. Federal Income Tax Consequences”:

•	U.S. Holders (as defined below) of Aero Stock generally should not recognize gain or loss upon the exchange of Aero Stock for shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock in the Merger;

•	a U.S. Holder’s aggregate tax basis in the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock received in the Merger generally should equal such U.S. Holder’s aggregate adjusted tax basis in the shares of Aero Stock surrendered in the Merger (subject to usual adjustments, if any, for cash or other property received and any gain recognized); and

•	a U.S. Holder’s holding period for the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock received in the Merger generally should include the holding period for the Aero Stock surrendered in the Merger, provided that the Aero Stock is held as a capital asset (generally, property held for investment) at the time of the Merger.

U.S. Holders of Pubco Common Stock will retain their Pubco Common Stock in the Merger. Accordingly, Pubco Stockholders generally will not recognize gain or loss for U.S. federal income tax purposes as a result of the Merger in respect of their shares of Pubco Common Stock, although U.S. Holders of Pubco Common Stock may be subject to U.S. federal income tax with respect to the shares of BT Group common stock they receive in the Spin-Off, as discussed under “Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Spin-Off to U.S. Holders of Pubco Common Stock.” The holding period of such Pubco Stockholders in their Pubco Common Stock will remain unchanged.

Although the position is not free from doubt, each of Pubco and Aero intends that the Spin-Off will be treated as a taxable distribution pursuant to Section 301(a) of the Code. If so treated, the distribution of BT Group common stock in the Spin-Off generally will be treated, for U.S. Holders of Pubco Common Stock, as a dividend for U.S. federal income tax purposes to the extent of Pubco’s current and accumulated E&P as determined for U.S. federal income tax purposes. Any portion of the distribution in excess of Pubco’s E&P will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its Pubco Common Stock and thereafter as capital gain.

Completion of the Business Combination is not conditioned upon receipt of an opinion of counsel that the Merger qualifies as a reorganization under Section 368(a) of the Code, and the Business Combination will occur even if the Merger does not so qualify and Aero stockholders are fully taxed on the shares they receive in the Merger. Neither Pubco nor Aero intends to seek a ruling from the IRS regarding the U.S. federal income tax consequences described in this proxy statement/prospectus.

Tax matters are complicated, and the tax consequences of the Merger or the Spin-Off to a particular Aero Stockholder or Pubco Stockholder will depend on such stockholder’s specific facts and circumstances. Accordingly, you should consult your own tax advisor for a full understanding of the tax consequences of the transactions to you, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable income tax treaties.

For more information, see “Material U.S. Federal Income Tax Consequences.”

16

Anticipated Accounting Treatment

It is anticipated that the Business Combination will be accounted for as a reverse acquisition in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). For accounting purposes, Aero will be considered to be acquiring Pubco in this transaction. Under the purchase method of accounting, the assets and liabilities of Pubco will be recorded at their respective fair values and added to those of Aero.

All unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared using the purchase method to account for the Business Combination. The final allocation of the purchase price will be determined after the Merger is completed and after completion of an analysis to determine the assigned fair values of Pubco’s tangible and identifiable intangible assets and liabilities. In addition, estimates related to transaction expenses are subject to final determination. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments.

For more information, see “Proposal No. 1: The Business Combination Proposal — Anticipated Accounting Treatment” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Regulatory Matters

 The Business Combination and the other Transactions are not subject to any regulatory requirement or approval, except for (i) filings with the Secretary of State of the State of Delaware necessary to effectuate the Merger and (ii) compliance with applicable U.S. federal and state securities laws and the rules of Nasdaq, including the requirement to file the Registration Statement and to deliver this proxy statement/prospectus to the Pubco Stockholders and the Aero Stockholders.

Proposals to be Considered at the Special Meeting

The Pubco Board has called the Special Meeting to consider and vote on the following Proposals:

•	The Business Combination Proposal — a proposal to adopt the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, which agreement provides for the Business Combination and the Spin-Off, and approve the Merger;

•	The Director Election Proposal — a proposal to elect five directors to hold office until Pubco’s next annual meeting of stockholders and until their respective successors are elected and qualified;

•	The Equity Plan Proposal — a proposal to approve the Pubco 2025 Long-Term Incentive Equity Plan, a copy of which is attached to this proxy statement/prospectus as Annex B;

•	The Name Change Proposal — a proposal to change Pubco’s name to “Aero Velocity, Inc.” by amending and restating the Pubco Charter, in the form attached to this proxy statement/prospectus as Annex C;

•	The Nasdaq Proposal — a proposal to approve, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of shares of Pubco Common Stock (i) upon conversion of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock issued in the Business Combination and (ii) upon conversion of the Pubco Series B Preferred Stock issued in the Concurrent Financing; and

•	The Adjournment Proposal — a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination.

For more information, see “Proposal No. 1: The Business Combination Proposal,” “Proposal No. 2: The Director Election Proposal,” “Proposal No. 3: The Equity Plan Proposal,” “Proposal No. 4: The Name Change Proposal,” “Proposal No. 5: The Nasdaq Proposal,” and “Proposal No. 6: The Adjournment Proposal.”

17

Pubco Board’s Reasons for the Business Combination

 The Pubco Board unanimously approved the Merger Agreement, the Business Combination and the other Transactions. The Pubco Board, in evaluating the transaction with Aero, consulted with its legal counsel, financial advisors, accounting advisors and other consultants. In resolving (i) that the terms and conditions of the Merger Agreement and the Business Combination are advisable, fair to and in the best interests of Pubco and its stockholders and (ii) to recommend that the Pubco Stockholders adopt the Merger Agreement and approve the Business Combination Proposal and the other Proposals, the Pubco Board considered and evaluated a number of factors, including, but not limited to:

•	The drone and drone services industry is experiencing rapid growth, driven by technological advancements and expanding commercial applications. These conditions represent the potential for significant growth over the next decade.

•	Combining with Aero provides Pubco shareholders a stake in a high-growth technology sector.

•	The unaudited financial projections and related analyses prepared by Aero’s management, including projected revenue growth, profitability and cash needs under various scenarios. The Pubco Board recognized that such projections are inherently uncertain and involve numerous estimates and assumptions, but concluded that they nonetheless supported the potential for long-term value creation for Pubco Stockholders.

•	Aero’s proprietary AI-enabled drone solutions offer differentiation versus other market participants.

•	The possibility that the Business Combination could unlock higher valuation multiples for Pubco’s stockholder as a drone services company compared to a restaurant operator.

•	The Spin-Off ensures Pubco Stockholders retain ownership of the legacy business, assets and liabilities including cash and investments, while gaining exposure to Aero’s growth.

•	Aero’s focus on technology and government contracts balances Pubco’s prior exposure to cyclical consumer spending.

The Business Combination presents several risks to Pubco’s and Aero’s existing businesses and stockholders and none of the benefits considered by the Pubco Board and outlined above may come to fruition. For more information, see “Proposal No. 1: The Business Combination Proposal — Pubco Board’s Reasons for the Business Combination.”

Interests of Pubco’s Directors and Executive Officers in the Business Combination

Other than with respect to continued indemnification by Pubco after the Business Combination, as of the date of this proxy statement/prospectus, Pubco directors and executive officers do not have interests in the Merger that are different from, or in addition to, the interests of other Pubco Stockholders generally.

For more information, see “Proposal No. 1: The Business Combination Proposal — Interests of Pubco’s Directors and Executive Officers in the Business Combination.”

Appraisal Rights

Pubco Stockholders do not have appraisal or dissenters’ rights in connection with the Business Combination under the WBCA.

18

Special Meeting

The Special Meeting will be held on [●], 2026 at [●], Central time in the second-floor conference room at 10501 Wayzata Boulevard South, Minnetonka, Minnesota. Only holders of record of shares of Pubco Common Stock outstanding at the close of business on [●], 2026, the Record Date, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to attend the Special Meeting if you were a Pubco Stockholder as of the Record Date or if you hold a valid proxy for the Special Meeting. If you were a stockholder of record on the Record Date, your name will be verified against the list of stockholders of record on the Record Date prior to your admission to the Special Meeting. If you are not a stockholder of record but hold shares through a broker, bank or nominee (i.e., in street name), you may still attend the meeting if you provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to [●], a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership; however, you may not vote unless you also hold a “legal proxy” from your broker, bank or nominee.

At the Special Meeting, Pubco Stockholders will be asked to consider and vote upon the following proposals:

•	The Business Combination Proposal — a proposal to adopt the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, which agreement provides for the Business Combination and the Spin-Off, and approve the Merger;

•	The Director Election Proposal — a proposal to elect five directors to hold office until Pubco’s next annual meeting of stockholders and until their respective successors are elected and qualified;

•	The Equity Plan Proposal — a proposal to approve the Pubco 2025 Long-Term Incentive Equity Plan, a copy of which is attached to this proxy statement/prospectus as Annex B;

•	The Name Change Proposal — a proposal to change Pubco’s name to “Aero Velocity, Inc.” by amending and restating the Pubco Charter, in the form attached to this proxy statement/prospectus as Annex C;

•	The Nasdaq Proposal — a proposal to approve, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of shares of Pubco Common Stock (i) upon conversion of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock issued in the Business Combination and (ii) upon conversion of the Pubco Series B Preferred Stock issued in the Concurrent Financing; and

•	The Adjournment Proposal — a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination.

The Business Combination will not be consummated unless all the Proposals (other than the Adjournment Proposal) are approved or the corresponding condition in the Merger Agreement is waived by the parties to such agreement. If the Business Combination Proposal is not approved, the other proposals, except the Adjournment Proposal, will not be presented to stockholders for a vote. If the other Proposals are presented and approved, the Adjournment Proposal will not be presented.  If the Adjournment Proposal is presented, the other Proposals will not be presented.

Each Pubco Stockholder is entitled to one vote on each proposal for each share of Pubco Common Stock held of record on the Record Date.

A quorum of Pubco Stockholders is necessary to conduct business at the Special Meeting. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Pubco Common Stock entitled to vote at the Special Meeting will constitute a quorum. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. Since all of the proposals for consideration at the Special Meeting are considered “non-routine” matters, shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the Pubco Stockholder provides their bank, broker or other nominee with voting instructions for at least one of the proposals brought before the Special Meeting.

19

Assuming a quorum is present at the Special Meeting, approval of each of the Business Combination Proposal, the Equity Plan Proposal, the Name Change Proposal, the Nasdaq Proposal and the Adjournment Proposal requires that the number of votes cast in favor of such proposal exceed the number of votes cast against such proposal. The directors are elected by a plurality, meaning the five nominees in the Director Election Proposal that receive the most votes will be elected as directors.

For more information, see “Special Meeting of Stockholders.”

Smaller Reporting Company

Pubco is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain scaled disclosure requirements, including, among other things, providing only two years of audited financial statements. Pubco will remain a smaller reporting company for so long as the market value of its voting and non-voting common equity held by non-affiliates is less than $250.0 million measured on the last business day of its second fiscal quarter or its annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of its common equity held by non-affiliates is less than $700.0 million measured on the last business day of its second fiscal quarter.

Controlled Company

Upon the Closing, [●] will hold a majority of the voting stock of Pubco. Accordingly, [●] will have the ability to determine the outcome of all matters requiring approval by stockholders, including the election of directors, amendments of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

As a result of the foregoing, Pubco will be a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and is exempt from certain of Nasdaq’s corporate governance requirements, including the requirements (a) that a majority of the company’s board consists of independent directors; (b) that the company maintain a compensation committee to approve, or recommend for approval, the compensation of the company’s chief executive officer and other executive officers, which satisfies certain requirements as to its formal written charter, composition and authority and responsibilities; and (c) that director nominees be either selected, or recommended for selection, either by independent directors or a nominating committee comprised of independent directors, and that the nominations process be set forth in a formal written charter or board resolution.

Pubco presently does not intend to take advantage of these exemptions. If Pubco determines to rely on any of these exemptions from Nasdaq’s corporate governance requirements in the future, investors may not have the same protections afforded to stockholders of companies that are subject to all such requirements. In the event that Pubco chooses to take advantage of these exemptions in the future, and subsequently ceases to be a “controlled company” and its shares continue to be listed on Nasdaq, it will be required to comply with all Nasdaq’s corporate governance requirements within the applicable transition periods.

Summary Risk Factors

The Business Combination, Pubco and Aero are subject to numerous risks and uncertainties. You should carefully consider all the information set forth and incorporated by reference in this proxy statement/prospectus, particularly the risks set forth in the section entitled “Risk Factors” of this proxy statement/prospectus and the section entitled “Risk Factors” in Pubco’s 2024 10-K, a copy of which is being delivered to Pubco Stockholders with this proxy statement/prospectus. Such risks include, but are not limited to:

Risks Related to the Business of Aero

•	Aero has a history of operating losses and expects to incur significant additional operating expenses.

20

•	Aero will need additional funding and may be unable to raise capital when needed, which would force it to delay, curtail or eliminate one or more of its research and development programs or commercialization efforts.

•	Aero operates in evolving markets, which makes it difficult to evaluate its business and future prospects.

•	Successful technical development of Aero’s products does not guarantee successful commercialization.

•	Aero depends on contracts with the U.S. government for a portion of its revenue. If our relationships with U.S. government agencies were harmed, its business, future revenue and growth prospects would be adversely affected.

•	U.S. government spending and mission priorities may change in a manner that adversely affects Aero’s future revenue and limits its growth prospects.

•	Aero faces competition from other companies, many of which have substantially greater resources.

•	If Aero’s subcontractors or suppliers fail to perform their contractual obligations, Aero’s performance and reputation as a contractor and its ability to obtain future business could suffer.

•	If Aero is unable to recruit and retain key management, technical and sales personnel, its business could be negatively affected.

•	If Aero’s proposed marketing efforts are unsuccessful, it may not earn enough revenue to become profitable.

•	Aero faces risk because it cannot accurately forecast our future revenues and operating results.

•	Rapid technological changes may adversely affect the market acceptance of Aero’s products and could adversely affect its business, financial condition, and results of operations.

•	Failure to obtain necessary regulatory approvals from the FAA or other governmental agencies, or limitations put on the use of small UAS in response to public privacy concerns, may prevent Aero from expanding the sales of its drone solutions to commercial and industrial customers in the United States.

•	Aero may pursue additional strategic transactions in the future, which could be difficult to implement, disrupt its business or change its business profile significantly.

•	Cyberattacks and other security breaches of network or information technology security could have an adverse effect on Aero’s business.

•	Aero may not be successful in our artificial intelligence initiatives, which could adversely affect its business, reputation, or financial results.

•	The preparation of our financial statements involves use of estimates, judgments and assumptions, and Aero’s financial statements may be materially affected if our estimates prove to be inaccurate.

•	Aero’s results could be adversely affected by natural disasters, public health crises, political crises, or other catastrophic events.

•	International trade disruptions or disputes could adversely affect Aero’s business and operating results.

•	Worldwide and domestic economic trends and financial market conditions, including an economic decline in the industries Aero serves, may adversely affect its operating performance.

21

Risks Related to the Business Combination

•	The Business Combination is subject to a number of conditions, some of which are beyond the control of the parties to the Merger Agreement.

•	The exchange ratio will not be adjusted based on the market price of Pubco Common Stock, so the value of the merger consideration at the Closing may differ from its value at the time the Merger Agreement was signed.

•	The Pubco Stockholders prior to the Business Combination will have a significantly reduced ownership and voting interest in Pubco after the Business Combination and will have little to no influence over the management of Pubco.

•	The Business Combination will result in [●], which is currently Aero’s controlling owner, holding a substantial portion of Pubco’s voting power, giving it the ability to control Pubco, and its interests may conflict with those of other stockholders.

•	The market price of Pubco Common Stock following the Business Combination may decline as a result of the Business Combination.

•	The portion of the Spin-Off that may be characterized as a dividend for U.S. federal income tax purposes is uncertain.

•	Certain provisions of the Merger Agreement may discourage third parties from submitting competing proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

•	The lack of a public market for Aero’s capital stock and the absence of a fairness opinion make it difficult to evaluate the fairness of the Merger consideration, and Pubco may pay more than the fair market value of Aero’s capital stock.

•	The executive officers and directors of Pubco have interests in the Business Combination that are different from, or in addition to, the interests of Pubco Stockholders and that may influence them to support or approve the Business Combination.

•	Pubco has incurred and will incur significant transaction costs in connection with the Business Combination.

•	If the Business Combination is not consummated, Pubco’s business could suffer materially and Pubco’s stock price could decline.

22

Risks Related to Pubco’s Securities

•	The market price of Pubco’s securities may be volatile and may fluctuate in a way that is disproportionate to Pubco’s operating performance.

•	Pubco does not intend to pay cash dividends. As a result, capital appreciation, if any, will be your sole source of gain.

•	Pubco currently has outstanding, and it may in the future issue, instruments which are exercisable for or convertible into shares of Pubco Common Stock, which will result in additional dilution to the Pubco Stockholders.

•	There may not be an active trading market for the Pubco Common Stock, which could affect your ability to sell Pubco Common Stock or depress the market price of the Pubco Common Stock.

•	Pubco will have the ability to issue “blank check” preferred stock, which could affect the rights of holders of Pubco Common Stock.

•	The majority of the capital stock of Pubco will be owned by the former Aero Stockholders, whose interests may not be aligned with the interests of the other Pubco Stockholders.

•	Provisions in the Pubco Charter, the Pubco Bylaws and Wyoming law might discourage, delay or prevent a change in control of Pubco or changes in Pubco’s management and, therefore, depress the trading price of the Pubco Common Stock.

•	The requirements of being a public company, including the requirements of the Sarbanes-Oxley Act, may strain the resources of Pubco and its subsidiaries, increase their costs and distract their management, and Pubco and its subsidiaries may be unable to comply with these requirements in a timely or cost-effective manner.

•	After the merger, Pubco’s failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could result in a restatement of its financial statements, cause investors to lose confidence in its financial statements and have a material adverse effect on Pubco’s business and stock price.

23

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information is based on the historical financial statements of Pubco and Aero, as adjusted to give effect to the Business Combination and the other Transactions. The summary unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The summary unaudited pro forma condensed combined balance sheet information as of September 30, 2025 gives pro forma effect to the Transactions as if they had been consummated on September 30, 2025. The summary unaudited pro forma condensed combined statement of operations information for the fiscal year ended December 31, 2024 and the nine months ended September 30, 2025 gives effect to the Transactions as if they had occurred on January 1, 2024, the beginning of the earliest period presented.

The summary unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information and the accompanying notes thereto set forth in this proxy statement/prospectus in the section titled “Unaudited Pro Forma Condensed Combined Financial Statements.” The summary unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of Pubco and Aero and the related notes thereto included elsewhere in this proxy statement/prospectus, as well as the disclosures contained in the sections entitled “Pubco’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Aero’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The summary unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the summary unaudited pro forma condensed combined financial information is not useful in predicting the combined company’s future financial condition and results of operations after the Business Combination. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The summary unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this proxy statement/prospectus and are subject to change as additional information becomes available and analyses are performed.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

24

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2025

	Aero Velocity Historical	BT Brands Historical As of September 28, 2025	Transactions Adjustments	Item in Note 4	Pro Forma Combined
ASSETS
Total current assets	474,067	6,633,241	2,635,000	(h) (d)	9,742,308

Property and equipment, net	617,219	2,638,957	-		3,256,176
Intangible assets, net	1,000	319,337	-		320,337
Operating leases right-of-use assets	-	1,529,657	-		1,529,657
Goodwill	-	796,220	4,775,547	(a)	5,571,767
Other assets, net	196,028	21,142	-		217,170
Total assets	$1,288,314	$11,938,554	$7,410.547		$20,637,415

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	423,024	974,898	-		1,397,922

Notes payable, net – long term	2,100,110	1,930,029	-		4,030,139
Noncurrent operating lease obligations	-	1,309,174	-		1,309,174
Total liabilities	2,523,134	4,214,101	-		6,737,235
Shareholders’ Equity
Convertible preferred stock, Series A-1 and A-2	-	-	8	(a)	8
Convertible preferred stock, Series B	-	-	2	(b)	2
Common Stock	-	12,309	3,868	(e)	16,177
Less cost of 306,394 common shares held in Treasury	-	(499,718)	499,718	(f)	-
Additional paid-in capital	-	11,932,804	12,499,992	(a)	19,022,312
			2,999,998	(b)
			(499,718)	(f)
			(3,720,942)	(c)
			3,534,631	(e)
			(7,724,453)	(a)
Accumulated deficit	(1,234,820)	(3,720,942)	3,720,942	(c)	(5,138,319)
			(365,000)	(d)
			(3,538,499)	(e)
Total shareholders’ equity	(1,234,820)	7,724,453	7,410,547		13,900,180

Total liabilities and shareholders’ equity	$1,288,314	$11,938,554	$7,410,547		$20,637,415

25

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2024

	Aero Historical	BT Brands Historical For the 52 weeks ended December 29, 2024	Transactions Adjustments	Item in Note 4	Pro Forma Combined
Revenues	$1,959,742	$14,823,472	$-		$16,783,214
Cost of revenue	539,892	14,099,644	-		14,639,536
Gross profit	1,419,850	723,828	-		2,143,678
Total costs and expenses	1,968,680	2,556,136	3,903,499	(g)	8,428,315

Operating loss	(548,830)	(1,832,308)	(3,903,499)		(6,284,637)
Other income, net	308,834	(272,900)	-		35,934
Income (loss) before taxes	(239,996)	(2,105,208)	(3,903,499)		(6,248,703)
Income tax expense	(17,927)	(206,000)	-		(223,927)

Net loss	$(257,923)	$(2,311,208)	$(3,903,499)		$(6,472,630)
Basic and diluted loss per common share	$-	$(0.37)	$-		$(0.80)
Basic and diluted weighted average common shares outstanding	-	6,194,842	1,933,606	(h)	8,128,448

26

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

	Aero Historical	BT Brands Historical For the 39 weeks ending September 28, 2025	Transactions Adjustments	Item in Note 4	Pro Forma Combined
Revenues	$2,537,428	$10,864,445	$-		$13,401,873
Cost of revenue	942,295	9,126,341	-		10,068,636
Gross profit	1,595,133	1,738,104	-		3,333,237
Total costs and expenses	2,413,111	1,370,379	-		3,783,490
Operating income (loss)	(817,978)	367,725	-		(450,253)

Other income, net	(56,892)	272,432	-		235,540
Income (loss) before taxes	(874,870)	640,157	-		(234,713)
Income tax benefit	213,955	-	-		213,955

Net income (loss)	$(660,915)	$640,157	-		$(20,758)
Income (loss) per common share - Basic	$-	$.10	-		$0.00
-Diluted	$-	$.10			$0.00
Weighted average common shares outstanding -Basic	-	6,154,724	1,933,606	(h)	8,088,330
-Diluted	-	6,154,791	1,933,606		8,088,397

27

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The Aero historical financial information has been derived from, its financial statements including the audited abbreviated financial statements as of June 5, 2024 and the audited financial statements as of December 31, 2024 and from the unaudited financial statements for the nine months ended September 30, 2025.  For BT Brands, amounts are derived from condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 28, 2025, and Annual Report on Form 10-K for the year ended December 29, 2024.

The historical financial statements of Aero and BT Brands have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to the accounting for the business combination under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) (“Pro Forma Transactions Adjustments”). The unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting in accordance with ASC 805, with Aero treated as the acquirer of BT Brands. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined financial statements, the estimated preliminary purchase consideration in the business combination has been allocated to the assets acquired and liabilities assumed of BT Brands based upon management’s preliminary estimate of their fair values as of the acquisition date. The allocations of the purchase price reflected in these unaudited pro forma condensed combined financial statements have not been finalized and are based upon the best available information at the current time. The allocation of the purchase price is preliminary and subject to adjustment during the measurement period, not to exceed one year from the acquisition date, as the Company finalizes valuations for tangible and intangible assets. The completion of the final allocation of the purchase price could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements and related notes herein present unaudited pro forma condensed combined financial condition and results of operations of Aero, after giving pro forma effect to the Pro Forma Transactions.

The business combination, the Pro Forma Transactions and the related adjustments are described in these accompanying notes to the unaudited pro forma condensed combined financial statements.

Note 2 – Conforming Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in Aero’s audited financial statements as of December 31, 2024, and for the period then ended and Aero’s unaudited condensed financial statements as of and for the nine months ended September 30, 2025. During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of BT Brands’s financial information to identify differences in accounting policies as compared to those of Aero. With the information currently available, Aero’s management has determined that there were no significant accounting policy differences between Aero and BT Brands and, therefore, no adjustments were made to conform BT Brands’s financial statements to the accounting policies used by Aero in the preparation of the unaudited pro forma condensed combined financial statements. This conclusion is subject to change, as further assessment will be performed and finalized for purchase accounting purposes.

As part of the application of ASC 805, Aero will continue to conduct a more detailed review of BT Brands’s accounting policies in an effort to determine if differences in accounting policies require further reclassification or adjustment of BT Brands’s results of operations or reclassification or adjustment of assets or liabilities to conform to Aero’s accounting policies and classifications. Therefore, Aero may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

28

Note 3 – Estimated Consideration and Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined financial statements reflect the preliminary allocation of the effectively transferred purchase consideration of $12.5 million to identifiable net assets acquired. The following table summarizes the consideration transferred to acquire BT Brands and preliminary allocation of the purchase price to the identifiable assets acquired and liabilities assumed, based on their estimated fair values as of the acquisition date:

Purchase Price Allocation
Assets acquired	$11,938,554
Goodwill	4,775,547
Liabilities assumed	(4,214,101)
Total purchase price	$12,500,000

The allocation of the purchase price is preliminary and subject to adjustment during the measurement period, not to exceed one year from the acquisition date, as the Company finalizes valuations for tangible and intangible assets. These adjustments may include changes in 1) fair values of property and equipment, 2) changes in allocations to intangible assets such as customer relationships, intellectual property, and goodwill, and 3) other changes to assets and liabilities.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

Balance Sheets

The pro forma adjustments have been reflected in the Transaction Adjustments column in the accompanying unaudited pro forma condensed combined balance sheets as of September 30, 2025. All adjustments are based on preliminary assumptions and valuations, which are subject to change. The pro forma adjustments give effect to the Business Combination as if it had occurred as of September 30, 2025, and combine the historical balance sheets of Aero Velocity and BT Brands as of that date.

a) Merger consideration

In accordance with the terms of the Merger Agreement, BT Brands’ stock in the amount of $12.5 million will be effectively transferred as part of the Merger Consideration. The fair value of consideration is based on the number of equity interests BT Brands will issue to Aero Velocity shareholders in the combined entity, comprised of shares of Series A-1 Convertible Preferred Stock (“Series A-1 Preferred Stock”), with a stated value of $11,100,000, and shares of Series A-2 Convertible Preferred Stock (“Series A-2 Preferred Stock”), with a stated value of $90,000,000. The shares of A-2 Preferred.

As a result of the merger, in accordance with ASC 805, the transaction will give rise to the recognition of goodwill, representing the excess of the total estimated merger consideration over the preliminary fair value of the net identifiable assets acquired. The amount of goodwill recognized may change upon completion of the final allocation of the purchase price.

The unaudited pro forma condensed combined financial statements have been adjusted to remove BT Brands’ historical shareholders’ equity including treasury shares, accumulated deficit, and additional paid-in capital prior to the merger.

b) Concurrent financing

The Merger Agreement provides for the option to invest up to $5 million at closing, with a minimum investment of $3 million. The unaudited pro forma condensed combined balance sheet reflects the minimum $3 million investment, the concurrent financing for Series B Preferred Stock shares is presented as an increase to preferred stock and a corresponding increase to cash and cash equivalents. The shares of Series B Preferred Stock are expected to be convertible into an estimated aggregate 1,639,344 common shares.

29

c) Elimination of BT Brands accumulated deficit

Adjustment represents the elimination of the BT Brands accumulated deficit upon consummation of the merger.

d) Transaction costs

Adjustment represents the transaction-related costs expected to be incurred.

e) Shares issued to Maxim Group LLC

Represents the shares issued to Maxim Group LLC as compensation for advisory services provided to BT Brands. The value of the shares issued to Maxim is 3.5% of the $101,100,000 merger value of Aero, calculated based on an agreed stock price of $1.83 per share, resulting in the issuance of 1,933,606 common shares with a par value of $0.002 per share.

(f) Cancellation of treasury stock

Adjustment represents the cancellation of treasury stock upon consummation of the merger.

Statements of Operations

The following pro forma adjustments have been reflected in the Transaction Adjustments column in the accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 28, 2025, and the year ended December 31, 2024. All adjustments are based on preliminary assumptions and valuations, which are subject to change. The pro forma adjustments reflect the effect of the Pro Forma Transactions on Aero’s and BT Brands’ historical consolidated statements of operations as if the business combination occurred on January 1, 2024.

g) Merger Transaction costs

The pro forma statements of operations for the year ended December 31, 2024, were adjusted to include the expected transaction costs, including an estimated amount of $3,538,000 related to Maxim Advisory fees, giving effect to the business combination as if it had been completed as of January 1, 2024.

(h) Weighted average shares outstanding

The weighted-average shares outstanding have been adjusted to reflect the issuance of compensation shares as if the merger had occurred on January 1, 2024.

30

COMPARATIVE PER SHARE INFORMATION

The following tables set forth per share data for Pubco and Aero on a stand-alone basis and on an unaudited pro forma combined basis, as follows:

•	historical per share information of Pubco for the fiscal year ended December 31, 2024 and the nine months ended September 30, 2025;

•	historical per share information of Aero for the fiscal year ended December 31, 2024 and the nine months ended September 30, 2025; and

•	unaudited pro forma per share information for the fiscal year ended December 31, 2024 and the nine months ended September 30, 2025, after giving effect to the Transactions.

The pro forma book value information reflects the Transactions as if they had occurred on September 30, 2025. The weighted average shares outstanding and net earnings per share information reflect the Transactions as if they had occurred on January 1, 2024.

The pro forma book value information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information and the accompanying notes thereto set forth in this proxy statement/prospectus in the section titled “Unaudited Pro Forma Condensed Combined Financial Statements.” The pro forma book value information should be read in conjunction with the historical financial statements of Pubco and Aero and the related notes thereto included elsewhere in this proxy statement/prospectus, as well as the disclosures contained in the sections entitled “Pubco’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Aero’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”.

The unaudited pro forma combined net income per share information for the nine months ended September 30, 2025 and the fiscal year ended December 31, 2024 below does not purport to represent the combined net loss per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Pubco and Aero would have been had the companies been combined during the periods presented.

2024 Year	Aero Historical	Pubco Historical for the 52 Weeks ending December 29, 2024	Pro Forma Transaction Adjustments	Pro Forma Combined

Net Loss	$(257,923)	$(2,311,208)	$(3,903,499)	$(6,472,630)

Basic and diluted loss per share	$-	$(0.37)	-	$(.80)

Basic and diluted weighted average shares outstanding	-	6,194,842	1,933,606	8,128,448

Book value per common share				$1.76

Nine Months ended September 30. 2025	Aero Historical	Pubco Historical for the 39 Weeks ending September 28, 2025	Pro Forma Transaction Adjustments	Pro Forma Combined

Net income (loss)	(660,915)	$640,157		$(20,758)

Income (loss) per share - basic	-	$.10		$.00
- diluted	-	$.10		$.00

Weighted average shares outstanding - basic	-	6,154,724	1,933,606	8.088,330
-diluted	-	6,154,791	1,933,606	8,088,397

Book value per common share				$1.72

31

RISK FACTORS

You should carefully consider the information under the heading “Risk Factors” in Pubco’s 2024 Form 10-K, which is incorporated by reference into this proxy statement/prospectus as described under “Incorporation of Certain Information by Reference” below, and a copy of which is being delivered to Pubco Stockholders together with this proxy statement/prospectus, and the risk factors set forth below, together with all of the other information in this proxy statement/prospectus, including the financial information, before deciding how to vote or instruct your vote to be cast on the proposals described in this proxy statement/prospectus.

The value of your investment following the completion of the Business Combination will be subject to significant risks affecting, among other things, Pubco’s and Aero’s business, financial condition and results of operations. If any of the risk factors described below materialize, the combined company’s business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of Pubco’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of Pubco and Aero. There may be additional risk factors that are not known to Pubco’s and Aero’s management, or that they deemed immaterial, based on the information available as of the date of this proxy statement/prospectus.

Risks Related to the Business of Aero

Unless the context otherwise requires, references in this section to “we,” “us,” “our,” the “Company” and “Aero Velocity” are to Aero.

We have a history of operating losses and expect to incur significant additional operating expenses.

As of December 31, 2024 and September 30, 2025, we had an accumulated deficit of approximately $574,000 and $1,234,820, respectively. We are currently still incurring net losses as we continue to invest in our business strategy and grow our business. As a result, we cannot predict when we will generate sufficient cash flows from operations to cover our operating expenses. Moreover, even if we achieve profitability, given the competitive and evolving nature of the industries in which we operate, we may be unable to sustain or increase profitability and failure to do so would adversely affect our business, including our ability to raise additional funds.

We will need additional funding and may be unable to raise capital when needed, which would force us to delay, curtail or eliminate one or more of our research and development programs or commercialization efforts.

Our operations have consumed cash since inception. We expect to continue to spend substantial amounts on product and market development. We will require additional funds to support our continued development activities, as well as the costs of commercializing, marketing and selling any existing and new products and/or services resulting from those activities. Until such time, that we can generate sufficient revenue and achieve profitability, we will need to meet our future cash needs through equity or debt financings. There can be no assurance that we will be successful in our capital raising efforts.

If we are unable to raise additional capital as needed, we may have to delay, curtail, or eliminate commercializing, marketing and selling one or more of our solutions. Should the financing we require be unavailable to us, or on terms unacceptable to us when we require it, the consequences could have a material adverse effect on our business, operating results, financial condition, and prospects.

In addition, if additional funds are obtained through arrangements with collaborative partners or other non-dilutive sources, we may have to relinquish economic and/or proprietary rights to some of our technologies or products under development that we would otherwise seek to develop or commercialize by ourselves. Such events may have a material adverse effect on our business, operating results, financial condition and prospects.

32

We operate in evolving markets, which makes it difficult to evaluate our business and future prospects.

Our technologies and aerial services are and will be sold in new and rapidly evolving markets. The commercial UAV industry is in the early stages of customer adoption and the FAA’s definition of regulations relating to the integration of commercial drones into the U.S. National Airspace System is rapidly evolving. Accordingly, our business and future prospects may be difficult to evaluate. We cannot accurately predict the extent to which demand for our drone systems and solutions will increase, if at all. The challenges, risks and uncertainties frequently encountered by companies in rapidly evolving markets could impact our ability to do the following:

•	Generate sufficient revenue to achieve sustainable profitability,

•	Acquire and maintain market share,

•	Achieve or manage growth in our business operations,

•	Renew contracts,

•	Attract and retain engineers and other highly qualified personnel,

•	Successfully develop new products and solutions for the commercial market,

•	Adapt to new or changing policies and spending priorities of current and prospective clients; and

•	Access additional capital when required and on reasonable terms,

If we fail to address these and other challenges, risks and uncertainties successfully, our business, results of operations and financial condition could be materially harmed.

Successful technical development of our products does not guarantee successful commercialization.

Although we have successfully built our Drones-as-a-Service product suite and it is ready for sale or subscription, we may still fail to achieve commercial success for several reasons, including, among others, the following:

•	failure to obtain the required regulatory approvals for their use,

•	rapid obsolescence of a product or service due to new, more advanced technologies,

•	prohibitive production or operating costs,

•	competing products and services,

•	lack of product innovation,

•	unsuccessful distribution and marketing through our sales channels,

•	insufficient cooperation from our supply and distribution partners; and

•	product and service development that does not align with or meet customer needs.

Our success in the market for the products and services we develop will depend largely on our ability to properly demonstrate their capabilities. Upon demonstration, our solutions may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ or services’ capabilities, potential customers may be more comfortable doing business with our competitors; or may not feel there is a significant need for the services we develop. As a result, significant revenue from our current and new product investments may not be achieved for several years, if at all, and that will affect our profitability.

33

We depend on contracts with the U.S. government for a portion of our revenue. If our relationships with U.S. government agencies were harmed, our business, future revenue and growth prospects would be adversely affected.

We derive revenue from U.S. government customers. We expect that U.S. government contracts will continue to be a primary source of our revenue for the foreseeable future. Our business, prospects, financial conditional or operating results would be materially harmed if:

•	the government ceases to do business with us, or significantly decreases the amount of business it does with us;

•	we were suspended or debarred from contracting with the U.S. government or a significant government agency; or

•	our reputation or relationship or that of our senior managers with the government agencies with which we currently do business or seek to do business is impaired.

U.S. government spending and mission priorities may change in a manner that adversely affects our future revenue and limits our growth prospects.

Our business depends upon continued U.S. government expenditures. These expenditures have not remained constant over time and have been reduced in certain periods. Our business, prospects, financial condition or operating results could be materially harmed among other causes by the following:

•	budgetary constraints affecting U.S. government spending generally, or specific departments or agencies in particular, and changes in available funding;

•	changes in U.S. government programs or requirements;

•	U.S. government shutdowns (such as that which occurred during fiscal year 2025) and other potential delays in the appropriations process;

•	realignment of funding with changed federal government priorities; and

•	curtailment of the U.S. government’s outsourcing of mission-critical support and IT services.

These or other factors could cause U.S. government agencies and departments to reduce their purchases under contracts, exercise their right to terminate contracts, or not exercise options to renew contracts, any of which could cause us to lose revenue. A significant decline in overall U.S. government spending, or a shift in expenditures away from agencies or programs that we support, could cause a material decline in our revenue.

We face competition from other companies, many of which have substantially greater resources.

Our competitors may be able to provide customers with products and services that have different or greater capabilities or benefits than we can provide in areas such as technical qualifications, past contract performance, geographic presence, price, and the availability of key professional personnel. Furthermore, many of our competitors may be able to utilize their substantially greater resources and economies of scale to develop competing products and technologies, manufacture in high volumes more efficiently, divert sales away from us by winning broader contracts or hire away our employees by offering more lucrative compensation packages. Small business competitors may be able to offer more cost-competitive solutions, due to their lower overhead costs. The markets for commercial drones and services are quickly expanding, and competition is intensifying as additional competitors enter the market and current competitors expand their product offerings. To secure contracts successfully when competing with larger, better financed companies, we may be forced to agree to contractual terms that provide for lower aggregate payments to us over the life of the contract, which could adversely affect our margins. Our failure to compete effectively could have a material adverse effect on our business, prospects, financial condition or future operating results.

34

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnification.

We have developed and sold products and services in circumstances where insurance or indemnification may not be available, for example, in connection with the collection and analysis of various types of information. In addition, our products and services raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion, and similar concepts, which may create legal issues. Indemnification to cover potential claims or liabilities resulting from the failure of any technologies that we develop or deploy may be available in certain circumstances but not in others. Currently, the uncrewed aerial systems industry lacks a formative insurance market. We may not be able to maintain insurance to protect against all operational risks and uncertainties that our customers confront. Substantial claims resulting from an accident, product failure, or personal injury or property liability arising from our products and services in excess of any indemnity or insurance coverage (or for which indemnity or insurance coverage is not available or is not obtained) could harm our financial condition, cash flows and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

We maintain cash deposits in excess of federally insured limits. Adverse developments affecting financial institutions, including bank failures, could adversely affect our liquidity and financial performance.

We regularly maintain domestic cash deposits in Federal Deposit Insurance Corporation (“FDIC”) insured banks, which exceed the FDIC insurance limits. We also maintain cash deposits in foreign banks where we operate, some of which are not insured or are only partially insured by the FDIC or other similar agencies. Bank failures, events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, or concerns or rumors about such events, may lead to liquidity constraints The failure of a bank, or other adverse conditions in the financial or credit markets impacting financial institutions at which we maintain balances, could adversely impact our liquidity and financial performance. There can be no assurance that our deposits in excess of the FDIC or other comparable insurance limits will be backstopped by the U.S. or applicable foreign government, or that any bank or financial institution with which we do business will be able to obtain needed liquidity from other banks, government institutions or by acquisition in the event of a failure or liquidity crisis.

If our subcontractors or suppliers fail to perform their contractual obligations, our performance and reputation as a contractor and our ability to obtain future business could suffer.

We often rely upon other companies to perform work we are obligated to perform for our customers. As we secure more work under certain of our contracts, we expect to require an increasing level of support from subcontractors that provide complementary or supplementary services to our offers. We are responsible for the work performed by our subcontractors, even though in some cases we have limited involvement in that work. If one or more of our subcontractors fails to satisfactorily perform the agreed-upon services on a timely basis or violates contracting policies, laws or regulations, our ability to perform our obligations as a prime contractor or meet our customers’ requirements may be compromised. In extreme cases, performance or other deficiencies on the part of our subcontractors could result in a customer terminating our contract for default. A termination for default could expose us to liability, including liability for the costs of re-procurement, could damage our reputation and could hurt our ability to compete for future contracts.

If we are unable to recruit and retain key management, technical and sales personnel, our business could be negatively affected.

For our business to be successful, we need to attract and retain highly qualified executive, technical and sales personnel. The failure to recruit additional key personnel when needed, with specific qualifications, on acceptable terms and with an ability to maintain positive relationships with our partners, might impede our ability to continue to develop, commercialize and sell our products and services. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs to attract and retain such employees. The loss of any members of our management team may also delay or impair achievement of our business objectives and result in business disruptions due to the time needed for their replacements to be recruited and become familiar with our business. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

35

If our proposed marketing efforts are unsuccessful, we may not earn enough revenue to become profitable.

Our future growth depends on our gaining market acceptance and regular customer contracts for our services. Our marketing plan includes attendance at trade shows, conducting private demonstrations, advertising, social media, public relations, promotional materials and advertising campaigns in print and/or broadcast media. In addition, our marketing plan incorporates strategies to nurture, expand and leverage our global partner network and relationships with government and defense contractors to achieve greater market penetration in the commercial and government/military verticals. If we are not successful in obtaining a significant volume of orders for our services, we will face significant obstacles in expanding our business. We cannot give any assurance that our marketing efforts will be successful. If they are not, revenue may not be sufficient to cover our fixed costs and we may not become profitable.

We face risk because we cannot accurately forecast our future revenues and operating results.

The rapidly changing nature of the markets in which we compete makes it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

•	the timing of sales or subscription of our products,

•	unexpected delays in introducing new products and services,

•	increased expenses, whether related to sales and marketing or administration; and

•	costs related to possible acquisitions of businesses.

Rapid technological changes may adversely affect the market acceptance of our products and could adversely affect our business, financial condition, and results of operations.

The markets in which we compete are subject to technological changes, introduction of new products, change in customer demands and evolving industry standards. Our future success will depend upon our ability to keep pace with technological developments and to timely address the increasingly sophisticated needs of our customers by supporting existing and new technologies and by developing and introducing enhancements to our current products and services and new products and services. We may not be successful in developing and marketing enhancements to our products that will respond to technological change, evolving industry standards or customer requirements. In addition, we may experience difficulties internally or in conjunction with key vendors and partners that could delay or prevent the successful development, introduction and sale of such enhancements and such enhancements may not adequately meet the requirements of the market and may not achieve any significant degree of market acceptance. If the release dates of our new products or enhancements are delayed or, if when released, they fail to achieve market acceptance, our business, operating results, and financial condition may be adversely affected.

Failure to obtain necessary regulatory approvals from the FAA or other governmental agencies, or limitations put on the use of small UAS in response to public privacy concerns, may prevent us from expanding the sales of our drone solutions to commercial and industrial customers in the United States.

The regulation of small UAS for commercial use in the United States is undergoing substantial change and the ultimate treatment is uncertain. In August 2016, the FAA’s final rules regarding the routine use of certain small UAS (under 55 pounds) in the U.S. National Airspace System went into effect, providing safety regulations for small UAS conducting non-recreational operations and contain various limitations and restrictions for such operations, including a requirement that operators keep UAS within visual-line-of-sight and prohibiting flights over unprotected people on the ground who are not directly participating in the operation of the UAS. In April 2021, the FAA’s final rules requiring remote identification of UAS went into effect. On the same day, the final rule for operation of small UAS to fly over people and at night under certain conditions also went into effect. We cannot assure you that any additional final rules will result in the expanded use of our UAS and UAS solutions by commercial and industrial entities. In addition, there exists public concern regarding the privacy implications of U.S. commercial use of small UAS. This concern has included calls to develop explicit written policies and procedures establishing usage limitations. We cannot assure you that the response from regulatory agencies, customers and privacy advocates to these concerns will not delay or restrict the adoption of small UAS by the commercial use markets.

36

We may pursue additional strategic transactions in the future, which could be difficult to implement, disrupt our business or change our business profile significantly.

We intend to consider additional potential strategic transactions, which could involve acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to our current or future business. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. Should our relationships fail to materialize into significant agreements, or should we fail to work efficiently with these companies, we may lose sales and marketing opportunities and our business, results of operations and financial condition could be adversely affected.

These activities, if successful, create risks such as, among others: (i) the need to integrate and manage the businesses and products acquired with our own business and products; (ii) additional demands on our resources, systems, procedures and controls; (iii) disruption of our ongoing business; (iv) potential unknown or unquantifiable liabilities associated with the target company; and (v) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of our existing stockholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources. Any such activities may not be successful in generating revenue, income or other returns, and any resources we committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access the capital markets on acceptable terms or at all, we may not be able to consummate acquisitions or may have to do so based on a less-than-optimal capital structure. Our inability to take advantage of growth opportunities or address risks associated with acquisitions or investments in businesses may negatively affect our operating results.

Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings. Future acquisitions or joint ventures may not result in their anticipated benefits and we may not be able to properly integrate acquired products, technologies or businesses with our existing products and operations or successfully combine personnel and cultures. Failure to do so could deprive us of the intended benefits of those acquisitions.

Cyberattacks and other security breaches of network or information technology security could have an adverse effect on our business.

We maintain information necessary to conduct our business, including confidential and proprietary information as well as personal information regarding our customers and employees, in digital form. We also use computer systems to deliver our products and services and operate our businesses. Data maintained in digital form is subject to the risk of unauthorized access, modification, exfiltration, destruction or denial of access and our computer systems are subject to cyberattacks that may result in disruptions in service. We use many third-party systems and software, which are also subject to supply chain and other cyberattacks. We develop and maintain an information security program to identify and mitigate cyber risks, but the development and maintenance of this program is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Accordingly, despite our efforts, the risk of unauthorized access, modification, exfiltration, destruction or denial of access with respect to data or systems and other cybersecurity attacks cannot be eliminated entirely, and the risks associated with a potentially material incident remain. In addition, we provide some confidential, proprietary and personal information to third parties in certain cases when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where we believe appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised.

37

The potential liabilities associated with these events could exceed the insurance coverage we maintain. Our inability to operate our facilities because of such events, even for a limited period of time, may result in significant expenses or loss of market share to other competitors. In addition, a failure to protect the privacy of customer and employee confidential data against breaches of technology platforms or IT security could result in damage to our reputation. To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in aggregate, resulted in a material adverse effect on our business, operating results and financial condition.

Successful cybersecurity attacks or other security incidents however, could result in, for example, one or more of the following: unauthorized access to, disclosure, modification, misuse, loss, or destruction of company, customer, or other third party data or systems; theft or import or export of sensitive, regulated, or confidential data including personal information and intellectual property, including key innovations in artificial intelligence, quantum, or other disruptive technologies; the loss of access to critical data or systems through ransomware, crypto mining, destructive attacks or other means; and business delays, service or system disruptions or denials of service.

We may not be successful in our artificial intelligence initiatives, which could adversely affect our business, reputation, or financial results.

The development of generative artificial intelligence (“AI”) technologies is complex, and there are technical challenges associated with achieving the desired level of accuracy, efficiency, and reliability. The algorithms and models utilized in generative AI systems may have limitations, including biases, errors, or inability to handle certain data types or scenarios. Furthermore, there is a risk of system failures, disruptions, or vulnerabilities that could compromise the integrity, security, or privacy of the generated content. These limitations or failures could result in reputational damage, legal liabilities, or loss of user confidence.

The preparation of our financial statements involves use of estimates, judgments and assumptions, and our financial statements may be materially affected if our estimates prove to be inaccurate.

Financial statements prepared in accordance with generally accepted accounting principles in the United States require the use of estimates, judgments, and assumptions that affect the reported amounts. Different estimates, judgments, and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required.

Our results could be adversely affected by natural disasters, public health crises, political crises, or other catastrophic events.

Natural disasters, such as hurricanes, tornadoes, floods, earthquakes and other adverse weather and climate conditions; unforeseen public health crises, such as pandemics and epidemics; political crises, such as terrorist attacks, war, labor unrest, and other political instability; or other catastrophic events, such as disasters occurring at our manufacturing facilities, could disrupt our operations or the operations of one or more of our vendors. In particular, these types of events could impact our product supply chain from or to the impacted region and could impact our ability to operate. In addition, these types of events could negatively impact consumer spending in the impacted regions. Disasters occurring at our facilities could impact on our reputation and our customers’ perception of our brands. To the extent any of these events occur, our operations and financial results could be adversely affected.

International trade disruptions or disputes could adversely affect our business and operating results.

There has been volatility in financial markets because of a number of factors, including, but not limited to, banking instability, global conflicts, inflation, changes in interest rates, and volatile markets. There is a risk that as a result of these macroeconomic factors, we could experience declines in all, or in portions, of our business. Economic uncertainty may cause some of our current or potential customers to curtail spending in our marketplace and may ultimately result in cost challenges to our operations. Any resulting adverse effects to our customers’ liquidity or financial performance could reduce the demand for our products or affect our allowance for collectability of accounts receivable. These adverse conditions could result in reductions in revenue, increased operating expenses, longer sales cycles, slower adoption of new technologies, and increased competition. We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery generally. If general economic conditions significantly deviate from present levels, our business, financial condition, and operating results could be adversely affected.

38

We are subject to the Foreign Corrupt Practices Act (the “FCPA”), which generally prohibits companies and their intermediaries from making payments to non-U.S. government officials for the purpose of obtaining or retaining business or securing any other improper advantage.

We are also subject to anti-bribery laws in the jurisdictions in which we operate. Although we have policies and procedures designed to ensure that we, our employees and our agents comply with the FCPA and other anti-bribery laws, there is no assurance that such policies or procedures will protect us against liability under the FCPA or other laws for actions taken by our agents, employees and intermediaries with respect to our business or any businesses that we acquire. We do business in a number of countries in which FCPA violations by other companies have recently been enforced. Failure to comply with the FCPA, other anti-bribery laws or other laws governing the conduct of business with foreign government entities, including local laws, could disrupt our business and lead to severe criminal and civil penalties, including imprisonment, criminal and civil fines, loss of our export licenses, suspension of our ability to do business with the federal government, denial of government reimbursement for our products and/or exclusion from participation in government healthcare programs. Other remedial measures could include further changes or enhancements to our procedures, policies, and controls and potential personnel changes and/or disciplinary actions, any of which could have a material adverse effect on our business, financial condition, results of operations and liquidity. We could also be adversely affected by any allegation that we violated such laws.

Worldwide and domestic economic trends and financial market conditions, including an economic decline in the industries we serve, may adversely affect our operating performance.

We intend to distribute our products and services in several countries and derive revenues from both inside and outside the United States. We expect our business will be subject to global competition and may be adversely affected by factors in the United States and other countries that are beyond our control, such as disruptions in financial markets, economic downturns in the form of either contained or widespread recessionary conditions, elevated unemployment levels, sluggish or uneven recovery, in specific countries or regions, or in the agricultural industry; social, political or labor conditions in specific countries or regions; natural and other disasters affecting our operations or our customers and suppliers; or adverse changes in the availability and cost of capital, interest rates, tax rates, or regulations in the jurisdictions in which we operate. Unfavorable global or regional economic conditions, including an economic decline in the industries we serve – including, but not limited to, agriculture, construction, energy, environmental monitoring, military/defense and public safety – could adversely impact our business, liquidity, financial condition and results of operations.

Our senior management and key employees are important to our customer relationships and overall business.

We believe that our success depends in part on the continued contributions of our senior management and key employees. We rely heavily on our executive officers, senior management and key employees to generate business and execute programs successfully. In addition, the relationships and reputation that members of our management team and key employees have established and maintain with certain key customers continue to our ability to maintain good customer relations and to identify new business opportunities. The loss of any of our executive officers, members of our senior management team or key employees could significantly delay or prevent the achievement of our business objectives and could materially harm our business and customer relationships and impair our ability to identify and secure new contracts and otherwise manage our business.

We indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

Our bylaws allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. Our bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, the SEC has advised that such indemnification is against public policy and is therefore unenforceable.

39

Risks Related to the Business of Pubco

The risks described below are not the only risks relevant to the business of Pubco, the Business Combination and the Spin-Off. The risk factors applicable to Pubco’s existing business are described under “Risk Factors” in Pubco’s 2024 10-K, which is incorporated by reference into, and is being delivered together with, this proxy statement/prospectus. You should carefully consider the risk factors set forth in Pubco’s 2024 10-K, together with the additional risk factors described in this proxy statement/prospectus, and the other information contained in or incorporated by reference into this proxy statement/prospectus, before deciding how to vote on the proposals described herein.

Risks Related to the Business Combination

The Business Combination is subject to a number of conditions, some of which are beyond the control of the parties to the Merger Agreement.

The Merger Agreement contains a number of closing conditions, including the following conditions, among others, that apply to the obligations of each of Pubco, Aero and Merger Sub:

•	the Proposals shall have been approved by the required stockholders of Pubco at the Special Meeting;

•	the Merger Agreement and the Merger shall have been duly adopted by the required Aero Stockholders;

•	the Registration Statement shall have become effective;

•	the Parties shall have received all approvals with any Governmental Authority (as defined in the Merger Agreement) necessary to consummate the Transactions; and

•	there shall not have been issued any order by a Governmental Authority that enjoins or otherwise prohibits consummation of the Transactions.

The obligations of Aero are subject to the following additional closing conditions, among others:

•	there shall not have been a Pubco Material Adverse Effect (as defined in the Merger Agreement);

•	the listing on Nasdaq of the Pubco Common Stock issuable upon conversion of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock shall have been approved;

•	effective upon the Closing, the members of the board of directors of Pubco and the executive officers of Pubco shall consist of those individuals designated by Aero in accordance with the Merger Agreement;

•	Pubco will not have any liabilities at Closing other than liabilities of BT Group and its subsidiaries, which will be transferred to BT Group as a result of the Spin-off; and

•	Pubco shall have consummated the Concurrent Financing

The obligations of Pubco are subject to the following additional closing conditions, among others:

•	there shall not have been a Aero Material Adverse Effect (as defined in the Merger Agreement); and

•	Pubco shall have entered into employment agreements with the persons named by Aero;

40

In addition to the conditions described above, the obligations of each of Pubco and Aero are subject to the following closing conditions:

•	the representations and warranties of the other party shall be true and correct in all material respects as of the Closing as though made on such date, subject to customary bringdown qualifications; and

•	each of the covenants and agreements of the other party to be performed as of or prior to the Closing shall have materially been performed.

There can be no assurance as to when, or if, these or any other closing conditions will be satisfied or waived. If the closing conditions are not satisfied or waived, the Business Combination may be delayed or may not be completed at all.

The exchange ratio will not be adjusted based on the market price of Pubco Common Stock, so the value of the merger consideration at the Closing may differ from its value at the time the Merger Agreement was signed.

At the effective time of the Business Combination, the outstanding Aero Stock will be converted into shares of Pubco Preferred Stock. Applying the exchange ratio, the former Aero Stockholders immediately before the Business Combination are expected to own approximately 89% of the aggregate number of shares of Pubco Common Stock on an as-converted basis following the Merger, and Pubco Stockholders immediately before the Merger are expected to own approximately 11% of the aggregate number of shares of Pubco Common Stock following the Business Combination (including 1,933,606 shares issued to Pubco’s financial advisor in the Merger), in each case subject to certain assumptions.

Any changes in the market price of Pubco Common Stock before the completion of the Business Combination will not affect the number of shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock that Aero Stockholders will be entitled to receive pursuant to the Merger Agreement. Therefore, if, before the completion of the Business Combination, the market price of Pubco Common Stock increases from the market price on the date of the Merger Agreement, Aero Stockholders could receive merger consideration with substantially more value for their shares of Aero Stock than the parties had negotiated when they established the exchange ratio. Similarly, if, before the completion of the Business Combination, the market price of Pubco Common Stock declines from the market price on the date of the Merger Agreement, Aero Stockholders could receive merger consideration with substantially less value. The Merger Agreement does not include a price-based termination right.

The Pubco Stockholders prior to the Business Combination will have a significantly reduced ownership and voting interest in Pubco after the Business Combination and will have little to no influence over the management of Pubco.

After the completion of the Business Combination, the Pubco Stockholders prior to the Business Combination will own a significantly smaller percentage of Pubco than they currently own. Upon completion of the Business Combination, the Pubco Stockholders prior to the Business Combination will retain approximately 11% of Pubco’s voting power and indirect economic interest in its subsidiaries. The Aero Stockholders prior to the Business Combination will receive approximately 89% of Pubco’s voting power.

In addition, concurrent with the Closing, certain persons will purchase shares of Pubco Series B Preferred Stock that are convertible into Pubco Common Stock, which will result in further dilution, the extent of which cannot currently be determined, to the Pubco Stockholders prior to the Business Combination. Consequently, the Pubco Stockholders prior to the Business Combination, as a group, will have significantly reduced ownership and voting power in Pubco compared to their ownership and voting power prior to the completion of the Business Combination and may have little ability to influence Pubco’s management and policies.

41

The Business Combination will result in [●], which is currently Aero’s controlling owner, holding a substantial portion of Pubco’s voting power, giving it the ability to control Pubco, and its interests may conflict with those of other stockholders.

Following the Business Combination, [●], which is currently Aero’s controlling owner, is expected to control approximately [●]% of Pubco’s voting power by virtue of its ownership of [●] shares of Pubco Series A-1 Preferred Stock. As a result, [●] will have the ability to substantially influence matters requiring stockholder or board approval, including the election of directors, approval of any potential acquisition of Pubco, changes to its organizational documents and significant corporate transactions. For so long as [●] continues to own a substantial portion of Pubco’s voting stock, subject to the provisions of the WBCA, [●] may be able to cause or prevent certain transactions of Pubco and influence the composition of the Pubco Board.

The interests of [●] with respect to matters potentially or actually involving or affecting Pubco, such as future acquisitions, financings and other corporate opportunities and attempts to acquire Pubco, may conflict with the interests of other Pubco Stockholders. Moreover, this concentration of stock ownership may also adversely affect the trading price of Pubco Common Stock to the extent investors perceive a disadvantage in owning stock of a company with a stockholder that controls such a large portion of its voting stock.

The market price of Pubco Common Stock following the Business Combination may decline as a result of the Business Combination.

The market price of Pubco Common Stock may decline as a result of the Business Combination for a number of reasons, including if:

•	investors react negatively to Pubco’s business, prospects or capital structure following the Business Combination;

•	the effect of the Business Combination on Pubco’s business and prospects after the Business Combination is not consistent with the expectations of financial or industry analysts; or

•	Pubco’s financial results or operating performance following the Business Combination are not consistent with the expectations of investors.

Even if the Business Combination is consummated, there is no assurance that the trading price of Pubco Common Stock will not decline.

The portion of the Spin-Off that may be characterized as a dividend for U.S. federal income tax purposes is uncertain.

Assuming the Spin-Off is treated as a taxable distribution for U.S. federal income tax purposes pursuant to Section 301(a) of the Code, the distribution of BT Group common stock in the Spin-Off will be considered a dividend for U.S. federal income tax purposes to the extent of Pubco’s current and accumulated E&P (as defined elsewhere in this proxy statement/prospectus). The process of determining E&P requires a comprehensive review and analysis of Pubco’s and Aero’s history and a review of future events and factors.

The determination will be based in part on factors that are outside the control of either Pubco or Aero and which cannot be ascertained at this time, including the closing date of the Business Combination and the financial results of Pubco and Aero through the end of Aero’s tax year in which the Business Combination occurs. The determination of E&P is not binding on the IRS, and it is possible that the IRS will take a different view of Pubco’s E&P or the characterization of the Spin-Off. As a result, the portion of the Spin-Off treated as a taxable dividend to Pubco Stockholders may differ from Pubco’s estimate.

Litigation relating to the Business Combination could result in an injunction preventing the completion of the Business Combination and/or substantial costs to Pubco.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements. Even if any such lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Pubco’s liquidity and financial condition.

42

Lawsuits that may be brought against Pubco, Aero or their respective directors could also seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Merger Agreement already implemented and to otherwise enjoin the parties from consummating the Business Combination. One of the closing conditions to the Business Combination is that no injunction by any court, administrative agency or other governmental entity has been entered and continues to be in effect and no law having such effect has been adopted or is effective. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Business Combination, that injunction may delay or prevent the Business Combination from being completed within the expected timeframe or at all, which may adversely affect Pubco’s and Aero’s respective business, financial position and results of operations.

There can be no assurance that any defendants in any such litigation will be successful. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Business Combination is completed may adversely affect Pubco’s business, financial condition, results of operations and cash flows.

Certain provisions of the Merger Agreement may discourage third parties from submitting competing proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit Pubco from soliciting competing proposals or cooperating with persons making unsolicited takeover proposals, except in limited circumstances when the Pubco Board determines in good faith, after consultation with its independent financial advisor, if any, and outside counsel, that an unsolicited competing proposal constitutes, or would reasonably be expected to result in, a superior competing proposal and that failure to take such action would result in a breach of the fiduciary duties of the Pubco Board.

Notwithstanding a determination by the Pubco Board that a competing proposal represents a superior offer, if the Pubco Board determines to proceed with the competing offer, Pubco would be required to pay Aero a termination fee of $3.5 million, which could effectively discourage, delay or prevent any such competing offer. These provisions could discourage other potential acquirors from making unsolicited proposals to Pubco or limit the ability of Pubco Stockholders to realize a premium in connection with a change of control of Pubco.

The lack of a public market for Aero’s capital stock and the absence of a fairness opinion make it difficult to evaluate the fairness of the Merger consideration, and Pubco may pay more than the fair market value of Aero’s capital stock.

The outstanding capital stock of Aero is privately held and is not traded in any public market. Moreover, Pubco has not obtained a third-party fairness opinion that would establish a value of Aero and the fairness, from a financial point of view, of the consideration to be paid by Pubco for the Aero Stock. The lack of a public market and the absence of a fairness opinion make it difficult to determine the fair market value of Aero’s stock.

Because the percentage of Pubco equity to be issued to Aero Stockholders was determined based on negotiations between the parties, it is possible that Pubco may pay more than the aggregate fair market value of Aero’s capital stock. If the consideration exceeds the fair market value of Aero, the Business Combination may not be accretive to Pubco or Pubco Stockholders may not realize the anticipated benefits of the transaction. Notwithstanding the foregoing, upon consummation of the Spin-Off, the Pubco Stockholders will retain their existing interest in Pubco’s current business.

The executive officers and directors of Pubco have interests in the Business Combination that are different from, or in addition to, the interests of Pubco Stockholders and that may influence them to support or approve the Business Combination.

The officers and directors of Pubco are parties to arrangements that provide them with interests in the Business Combination that are different from, or in addition to, the interests of other Pubco Stockholders. Specifically, following the closing of the Merger, the officers and directors of Pubco are entitled to continued indemnification from Pubco for a period of six years.

43

This interest may influence the Pubco Board and management to support or approve the Business Combination, even if a transaction with a third party or no transaction might be viewed as more favorable to Pubco Stockholders. For more information regarding the interests of the Pubco executive officers and directors in the Business Combination, see the section titled “Interests of the Pubco Directors and Executive Officers in the Business Combination” of this proxy statement/prospectus.

Pubco has incurred and will incur significant transaction costs in connection with the Business Combination.

Except as otherwise provided in the Merger Agreement, whether or not the Business Combination is consummated, all expenses incurred by any party or on its behalf in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses. Such expenses are expected to be significant and include, among others, fees and expenses of financial advisors, legal counsel, accountants and other advisors, as well as printing, mailing and filing fees.

If the Business Combination is not completed, Pubco will have incurred substantial expenses without realizing the anticipated benefits of the Business Combination.

If the Business Combination is not consummated, Pubco’s business could suffer materially and Pubco’s stock price could decline.

The consummation of the Business Combination is subject to a number of closing conditions, including the approval by Pubco Stockholders and other customary closing conditions. Pubco is targeting a closing of the transaction during the first quarter of 2026; however, there can be no assurance that the Business Combination will be completed within this timeframe or at all.

If the Business Combination is not consummated, Pubco may be subject to a number of material risks, and its business and stock price could be adversely affected, including the following:

•	Pubco has incurred and expects to continue to incur significant expenses related to the Business Combination even if the Business Combination is not consummated.

•	The Merger Agreement contains covenants relating to Pubco’s solicitation of competing acquisition proposals and the conduct of Pubco’s business between the date of signing the Merger Agreement and the closing of the Business Combination. As a result, significant business decisions and transactions before the closing of the Business Combination require the consent of Aero. Accordingly, Pubco may be unable to pursue business opportunities that would otherwise be in its best interests as a standalone company. If the Merger Agreement is terminated after Pubco has invested significant time and resources in the transaction process, Pubco may have a limited ability to continue its current operations without obtaining additional financing to fund its operations.

•	Pubco could be obligated to pay Aero a $3,500,000 termination fee plus certain third-party expenses incurred by Aero in connection with the termination of the Merger Agreement, depending on the reason for the termination.

•	Pubco’s management team may be distracted from day-to-day operations as a result of the proposed Business Combination.

•	The market price of Pubco Common Stock may decline to the extent that the current market price reflects a market assumption that the proposed Business Combination will be completed.

Any of these factors, individually or in the aggregate, could materially and adversely affect Pubco’s business, financial condition, results of operations and stock price if the Business Combination is not consummated.

44

Risks Related to Pubco’s Securities

The market price of Pubco’s securities may be volatile and may fluctuate in a way that is disproportionate to Pubco’s operating performance.

Pubco’s securities may experience substantial volatility because of a number of factors, including, among others:

•	sales or potential sales of substantial amounts of Pubco Common Stock,

•	potential stock splits,

•	announcements about Pubco or about its competitors or new product or service introductions,

•	conditions in the global UAV industry or the restaurant industry,

•	governmental regulation and legislation,

•	variations in Pubco’s anticipated or actual operating results,

•	changes in securities analysts’ estimates of Pubco’s performance, or Pubco’s failure to meet analysts’ expectations,

•	overall political and economic conditions, including current and future military conflicts globally.

There can be no assurance that the price of Pubco’s securities will not fluctuate or decline significantly. The stock market in recent years has experienced considerable price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies and that could materially adversely affect the price of Pubco’s securities, regardless of Pubco’s operating performance. The market prices of stock in drone companies have been especially volatile. You should also be aware that price volatility might be worse if the trading volume of shares of the Pubco Common Stock is low.

Pubco does not intend to pay cash dividends. As a result, capital appreciation, if any, will be your sole source of gain.

Pubco intends to retain future earnings, if any, to fund the development and growth of its business. In addition, the terms of existing and future debt agreements may preclude Pubco from paying dividends. As a result, capital appreciation, if any, from the sale of Pubco Common Stock will be your sole source of gain for the foreseeable future.

Pubco currently has outstanding, and it may in the future issue, instruments which are exercisable for or convertible into shares of Pubco Common Stock, which will result in additional dilution to the Pubco Stockholders.

Pubco has currently outstanding instruments that are exercisable for or convertible into shares of Pubco Common Stock, and Pubco may need to issue similar instruments in the future, which may have exercise or conversion prices less than the price paid by existing investors for their shares. If these exercisable or convertible instruments are exercised for or converted into shares of outstanding Pubco Common Stock, you could experience additional dilution. In addition, the possibility that additional shares of Pubco Common Stock may be issued upon such exercise or conversion may depress the market price for the Pubco Common Stock. Furthermore, if Pubco issues shares of Pubco Common Stock in the future, there can be no assurance that the purchase price for such shares will be equal to or greater than the price paid by existing investors for their shares.

45

There may not be an active trading market for the Pubco Common Stock, which could affect your ability to sell Pubco Common Stock or depress the market price of the Pubco Common Stock.

Pubco expects that your shares of Pubco Common Stock will be listed on Nasdaq. However, an active public market for the Pubco Common Stock may not be sustained, which could affect your ability to sell, or depress the market price of, the Pubco Common Stock. We are unable to predict whether an active trading market for Pubco Common Stock will be sustained.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell Pubco’s securities.

FINRA has adopted rules that a broker-dealer must have reasonable grounds for believing that an investment recommended to a customer is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy Pubco’s securities, which may have the effect of reducing the level of trading activity in such securities, resulting in fewer broker-dealers being willing to make a market in such securities, potentially reducing a stockholder’s ability to resell Pubco’s securities.

If securities or industry analysts do not publish research or reports about Pubco’s business, if they adversely change their recommendations regarding Pubco’s securities or if Pubco’s results of operations do not meet their expectations, the price of Pubco’s securities and trading volume could decline.

The trading market for Pubco’s securities will be influenced by the research and reports that industry or securities analysts publish about Pubco or its business. Pubco does not have any control over these analysts. If one or more of these analyst’s cease coverage of Pubco or fail to publish reports on Pubco regularly, Pubco’s securities could lose visibility in the financial markets, which in turn could cause Pubco’s share price or trading volume to decline. Moreover, if one or more of the analysts who cover Pubco downgrade its securities, or if Pubco’s results of operations do not meet their expectations, the price of Pubco’s securities could decline.

Pubco will have the ability to issue “blank check” preferred stock, which could affect the rights of holders of Pubco Common Stock.

The Pubco Charter allows the Pubco Board to issue 2,000,000 shares of preferred stock and to set the terms of such preferred stock, without the approval of the Pubco Stockholders. The terms of such preferred stock may materially adversely impact the dividend, liquidation and voting rights of holders of Pubco Common Stock, which could cause the market price of the Pubco Common Stock to decline.

The majority of the capital stock of Pubco will be owned by the former Aero Stockholders, whose interests may not be aligned with the interests of the other Pubco Stockholders.

Immediately after the Merger, we estimate that the continuing Pubco Stockholders will beneficially own approximately 11% of the Pubco Common Stock (which includes 1,933,606 shares of Pubco Common Stock issued to Pubco’s financial advisor in the Merger) and the former Aero Stockholders will beneficially own approximately 89% of the Pubco Common Stock, in each case accounting for the Pubco Preferred Stock on an as-converted basis, and further assuming (i) that Pubco has zero dollars of Net Cash or Net Debt as of the Closing, (ii) that the Pubco IPO Warrants will not be exercised, and (iii) that the holders of the Pubco IPO Warrants will participate in the Spin-Off. The ownership percentages of both the continuing Pubco Stockholders and the former Aero Stockholders will be diluted to the extent shares of Series B Preferred Stock are issued in the Concurrent Financing.

As a result of their stock ownership of Pubco, subject to the provisions of the WBCA, the former Aero Stockholders will be able to control all matters requiring approval by Pubco Stockholders, including, but not limited to: the election of directors; mergers, consolidations or acquisitions, the sale of all or substantially all of Pubco’s assets and other decisions affecting Pubco’s capital structure; and Pubco’s liquidation, winding up and dissolution. The interests of the former Aero Stockholders may not be aligned with the interests of the other Pubco Stockholders in these matters. In addition, this concentration of stock ownership may have a material adverse effect on the trading price of Pubco Common Stock because investors may perceive disadvantages in owning shares in a company with significant stockholders. Such persons’ stock ownership also may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

46

Provisions in the Pubco Charter, the Pubco Bylaws and Wyoming law might discourage, delay or prevent a change in control of Pubco or changes in Pubco’s management and, therefore, depress the trading price of the Pubco Common Stock.

Provisions of the Pubco Charter, the Pubco Bylaws and Wyoming law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of Pubco or changes in Pubco’s management, including any such transaction in which the Pubco Stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of the Pubco Stockholders to approve transactions that they may deem to be in their best interests.

These provisions include: (i) the inability of stockholders to call special meetings; (ii) the inability of stockholders to remove a director, except at a special meeting called for such purpose by the vote of the holders of 66 2/3% of the shares then entitled to vote for such director; (iii) certain advance notice provisions for stockholder nominations and stockholder proposals; and (iv) the ability of the Pubco Board to designate the terms of and issue new series of preferred stock without stockholder approval, which preferred stock could include the right to approve an acquisition or other change in control transaction, or could be used to establish a rights plan, also known as a poison pill, that would work to dilute the stock ownership of any potential hostile acquirer, likely preventing acquisitions that have not been approved by the Pubco Board.

The existence of the forgoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of the Pubco Common Stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

The requirements of being a public company, including the requirements of the Sarbanes-Oxley Act, may strain the resources of Pubco and its subsidiaries, increase their costs and distract their management, and Pubco and its subsidiaries may be unable to comply with these requirements in a timely or cost-effective manner.

Aero’s management will be the management of Pubco following the Merger, and Aero’s operations will be the primary operations of Pubco following the Merger. Aero’s management has no history operating, and Aero has no history as, a publicly traded company. As a subsidiary of Pubco, Aero’s business will need to comply with certain laws and regulations and public reporting requirements, including the reporting obligations of the Exchange Act, certain corporate governance provisions of the Sarbanes-Oxley Act and other laws, regulations and rules of the SEC and Nasdaq, none of which Aero is required to comply with as a private company. Complying with these laws, regulations and requirements will increase Aero’s general and administrative costs as a result of higher expenses associated with director and officer liability insurance, audit work, legal counsel, regulatory requirements and the establishment and maintenance of heightened corporate governance measures and management oversight. Compliance will occupy a significant portion of the time of Aero’s management.

Many of Pubco’s existing policies, practices and procedures will be inapplicable to Aero’s business. After the Business Combination, Pubco will need to: institute a more comprehensive compliance function for Aero’s business; design, establish, evaluate and maintain a system of internal control over financial reporting applicable to Aero in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board; and expand certain internal policies, such as those relating to disclosure controls and procedures, to cover Aero’s business. If Pubco is unable to accomplish these objectives in a timely and effective fashion, its ability to comply with its public reporting requirements and other rules that apply to public companies could be impaired, and Pubco may be subject to sanction or investigation by the SEC.

47

After the merger, Pubco’s failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could result in a restatement of its financial statements, cause investors to lose confidence in its financial statements and have a material adverse effect on Pubco’s business and stock price.

Aero is not currently required to evaluate its internal control over financial reporting in the manner that is generally required of public companies in the United States. Once Aero is a subsidiary of Pubco, the internal accounting controls applicable to Aero will need to meet all standards applicable to companies with publicly traded securities. Effective internal accounting controls are necessary for Pubco to provide reliable financial reports, to help mitigate the risk of fraud and to operate successfully as a publicly traded company. Pubco will be required to document and test the internal accounting controls in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board, including an annual assessment by management of the effectiveness of such internal accounting controls and, if Pubco ceases to be a non-accelerated filer as defined under rules and regulations of the SEC, an annual report by Pubco’s independent registered public accounting firm that addresses such internal accounting controls.

As Pubco prepares to bring Aero into compliance with the standards applicable to companies with publicly traded securities, it may identify material weaknesses or significant deficiencies in the internal accounting controls applicable to Aero. In addition, testing and maintaining internal accounting controls may divert the attention of Pubco’s management from other matters that are important to its business. Pubco may not be able to conclude on an ongoing basis that it has effective internal accounting controls in accordance with Section 404 of the Sarbanes-Oxley Act or Pubco’s independent registered public accounting firm may not be able or willing to issue a favorable assessment. In either event, investors could lose confidence in Pubco’s reported financial information and Pubco itself, which could result in a decline in the market price of the Pubco’s securities, and cause Pubco to fail to meet its future reporting obligations, which in turn could impact its ability to raise additional financing if needed in the future. Furthermore, if Pubco fails to implement the requirements of Section 404 of the Sarbanes-Oxley Act with respect to internal accounting controls applicable to Aero in a timely manner, it may also be subject to sanctions or investigation by regulatory authorities such as the SEC.

48

SPECIAL MEETING OF STOCKHOLDERS

General Information

Pubco is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the Pubco Board for use at the Special Meeting to be held on [●], 2026 and at any adjournment or postponement thereof. This proxy statement/prospectus is first being mailed on or about [●] to all stockholders of record of Pubco as of [●], which is the Record Date. This proxy statement/prospectus provides you with information you need to know in order to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held on [●], 2026 at [●] Central Time, unless postponed or adjourned to a later date. You will be able to attend, vote your shares and submit questions during the Special Meeting. The Special Meeting will be held in the second-floor conference room at 10501 Wayzata Boulevard South, Minnetonka, Minnesota.

Purpose of the Special Meeting

At the Special Meeting, Pubco Stockholders will be asked to consider and vote on the following matters:

•	The Business Combination Proposal — a proposal to adopt the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, which agreement provides for the Business Combination and the Spin-Off, and to approve the Merger;

•	The Director Election Proposal — a proposal to elect five directors to hold office until Pubco’s next annual meeting of stockholders and until their respective successors are elected and qualified;

•	The Equity Plan Proposal — a proposal to approve the Pubco 2025 Long-Term Incentive Equity Plan, a copy of which is attached to this proxy statement/prospectus as Annex B;

•	The Name Change Proposal — a proposal to change Pubco’s name to “Aero Velocity, Inc.” by amending and restating the Articles of Incorporation of Pubco, as amended (the “Pubco Charter”), in the form attached to this proxy statement/prospectus as Annex C;

•	The Nasdaq Proposal — a proposal to approve, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of shares of Pubco Common Stock (i) upon conversion of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock issued in the Business Combination and (ii) upon conversion of the Pubco Series B Preferred Stock issued in the Concurrent Financing; and

•	The Adjournment Proposal — a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination.

The Business Combination will not be consummated unless all the Proposals (other than the Adjournment Proposal) are approved or the corresponding condition in the Merger Agreement is waived by the parties to such agreement. If the Business Combination Proposal is not approved, the other proposals, except the Adjournment Proposal, will not be presented to stockholders for a vote. If the other Proposals are presented and approved, the Adjournment Proposal will not be presented.  If the Adjournment Proposal is presented, the other Proposals will not be presented.

Recommendation of the Pubco Board

The Pubco Board has unanimously adopted the Merger Agreement and unanimously recommends that Pubco Stockholders vote “FOR” the Business Combination Proposal, “FOR” each of management’s nominees for election as directors in the Director Proposal, “FOR” the Equity Plan Proposal, “FOR” the Name Change Proposal, “FOR” the Nasdaq Proposal and, if necessary, “FOR” the Adjournment Proposal. Please see the section entitled “Proposal No. 1: The Business Combination Proposal—Pubco Board’s Reasons for the Business Combination” for a more detailed discussion of the factors considered by the Pubco Board in reaching its decision to adopt the Merger Agreement and recommend the Business Combination and the other proposals.

49

Record Date and Quorum

Pubco has fixed the close of business on [●], 2026 as the Record Date for the Special Meeting. Only Pubco Stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. As of the close of business on the Record Date, there were [●] shares of Pubco Common Stock outstanding and entitled to notice of, and to vote at, the Special Meeting, held by [●] stockholders of record. Each holder of shares of outstanding Pubco Common Stock on the Record Date will be entitled to one vote for each share held of record.

The presence at the Special Meeting, in person or by proxy, of a majority of the outstanding shares of Pubco Common Stock entitled to vote as of the close of business on the Record Date will constitute a quorum for purposes of the Special Meeting. All shares of Pubco Common Stock entitled to vote and present in person or represented by proxy, including shares subject to abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Special Meeting. Shares subject to broker non-votes, if any, will be counted as present for the purpose of determining a quorum, as long as the shares are entitled to vote on at least one matter.

If a quorum is not present at the Special Meeting, it will be postponed or adjourned until the holders of the number of shares of Pubco Common Stock required to constitute a quorum attend or are represented by proxy. If additional votes must be solicited in order for Pubco Stockholders to approve the Business Combination Proposal, the Equity Plan Proposal, the Name Change Proposal, the Nasdaq Proposal and, if necessary, the Adjournment Proposal, the Special Meeting may be adjourned to solicit additional proxies.

Vote Required; Treatment of Abstentions and Failure to Vote

Approval of each of the Business Combination Proposal, the Equity Plan Proposal, the Name Change Proposal, the Nasdaq Proposal and, if necessary, the Adjournment Proposal, requires that the votes cast in favor of such proposal exceed the votes cast against such proposal.

With respect to each Proposal, if you mark “ABSTAIN” on your proxy card, fail to submit a proxy card, fail to vote by telephone or by the internet, fail to vote in person at the Special Meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, you will not be deemed to have cast a vote with respect to such proposal, and your abstention or failure to vote will have no effect on the outcome of such proposal (although your shares may be counted as present for purposes of determining a quorum as described above).

Shares Held by Directors and Executive Officers

As of the close of business on the Record Date, the directors and executive officers of Pubco and their affiliates beneficially owned and were entitled to vote approximately [●] shares of Pubco Common Stock, representing approximately [●]% of the shares of Pubco Common Stock on that date. Pubco currently expects that each of its directors and executive officers will vote his or her shares of Pubco Common Stock in favor of the Business Combination Proposal, the Equity Plan Proposal, the Name Change Proposal, the Nasdaq Proposal and, if necessary, the Adjournment Proposal.

In connection with entering into the Merger Agreement, Gary Copperud, a director and executive officer of Pubco, in his capacity as a stockholder of Pubco, entered into a Support Agreement. The Support Agreement requires, among other things, that Mr. Copperud vote all of his shares of Pubco Common Stock in favor of the Business Combination and the other proposals being considered at the Special Meeting and against alternative transactions and not transfer any of his shares of Pubco Common Stock, subject to certain exceptions. For further information, please see the section entitled “The Merger Agreement—Support Agreement.”

50

Voting of Proxies; Incomplete Proxies

A Pubco Stockholder may vote by proxy or in person at the Special Meeting. If you hold your shares of Pubco Common Stock in your name as a stockholder of record, you may submit a proxy using one of the following methods:

•	In Person at the Special Meeting. All stockholders of record may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person.

•	By Returning the Enclosed Proxy Card. To vote using the proxy card, complete, sign and date the proxy card that is included in the proxy materials and return it promptly in the envelope provided.

•	By Telephone. To vote over the telephone, dial toll-free [●] using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice.

•	Over the Internet. To vote through the internet before the meeting, please visit www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number included in the Notice, your proxy card or the instructions that accompanied your proxy materials.

When a properly executed proxy card is returned, the shares of Pubco Common Stock represented by it will be voted at the Special Meeting in accordance with the instructions contained on the proxy card. If any proxy card is returned without indication as to how to vote, the shares of Pubco Common Stock represented by the proxy card will be voted as recommended by the Pubco Board. The deadline for voting by telephone or through the internet as a Pubco Stockholder of record is [●], Central Time, on [●], 2026.

If you own shares held in “street name” by a bank, broker or other nominee, you should check the voting form used by that firm to determine how to vote. Please consult the voting instructions provided by your bank, broker or other nominee for information about the deadline for voting by telephone or through the internet. You may not vote shares held in “street name” by returning a proxy card directly to Pubco or by voting in person at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. If you own shares held in “street name” and would like to vote in person at the Special Meeting, you must obtain a “legal proxy” from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Every Pubco Stockholder’s vote is important. Accordingly, you should complete, sign, date and return the enclosed proxy card or vote through the internet or by telephone, whether or not you plan to attend the Special Meeting. Sending in your proxy card or voting by internet or telephone will not prevent you from voting your shares at the Special Meeting. Similarly, if you own shares held in “street name” by a bank, broker or other nominee, you should follow the voting instructions provided by them, whether or not you plan to attend the Special Meeting.

Shares Held in “Street Name”

If your shares are held in “street name” by a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Under stock exchange rules, banks, brokers and other nominees who hold shares of Pubco Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not permitted to exercise voting discretion with respect to the approval of matters determined to be “non-routine” without specific instructions from the beneficial owner.

51

Pubco expects that all proposals to be voted on at the Special Meeting, other than the Adjournment Proposal, will be “non-routine” matters. Broker non-votes are shares held by a bank, broker or other nominee with respect to which such entity is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your bank, broker or other nominee holds your shares of Pubco Common Stock in “street name,” such entity will vote your shares of Pubco Common Stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker or other nominee with this proxy statement/prospectus.

Revocability of Proxies and Changes to a Pubco Stockholder’s Vote

If you hold stock in your name as a stockholder of record, you may change your vote or revoke any proxy at any time before it is voted by (1) completing, signing, dating and returning a proxy card with a later date, (2) delivering a written revocation letter to Pubco’s secretary, (3) attending the Special Meeting in person and asking to withdraw the proxy prior to its use for any purpose, or (4) voting by telephone or the internet at a later time (but prior to the internet and telephone voting deadline). If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the Special Meeting.

Any Pubco Stockholder entitled to vote in person at the Special Meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying Pubco’s secretary) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy card should be addressed to:

BT Brands, Inc.

10501 Wayzata Blvd. South

Suite 102

Minnetonka, Minnesota 55305

Attn: Kenneth Brimmer

If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Solicitation of Proxies

Pubco is soliciting proxies from its stockholders in connection with the Business Combination. Pubco will bear the entire cost of soliciting proxies from its stockholders. In addition to solicitation of proxies by mail, Pubco will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Pubco Common Stock and secure their voting instructions. Pubco will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Pubco may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from Pubco Stockholders, either personally or by telephone, facsimile, letter or electronic means.

Attending the Special Meeting

All Pubco Stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Special Meeting. In addition, those holding shares of Pubco Common Stock in “street name” will be permitted to attend the Special Meeting if they comply with the procedures described below. Registration will begin at [●], Central Time.

52

We encourage you to register your vote through the internet or by telephone whenever possible. When a stockholder submits a proxy through the internet or by telephone, his or her proxy is recorded immediately. If you attend the Special Meeting, you may also submit your vote in person. Any votes that you previously submitted—whether through the internet, by telephone or by mail—will be superseded by any vote that you cast at the Special Meeting.

If you hold shares of Pubco in “street name” through a bank, broker or other nominee, please bring a letter from the record holder of your shares confirming your beneficial ownership and a valid photo identification in order to be admitted to the meeting. A copy or printout of a brokerage statement will not be sufficient without a signed letter from the bank, broker or other nominee through which you beneficially own Pubco Common Stock. Pubco reserves the right to refuse admittance to anyone without proper proof of share ownership and without valid photo identification. In addition, you may not vote unless you also hold a “legal proxy” from your broker, bank or nominee.

Delivery of Proxy Materials

As permitted by applicable law, only one copy of this proxy statement/prospectus, along with a copy of the 2024 Form 10-K and the September 2025 Form 10-Q, is being delivered to Pubco Stockholders residing at the same address, unless such Pubco Stockholders have notified Pubco of their desire to receive multiple copies of these materials.

Pubco will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any stockholder residing at an address to which only one copy of such document was mailed. Requests for additional copies should be directed to Pubco’s secretary at (662) 680-1001.

Other Matters

As of the date of this proxy statement/prospectus, the Pubco Board does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

Assistance

If you need assistance in completing your proxy card, have questions regarding the Special Meeting, or would like additional copies of this proxy statement/prospectus, please contact Pubco at 10501 Wayzata Blvd South, Suite 102, Minnetonka, MN 55305, telephone: (307) 274-3055.

53

PROPOSAL NO. 1: THE BUSINESS COMBINATION PROPOSAL

Overview

Pubco is asking its stockholders to adopt the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, which agreement provides for the Business Combination, and approve the Merger.

The Business Combination

The Business Combination will be accomplished by the Merger of Merger Sub with and into Aero pursuant to the Merger Agreement, with Aero surviving as a direct, wholly owned subsidiary of Pubco. At the Effective Time, all of the outstanding shares of Aero Stock will be converted into the right to receive the Merger Consideration, consisting of an aggregate of 10,110 shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock. In addition, Pubco will be renamed “Aero Velocity, Inc.”

Concurrently with the Closing, the Aero Stockholders or their designees will invest a minimum of $3 million and up to a maximum of $5 million in Pubco Series B Preferred Stock in the Concurrent Financing.

Prior to the Closing, Pubco will complete the Restructuring, whereby Pubco will transfer to BT Group, a wholly owned Wyoming subsidiary of Pubco, all of Pubco’s assets and liabilities. After the Closing, on such appropriate date as is determined by the Pubco Board, Pubco will distribute all of the shares of BT Group common stock to the holders of the Pubco Common Stock (other than Pubco’s financial advisor, which has agreed not to participate in the Spin-Off) and, unless mutually agreed otherwise by the Parties prior to the Closing, to the holders of the Pubco IPO Warrants, in the Spin-Off. Only holders of Pubco Common Stock and/or the Pubco IPO Warrants as of the record date of the Spin-Off as selected by the Pubco Board will be entitled to receive shares of BT Group common stock in the Spin-Off. No holder of Pubco Preferred Stock will be entitled to receive any shares of BT Group in the Spin-Off.

As a result of the Merger and the Spin-Off, Aero will become a wholly owned subsidiary of Pubco, Pubco will remain a publicly traded company operating the current business of Aero, and BT Group will become a publicly traded company operating the current business of Pubco.

For more information on the Business Combination and the Merger Agreement, see “The Merger Agreement” below.

Pro Forma Ownership After the Business Combination

Immediately after the Merger, we estimate that the continuing Pubco Stockholders will beneficially own approximately 11% of the Pubco Common Stock and the former Aero Stockholders will beneficially own approximately 89% of the Pubco Common Stock, in each case accounting for the Pubco Preferred Stock on an as-converted basis, and further assuming (i) that Pubco has zero dollars of Net Cash or Net Debt as of the Closing, (ii) the Pubco IPO Warrants will not be exercised and (iii) that the holders of the Pubco IPO Warrants will participate in the Spin-Off. The ownership percentages of both the continuing Pubco Stockholders and the former Aero Stockholders will be diluted to the extent shares of Series B Preferred Stock are issued in the Concurrent Financing.

Immediately after the Spin-Off, the Pubco Stockholders (other than the holders of the Pubco Preferred Stock) will own 100% of the outstanding shares of BT Group.

Background to the Business Combination

In the period following June 2024 and into early 2025, BT Brands evaluated a range of strategic options to maximize shareholder value including, but not limited to, business combinations with a cancer diagnostics company, a financial services company, an Indonesian investment holding company, a U.S. restaurant chain and a China-based medical holding company. The process was characterized by rigorous due diligence, frequent updates to target lists, and ongoing communications with institutional investors, advisors, and target company founders.

54

The following is a list of notable targets considered by BT Brands other than Aero:

Target A - an AI-driven cancer diagnostics company which advanced through a term sheet issued in November 2024, supported by robust diligence and weekly coordination calls.  A letter of intent (“LOI”) was executed but the proposed transaction ultimately did not proceed due to Target A’s inability to raise the sufficient private capital required to support the proposed transaction.

Target B – a western U.S.-based restaurant focused on island-themed cuisine.  The companies held several due diligence discussions and an LOI was proposed by Target B.  The proposed transaction ultimately did not proceed due to an inability of the parties to agree on the level of debt reduction required by Target B as part of the proposed transaction and an uncertain path to securing the capital required for Target B to execute its business plan.

Target C – A medical company based in the People’s Republic of China that focuses on in vitro diagnostics with services to be delivered in China and internationally.

Communications during this period were marked by detailed financial analyses, and valuation discussions, with Maxim Group LLC providing ongoing advisory support. The structure and mechanics of each proposed transaction were tailored to maximize shareholder value, including compatibility with a spinoff or sale of BT Brands assets.

On February 19, 2025, representatives from Chardan Capital Markets LLC (“Chardan”), financial advisor to Aero, contacted representatives of Maxim Group, LLC (“Maxim Group”), BT Brands’ financial advisor, to inquire if any of their clients would be interested in a merger with Aero. On February 26, 2025, representatives from Maxim Group reviewed Aero’s financials with BT Brands and discussed its suitability for a merger with BT Brands. Maxim Group believed that Aero’s historical and projected financial outlook and its position in the AI-powered drone services industry, positioned it as a compelling target.

On March 4, 2025, Maxim Group and BT Brands received a company overview from Aero detailing Aero’s business.  Following review of the company overview, on March 8, 2025, a confidentiality agreement was executed between BT Brands and Aero.

Thereafter, Aero and BT Brands began negotiating the terms of a potential transaction between the two companies.

During the next two weeks, Aero and BT Brands exchanged several revised draft proposals.  The primary areas of negotiation were the exchange ratio and transaction structure.

In early April 2025, BT Brands and Maxim were invited into Aero’s virtual data room (“VDR”) and Aero was invited into BT Brands’ VDR.  The parties thereafter conducted mutual due diligence including requests for information on business, financial, and legal aspects of each party.  The parties also continued to analyze the structure of the proposed transaction in an effort to maximize shareholder value, including a review of the possible tax considerations for shareholders.

On April 22, 2025, Aero and BT Brands executed a non-binding LOI. The LOI included a mutual exclusivity provision.

In May 2025, the parties continued to conduct mutual due diligence, including a review of Aero’s financial model and a summary of customer contracts shared to BT Brands on May 1 and 2, 2025.

At this time, Chardan sought to facilitate customer reference calls between Aero’s customers and BT Brands’ management.

On May 23, 2025, Graubard Miller, counsel to Aero, circulated an initial draft of the Merger Agreement to BT Brands and its counsel.

In June 2025, Maxim Group developed a list of trading comparables for Aero, including companies in the drone, drone services, drone technology and related sectors. These trading comparables were utilized by BT Brands and its advisors to support valuation discussions with Aero and to inform the structure of the transaction. On June 9 and 10, 2025, a trading comparables analysis was finalized.

55

On June 12, 2025, Aero and BT Brands agreed to extend the exclusivity provision contained in the executed letter of intent through July 26, 2025.

On June 19, 2025, Ruffa & Ruffa, P.C., counsel to BT Brands, delivered a revised draft of the Merger Agreement to Aero and its counsel.  Revisions included clarifications regarding the proposed spin-out of the BT Brands’ legacy business and other structural changes.

On June 24, 2025, Graubard circulated a revised draft of the Merger Agreement.

On July 3, 2025, Ruffa & Ruffa, P.C. circulated a revised draft of the Merger Agreement and on the same day, Graubard Miller circulated a further revised draft of the Merger Agreement responding to various questions posed by Ruffa & Ruffa, P.C. on the agreement.

Throughout July and August of 2025, internal calls were held weekly to discuss various items relating to the proposed transaction, including the status of negotiations and execution of the Merger Agreement, finalization of Aero’s audited and unaudited financial statements and preparation of pro forma financial information. These meetings included representatives from Aero and BT, as well as representatives from Graubard Miller, Ruffa & Ruffa, P.C., Chardan and Maxim Group.

On July 16, 2025, Aero and BT Brands agreed to a second 45-day extension of the exclusivity included in the letter of intent to facilitate continued diligence and negotiation of the proposed transaction.

On August 1, 2025, Ruffa & Ruffa, P.C. proposed certain changes to the Merger Agreement regarding the number of shares outstanding and valuation percentages.

On August 13, 2025, a further revised draft Merger Agreement was distributed by Graubard Miller with initial supporting schedules and ancillary agreements.

On August 15, 2025, an internal meeting was held to finalize a description of Aero’s business and to confirm the structure of Aero’s Series A and Series B preferred stock, including the applicable voting rights and conversion mechanics related thereto.  The parties also discussed the associated $3–5 million investment to be made by Aero’s existing shareholders.  On the same date, a revised draft of the Merger Agreement was distributed by Graubard Miller.

Between August 15, 2025 and September 2, 2025, discussions were held and emails exchanged daily between the parties and their advisors to finalize the Merger Agreement, disclosure schedules and ancillary documents.  During this time, numerous drafts of the Merger Agreement and its associated disclosure schedules were exchanged, reviewed and revised between the respective parties.

On July 30, 2025, the BT Brands board met to approve the transaction.  Gary Copperud and Kenneth Brimmer, the Chief Executive Officer and Chief Financial Officer, respectively, of Pubco, reviewed the status of the potential merger with Aero and, in part, based upon the financial projections provided by Aero, the Pubco board of directors unanimously approved the authorized officers of Pubco to continue negotiations and effectuate all transactions required to complete the Merger.

On September 2, 2025, Aero’s board approved the execution of the Merger Agreement and the transactions contemplated thereby by unanimous written consent.

On September 2, 2025, the parties executed the Merger Agreement.

On September 3, 2025, a press release was issued announcing the execution of the Merger Agreement and BT Brands filed a Current Report on Form 8-K filed with the SEC describing the transaction.

56

Certain Unaudited Aero Prospective Financial Information

Aero provided Pubco with its internally prepared forecasts, as described below. These forecasts were prepared by Aero solely for internal use, including budgeting and other management purposes, were subjective in many respects and were therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the forecasts in making a decision regarding the Business Combination, as the forecasts may be materially different than actual results.

The forecasts were based on information provided to the Pubco Board prior to the meeting at which it approved the Merger Agreement and the Business Combination, and reflected numerous assumptions, including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which were beyond Aero’s control, such as the risks and uncertainties described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus. In developing the projected financial information, numerous significant assumptions were made, in addition to the assumptions described above, with respect to Aero’s business for the periods covered by the financial projections, which management of Aero communicated to Pubco orally.

Although the assumptions and estimates on which the forecasts for revenue, gross profit and EBITDA are based were believed by Aero’s management to be reasonable and based on the best then-currently available information, the financial forecasts are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Aero’s control. While all forecasts are necessarily speculative, Aero believes that the prospective financial information covering periods beyond twelve months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context.

Due to inherent uncertainties in financial projections of any kind, stockholders are strongly cautioned not to place undue reliance, if any, on the forecasts and not to rely on the forecasts in making any decision regarding the Business Combination.

 There will be differences between actual and forecasted results, and actual results may be materially greater or materially less than those contained in the forecasts. In addition, the prospective financial information is not being included in this proxy statement/prospectus to influence your decision whether to vote in favor of any proposal presented at the Special Meeting (including the Business Combination Proposal) but is being included because such forecasts were made available to the Pubco Board in connection with its evaluation of Aero.

The inclusion of the forecasted financial information in this proxy statement/prospectus should not be regarded as an indication that Aero, Pubco or their respective representatives considered or consider the forecasts to be a reliable prediction of future events, and reliance should not be placed on the forecasts. The forecasts are not fact.

The forecasts were requested by, and disclosed to, the Pubco Board for use as a component in its overall evaluation of Aero and are included in this proxy statement/prospectus on that basis. Aero has not warranted the accuracy, reliability, appropriateness or completeness of the forecasts to anyone, including to Pubco. Neither Aero’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Aero compared to the performance reflected in the forecasts, and none of them intends to or undertakes any obligation to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the forecasts are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. Aero will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.

57

Aero does not as a matter of course make public projections as to future sales, earnings or other results. As such, the accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with published guidelines of the SEC or those established by the American Institute of Certified Public Accountants with respect to prospective financial information. While, in the view of Aero’s management, the prospective financial information was prepared on a reasonable basis, reflected the best currently available estimates and judgments, and presented, to the best of Aero’s management’s knowledge and belief, the expected course of action and the expected future financial performance of Aero, this information does not reflect statements of fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information. Neither Aero’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projected financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projected financial information.

The key elements of the forecasts requested by, and disclosed to, the Pubco Board are summarized in the table below:

	2025 Q1 Actual	2025 Q2 Actual	2025 Q3 Actual	2025 Q4 Projected	2025 YEAR PROJECTED

Total Revenue	$1,262,312	$1,246,950	$1,085,444	$3,907,686	$7,502,392

Cost of Goods Sold	300,874	274,804	705,623	1,011,238	2,292,539

Gross Profit	961,438	972,146	379,821	2,896,448	5,209,853
Cash Expenses	459,552	899,570	842,223	1,004,512	3,205,857

EBITDA	501,886	72,576	(462,402)	1,891,936	2,003,996
Interest expense	18,859	377	19,050	19,050	57,336
Other expenses	42,398	40,089	83,167	93,157	258,811

Net Income (loss)	$440,629	$32,110	$(564,619)	$1,779,729	$1,687,849

	2026 Q1 Projected	2026 Q2 Projected	2026 Q3 Projected	2026 Q4 Projected	2026 YEAR PROJECTED

Total Revenue	$6,070,009	$7,959,418	$10,127,918	$8,918,367	$33,075,712

Cost of Goods Sold	1,407,859	1,892,329	2,389,793	2,048,620	7,738,601

Gross Profit	4,662,150	6,067,089	7,738,125	6,869,747	25,337,111
Cash Expenses	1,679,591	1,415,148	1,410,326	1,401,575	5,906,640

EBITDA	2,982,559	4,651,941	6,327,799	5,468,172	19,430,471
Interest expense	19,050	19,050	19,050	19,050	76,200
Other expenses	103,168	118,168	123,167	123,167	467,670

Net Income	$2,860,341	$4,514,723	$6,185,582	$5,325,955	$18,886,601

The forecasts above were based on information at the time regarding expected expenditures by, and contracts with, the U.S. government.  The change in presidential administrations, the introduction of DOGE, the prolonged government shutdown earlier this year and the resulting uncertainty within several federal agencies caused work on the approved contracts and grants that Aero had in hand to be paused. As a result, the forecasts above were not met.  Aero has undertaken considerable efforts to diversify its revenue streams and expect that these efforts, combined with the anticipated return of its traditional government business, will result in a return to profitability in 2026 and beyond.  However, there is no assurance of this fact.

58

Non-GAAP Financial Measures

This proxy statement/prospectus includes references to EBITDA, a non-GAAP financial measure. EBITDA represents net income (loss) before interest expense, income tax expense (benefit), depreciation, and amortization. EBITDA is presented as a supplemental measure of operating performance and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. Pubco’s use of EBITDA may not be comparable to similarly titled measures used by other companies.

Pubco Board’s Reasons for the Business Combination

The Pubco Board unanimously approved the Merger Agreement, the Business Combination and the other Transactions.

The Pubco Board did not obtain a fairness opinion in connection with the Business Combination, and it did not retain an unaffiliated representative to act solely on behalf of unaffiliated stockholders for the purposes of negotiating the terms of the Merger Agreement and/or prepare a report concerning approval of the Business Combination. The Business Combination is not structured so that the approval of at least a majority of the unaffiliated stockholders of Pubco is required for consummation of the Business Combination.

The Pubco Board, in evaluating the transaction with Aero, consulted with its legal counsel, financial advisors, accounting advisors and other consultants. In resolving (i) that the terms and conditions of the Merger Agreement and the Business Combination are advisable, fair to and in the best interests of Pubco and its stockholders and (ii) to recommend that the Pubco Stockholders adopt the Merger Agreement and approve the Business Combination Proposal and the other Proposals, the Pubco Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below.

In the course of its evaluation, the Pubco Board also reviewed and considered certain unaudited prospective financial information and related analyses regarding Aero prepared by Aero’s management and provided for Pubco’s use in evaluating the Business Combination. The Pubco Board considered such information, and the assumptions underlying it, as one of many factors in its decision to approve the Merger Agreement and the transactions contemplated thereby. See “Certain Unaudited Prospective Financial Information” for a more detailed discussion of this information and the limitations applicable to it.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Pubco Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Pubco Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Pubco’s reasons for the approval of the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in “Risk Factors.”

While the Pubco Board did not obtain a fairness opinion in connection with the Business Combination, the officers and directors of Pubco have substantial experience with mergers and acquisitions and in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of Pubco’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination.

59

The Pubco Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the Business Combination, including, but not limited to, the following (which are not presented in order of significance):

•	Dynamic Industry. The Pubco Board considered the drone and drone services industry to be an attractive industry. Such industry is experiencing rapid growth, driven by technological advancements and expanding commercial applications. Multiple market analysis firms project significant growth over the next decade, with billions of dollars in new revenue expected. Key drivers include increased demand for automation, real-time data collection, and cost-effective solutions across a variety of sectors.

•	Financial Projections and Outlook. The Pubco Board considered the unaudited financial projections and related analyses prepared by Aero’s management and reviewed by the Pubco Board, including projected revenue growth, profitability and cash needs under various scenarios. The Pubco Board recognized that such projections are inherently uncertain and involve numerous estimates and assumptions, but concluded that they nonetheless supported the potential for long-term value creation for Pubco Stockholders. See “Certain Unaudited Prospective Financial Information.”

•	Enhanced Competitive Profile. The Pubco Board believes the Merger positions Pubco in a high-growth technology sector with fewer direct competitors than Pubco’s current industry.

•	First-Mover Advantage. Aero’s established customer relationships with U.S. government agencies provide early-mover credibility in the drone services market.

•	Technology Leadership. Aero’s proprietary AI-enabled drone solutions offer differentiation versus other market participants.

•	Potential for Share Price Appreciation. The Pubco board considered that the Merger could unlock higher valuation multiples for BT as a drone services company compared to a restaurant operator.

•	Preservation of Shareholder Interests. The Pubco board spinoff ensures BT stockholders retain ownership of the legacy restaurant business while gaining exposure to Aero’s growth. Financing and Capital Markets Benefits:

The Pubco Board also identified and considered the following factors and risks weighing negatively against pursuing the Business Combination (which are not presented in order of significance):

•	the fact that Aero has not generated significant revenue or achieved profitability since its inception;

•	the prohibition on Pubco to solicit alternative acquisition proposals during the pendency of the Business Combination;

•	the substantial expenses to be incurred by Pubco in connection with the Business Combination;

•	the possible volatility of the trading price of the Pubco common stock resulting from the announcement, pendency or completion of the Business Combination;

•	the risk that the Business Combination might not be consummated in a timely manner or at all;

•	the fact that the representations and warranties in the Merger Agreement do not survive the closing of the merger and the potential risk of liabilities that may arise post-closing;

•	the risk that Pubco after the Business Combination may not have available sources of financing necessary to fund development of Aero’s business;

•	the possibility that the anticipated benefits of the Business Combination may not be realized or that they may be lower than expected;

•	the risk that Aero stockholders may fail to approve the Business Combination;

60

•	the potential effect of the $3.5 million termination fee payable by Pubco upon the occurrence of certain events in deterring other potential acquirors from proposing an alternative acquisition proposal that may be more advantageous to Pubco Stockholders;

•	the fact that certain of Pubco’s officers and directors may have interests in the Business Combination and the transactions contemplated thereby that are different from, or in addition to, those of other Pubco Stockholders;

•	the extent of the tax liabilities to Pubco and the Pubco Stockholders that could arise from the Split-Off;

•	BT Group’s potential indemnification obligations to Pubco under the various agreements by which Pubco’s restaurant assets and liabilities were transferred to BT Group; and

•	the various other risks associated with the combined company and the transaction, including those described in the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in this proxy statement/prospectus/information statement.

The Pubco Board concluded that the potential benefits that it expected Pubco and its stockholders to receive as a result of the Business Combination outweighed the potential negative factors and risks associated with the Business Combination. Accordingly, the Pubco Board unanimously determined that the Merger Agreement, the Business Combination and the other Transactions were advisable, fair to, and in the best interests of, Pubco and its stockholders.

The foregoing information and factors considered by the Pubco Board are not intended to be exhaustive but are believed to include all of the material factors considered by the Pubco Board. In view of the wide variety of factors considered in connection with its evaluation of the Business Combination and the complexity of these matters, the Pubco Board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Pubco Board may have given different weight to different factors. The Pubco Board conducted an overall analysis of the factors described above, including discussions with, and questioning of, Pubco’s management and Pubco’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

Absence of Fairness Opinion

In evaluating the Business Combination, the Pubco Board did not obtain a fairness opinion from an independent financial advisor. In reaching this decision, the Pubco Board considered, among other things, the nature of the transaction, the strategic rationale for the Business Combination, the Board’s familiarity with Pubco’s business and prospects, and the fact that the consideration to be issued in the transaction was not the result of a negotiated cash price. The Pubco Board also considered the cost and scope of obtaining a fairness opinion under the circumstances and determined that a fairness opinion was not necessary in order to evaluate the Business Combination. Instead, the Pubco Board relied on a range of qualitative and quantitative information, including discussions with management, its review of due diligence materials, and its consideration of the risks and potential benefits of the transaction, in determining that the Business Combination was advisable and in the best interests of Pubco and its stockholders.

Interests of Pubco’s Directors and Executive Officers in the Business Combination

Other than with respect to continued indemnification by Pubco after the Business Combination, as of the date of this proxy statement/prospectus, Pubco directors and executive officers do not have interests in the Merger that are different from, or in addition to, the interests of other Pubco Stockholders generally.

61

Potential Purchases of Public Common Stock

At any time at or prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Pubco or its securities, Pubco’s or Aero’s directors, officers, advisors or their respective affiliates may purchase Pubco Common Stock from institutional and other investors who vote, or indicate an intention to vote, against any of the Proposals, or execute agreements to purchase Pubco Common Stock from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Pubco Common Stock or vote their Pubco Common Stock in favor of the Proposals. No shares purchased will be voted on the Business Combination Proposal.

There is no limit on the number of shares of Pubco Common Stock that Pubco’s and Aero’s directors, officers, advisors and their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of the Nasdaq. However, none of Pubco’s or Aero’s directors, officers, advisors or their respective affiliates have current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. Such persons will select the stockholders from whom they will purchase shares, if any, based on the negotiated price and number of shares and any other factors that they may deem relevant.

The purpose of any such purchases of Pubco Common Stock would be to increase the likelihood of obtaining stockholder approval of the Business Combination (since such purchased shares will not be voted against the Business Combination), where it appears that such requirement would otherwise not be met. Any such purchases of Pubco Common Stock may result in the completion of the Business Combination, where completion otherwise would not have been possible. If such purchases are made, the public “float” of the Pubco Common Stock may be reduced and the number of beneficial holders of Pubco’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of Pubco’s securities on a national securities exchange.

Any purchases by Pubco’s or Aero’s directors, officers, advisors or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Pubco’s and Aero’s directors, officers, advisors and their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, if they are in possession of any material non-public information (unless such information is disclosed to the seller), or if the purchases are not in compliance with Regulation M under the Exchange Act or the tender offer rules under the Exchange Act, or if the purchases are otherwise not in compliance with the federal securities laws. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Anticipated Accounting Treatment

It is anticipated that the Business Combination will be accounted for as a reverse acquisition in accordance with U.S. GAAP. For accounting purposes, Aero will be considered to be acquiring Pubco in this transaction. Under the purchase method of accounting, the assets and liabilities of Pubco will be recorded at their respective fair values and added to those of Aero.

All unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared using the purchase method to account for the Business Combination. The final allocation of the purchase price will be determined after the Merger is completed and after completion of an analysis to determine the assigned fair values of Pubco’s tangible and identifiable intangible assets and liabilities. In addition, estimates related to transaction expenses are subject to final determination. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments.

Regulatory Matters

The Business Combination and the other Transactions are not subject to any regulatory requirement or approval, except for (i) filings with the Secretary of State of the State of Delaware necessary to effectuate the Merger and (ii) compliance with applicable U.S. federal and state securities laws and the rules of Nasdaq, including the requirement to file the Registration Statement and to deliver this proxy statement/prospectus to the Pubco Stockholders and the Aero Stockholders.

62

Vote Required

Approval of the Business Combination Proposal requires that the number of votes cast in favor of such proposal exceed the number of votes cast against such proposal. Because shares subject to an abstention or a broker non-vote are not considered votes cast, they will have no effect on this proposal.

Under the Support Agreement, Mr. Copperud agreed, among other things, to vote all the shares of Pubco Common Stock beneficially owned by him in favor of the adoption of the Merger Agreement and the approval of the Merger and in favor of the other matters to be presented at the Special Meeting, including the Business Combination Proposal. Mr. Copperud beneficially owns approximately 16.8% of the Pubco Common Stock outstanding as of December 23, 2025.

Recommendation of the Pubco Board

THE PUBCO BOARD UNANIMOUSLY RECOMMENDS THAT PUBCO STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

63

THE MERGER AGREEMENT

The following summary of the material provisions of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the Parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the Parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which are not filed publicly and which may be subject to contractual standards of materiality applicable to the Parties that differ from what may be viewed as material to stockholders. The representations and warranties in the Merger Agreement and the items listed in the disclosure schedules were used for the purpose of allocating risk among the Parties rather than establishing matters as facts.

Structure of the Business Combination

The Merger

The Business Combination will be accomplished by the Merger of Merger Sub with and into Aero pursuant to the Merger Agreement, with Aero surviving as a direct, wholly owned subsidiary of Pubco. At the Effective Time, all of the outstanding shares of Aero Stock will be converted into the right to receive the Merger Consideration, consisting of an aggregate of 10,110 shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock. In addition, Pubco will be renamed “Aero Velocity, Inc.”

The holders of shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock will be entitled to receive dividends when, as and if declared by the Pubco Board with the holders of shares of Pubco Common Stock on an as-converted basis. The holders of shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock will vote together with the Pubco Common Stock on an as-converted basis, and not as a separate class, except as may be provided for in the respective articles of amendment for such Pubco Preferred Stock. Each share of Pubco Series A-1 Preferred Stock will entitle the holder to 50 votes per share of Pubco Common Stock issuable upon conversion thereof and each share of Pubco Series A-2 Preferred Stock will entitle the holder to one vote per share of Pubco Common Stock issuable upon conversion thereof, subject to the beneficial ownership limitation described below. As a result, the holder of the Pubco Series A-1 Preferred Stock is expected to control a majority of the voting power of Pubco following the Business Combination.

Each share of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock will have a stated value of $10,000 per share and will be convertible into shares of Pubco Common Stock at an estimated conversion price of $1.48 per share, subject to customary adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization. Notwithstanding the foregoing, a holder of shares of Pubco Series A-2 Preferred Stock may not convert these shares to the extent that, after giving effect to such conversion, the holder would beneficially own in excess of 4.99% of the outstanding shares of Pubco Common Stock. The shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock will not be subject to redemption.

The conversion prices of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock set forth above have been estimated as of the date of this proxy statement/prospectus for illustrative purposes only. The actual conversion prices will be calculated at the time of the Closing, based on the valuations of Pubco and Aero as set forth in the Merger Agreement, the amount of Net Cash or Net Debt of Pubco on the Closing Date as determined in accordance with the Merger Agreement, and the number of fully diluted shares of Pubco Common Stock outstanding on the Closing Date as determined in accordance with the Merger Agreement. The number of fully diluted shares of Pubco Common Stock outstanding on the Closing Date will not include the shares of Pubco Common Stock issuable upon exercise of the Pubco IPO Warrants, unless the holders of the Pubco IPO Warrants are excluded from the distribution in the Spin-Off.

64

The Concurrent Financing

Concurrently with the Closing, the Aero Stockholders or their designees will invest a minimum of $3 million and up to a maximum of $5 million in Pubco Series B Preferred Stock in the Concurrent Financing.

Each share of Pubco Series B Preferred Stock will have a stated value of $10,000 per share and will be convertible into one share of Pubco Common Stock at an estimated initial conversion price of $1.48 per share, subject to customary adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization, and with a one-time reset on the later of (i) the date the shares of Pubco Common Stock issuable upon conversion thereof are freely tradeable and (ii) the removal of the holder’s affiliate status (the “Reset Date”). If the last closing price on the Reset Date is below the initial conversion price, the conversion price will reset to the last closing price on the Reset Date, subject to the lowest available floor price available under the rules of the SEC and Nasdaq, or 20% of the Nasdaq “Minimum Price” as of the Closing Date. Notwithstanding the foregoing, a holder of shares of Pubco Series B Preferred Stock may not convert these shares to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 4.99% of the outstanding shares of Pubco Common Stock. The shares of Pubco Series B Preferred Stock will not be subject to redemption. The holders of the Pubco Series B Preferred Stock generally will not have any voting rights, except for customary consent rights.

The initial conversion price of the Pubco Series B Preferred Stock set forth above has been estimated as of the date of this proxy statement/prospectus for illustrative purposes only.  The actual initial conversion price will be the same as the conversion price of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock.

The Restructuring and the Spin-Off

Prior to the Closing, Pubco will complete the Restructuring, whereby Pubco will transfer to BT Group, a wholly owned Wyoming subsidiary of Pubco, all of Pubco’s assets and liabilities. After the Closing, on such appropriate date as is determined by the Pubco Board, Pubco will distribute all of the shares of BT Group common stock to the holders of the Pubco Common Stock  (other than Pubco’s financial advisor, which has agreed not to participate in the Spin-Off) and, unless mutually agreed otherwise by the Parties prior to the Closing, to the holders of the Pubco IPO Warrants, in the Spin-Off. Only holders of Pubco Common Stock and/or the Pubco IPO Warrants as of the record date of the Spin-Off as selected by the Pubco Board will be entitled to receive shares of BT Group common stock in the Spin-Off. No holder of Pubco Preferred Stock will be entitled to receive any shares of BT Group in the Spin-Off.

In connection with the Spin-Off, Pubco and BT Group shall enter into agreements for the separation of their respective business on reasonable and customary terms, including customary indemnification obligations of the parties. Subject to applicable fiduciary obligations, from the Effective Time until the consummation of the Spin-Off, Pubco shall seek to cause the operations of BT Group to continue to be operated consistent with past practice; provided that Pubco shall be free to conduct its business and the business of Aero in the manner it determines to be reasonably prudent and in its best interest and the best interest of Aero.

Representations and Warranties; Covenants

The Merger Agreement contains representations and warranties of Aero relating to, among other things, organization and qualification; subsidiaries; power and authority relative to the Merger Agreement; there being no conflict between Aero’s charter documents and other legal requirements and the Transactions and requiring only certain governmental consents; compliance with applicable legal requirements; financial matters; having no undisclosed liabilities; the absence of certain changes or events; there being no claims against Aero before any governmental entity; employee benefit plans; labor matters; intellectual property; title to property; taxes; environmental matters; brokers; material contracts, customers and suppliers; affiliate transactions; and board approval.

The Merger Agreement contains representations and warranties of Pubco and Merger Sub relating to, among other things, organization and qualification; subsidiaries; power and authority relative to the Merger Agreement; there being no conflict between Pubco’s charter documents and other legal requirements and the Transactions and requiring only certain governmental consents; compliance with applicable legal requirements; Pubco SEC filings and financial statements; having no undisclosed liabilities; the absence of certain changes or events; there being no claims against Pubco before any governmental entity; employee benefit plans; labor matters; intellectual property; title to property; taxes; environmental matters; brokers; material contracts; affiliate transactions; and board approval.

65

Additionally, pursuant to the Merger Agreement, the Parties agreed to certain covenants, including among other things:

•	each party has agreed, subject to certain exceptions, to conduct its business in the ordinary course, from the date of the Merger Agreement until the earlier of the consummation or the termination of the Merger Agreement, and not to take certain actions prior to the Closing without the prior written consent of the other party;

•	Pubco has agreed to enter into new indemnification agreements with directors elected at the Special Meeting after the Effective Time;

•	Pubco has agreed to purchase and maintain, for a period of six years after the Effective Time, director and officer insurance covering Pubco’s pre-Closing and post-Closing directors and officers;

•	At or prior to the Effective Time, Pubco and the Aero Stockholders who are affiliates of Aero shall enter into a registration rights agreement relating to the shares of Pubco Common Stock into which the such person’s shares of Pubco Preferred Stock are convertible;

•	Prior to the Effective Time, the Pubco Board shall cause the Equity Plan to be adopted and Pubco shall file with the SEC a registration statement on Form S-8 relating to the Pubco Common Stock issuable pursuant to the Equity Plan; and

•	Concurrently with the Closing, the parties will consummate the Concurrent Financing.

Governance

Effective as of the Effective Time, the officers and directors of Pubco will resign and the officers of the Surviving Company will be, from and after the Effective Time, the officers of Pubco until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

As of the Effective Time, Pubco will take all action necessary to cause the number of members of the Board to be fixed at five. As of the Effective Time, the members of the Pubco Board shall be Mark Hastings, currently Aero’s Chairman and Chief Executive Officer, Nicholas H. Adler, Gabriel Arias Salgado, Marc Urbach and John Carr.

The officers of Pubco upon consummation of the Business Combination will be Mark Hastings as Chief Executive Officer (currently Aero’s Chairman and Chief Executive Officer) and Victoria Hay as Interim Chief Financial Officer (currently Aero’s Chief Financial Officer).  As of the Effective Time, Pubco shall enter into an employment agreement with Mr. Hastings on terms reasonably acceptable to Aero.

Exclusivity

Commencing on the date of the Merger Agreement and ending on the earlier of (a) the closing and (b) the date that the Merger Agreement is terminated in accordance with the terms thereof, neither Aero, Pubco nor Merger Sub or their Affiliates (as defined in the Merger Agreement), consultants, and representatives, will directly or indirectly, any Competing Transaction, (B) provide any information to, or take any other action intended or designed to facilitate the efforts of any person relating to a possible Competing Transaction or (C) approve, recommend or enter into any Competing Transaction or any contract related to any Competing Transaction.  If there is an unsolicited Alternative Proposal communicated in writing to Aero or Pubco or any of their respective representatives or agents , such party will advise the other party of the Alternative Proposal and the material terms and conditions of such Alternative Proposal and the identity of the Person making such Alternative Proposal. Additionally, notwithstanding anything in the Merger Agreement to the contrary, if, at any time prior to the closing, Pubco or any of its Affiliates, representatives or agents receives an unsolicited bona fide Alternative Proposal that did not result from a material breach of the Merger Agreement, the Pubco Board may take the actions otherwise prohibited by the Merger Agreement with respect to such Alternative Proposal, only if the Pubco Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that (A) such Alternative Proposal constitutes, or is reasonably likely to result in, a Superior Proposal and (B) the failure by the Pubco Board to take the actions prohibited by the Merger Agreement would constitute a breach of its fiduciary duties under applicable law. In the event the Pubco Board, after consultation with its financial advisors and outside legal counsel, determines that an Alternative Proposal constitutes a Superior Proposal, Pubco shall inform Aero of such fact and allow Aero time to modify the terms of the Transactions.  If, notwithstanding any such modification, Pubco still in good faith deems the Alternative Proposal to constitute a Superior Proposal, Pubco may terminate the Merger Agreement and enter into a definitive agreement with respect to such Superior Proposal, provided that Pubco delivers written notice to Aero that it intends to take such actions with respect to such Superior Proposal and Pubco (or its designee) pays to Aero the termination fee of $3,500,000. Pubco shall notify Aero as promptly as practicable upon becoming aware of any proposal or offer that constitutes, or could reasonably be expected to result in or lead to any Alternative Proposal after the date hereof.

66

Registration Statement and Special Meeting

In connection with the Merger, Pubco agreed to prepare and file with the SEC the Registration Statement of which this proxy statement/prospectus forms a part, which will be used as a proxy statement to be sent to Pubco stockholders to approve the proposals discussed herein at the Special Meeting and to be used as a prospectus for the  offer and sale of the shares of Pubco Series A-1 Preferred Stock and the Pubco Series A-2 Preferred Stock to the Aero Stockholders (and the underlying shares of Pubco common stock).

Conditions to Closing

Conditions to Each Party’s Obligations to Consummate the Transactions

The respective obligations of each party to effect, or cause to be effected, the Transactions is subject to the satisfaction on or before the Effective Time of each of the following conditions, unless waived in writing by each of Pubco and Aero: (a) the Proposals shall have been approved by the required stockholders of Pubco at the Special Meeting; (b) the Merger Agreement and the Merger shall have been duly adopted by the required Aero Stockholders; (c) the Registration Statement shall have become effective; (d) the Parties shall have received all approvals with any Governmental Authority (as defined in the Merger Agreement) necessary to consummate the Transactions; and (e) there shall not have been issued any order by a Governmental Authority that enjoins or otherwise prohibits consummation of the Transactions.

Conditions to Obligations of Pubco

The obligations of Pubco to effect the Transactions are subject to the satisfaction on or before the Effective Time of the following additional conditions, among others, unless waived in writing by Pubco (subject to certain qualifications and exceptions as set forth in the Merger Agreement for each): (A) the representations and warranties of Aero shall be true and correct as of the Closing as though made on such date, subject to customary bringdown qualifications; (B) each of the covenants and agreements of Aero to be performed as of or prior to the Closing shall have materially been performed; (C) there shall not have been a Aero Material Adverse Effect (as defined in the Merger Agreement); (D) there shall not be any action pending which is reasonably likely to (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, or (iii) affect materially and adversely the right of Pubco or Aero to own, operate or control any of the intellectual property rights, assets, operations, or business of Aero or its subsidiaries following the Transactions and no order to any such effect shall be in effect; (E) Pubco shall have received a certificate of the secretary of Aero, regarding certain matters, as described in the Merger Agreement; (F) Pubco shall have received each of the agreements, instruments and other documents to be delivered in connection with the Merger, as set forth in the Merger Agreement; and (G) Pubco shall have entered into employment agreements with the persons named by Aero.

67

Conditions to Obligations of Aero

The obligations of Aero to effect the Transactions are subject to the satisfaction on or before the Effective Time of the following additional conditions, among others, unless waived in writing by Aero (subject to certain qualifications and exceptions as set forth in the Merger Agreement for each): (A) the representations and warranties of Pubco shall be true and correct in all material respects as of the Closing as though made on such date, subject to customary bringdown qualifications; (B) each of the covenants and agreements of Pubco to be performed as of or prior to the Closing, including the Restructuring, shall have materially been performed; (C) there shall not have been a Pubco Material Adverse Effect (as defined in the Merger Agreement); (D) Aero shall have received a certificate of the secretary of Pubco, regarding certain matters, as described in the Merger Agreement; (E) the listing on Nasdaq of the Pubco Common Stock issuable upon conversion of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock shall have been approved; (F) effective upon the Closing, the members of the board of directors of Pubco and the executive officers of Pubco shall consist of those individuals designated by Aero in accordance with the Merger Agreement; (G) Pubco shall have executed and delivered to Aero all of the other agreements and documents referred to in the Merger Agreement; (H) Pubco will not have any liabilities  at Closing other than liabilities of BT Group and its subsidiaries, which will be transferred to BT Group as a result of the Spin-off; and (I) Pubco shall have consummated the Concurrent Financing.

Termination

The Merger Agreement may be terminated and the Transactions abandoned at any time before the Effective Time: (A) by mutual written consent of the Pubco and Aero; (B) by either Pubco or Aero: (i) if the Closing has not occurred at or before the Termination Date, February 28, 2026; however, the Termination Date automatically will be extended to April 30, 2026 if the Registration Statement has not been declared effective by the SEC as of the original Termination Date and further provided that the right to terminate the Merger Agreement for this reason shall not be available to any party whose action or failure to act has been a principal cause of or primarily resulted in the failure of the closing and such action or failure to act constitutes a breach of the Merger Agreement, (ii) if a Governmental Authority has issued an order or taken any other action having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, (iii) if Pubco fails to obtain the vote required to pass the Proposals, (iv) if Aero fails to obtain the vote required to pass the proposals presented at the meeting of Aero Stockholders called for such purpose; (C) by Aero, if (i) any of the representations and warranties of Pubco contained in the Merger Agreement fail to be true and correct, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, an a Pubco Material Adverse Effect, (ii) Pubco has breached or failed to perform or comply with any of its agreements and covenants under the Merger Agreement; provided, that if any inaccuracy or breach is curable by Pubco, then Aero may not terminate the Merger Agreement unless the inaccuracy or breach remains uncured for thirty days after notice from Aero to Pubco of such inaccuracy or breach, provided, further, that the right to terminate the Merger Agreement for these reasons will not be available if Aero is in breach in any material respect of its obligations under the Merger Agreement; (D) by Pubco, if (i) any of the representations and warranties of Aero contained in the Merger Agreement fail to be true and correct, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, an Aero Material Adverse Effect, or (ii) Aero has breached or failed to perform or comply with any of its obligations under the Merger Agreement; provided, that if any inaccuracy or breach is curable by Aero, then Pubco may not terminate the Merger Agreement unless the inaccuracy or breach remains uncured for thirty days after notice from Pubco to Aero of such inaccuracy or breach, provided, further, that the right to terminate the Merger Agreement for these reasons will not be available if Pubco is in breach in any material respect of its obligations the Merger Agreement; or (E) by written notice from one party to the other if such party’s board of directors shall have determined to enter into a definitive agreement with respect to a Superior Proposal.

If the Merger Agreement is terminated by a party pursuant to clause (E) above, the terminating party shall pay to the other party the sum of $3,500,000.

Tax Treatment

Each of the Parties to the Merger Agreement intends that, for U.S. federal income tax, and as applicable, state and local tax purposes, (i) the Merger is treated as a reorganization under Section 368(a) of the Code, and (ii) the Merger Agreement is adopted as a plan of reorganization with respect to such “reorganization” for purposes of Section 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a) (collectively, the “Intended Tax Treatment”). Each party to the Merger Agreement has agreed to file all tax returns consistent with, the Intended Tax Treatment and to take no position inconsistent with such treatment (whether in connection with any audit, examination or other tax proceeding, on any tax return or otherwise) and to cooperate with each other party to make any filings, statements or reports required to effect, disclose or report the Mergers as qualifying for the Intended Tax Treatment, unless otherwise required by applicable law.

68

Support Agreement

Concurrently with the execution of the Merger Agreement, Pubco and Aero entered into the Support Agreement with Gary Copperud, Pubco’s Chief Executive Officer. Under the Support Agreement, Mr. Copperud agreed, among other things, to vote all the shares of Pubco Common Stock beneficially owned by him in favor of the adoption of the Merger Agreement and the approval of the Merger and in favor of the other matters to be presented at the Special Meeting and against any alternative transaction. Mr. Copperud beneficially owns approximately 16.8% of the Pubco Common Stock outstanding as of December 23, 2025.

Registration Rights Agreement

 Pubco and the holders of the Parent Series A-1 Preferred Stock, Parent Series A-2 Preferred Stock and Parent Series B Preferred Stock will enter into a registration rights agreement, pursuant to which such stockholders will be entitled to customary demand and piggyback registration rights.

69

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Pubco and Aero, as adjusted to give effect to the Business Combination and the other Transactions. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet combines the unaudited balance sheet of Pubco as of September 30, 2025, with the unaudited balance sheet of Aero as of September 30, 2025, giving effect to the Transactions as if they had been consummated on September 30, 2025.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2024 and the nine months ended September 30, 2025 combine the audited statement of operations of Pubco for the fiscal year ended December 31, 2024 and the unaudited statement of operations of Pubco for the nine months ended September 30, 2025, with the audited statement of operations of Aero for the fiscal year ended December 31, 2024 and the unaudited statement of operations of Aero for the nine months ended September 30, 2025, giving effect to the Transactions as if they had occurred on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of Pubco and Aero and the related notes thereto included elsewhere in this proxy statement/prospectus, as well as the disclosures contained in the sections entitled “Pubco’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Aero’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information is not useful in predicting the combined company’s future financial condition and results of operations after the Business Combination. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this proxy statement/prospectus and are subject to change as additional information becomes available and analyses are performed.

Description of the Transactions

The Business Combination will be accomplished by the Merger of Merger Sub with and into Aero pursuant to the Merger Agreement, with Aero surviving as a direct, wholly owned subsidiary of Pubco. At the Effective Time, all of the outstanding shares of Aero Stock will be converted into the right to receive the Merger Consideration, consisting of an aggregate of 10,110 shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock.

Concurrently with the Closing, the Aero Stockholders or their designees will invest a minimum of $3 million and up to a maximum of $5 million in Pubco Series B Preferred Stock in the Concurrent Financing.

Prior to the Closing, Pubco will complete the Restructuring, whereby Pubco will transfer to BT Group, a wholly owned Wyoming subsidiary of Pubco, all of Pubco’s assets and liabilities. After the Closing, on such appropriate date as is determined by the Pubco Board, Pubco will distribute all of the shares of BT Group common stock to the holders of the Pubco Common Stock (other than Pubco’s financial advisor, which has agreed not to participate in the Spin-Off) and, unless mutually agreed otherwise by the Parties prior to the Closing, to the holders of the Pubco IPO Warrants, in the Spin-Off. Only holders of Pubco Common Stock and/or the Pubco IPO Warrants as of the record date of the Spin-Off as selected by the Pubco Board will be entitled to receive shares of BT Group common stock in the Spin-Off.  No holder of Pubco Preferred Stock will be entitled to receive any shares of BT Group in the Spin-Off.

70

As a result of the Merger and the Spin-Off, Aero will become a wholly owned subsidiary of Pubco, Pubco will remain a publicly traded company operating the current business of Aero, and BT Group will become a publicly traded company operating the current business of Pubco.

Immediately after the Merger, we estimate that the continuing Pubco Stockholders will beneficially own approximately 11% of the Pubco Common Stock (which includes 1,933,606 shares of Pubco Common Stock issued to Pubco’s financial advisor in the Merger) and the former Aero Stockholders will beneficially own approximately 89% of the Pubco Common Stock, in each case accounting for the Pubco Preferred Stock on an as-converted basis, and further assuming (i) that Pubco has zero dollars of Net Cash or Net Debt as of the Closing, (ii) the Pubco IPO Warrants will not be exercised and (iii) that the holders of the Pubco IPO Warrants will participate in the Spin-Off. The ownership percentages of both the continuing Pubco Stockholders and the former Aero Stockholders will be diluted to the extent shares of Series B Preferred Stock are issued in the Concurrent Financing.

Immediately after the Spin-Off, the Pubco Stockholders (other than the holders of the Pubco Preferred Stock) will own 100% of the outstanding shares of BT Group.

Anticipated Accounting Treatment

 It is anticipated that the Business Combination will be accounted for as a reverse acquisition in accordance with U.S. GAAP. For accounting purposes, Aero will be considered to be acquiring Pubco in this transaction. Under the purchase method of accounting, the assets and liabilities of Pubco will be recorded at their respective fair values and added to those of Aero.

All unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared using the purchase method to account for the Business Combination. The final allocation of the purchase price will be determined after the Merger is completed and after completion of an analysis to determine the assigned fair values of Pubco’s tangible and identifiable intangible assets and liabilities. In addition, estimates related to transaction expenses are subject to final determination. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments.

71

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 2, 2025, BT Brands, Inc. (the “Parent”, “BT Brands” or “BT”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aero Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Aero Velocity Inc., a Delaware corporation (the “Company” or “Aero”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). The Merger Agreement contemplates the eventual spinoff of BT Group, Inc., the entity holding all of BT Brands' restaurant assets and liabilities, including cash and investments, to BT Brands' stockholders of record eligible to vote at the special meetings being held to consider the merger. Management of BT Group, Inc. plans to pursue a listing for BT Group common stock.

The Merger contemplates that, at closing, 89% of the equity ownership will be allocated to Aero shareholders and 11% to BT Brands. At closing, the Parent will issue a total of 10,110 shares of $0.001 par value Series A-1 Preferred Stock and Series A-2 Preferred Stock, with an aggregate stated value of $101,100,000, convertible into common stock at $1.48 per share, representing a total of 68,409,284 common shares. The shares of Series A-1 Preferred Stock carry a 50-1 as converted voting preference. The principal stockholder of Aero and its designees have committed to investing $3 million at closing with the option to invest up to $5 million of Series B Convertible Preferred Stock (“Series B Preferred Stock”). The Pro Forma financial statements reflect a minimum investment of $3 million or 3,000 shares of Series B Preferred Stock, each with a $0.001 par value and a stated value of $1,000 per share, or $3 million. The Pro Forma statements anticipate the conversion of all Convertible Preferred shares to common stock including Series A-1 and Series A-2 into 68,409,284 common shares and  conversion of Series B Preferred Stock  into 1,639,344 common shares.

The following unaudited pro forma condensed combined financial statements and notes thereto present the unaudited pro forma condensed combined balance sheets as of September 30, 2025 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, to give effect to the business combination and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The Business Combination is accounted for as a reverse acquisition, with Aero treated as the accounting acquirer and BT Brands as the accounting acquiree, in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”). As such, the pro forma financial information reflects the assets and liabilities of Aero at historical carrying values and the assets and liabilities of BT Brands measured at estimated fair value as of the assumed acquisition date.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, give effect to the business combination as if it had occurred on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of September 30, 2025, gives effect to the Business Combination as if it had occurred on that date and combines the historical balance sheets of Aero Velocity and BT Brands as of such date.

BT Brands' fiscal year is 52 or 53 weeks, ending on the Sunday closest to December 31. Fiscal 2024 was a 52-week period that ended on December 29, 2024. The fiscal year to date was the 39 weeks ending September 28, 2025. References in the unaudited pro forma condensed combined financial statements and notes thereto relate to the 39 and 52-week fiscal periods.

The unaudited pro forma financial statements, and the related notes thereto, are based on, and should be read in conjunction with:

•	The historical audited consolidated financial statements of BT Brands as of and for the year ended December 29, 2024, and the related notes, included in BT Brands’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on March 31, 2025;
•	The historical unaudited condensed consolidated financial statements of BT Brands as of and for the 39 weeks ended September 28, 2025, and the related notes, included in BT’s Quarterly Report on Form 10-Q filed on November 17, 2025;
•	The historical audited abbreviated financial statements of Aero as of June 5, 2024, and December 31, 2023, and for the period ended June 5, 2024, and the six months ended December 31, 2023, and the related notes, included as an exhibit to this Current Report on Form 8-K;
•	The historical audited financial statements of Aero as of December 31, 2024, and for the period from June 6, 2024, to December 31, 2024, and the related notes, included as an exhibit to this Current Report on Form 8-K; and
•

The historical unaudited condensed financial statements of Aero for the three and nine months ended September 30, 2025, and the related notes, included as an exhibit to this Current Report on Form 8-K.

72

As of the date of this Current Report on Form 8-K, the Company has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and the liabilities to be assumed and the related allocations of purchase price. The allocation of the purchase price is preliminary and subject to adjustment during the measurement period, not to exceed one year from the acquisition date, as the Company finalizes valuations for tangible and intangible assets. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.

These unaudited pro forma condensed combined financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by management. The unaudited pro forma adjustments represent Aero’s and BT Brands’ management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and additional analyses are performed. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects that are directly attributable to the business combination, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not purport to be indicative of what the combined company’s financial condition or results of operations would have been if the business combination had been consummated as of the dates indicated, nor do they purport to represent the combined company’s financial position or results of operations for future periods.

73

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2025

	Aero Velocity Historical	BT Brands Historical As of September 28, 2025	Transactions Adjustments	Item in Note 4	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$289,285	$1,277,738	$3,000,000	(b)	$4,202,023
			(365,000)	(d)
Marketable securities	-	3,461,842	-		3,461,842
Accounts receivable, net	178,200	50,830	-		229,030
Demand notes receivable from related company.	-	744,858	-		744,858
Inventory	-	563,640	-		563,640
Prepaid expenses and other current assets	6,582	110,210	-		116,792
Assets held for sale	-	424,123	-		424,123
Total current assets	474,067	6,633,241	2,635,000		9,742,308

Property and equipment, net	617,219	2,638,957	-		3,256,176
Intangible assets, net	1,000	319,337	-		320,337
Operating leases right-of-use assets	-	1,529,657	-		1,529,657
Goodwill	-	796,220	4,775,547	(a)	5,571,767
Other assets, net	196,028	21,142	-		217,170
Total assets	$1,288,314	$11,938,554	$7,410.547		$20,637,415

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$109,195	$185,365	-		$294,560
Accrued liabilities	161,887	284,764	-		446,651
Contract liabilities	125,189	-	-		125,189
Current operating lease obligations	-	301,118	-		301,118
Notes payable - current	1,296	203,651	-		204,947
Other current liabilities	25,457	-	-		25,457
Total current liabilities	423,024	974,898	-		1,397,922

Notes payable, net – long term	2,100,110	1,930,029	-		4,030,139
Noncurrent operating lease obligations	-	1,309,174	-		1,309,174
Total liabilities	2,523,134	4,214,101	-		6,737,235
COMMITMENTS AND CONTINGENCIES
Shareholders’ Equity
Convertible preferred stock, Series A-1 and A-2	-	-	8	(a)	8
Convertible preferred stock, Series B	-	-	2	(b)	2
Common Stock	-	12,309	3,868	(e)	16,177
Less cost of 306,394 common shares held in Treasury	-	(499,718)	499,718	(f)	-
Additional paid-in capital	-	11,932,804	12,499,992	(a)	19,022,312
			2,999,998	(b)
			(499,718)	(f)
			(3,720,942)	(c)
			3,534,631	(e)
			(7,724,453)	(a)
Accumulated deficit	(1,234,820)	(3,720,942)	3,720,942	(c)	(5,138,319)
			(365,000)	(d)
			(3,538,499)	(e)
Total shareholders’ equity	(1,234,820)	7,724,453	7,410,547		13,900,180

Total liabilities and shareholders’ equity	$1,288,314	$11,938,554	$7,410,547		$20,637,415

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

74

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Aero Historical	BT Brands Historical For the 52 weeks ended December 29, 2024	Transactions Adjustments	Item in Note 4	Pro Forma Combined
Revenues	$1,959,742	$14,823,472	$-		$16,783,214
Cost of revenue	539,892	14,099,644	-		14,639,536
Gross profit	1,419,850	723,828	-		2,143,678

Costs and expenses:
Depreciation and amortization	79,511	742,860	-		822,371
Restaurant asset impairment charge	-	371,872	-		371,872
General and administrative	1,889,169	1,691,404	3,903,499	(g)	7,484,072
Gain on sale of assets	-	(250,000)			(250,000)

Total costs and expenses	1,968,680	2,556,136	3,903,499		8,428,315

Operating loss	(548,830)	(1,832,308)	(3,903,499)		(6,284,637)

Other income, net	20,494	13,930	-		34,424
Gain on bargain purchase.	309,066	-	-		309,066
Unrealized gain (loss) on marketable securities	-	(93,458)	-		(93,458)
Realized gain on marketable securities	-	143,340	-		143,340
Interest income (expense), net	(20,726)	78,373	-		57,647
Equity in net loss of affiliate	-	(415,085)	-		(415,085)
Income (loss) before taxes	(239,996)	(2,105,208)	(3,903,499)		(6,248,703)

Income tax expense	(17,927)	(206,000)	-		(223,927)

Net loss	$(257,923)	$(2,311,208)	$(3,903,499)		$(6,472,630)

Basic and diluted loss per share	$-	$(0.37)	$-		$(0.80)

Basic and diluted weighted average shares outstanding	-	6,194,842	1,933,606	(h)	8,128,448

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

75

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

	Aero Historical	BT Brands Historical For the 39 weeks ending September 28, 2025	Transactions Adjustments	Item in Note 4	Pro Forma Combined
Revenues	$2,537,428	$10,864,445	$-		$13,401,873
Cost of revenue	942,295	9,126,341	-		10,068,636
Gross profit	1,595,133	1,738,104	-		3,333,237

Costs and expenses:
Depreciation and amortization	112,657	452,130	-		564,787
General and administrative	2,291,121	1,160,480	-		3,451,601
Impairment of intangible assets	9,333	-	-		9,333
Gain on sale of assets	-	(242,231)	-		(242,231)

Total costs and expenses	2,413,111	1,370,379	-		3,783,490

Operating income (loss)	(817,978)	367,725	-		(450,253)

Other income, net	8,059	12,449	-		20,508
Unrealized gain (loss) on marketable securities	-	500,124	-		500,124
Realized gain on marketable securities	-	312,954	-		312,954
Interest income (expense), net	(64,951)	55,344	-		(9,607)
Equity in net loss of affiliate	-	(304,439)	-		(304,439)
Impairment of equity investment in related company)	-	(304,000)	-		(304,000)

Income (loss) before taxes	(874,870)	640,157	-		(234,713)
Income tax benefit	213,955	-	-		213,955

Net income (loss)	$(660,915)	$640,157	-		$(20,758)

Income (loss) per share - Basic	$-	$.10	-		$0.00
-Diluted	$-	$.10			$0.00
Weighted average shares outstanding -Basic	-	6,154,724	1,933,606	(h)	8,088,330
-Diluted	-	6,154,791	1,933,606		8,088,397

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

76

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The Aero historical financial information has been derived from, its financial statements including the audited abbreviated financial statements as of June 5, 2024 and the audited financial statements as of December 31, 2024 filed  as part of an exhibit to this Current Report on Form 8-K and from the unaudited financial statements for the three and nine months ended September 30, 2025 (not included in this Current Report). For BT Brands, amounts are derived from condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 28, 2025, and Annual Report on Form 10-K for the year ended December 29, 2024.

The historical financial statements of Aero and BT Brands have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to the accounting for the business combination under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) (“Pro Forma Transactions Adjustments”). The unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting in accordance with ASC 805, with Aero treated as the acquirer of BT Brands. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined financial statements, the estimated preliminary purchase consideration in the business combination has been allocated to the assets acquired and liabilities assumed of BT Brands based upon management’s preliminary estimate of their fair values as of the acquisition date. The allocations of the purchase price reflected in these unaudited pro forma condensed combined financial statements have not been finalized and are based upon the best available information at the current time. The allocation of the purchase price is preliminary and subject to adjustment during the measurement period, not to exceed one year from the acquisition date, as the Company finalizes valuations for tangible and intangible assets. The completion of the final allocation of the purchase price could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements and related notes herein present unaudited pro forma condensed combined financial condition and results of operations of Aero, after giving pro forma effect to the Pro Forma Transactions.

The business combination, the Pro Forma Transactions and the related adjustments are described in these accompanying notes to the unaudited pro forma condensed combined financial statements.

In the opinion of management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the combined company’s financial position or results of operations of the combined company that would have occurred if the business combination had been completed on the dates indicated, nor are they indicative of the combined company’s financial position or results of operations that may be expected for any future period or date.

Note 2 – Conforming Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in Aero’s audited financial statements as of December 31, 2024, and for the period then ended and Aero’s unaudited condensed financial statements as of and for the nine months ended September 30, 2025. During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of BT Brands’s financial information to identify differences in accounting policies as compared to those of Aero. With the information currently available, Aero’s management has determined that there were no significant accounting policy differences between Aero and BT Brands and, therefore, no adjustments were made to conform BT Brands’s financial statements to the accounting policies used by Aero in the preparation of the unaudited pro forma condensed combined financial statements. This conclusion is subject to change, as further assessment will be performed and finalized for purchase accounting purposes.

77

As part of the application of ASC 805, Aero will continue to conduct a more detailed review of BT Brands’s accounting policies in an effort to determine if differences in accounting policies require further reclassification or adjustment of BT Brands’s results of operations or reclassification or adjustment of assets or liabilities to conform to Aero’s accounting policies and classifications. Therefore, Aero may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

Note 3 – Estimated Consideration and Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined financial statements reflect the preliminary allocation of the effectively transferred purchase consideration of $12.5 million to identifiable net assets acquired. The following table summarizes the consideration transferred to acquire BT Brands and preliminary allocation of the purchase price to the identifiable assets acquired and liabilities assumed, based on their estimated fair values as of the acquisition date:

Purchase Price Allocation
Assets acquired	$11,938,554
Goodwill	4,775,547
Liabilities assumed	(4,214,101)
Total purchase price	$12,500,000

The allocation of the purchase price is preliminary and subject to adjustment during the measurement period, not to exceed one year from the acquisition date, as the Company finalizes valuations for tangible and intangible assets. These adjustments may include changes in 1) fair values of property and equipment, 2) changes in allocations to intangible assets such as customer relationships, intellectual property, and goodwill, and 3) other changes to assets and liabilities.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

Balance Sheets

The following pro forma adjustments have been reflected in the Transaction Adjustments column in the accompanying unaudited pro forma condensed combined balance sheets as of September 30, 2025. All adjustments are based on preliminary assumptions and valuations, which are subject to change. The pro forma adjustments give effect to the Business Combination as if it had occurred as of September 30, 2025, and combine the historical balance sheets of Aero Velocity and BT Brands as of that date.

a) Merger consideration

In accordance with the terms of the Merger Agreement, BT Brands' stock in the amount of $12.5 million will be effectively transferred as part of the Merger Consideration. The fair value of consideration is based on the number of equity interests BT Brands will issue to Aero Velocity shareholders in the combined entity, comprised of shares of Series A-1 Convertible Preferred Stock (“Series A-1 Preferred Stock”), with a stated value of $11,100,000, and shares of Series A-2 Convertible Preferred Stock (“Series A-2 Preferred Stock”), with a stated value of $90,000,000. The shares of A-1 Preferred Stock and A-2 Preferred Stock are convertible into a total of 68,409,284 common shares, representing 89% of the merged company's equity. The shares of Series A-1 Preferred Stock are convertible into 7,510,812 common shares and carry a preferential voting right of 50 votes per share calculated on an if-converted basis, subject to a 5% ownership blocker.

As a result of the merger and the application of the acquisition method of accounting in accordance with ASC 805, the transaction will give rise to the recognition of goodwill, representing the excess of the total estimated merger consideration over the preliminary fair value of the net identifiable assets acquired. The amount of goodwill recognized may change upon completion of the final allocation of the purchase price.

The unaudited pro forma condensed combined financial statements have been adjusted to remove BT Brands’ historical shareholders’ equity including treasury shares, accumulated deficit, and additional paid-in capital prior to the merger.

78

b) Concurrent financing

The Merger Agreement provides for the option to invest up to $5 million at closing, with a minimum investment of $3 million. The unaudited pro forma condensed combined balance sheet reflects the minimum $3 million investment, the concurrent financing for Series B Preferred Stock shares is presented as an increase to preferred stock and a corresponding increase to cash and cash equivalents. The shares of Series B Preferred Stock are expected to be convertible into an estimated aggregate 1,639,344 common shares.

c) Elimination of BT Brands accumulated deficit

Adjustment represents the elimination of the BT Brands accumulated deficit upon consummation of the merger.

d) Transaction costs

Adjustment represents the transaction-related costs expected to be incurred.

e) Shares issued to Maxim Group LLC

Adjustment represents the shares issued to Maxim Group LLC as compensation for advisory services provided to BT Brands. The value of the shares issued to Maxim is 3.5% of the $101,100,000 merger value of Aero, calculated based on an agreed stock price of $1.83 per share, resulting in the issuance of 1,933,606 common shares with a par value of $0.002 per share.

(f) Cancellation of treasury stock

Adjustment represents the cancellation of treasury stock upon consummation of the merger.

Statements of Operations

The following pro forma adjustments have been reflected in the Transaction Adjustments column in the accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 28, 2025, and the year ended December 31, 2024. All adjustments are based on preliminary assumptions and valuations, which are subject to change. The pro forma adjustments reflect the effect of the Pro Forma Transactions on Aero’s and BT Brands’ historical consolidated statements of operations as if the business combination occurred on January 1, 2024.

g) Merger Transaction costs

The pro forma statements of operations for the year ended December 31, 2024, were adjusted to include the expected transaction costs, including an estimated amount of $3,538,000 related to Maxim Advisory fees, giving effect to the business combination as if it had been completed as of January 1, 2024.

(h) Weighted average shares outstanding

The weighted average shares outstanding have been adjusted to reflect the share-related impacts of the transaction, assuming the conversion of the series A-1, A-2 and B preferred shares and the issuance of compensation shares as if the merger occurred on January 1, 2024.

79

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of the material U.S. federal income tax consequences of (i) the Merger (which is part of the Business Combination) and (ii) the Spin-Off that are applicable to U.S. Holders (as defined below) of Pubco Common Stock and Aero Stock, assuming that the Merger and the Spin-Off are consummated in the manner described in the Merger Agreement and in this proxy statement/prospectus.

This discussion does not purport to be a complete analysis of all potential tax consequences and is based upon current provisions of the Code, existing Treasury Regulations, judicial decisions and published rulings and administrative pronouncements of the IRS, all in effect as of the date of this proxy statement/prospectus and all of which are subject to differing interpretations or change. Any such change or differing interpretation, which may be retroactive, could alter the tax consequences to U.S. Holders of Pubco Common Stock and Aero Stock as described in this summary. None of Pubco, Aero, BT Group or their respective affiliates has requested, or intends to request, a ruling from the IRS regarding any of the tax consequences described herein. There can be no assurance that the IRS will not take positions concerning the tax consequences of the transactions that are inconsistent with the considerations discussed below, or that any such positions would not be sustained by a court.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Pubco Common Stock or Aero Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of such trust, or (ii) the trust was in existence on August 20, 1996, and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances. In addition, this discussion does not address the Medicare tax on certain investment income, the alternative minimum tax, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws, or any applicable income tax treaties.

This discussion also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	persons who do not hold their stock as a “capital asset” within the meaning of Section 1221 of the Code;

•	brokers, dealers or traders in securities, banks, insurance companies, other financial institutions or mutual funds;

•	real estate investment trusts, regulated investment companies, tax-exempt organizations or governmental organizations;

•	specified non-U.S. corporations including “controlled foreign corporations” and “passive foreign investment companies” (each as defined in the Code) or corporations that accumulate earnings to avoid U.S. federal income tax;

•	pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein);

80

•	persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction or other integrated transaction;

•	persons that have a functional currency other than the U.S. dollar;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	persons who hold shares that may constitute “qualified small business stock” under Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;

•	persons who acquired their shares in a transaction subject to the gain rollover provisions of Section 1045 of the Code;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons deemed to sell stock under the constructive sale provisions of the Code;

•	persons holding Aero Stock who exercise dissenters’ or appraisal rights (if any);

•	persons who acquired their shares pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or through the exercise of a warrant or conversion rights under convertible instruments; and

•	certain expatriates or former citizens or long-term residents of the United States.

If an entity is treated as a partnership or other pass-through entity for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner in that partnership or other pass-through entity generally will depend upon the status of the partner, the activities of the partnership or other pass-through entity, and certain determinations made at the partner level. If you are a partner in a partnership or other pass-through entity that holds Pubco Common Stock or Aero Stock, you should consult your tax advisor regarding the tax consequences of the Merger and the Spin-Off, as applicable.

U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE SPIN-OFF TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Material U.S. Federal Income Tax Consequences of the Merger

Consequences of the Merger to Pubco Stockholders

Assuming that the Merger is consummated in the manner described in the Merger Agreement and in this proxy statement/prospectus, Pubco Stockholders will not sell, exchange or dispose of any shares of Pubco Common Stock as a result of the Merger and will retain their shares of Pubco Common Stock after the Merger. Accordingly, the Merger should not result in recognition of gain or loss by Pubco Stockholders for U.S. federal income tax purposes in respect of their shares of Pubco Common Stock. The holding period and tax basis of Pubco Stockholders in their Pubco Common Stock will not be affected by the Merger.

Consequences of the Merger to Aero Stockholders

The following is a discussion of the material U.S. federal income tax consequences of the Merger that are applicable to U.S. Holders of Aero Stock, assuming that the Merger is consummated in the manner described in the Merger Agreement and in this proxy statement/prospectus. This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder of Aero Stock, nor does it address the U.S. federal income tax consequences relevant to holders of Aero Stock that may be subject to special treatment under the U.S. federal income tax laws, including those stockholders referenced under “—General” above. In addition, this discussion does not address (a) the tax consequences of transactions effectuated before, after or at the same time as the Merger, whether or not they are in connection with the Merger, including, without limitation, transactions in which shares of Aero Stock are acquired or disposed of other than in exchange for shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock in the Merger, or (b) the tax consequences of the ownership or disposition of shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock following the Merger.

81

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Pubco and Aero intend to report the Merger consistent with such qualification. Pubco and Aero have agreed in the Merger Agreement to use their reasonable best efforts (i) to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) not to, and not to permit or cause any of their respective subsidiaries or affiliates to, take or cause to be taken, or fail to take or cause to be taken, any action which could reasonably be expected to cause the Merger to fail to or cease to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Pubco and Aero have not sought, and do not intend to seek, any ruling from the IRS regarding the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, completion of the Business Combination is not conditioned upon receipt of an opinion of counsel that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, there can be no assurance that the IRS will not challenge the qualification of the Merger as a “reorganization” or that any such challenge would not be sustained by a court.

Tax Consequences if the Merger Qualifies as a “Reorganization” Within the Meaning of Section 368(a) of the Code

Assuming that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the Merger to U.S. Holders of Aero Stock are expected to be as follows:

•	A U.S. Holder generally will not recognize gain or loss upon the exchange of Aero Stock for shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock in the Merger;

•	The U.S. Holder’s aggregate adjusted tax basis in the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock received generally will equal the U.S. Holder’s aggregate adjusted tax basis in the shares of Aero Stock exchanged; and

•	The U.S. Holder’s holding period for the shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock received in the Merger generally will include the holding period for the shares of Aero Stock exchanged in the Merger, provided that the Aero Stock is held as a capital asset at the time of the Merger.

If a U.S. Holder of Aero Stock acquired different blocks of Aero Stock at different times or at different prices, such U.S. Holder’s basis and holding period in its shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock may be determined separately with reference to each block of Aero Stock. Any such U.S. Holder should consult its tax advisor regarding the allocation of basis and the determination of holding periods in the particular shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock received in the Merger.

Tax Consequences if the Merger Does Not Qualify as a “Reorganization” Within the Meaning of Section 368(a) of the Code

If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then the receipt by a U.S. Holder of shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock in exchange for Aero Stock in the Merger will be a taxable transaction. In such a case, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (x) the fair market value of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock (and any other property, including cash, received) and (y) such U.S. Holder’s adjusted tax basis in the shares of Aero Stock exchanged in the Merger.

Gain or loss must be calculated separately for each block of shares of Aero Stock exchanged by such U.S. Holder if such blocks were acquired at different times or for different prices. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the closing date of the Merger, the holding period in a particular block of shares of Aero Stock exchanged in the Merger is greater than one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

82

This discussion of material U.S. federal income tax consequences is not tax advice. U.S. Holders of Aero Stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Reporting Requirements

Assuming the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, each U.S. Holder who receives shares of Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock in the Merger is required to retain permanent records pertaining to the Merger and make such records available to the IRS. Such records should specifically include information regarding the amount, tax basis and fair market value of the Aero Stock exchanged and the amount and fair market value of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock received in exchange therefor.

U.S. Holders who owned, immediately before the Merger, at least one percent (by vote or value) of the total outstanding stock of Aero are required to attach a statement to their U.S. federal income tax returns for the year in which the Merger is consummated that contains the information listed in Treasury Regulations Section 1.368-3(b). Such statement must include the U.S. Holder’s tax basis in such U.S. Holder’s Aero Stock surrendered in the Merger, the fair market value of such stock, the date of the Merger and the name and employer identification number of each of Aero and Pubco. U.S. Holders are urged to consult their tax advisors regarding these reporting requirements.

Material U.S. Federal Income Tax Consequences of the Spin-Off

For U.S. federal income tax purposes, the Spin-Off will be effected through a distribution by Pubco of all of the shares of BT Group common stock to holders of Pubco Common Stock as of the record date for the Spin-Off (other than Pubco’s financial advisor, which has agreed not to participate in the Spin-Off) and, unless mutually agreed otherwise by the Parties prior to the Closing, to the holders of the Pubco IPO Warrants (the “Distribution”). Although the position is not free from doubt, each of Pubco and Aero expects that the Spin-Off will be treated as a taxable distribution pursuant to Section 301(a) of the Code.

Consequences of the Spin-Off to Pubco

To the extent that the fair market value of the BT Group common stock at the time of the Spin-Off exceeds Pubco’s adjusted tax basis in such stock, Pubco will recognize gain. If the fair market value of the BT Group common stock at the time of the Spin-Off is less than Pubco’s adjusted tax basis in such stock, Pubco will not recognize any loss. In the event that Pubco recognizes gain on the Spin-Off, it is anticipated that such gain may be offset, in whole or in part, by current-year losses of the consolidated group or by net operating loss carryforwards, subject to limitations under Section 382 of the Code and other applicable provisions. If such losses or net operating loss carryforwards are not available in whole or in part, Pubco may recognize taxable gain at the corporate level.

Consequences of the Spin-Off to U.S. Holders of Pubco Common Stock

Assuming the Spin-Off is treated as a taxable distribution for U.S. federal income tax purposes pursuant to Section 301(a) of the Code, the distribution of BT Group common stock will be treated as a distribution of property by Pubco with respect to its stock. The amount of the distribution to a U.S. Holder of Pubco Common Stock will be equal to the fair market value of the BT Group common stock received on the distribution date.

The distribution will be treated as a dividend for U.S. federal income tax purposes to the extent of Pubco’s current and accumulated E&P as determined under U.S. federal income tax principles. Any portion of the Spin-Off in excess of Pubco’s E&P will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Pubco Common Stock and thereafter as capital gain from the sale or exchange of such stock.

To the extent treated as a dividend, corporate U.S. Holders generally may be eligible for the dividends-received deduction (subject to applicable holding-period and other limitations), and non-corporate U.S. Holders generally may be eligible for reduced rates applicable to qualified dividend income (subject to applicable holding-period and other requirements).

83

A U.S. Holder’s tax basis in the BT Group common stock received in the Spin-Off will equal the fair market value of such stock on the distribution date. The U.S. Holder’s tax basis in its Pubco Common Stock will be reduced (but not below zero) by the amount of any portion of the Spin-Off treated as a non-taxable return of capital.

To the extent that the Spin-Off constitutes an “extraordinary dividend” with respect to a particular U.S. Holder, special rules may apply. In general, a dividend constitutes an extraordinary dividend if the amount of the dividend, together with certain dividends received during the two-year period ending on the day before the ex-dividend date, equals or exceeds 10% of the U.S. Holder’s adjusted basis in its common stock (or 5% in the case of certain preferred stock). For this calculation, only the portion of a distribution treated as a dividend is considered.

If the portion (if any) of the Spin-Off treated as a dividend constitutes an extraordinary dividend to a corporate U.S. Holder that both (i) claims a dividends-received deduction with respect to the Spin-Off and (ii) holds its Pubco Common Stock for two years or less, such U.S. Holder will reduce its tax basis in its Pubco Common Stock (but not below zero) by an amount equal to the nontaxed portion of the extraordinary dividend (generally, the amount offset by the dividends-received deduction). If any corporate U.S. Holder’s basis would be reduced below zero as a result of these rules, any excess will be treated as gain from the sale or exchange of Pubco Common Stock (generally capital gain, with long-term character to the extent applicable).

In addition, if the portion (if any) of the Spin-Off treated as a dividend qualifies as an extraordinary dividend to a non-corporate U.S. Holder that obtains the reduced rate for qualified dividend income on such dividend, such U.S. Holder may be required to treat a portion of any loss on a subsequent sale of its Pubco Common Stock as long-term capital loss, regardless of its actual holding period, generally limited to the amount of such extraordinary dividends.

In determining whether the Spin-Off will be treated as a dividend, return of capital or capital gain, the fair market value of the BT Group common stock distributed as of the distribution date is used. The market price of Pubco Common Stock generally does not factor into determining the U.S. federal income tax treatment of the Spin-Off and should have no bearing on the outcome to Pubco Stockholders.

A formal E&P study has not been completed. Whether, and to what extent, the Spin-Off will be treated as a taxable dividend will depend on factors outside the control of Pubco or Aero and that cannot be ascertained at this time, including the closing date of the Merger and the financial results of Pubco and Aero through the end of the tax year in which the Merger occurs. In addition, the determination of E&P is not binding on the IRS, and the IRS could disagree with or recharacterize elements of any E&P computation.

THE FOREGOING DISCUSSION IS A GENERAL SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE SPIN-OFF. IT IS NOT TAX ADVICE AND DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR HOLDER. EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF THE MERGER AND THE SPIN-OFF IN LIGHT OF THE HOLDER’S OWN CIRCUMSTANCES, INCLUDING THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS AND ANY APPLICABLE INCOME TAX TREATIES.

84

PROPOSAL NO. 2: THE DIRECTOR ELECTION PROPOSAL

Overview

Pubco is asking its stockholders to elect five directors to hold office until Pubco’s next annual meeting of stockholders and until their respective successors are elected and qualified.

The nominees to be elected at the Special Meeting are Mark Hastings, currently Aero’s Chairman and Chief Executive Officer, Nicholas H. Adler, Gabriel Arias Salgado, Marc Urbach and John Carr. Information regarding each nominee is set forth below in the section titled “Management of Pubco Following the Business Combination.”

Vote Required

The directors are elected by a plurality, meaning the five nominees in the Director Election Proposal that receive the most votes will be elected as directors. Accordingly, if you abstain with respect to the Director Election Proposal, it will have no effect on the election. Similarly, broker non-votes will have no effect on the election.

Under the Support Agreement, Mr. Copperud agreed, among other things, to vote all the shares of Pubco Common Stock beneficially owned by him in favor of the adoption of the Merger Agreement and the approval of the Merger and in favor of the other matters to be presented at the Special Meeting, including the election of each of management’s nominees for director. Mr. Copperud beneficially owns approximately 16.8% of the Pubco Common Stock outstanding as of December 23, 2025.

Recommendation of the Pubco Board

THE PUBCO BOARD UNANIMOUSLY RECOMMENDS THAT PUBCO SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF MANAGEMENT’S NOMINEES FOR DIRECTOR.

85

PROPOSAL NO. 3: THE EQUITY PLAN PROPOSAL

Overview

Pubco is asking its stockholders to approve the Pubco 2025 Long-Term Incentive Equity Plan, a copy of which is attached to this proxy statement/prospectus as Annex B.

An aggregate number of shares of Pubco Common Stock equal to 10% of the shares of Pubco Common Stock outstanding upon the Closing (on a fully-diluted basis) will be reserved for issuance pursuant to the Equity Plan, with customary evergreen provisions. The Pubco Board approved the Equity Plan in connection with its approval of the Merger Agreement, subject to approval by Pubco Stockholders at the Special Meeting. If approved by the stockholders, the effective date of the Equity Plan will be the Closing Date.

The general purpose of the Equity Plan is to attract and retain employees, directors and consultants who are expected to contribute to Pubco’s success by their ability, ingenuity and industry, and to enable such persons to participate in the long-term success and growth of Pubco after the Business Combination. If approved, the Equity Plan will enable Pubco to provide stock-based incentives that align the interests of employees, directors and consultants with those of the stockholders of Pubco.

Terms of the Equity Plan

The following summary of the material provisions of the Equity Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Equity plan, a copy of which is attached to this proxy statement/prospectus as Annex B. You are urged to read the Equity Plan in its entirety.

Administration. The Pubco Board or one or more committees appointed by the Pubco Board will administer the Equity Plan. The Pubco Board intends delegate general administrative authority for the Equity Plan to the compensation committee of the Pubco Board. The appropriate acting body, whether the Pubco Board, the compensation committee of the Pubco Board or another committee appointed by the Pubco Board, is referred to in this summary as the “Administrator.”

The Administrator may also delegate to one or more persons the right to act on its behalf in such matters as authorized by the Administrator. The Administrator determines which eligible individuals shall be granted awards under the plan, provided that any award granted to a member of the compensation committee of the Pubco Board shall be subject to the approval or ratification of the Pubco Board. Along with other authority granted to the Administrator under the Equity Plan, the Administrator may (i) select recipients of awards, (ii) determine the number of shares subject to awards, (iii) approve form award agreements, (iv) determine the terms and conditions of awards, and (v) allow participants to satisfy withholding tax obligations through a reduction of shares. The Administrator may not, however, effectuate a repricing or exchange of outstanding stock options.

Authorized Shares; Lapsed Awards. An aggregate number of shares of Pubco Common Stock equal to 10% of the shares of Pubco Common Stock outstanding upon the Closing (on a fully-diluted basis) is the maximum number of shares of Pubco Common Stock that may be issued pursuant to awards under the Equity Plan, all of which may be subject to incentive stock option treatment.

The Equity Plan includes a customary evergreen provision. On the first day of each fiscal year of Pubco during the term of the Equity Plan commencing on the first year following the Closing, the maximum number of shares of Pubco Common Stock that may be issued pursuant to awards under the Equity Plan will automatically increase by a number of shares of Pubco Common Stock equal to 5% of the shares of Pubco Common Stock outstanding as of the last day of the preceding fiscal year (on a fully-diluted basis).

If any outstanding award under the Equity Plan expires, is forfeited or is cancelled, in whole or in part, then such expired, forfeited or cancelled shares may again be awarded under the Equity Plan. Shares tendered in payment of the exercise price or withholding taxes with respect to an award shall not be available for subsequent awards under the Equity Plan. The grant of awards that may not be satisfied by issuance of shares shall not count against the maximum number of shares of Pubco Common Stock subject to the Equity Plan; however, shares attributable to awards that may be satisfied either by the issuance of shares or by cash or other consideration shall be counted against the maximum number of shares of Pubco Common Stock that may be issued under the Equity Plan. If shares of Pubco Common Stock issued in connection with any award granted under the Equity Plan shall be repurchased by Pubco, in whole or in part, then such repurchased shares may not again be awarded pursuant to the provisions of the Equity Plan.

86

Eligibility. Individuals eligible to receive awards under the Equity Plan include Pubco’s employees, directors and consultants who are deemed to have rendered or to be able to render significant services to Pubco or its subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of Pubco, and who are qualified to receive shares pursuant to a registration statement on Form S-8 under the Securities Act. It is expected that approximately [●] employees, [●] directors and [●] consultants will be eligible to participate in the Equity Plan, if approved, as of the Closing Date. The Administrator determines from time to time the participants to whom awards will be granted.

Incentive Awards. The Equity Plan authorizes stock options, stock appreciation rights (“SARs”), restricted stock, and other stock-based awards that are responsive to changing developments in management compensation. The Equity Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash in accordance with the terms of the Equity Plan and the applicable award agreement. Awards will vest and expire, if applicable, in accordance with the schedule set forth in the applicable award agreement.

Stock Options. A stock option is the right to purchase shares of Pubco Common Stock at a future date at a specified price per share generally equal to, but not less than, the fair market value of a share of Pubco Common Stock on the date of grant. An option may either be an Incentive Stock Option (“ISO”) or a non-qualified stock option. ISOs are taxed differently from non-qualified stock options, as described under “Federal Income Tax Treatment of Awards under the Equity Plan” below. ISOs also are subject to more restrictive terms and are limited in amount by the Code and the Equity Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

SARs. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of Pubco Common Stock on the date of exercise of the SAR over the strike price of the SAR. The strike price will be established by the Administrator at the time of grant of the SAR, but will not be less than the fair market value of a share of Pubco Common Stock on the date of grant. SARs may be granted in connection with other awards or independently.

Restricted Stock. A restricted stock award is typically for a fixed number of shares of Pubco Common Stock, subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares, the duration of the restriction period and the conditions under which the shares may be forfeited. The Administrator may waive any restriction period and any other conditions under appropriate circumstances (such as death or disability). Subject to the risk of forfeiture and the retention of custody of the shares by Pubco, during the restriction period, the participant generally will have all of the rights of a stockholder with respect to the shares of restricted stock, including the right to vote the shares of restricted stock and to receive dividends, provided that any such dividends will be subject to the same restrictions and other conditions as the restricted shares.

Other Awards. The Administrator may also grant other forms of awards based upon, payable in or otherwise related to, in whole or in part, shares of Pubco Common Stock, including restricted stock units, if the Administrator, in its sole discretion, determines that such other form of award is consistent with the purposes of the Equity Plan. The terms and conditions of any such other form of award will be set forth in an applicable award agreement.

Limitations on Awards. No person may be granted awards exercisable for in excess of 750,000 shares of Pubco Common Stock during any calendar year. The maximum aggregate amount of cash and value of awards (calculated based on grant date fair value of the awards for financial reporting purposes) granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director may not exceed $750,000. The Pubco Board may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Pubco Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

87

Transfer Restrictions. Subject to certain exceptions, awards under the Equity Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable during the recipient’s lifetime only by him or her

Adjustments or Changes in Capitalization. In the event of any Pubco Common Stock dividend payable on shares of Pubco Common Stock, split or reverse split, combination or exchange of shares of Pubco Common Stock, or other extraordinary or unusual event which results in a change in the shares of Pubco Common Stock as a whole, the Administrator shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Equity Plan (including the number of shares subject to the award and the exercise price), in the aggregate number of shares reserved for issuance under the Equity Plan or in any other amount denominated in shares under the Equity Plan. Any such adjustments will be made by the Administrator, whose determination will be final, binding and conclusive.

Change in Control. In the event of a Change of Control (as defined in the Equity Plan) that has not been authorized or otherwise approved by the Pubco Board, the vesting periods of any and all awards granted and outstanding under the Equity Plan will be accelerated and all such awards will immediately and entirely vest, and all performance goals will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

In the event of a Change of Control that has been approved by the Pubco Board, the Administrator generally may (i) accelerate the vesting of any and all awards granted and outstanding under the Equity Plan, and/or declare that all performance goals have been achieved at a specified target level and all other terms and conditions have been met, (ii) require a holder of any award granted under the Equity Plan to relinquish such award to Pubco upon the tender by Pubco of cash in an amount equal to such award’s Repurchase Value (as defined in the Equity Plan), (iii) cancel any stock option or SAR in exchange for a substitute option or SAR in a manner consistent with the requirements of treasury regulations, or (iv) cancel any restricted stock in exchange for restricted stock of any successor corporation

Amendments to and Termination of the Equity Plan. The Pubco Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Equity Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a holder under any award agreement previously entered into under the Equity Plan, without such holder’s consent, except as set forth in the Equity Plan.

Unless terminated by the Pubco Board, the Equity Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Equity Plan are no longer outstanding. Notwithstanding the foregoing, grants of ISOs may be made only during the ten-year period beginning on the effective date of the Equity Plan.

Clawback and Recoupment. Pubco may cancel any award, require the participant to reimburse any or all amounts paid pursuant to an award or under the terms of the Equity Plan and effect any other right of recoupment in accordance with any Pubco policies that may be adopted from time to time.

Federal Income Tax Treatment of Awards under the Equity Plan

Federal income tax consequences relating to awards under the Equity Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

88

For non-qualified stock options, Pubco is generally entitled to deduct, subject to Code limitations (and the optionee recognizes taxable income in), an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, Pubco is generally not entitled to a deduction, nor does the participant recognize income at the time of exercise. The current U.S. federal income tax consequences of other awards authorized under the Equity Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. Pubco will generally have a corresponding deduction at the time the participant recognizes income, subject to Code limitations. However, as discussed above, for those awards subject to ISO treatment, Pubco would generally have no corresponding compensation deduction.

If an award is accelerated under the Equity Plan in connection with a change in control (as this term is used under the Code), Pubco may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1 million.

Securities Registration

Following the consummation of the Business Combination, when permitted by SEC rules, Pubco intends to file with the SEC a registration statement on Form S-8 covering the shares of Pubco Common Stock issuable under the Equity Plan.

New Plan Benefits

Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Equity Plan.

Vote Required

Approval of the Equity Plan Proposal requires that the number of votes cast in favor of such proposal exceed the number of votes cast against such proposal. Because shares subject to an abstention or a broker non-vote are not considered votes cast, they will have no effect on this proposal.

Under the Support Agreement, Mr. Copperud agreed, among other things, to vote all the shares of Pubco Common Stock beneficially owned by him in favor of the adoption of the Merger Agreement and the approval of the Merger and in favor of the other matters to be presented at the Special Meeting, including the Equity Plan Proposal. Mr. Copperud beneficially owns approximately 16.8% of the Pubco Common Stock outstanding as of December 23, 2025.

Recommendation of the Pubco Board

THE PUBCO BOARD UNANIMOUSLY RECOMMENDS THAT PUBCO STOCKHOLDERS VOTE “FOR” THE EQUITY PLAN PROPOSAL.

89

PROPOSAL NO. 4: THE NAME CHANGE PROPOSAL

Overview

Pubco is asking its stockholders to change Pubco’s name to “Aero Velocity, Inc.” by amending the Pubco Charter in the form attached to this proxy statement/prospectus as Annex C.

Pubco believes the current name of BT Brands, Inc. will not accurately reflect the operations of the company if the Merger and Spin-Off are consummated, and believes the proposed name change better conveys the drone services business to be operated by Aero, which is seeking to build brand recognition in the industry, after the Merger. The Name Change Proposal, if approved by Pubco’s stockholders, would have the effect of changing Pubco’s legal name. If the Name Change Proposal is not approved, Pubco’s legal name will continue to be BT Brands, Inc.

Any change in Pubco’s corporate name will not affect the status of the company or the rights of any stockholder in any respect, or the transferability of stock certificates presently outstanding. The currently outstanding stock certificates evidencing shares of securities bearing the name BT Brands, Inc. will continue to be valid and represent Pubco’s securities following the name change. In the future, new share certificates will be issued bearing the new name, but this in no way will affect the validity of your current share certificates.

If the Name Change Proposal is approved by Pubco’s stockholders, the name change will become effective upon the filing of an amendment to the Pubco Articles of Incorporation with the Secretary of State of the State of Wyoming. If the Name Change Proposal is approved, Pubco intends to file the amendment promptly after the consummation of the merger.

Vote Required

Approval of the Name Change Proposal requires that the number of votes cast in favor of such proposal exceed the number of votes cast against such proposal. Because shares subject to an abstention or a broker non-vote are not considered votes cast, they will have no effect on this proposal.

Under the Support Agreement, Mr. Copperud agreed, among other things, to vote all the shares of Pubco Common Stock beneficially owned by him in favor of the adoption of the Merger Agreement and the approval of the Merger and in favor of the other matters to be presented at the Special Meeting, including the Name Change Proposal. Mr. Copperud beneficially owns approximately 16.8% of the Pubco Common Stock outstanding as of December 23, 2025.

Recommendation of the Pubco Board

THE PUBCO BOARD UNANIMOUSLY RECOMMENDS THAT PUBCO STOCKHOLDERS VOTE “FOR” THE NAME CHANGE PROPOSAL.

90

PROPOSAL NO. 5: THE NASDAQ PROPOSAL

Overview

Pubco is asking its stockholders to approve, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of shares of Pubco Common Stock (i) upon conversion of the Pubco Series A-1 Preferred Stock and Pubco Series A-2 Preferred Stock issued in the Business Combination and (ii) upon conversion of the Pubco Series B Preferred Stock issued in the Concurrent Financing.

Under Nasdaq Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (a) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for such securities); or (b) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Collectively, the shares of Pubco Common Stock issuable upon conversion of the Pubco Preferred Stock to be issued in the Business Combination and the Concurrent Financing will exceed 20% of the Pubco Common Stock outstanding, and 20% of the voting power outstanding, prior to such issuance.

Under Nasdaq Rule 5635(b), stockholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Nasdaq Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single invested or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Under Nasdaq Rule 5635(b), the issuance of the shares of Pubco Common Stock to the Aero Stockholders may result in a “change of control” of Pubco.

Accordingly, because the number of shares of Pubco Common Stock we anticipate issuable upon conversion of the Pubco Preferred Stock to be issued in the Business Combination and the Concurrent Financing (1) will constitute more than 20% of the Pubco Common Stock outstanding and more than 20% of the voting power outstanding prior to such issuance and (2) may result in a change of control of Pubco, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Rule 5635.

Vote Required

Approval of the Nasdaq Proposal requires that the number of votes cast in favor of such proposal exceed the number of votes cast against such proposal. Because shares subject to an abstention or a broker non-vote are not considered votes cast, they will have no effect on this proposal.

Under the Support Agreement, Mr. Copperud agreed, among other things, to vote all the shares of Pubco Common Stock beneficially owned by him in favor of the adoption of the Merger Agreement and the approval of the Merger and in favor of the other matters to be presented at the Special Meeting, including the Nasdaq Proposal. Mr. Copperud beneficially owns approximately 16.8% of the Pubco Common Stock outstanding as of December 23, 2025.

Recommendation of the Pubco Board

THE PUBCO BOARD UNANIMOUSLY RECOMMENDS THAT PUBCO STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

91

PROPOSAL NO. 6: THE ADJOURNMENT PROPOSAL

Overview

Pubco may ask its stockholders to adjourn the Special Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination. If the Adjournment Proposal is presented, the other proposals will not be presented.

The presiding officer will determine whether to present the Adjournment Proposal. If the Adjournment Proposal is presented to the Special Meeting and is approved by the Pubco Stockholders, Pubco may adjourn the Special Meeting, for example, in order to permit further solicitation of proxies and votes that would increase the likelihood of obtaining a favorable vote on the proposals presented at the Special Meeting.

Under applicable SEC rules and interpretations, discretionary authority may not be exercised to vote a proxy in favor of a proposal to adjourn a stockholder meeting. Accordingly, if the Adjournment Proposal is presented at the Meeting and is not approved by the Pubco Stockholders, except as described below, the presiding officer may be unable to adjourn the Special Meeting to a later date, even if an adjournment is necessary in order to ensure the conditions to closing set forth in the Merger Agreement are satisfied, or the parties otherwise require more time in order to consummate the Business Combination. For example, the presiding officer may be unable to adjourn the Special Meeting in the event there are insufficient votes in favor of the Business Combination Proposal. In any such an event, the Business Combination may not be completed.

However, even if the Adjournment Proposal is not approved, in the event a quorum is not present, the Meeting may be adjourned by the vote of a majority of the shares represented at the Special Meeting. In addition, the Pubco Board may postpone the Special Meeting at any time prior to the meeting being called to order. In such event, Pubco will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Vote Required

Approval of the Adjournment Proposal requires that the number of votes cast in favor of such proposal exceed the number of votes cast against such proposal. Because shares subject to an abstention or a broker non-vote are not considered votes cast, they will have no effect on this proposal.

Under the Support Agreement, Mr. Copperud agreed, among other things, to vote all the shares of Pubco Common Stock beneficially owned by him in favor of the adoption of the Merger Agreement and the approval of the Merger and in favor of the other matters to be presented at the Special Meeting, including the Adjournment Proposal. Mr. Copperud beneficially owns approximately 16.8% of the Pubco Common Stock outstanding as of December 23, 2025.

Recommendation of the Pubco Board

THE PUBCO BOARD UNANIMOUSLY RECOMMENDS THAT PUBCO STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

92

BUSINESS OF AERO

The following discussion of Aero’s business, markets and industry is qualified by, and should be read in conjunction with, the discussion of the risks related to Aero detailed elsewhere in this proxy statement/prospectus.

Unless the context otherwise requires, references in this section to “we,” “us,” “our,” the “Company” and “Aero Velocity” are to Aero.

Overview

We deliver best-in-class drone-based services, technologies and manufacturing solutions that address critical needs worldwide across multiple industries such as agriculture, forestry, infrastructure, oil and gas, and environmental management. Through organic growth, innovation and targeted bolt-on acquisitions, Aero Velocity has positioned itself at the forefront of the rapidly evolving drone industry. We are committed to being a multi-faceted leader at the intersection of drone-powered services and asset intelligence, delivering solutions that enhance operational efficiency, safety, and sustainability. Our guiding vision — Propelling Progress — reflects our dedication to advancing the industry while supporting the success of our partners and clients.

Aero Velocity operates as a fully integrated hybrid company, combining direct service delivery with in-house technology development and manufacturing. Our approach allows us to rapidly design, deploy and scale solutions that meet the needs of both high-volume commercial operations and specialized government projects.

The Company maintains internal capabilities in unmanned aircraft systems (“UAS”) operations, systems integration, sensor deployment, and data analytics. We also partner with leading suppliers in the U.S. and allied countries to ensure security, performance, and compliance with domestic manufacturing standards.

Our operations integrate flight services, proprietary technology, and advanced manufacturing to provide comprehensive solutions in commercial and government markets. The Company’s diversified Drone-as-a-Service (“DaaS”) portfolio, consisting of five business units — CleanSweep, TankVision, TerraVision, SiteSnap and HeatScope — addresses specialized needs including exterior asset cleaning, internal tank inspections, land mapping and multispectral analytics, 3D modeling/digital twinning and artificial intelligence (“AI”) powered asset management, and thermal imaging for energy efficiency and safety. Aero Velocity’s businesses positions the Company as both a service provider and a technology innovator, with capabilities spanning government contracting, commercial infrastructure solutions, and contract manufacturing/engineering.

Company DaaS Solutions

Aero Velocity currently generates revenue primarily from offering DaaS solutions for Government and Civilian Agencies.

Aero Velocity’s Drone-as-a-Service solutions are currently organized into five business segments:

•	CleanSweep – Drone-based exterior cleaning for building facades, windows, and other assets, improving safety, reducing costs, and minimizing downtime for high-rise and mid-rise structures.

•	TerraVision – LiDAR capture, multispectral imaging, and AI-powered data science to support disaster management, agriculture, forestry, and environmental protection applications.

•	TankVision – Internal tank inspection services utilizing drone-based imaging and sensor packages to eliminate confined-space entry risks and deliver actionable asset condition data.

•	SiteSnap – 3D modeling, digital twin creation, and AI-powered monitoring of critical infrastructure for lifecycle asset management and predictive maintenance.

•	HeatScope – Thermal imaging and analytics to identify energy loss, detect faults, and improve safety in industrial and commercial operations.

93

In addition to these business lines, Aero Velocity engages in contract manufacturing and engineering services for unmanned aerial systems and related technologies.

Contract Drone Manufacturing/Maintenance

Aero Velocity is currently in active negotiations with several U.S. and non-U.S. based drone original equipment manufacturers (“OEMs”) regarding establishing contract manufacturing/assembly partnerships whereby we would serve as the U.S.-based builder of these drones. Aero believes it could reach agreements for this business as early as the last half of the third quarter of 2025 or in the fourth quarter of 2025. Aero further believes it is an attractive option to potential partners as we have a long history of drone design, manufacturing and maintenance as well as a built-for-purpose drone assembly line. In addition, the recent executive “Unleashing American Drone Dominance” from Washington is putting increased emphasis on U.S.-based UAS manufacturing and has resulted in heightened interest from potential partners. Further, our operations, which are centrally located in Ohio, position us favorably from a distribution standpoint.

Markets and Customers

Aero Velocity serves a diverse set of industries, with an emphasis on federal/defense and commercial sectors. Our clients include federal and local governmental agencies, including military, enterprises and operators in:

•	Government & Defense – Federal contracting for inspection, mapping, and tactical support missions.

•	Infrastructure & Utilities – Powerline, pipeline, bridge, and critical infrastructure inspection and management.

•	Agriculture & Forestry – Precision agriculture, crop health monitoring, and forestry management using advanced aerial imaging.

•	Oil & Gas – Inspection of assets, leak detection, and safety compliance monitoring.

•	Commercial & Industrial – Asset cleaning, facility optimization, and operational risk reduction.

Competitive Strengths

We believe our competitive advantages include:

•	Diversified Capabilities Across Five Businesses – A service suite that addresses multiple market needs from cleaning and inspections to mapping and analytics.

•	Hybrid Business Model – Combining service delivery, technology innovation, and manufacturing under one brand.

•	Made-in-USA Commitment – Prioritizing domestic manufacturing and sourcing for security, quality, and compliance with U.S. regulations.

•	Government Contracting Experience – A history of successful federal contract fulfillment and established relationships and compliance processes to serve federal agencies and defense clients.

•	Scalable Growth Strategy – Active pursuit of acquisitions to expand capacity, enter new markets, and enhance technological leadership.

94

Government Regulation

Aero Velocity is subject to industry-specific regulations that govern the operation of UAS. In the United States, our activities are primarily regulated by the Federal Aviation Administration (“FAA”), which oversees the use of the U.S. National Airspace System (“NAS”) for all air vehicles, including small UAS (“sUAS”).

In August 2016, the FAA’s final rules for the routine commercial use of certain sUAS weighing less than 55 pounds became effective. These rules establish safety and operational requirements for non-recreational flight, generally mandating visual line-of-sight operations during daylight hours, or during twilight with anti-collision lighting, and imposing restrictions on altitude, air speed, and proximity to persons not directly involved in the operation. The regulations also require aircraft registration, operator certification, marking requirements, and adherence to operational limitations, including prohibitions on flights over unprotected individuals absent specific authorization.

Aero Velocity operates under FAA Part 107 regulations and employs a team of certified remote pilots who comply with all applicable operational requirements. For missions requiring operations Over People (“OOP”), Over Moving Vehicles, Beyond Visual Line of Sight (“BVLOS”), or at night, the Company either obtains the necessary FAA waivers or deploys aircraft that are compliant with the applicable FAA operational categories. Our fleet includes aircraft that are compliant with the National Defense Authorization Act (“NDAA”), ensuring eligibility for federal procurement and adherence to U.S. national security requirements.

In April 2021, the FAA’s final rule for Remote Identification (“Remote ID”) of UAS became effective, alongside updated provisions for operations of sUAS over people. These rules permit certain categories of routine operations over people, moving vehicles, and at night, provided that the aircraft and operation meet specified technical and safety standards. Aero Velocity ensures that all deployed aircraft and flight operations are Remote ID compliant in accordance with applicable FAA deadlines.

In addition to U.S. regulations, the Company’s international operations are subject to the aviation laws and regulatory requirements of the foreign jurisdictions in which we operate. Such laws may, in some cases, be more stringent than U.S. regulations, particularly with respect to airspace access, equipment certification, and operational approvals. Aero Velocity maintains compliance through active regulatory monitoring, operator training, and fleet configuration tailored to the specific requirements of each jurisdiction.

Research and Development

Aero Velocity has historically devoted significant resources to the design and development of UAS for manufacturing and deployment in both commercial and defense markets. The Company continues to invest in advancing its platforms, with a particular emphasis on incorporating AI and machine learning technologies to enhance mission execution, data analysis, and operational efficiency.

Current research and development initiatives include the application of machine learning algorithms within inspection and monitoring workflows, the development of automated fault detection and predictive maintenance capabilities, and advancements in imaging technologies and flight performance. The Company is also creating AI- and machine learning–based analytical solutions for use by its Data Science and Engineering teams, enabling faster, more accurate interpretation of aerial data and improved decision-making for customers. These efforts are intended to maintain Aero Velocity’s competitive position, expand its technical capabilities, and address the evolving requirements of its government and commercial client base.

Intellectual Property

Aero Velocity invests in the protection and development of its intellectual property portfolio, including proprietary processes, designs, and trade secrets related to unmanned aerial systems, data analytics, and drone-powered service delivery. We maintain confidentiality agreements with employees, partners, and clients to safeguard our competitive position.

95

Aero Velocity maintains access to and benefits from a portfolio of patents, trademarks, software, and other intellectual property assets originating from its predecessor operations and technology partnerships. This intellectual property supports the Company’s service lines, enhances operational efficiency, and strengthens competitive positioning in both commercial and federal markets.

Patents –The Company’s portfolio includes U.S. and international patents providing protection for key innovations in unmanned aerial systems. These protections extend across the United States, Canada, Europe, and Mexico, with several applications pending. Core patent families include:

•	Flying Vehicle Systems and Methods – This family covers aerodynamic designs, propulsion systems, navigation architectures, and operational control methods for UAVs, supporting safe, efficient, and reliable flight performance.

•	Unmanned Aerial Vehicle Delivery Systems – These patents protect systems and methods for autonomous and semi-autonomous payload delivery, including vehicle-to-drone transfer mechanisms, secure payload housing, navigation protocols for last-mile delivery, and integrated control logic for mission execution.

•	Automated Multi-Copter UAS/UAV Dispatch from Vehicle – This family covers apparatus, systems, and methods for launching and recovering multi-copter drones from ground vehicles, enabling mobile deployment, mission readiness, and coordinated fleet operations.

Our patents, together with ongoing development activities, reinforce Aero Velocity’s competitive position in both commercial and defense markets by protecting mission-critical technologies in UAV design, payload handling, and operational integration.

Trademarks – Our registered trademarks include HORSEFLY®, covering civilian drones and package delivery systems; SQUADRON™, which applies to UAV mission management software and mobile applications; and Liberty Drones™, covering drone-based exterior cleaning and related aerial asset services. The Company also utilizes unregistered brand identifiers and imagery tied to its historical Workhorse Aero branding.

Domain Names – The Company controls relevant domain names supporting brand presence and market visibility, including workhorsedrones.com, workhorseuav.com, libertybelldrones.com, daaset.com, tankvzn.com, and droneservicesonline.com.

Software Assets – Proprietary software includes the MetronAir / Squadron software suite for UAV mission planning, control, video streaming, and route optimization; DaaS operational tools for data processing and system monitoring; and the Falcon Delivery System UAV control application, deployed on Skynode companion computers.

Health, Safety and Environment

Aero Velocity maintains policies and procedures to protect the health and safety of our employees, clients, and the communities we serve. We are committed to operating in compliance with all applicable environmental regulations and industry-best practices, and to continuously improving our HSE performance.

We are proud to be an Equal Opportunity Employer, fostering a safe and respectful workplace for all employees.

Human Capital Resources

As of October 1, 2025, we employed 17 full-time employees, 2 part-time employees and 7 full-time “inside” contract personnel. We believe our employees are among the Company’s most valued assets and are the driving force behind our success. For this reason, we aspire to be an employer of choice, recognized as cultivating a positive and welcoming work environment, fostering personal and professional growth and providing a safe work environment.

In addition to our Aero Velocity team members, we utilize an extensive and valued network of “outside” contractors and strategic partners numbering in the hundreds of professionals. Each contractor and partner is held to the same high standards as our employees and is thoroughly vetted and insured. This extended workforce enables us to deliver projects at scale, expand our operational reach, and maintain flexibility in meeting the diverse needs of our government and commercial clients.

96

To support these objectives, our human resources programs are designed to develop talent to prepare individuals for critical roles and leadership positions for the future; reward and support employees through competitive pay, benefit, and perquisite programs; enhance the Company’s culture through initiatives aimed at making the workplace more engaging; acquire talent and facilitate internal talent mobility to create a high-performing, workforce; engage employees as brand ambassadors of the Company’s products; and continually invest in technology, tools, and resources to enable employees to perform at the highest level.

Company History

Aero Velocity was formed as a result of a divestment by Workhorse Group, Inc. (“Workhorse”) in June 2024. Prior to such date, Aero Velocity’s drone business operated for nearly a decade as Workhorse Aero, designing, developing and manufacturing delivery drones for various customers in the package delivery business. On June 6, 2024, Aero Velocity consummated the asset purchase from Workhorse. In 2025, Aero Velocity acquired Liberty Drones, a pioneering provider of drone-based exterior cleaning services.

Corporate Headquarters

Aero Velocity has its principal executive offices located at 3600 Park 42 Drive, Cincinnati, Ohio and our telephone number is 513-224-4439. Our website address is www.aerovelocity.com. The information contained in, or that can be accessed through, our website is not incorporated in this report. We have included our website address solely as an inactive textual reference.

97

AERO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Aero’s unaudited condensed financial statements as of and for the quarterly period ended September 30, 2025, and Aero’s audited condensed abbreviated financial statements as of June 5, 2024 and December 31, 2023 and for the period from January 1, 2024 and ended June 5, 2024 and for the six months ended December 31, 2023 and as of December 31, 2024 and for the period from June 6, 2024 to December 31, 2024, together with the related notes thereto included elsewhere in this proxy statement/prospectus. In addition to historical information, the following discussion also contains forward-looking statements that include numerous risks and uncertainties, including, but not limited to, those described under “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. Please refer to “Cautionary Note Regarding Forward-Looking Statements” for more information on such statements.

Unless the context otherwise requires, references in this section to “we,” “us,” “our,” and the “Company” and “Aero Velocity” are to Aero.

Overview

Aero Velocity was formed as a result of the purchase of drone business assets from Workhorse Group, Inc. (“Workhorse”) in June 2024. Prior to the sale of assets to Aero Velocity, Workhorse operated the business for nearly a decade as Workhorse Aero, designing, developing and manufacturing delivery drones for various customers in the package delivery business. Aero Velocity completed the acquisition from Workhorse on June 6, 2024. In 2025, Aero Velocity acquired Liberty Drones, a pioneering provider of drone-based exterior cleaning services.

Aero Velocity delivers drone-based services, technologies, and manufacturing solutions that address critical needs worldwide across multiple industries, including agriculture, forestry, infrastructure, oil and gas and environmental management. Through organic growth, innovation and targeted bolt-on acquisitions, Aero Velocity seeks to position itself at the forefront of the rapidly evolving drone industry. Aero is committed to being a multi-faceted leader at the intersection of drone-powered services and asset intelligence, delivering solutions that enhance operational efficiency, safety and sustainability. Aero’s guiding vision — Propelling Progress— reflects its dedication to advancing the industry while supporting the success of its clients.

Aero Velocity operates as a fully integrated drone and drone services company, combining direct service delivery with in-house technology development and manufacturing. Aero’s approach allows it to rapidly design, deploy and scale solutions that meet the needs of both high-volume commercial operations and specialized government projects.

The Company maintains internal capabilities in unmanned aircraft systems (“UAS”) operations, systems integration, sensor deployment, and data analytics. Aero also partners with leading suppliers in the U.S. and allied countries to ensure security, performance, and compliance with domestic manufacturing standards.

Aero’s operations integrate flight services, proprietary technology, and advanced manufacturing to provide comprehensive solutions in commercial and government markets. The Company’s diversified Drone-as-a-Service (“DaaS”) portfolio, consisting of five business units — CleanSweep, TankVision, TerraVision, SiteSnap and HeatScope — address specialized needs including exterior asset cleaning, internal tank inspections, land mapping and multispectral analytics, 3D modeling/digital twinning and artificial intelligence (“AI”)-powered asset management, and thermal imaging for energy efficiency and safety. Aero Velocity’s businesses position the Company as both a service provider and a technology innovator, with capabilities spanning government contracting, commercial infrastructure solutions, and contract manufacturing/engineering.

The company is also a founding member of AeroShield Alliance, a consortium of small businesses dedicated to strengthening national resilience and consisting of Aero Velocity, Athenium (a leading developer of AI and Computer Vision solutions), Elevated Technologies (an expert in Intelligence, Reconnaissance and Surveillance (ISR)), and Service Specialists (an experienced provider of rapid response services).

98

Basis of Presentation

The following discussion and analysis are based on Aero Velocity’s audited financial statements and related notes and unaudited interim condensed financial statements and related notes contained elsewhere in this proxy statement/prospectus, which Aero Velocity has prepared in accordance with U.S. GAAP. Except as described below, the audited and unaudited financial statements for the periods presented are full financial statements and are not prepared on an abbreviated basis. You should read the discussion and analysis together with such audited financial statements and the related notes thereto and unaudited interim condensed financial statements and related notes thereto.

The financial statements as of June 5, 2024 and December 31, 2023 and for the period from January 1, 2024 to June 5, 2024 and for the six months ended December 31, 2023 have been prepared in an abbreviated format due to the fact that, prior to the sale of assets to Aero Velocity, the business was treated as a product line of Workhorse and did not rise to the level of a reportable segment. Under SEC Regulation S-X 3-05(e), the financial statements of an acquisition of net assets that constitutes a business can be prepared and audited as abbreviated financial statements if the business meets certain qualifying conditions as follows:

•	The total assets and total revenues (both after intercompany eliminations) of the acquired or to be acquired business constitute 20 percent or less of such corresponding amounts of the seller and its subsidiaries consolidated as of and for the most recently completed fiscal year;
•	Separate financial statements for the business have not previously been prepared;
•	The acquired business was not a separate entity, subsidiary, operating segment (as defined in U.S. GAAP) or division during the periods for which the acquired business financial statements would be required; and
•	The seller has not maintained the distinct and separate accounts necessary to present financial statements that, absent this paragraph, would satisfy the requirements of this section and it is impracticable to prepare such financial statements.

Aero Velocity meets these qualifying conditions and as a result, it is impracticable to prepare full financial statements as required by Regulation S-X. These abbreviated financial statements may not be indicative of what they would have been had the Company been an independent stand-alone entity, nor are they necessarily indicative of future results of the Company’s operations going forward due to the omission of various operating expenses. The Statements of Revenues and Direct Expenses do not include cost of revenues, corporate overhead expense, and interest expense for debt that is not assumed by the Company given that financial statements of the Company under Workhorse including this information were not available and to include such costs would involve making assumptions. The Company has presented only payroll-related general and administrative expenses due to the unavailability of complete information required to allocate and present other components of general and administrative costs. These financial statements are not intended to present a full depiction of general and administrative expenses under U.S. GAAP and should be read with that limitation in mind.

Key Factors Affecting Our Results of Operations

Management believes the following are the key factors that materially affected results during the periods presented and are reasonably likely to impact future results:

Revenue and Market Demand

Fluctuations in customer demand for our products and services, the timing and volume of customer orders, and the pace of new contract awards have significant effects on revenue. Changes in pricing strategies or competitive pricing pressures may also influence net sales.

Cost of Sales and Operating Efficiency

Variability in the cost of labor, materials and other inputs can materially affect gross margins. Operational efficiency, production capacity and supply chain performance are key drivers of cost of sales. Increased costs due to labor shortages, supply chain constraints or inflationary pressures may adversely affect our results.

99

Operating Expenses

Changes in operating expenses, including research and development, sales and marketing, and general and administrative costs, materially impact operating results. Investments in personnel, facilities, technology, and systems to support growth and compliance with regulatory requirements could increase expenses. In addition, additional expenses required to operate as a public company are expected to impact results in the future.

Macroeconomic and Industry Conditions

General economic conditions, including inflation, interest rates, and supply chain dynamics, and industry-specific trends materially affect operations. Competitive pressures, regulatory changes and technological developments also influence results and the Company’s ability to execute its strategies.

Known Trends and Uncertainties

Management regularly evaluates known trends, demands, commitments and uncertainties that could affect future results. These include changes in market conditions, customer purchasing behaviors, and evolving regulatory environments that may materially impact revenue growth, margins, and overall financial performance.

Results of Operations

Comparison of Period from June 6, 2024 to December 31, 2024, Period from January 1, 2024 to June 5, 2024, and Six Months Ended December 31, 2023

As the Company was established on June 6, 2024 in conjunction with the purchase of assets from Workhorse, there is no prior comparative financial information presented in accordance with Rule 10-01(b)(1) of Regulation S-X. Financial information for periods prior to June 6, 2024 is available only on an abbreviated basis and, while included for informational purposes, is not comparable to the Company’s post-acquisition financial statements. Accordingly, the discussion in Results of Operations addresses only the Company’s operating results for periods subsequent to June 6, 2024. See discussion of the basis of presentation of abbreviated financials above for further information.

Our Statements of Operations are as follows:

(in thousands)	Period from June 6, 2024 to December 31, 2024	Period from January 1, 2024 to June 5, 2024[1]	Six Months Ended December 31, 2023[1]
Revenue:
Service	$1,106,645	$828,097	$238,916
Product	25,000	-	200,871
Total revenue	1,131,645	828,097	439,787
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization presented below)	539,892	-	-
Depreciation and amortization	46,221	33,290	39,945
General and administrative	1,410,344	478,825	787,473
Total costs and expenses	1,996,457	512,115	827,418
Operating income (loss)	(864,812)	315,982	(387,631)

Other (income) expense:
Gain on bargain purchase	(309,066)	-	-
Other income, net	(20,494)	-	-
Interest expense	20,726	-	-
Total other income, net	(308,834)	-	-
Income before income taxes	(555,978)	315,982	(387,631)
Income tax expense	17,927	-	-
Net loss	$(573,905)	$315,982	$(387,631)

1 Financials presented on an abbreviated basis.

100

 Revenues

During the period from June 6, 2024 to December 31, 2024, Aero generated revenues of $1.1 million, primarily from the TerraVision business as a result of data acquisition via drone and data analytics services provided for the U.S. Department of Agriculture’s Natural Resource Conservation Service and the U.S. Forest Service.

Cost of Revenue

During the period from June 6, 2024 to December 31, 2024, Aero incurred costs of revenue of $0.5 million, consisting primarily of direct labor expenses, consultant costs and expenses for software and licensing.

Depreciation and Amortization

During the period from June 6, 2024 to December 31, 2024, Aero incurred depreciation and amortization expenses of $46.2 thousand, which relates to the depreciation and amortization of the acquired assets recorded at fair value.

General and Administrative Expenses

During the period from June 6, 2024 to December 31, 2024, Aero incurred general and administration expenses of $1.4 million, consisting primarily of salaries, wages and benefits, rents and financial services and other consultant costs.

Gain on Bargain Purchase

During the period from June 6, 2024 to December 31, 2024, the Company recognized a gain on bargain purchase of $0.3 million in connection with the acquisition from Workhorse, which resulted from the excess of the fair value of the acquired net assets over the purchase consideration. This gain is non-recurring in nature.

Other Income, Net

Other income, net of $20,500 for the period from June 6, 2024 to December 31, 2024 primarily relates to gain on termination of a lease and gain on sale of assets.

Interest Expense

Interest expense for the period from June 6, 2024 to December 31, 2024 was $20,700, which reflects amounts incurred under a Promissory Note issued on July 18, 2024 by Aero to ATW Opportunities Master Fund II, L.P. The expense represents interest on outstanding borrowings under the Promissory Note.

Income Tax Expense

Income tax expense for the period from June 6, 2024 to December 31, 2024 was $17,900, which primarily reflects deferred income tax liabilities arising from temporary differences between the financial statement and tax bases of certain assets and liabilities. These non-cash amounts increased income tax expense for the period and are not necessarily indicative of the Company’s ongoing tax obligations.

101

Results of Operations for the Nine Months Ended September 30, 2025

The accompanying financial statements present the results of operations of the Company for the nine months ended September 30, 2025. Because the Company was established on June 6, 2024 as an acquisition from Workhorse, no prior comparative interim information is presented in accordance with Rule 10-01(b)(1) of Regulation S-X. Accordingly, the discussion below addresses only the results of operations for the nine months ended September 30, 2025.

Our statement of operations is as follows:

Nine months ended September 30,2025
Revenues	$2,537,428
Cost of revenue (exclusive of depreciation and amortization presented below)	942,295
Gross profit (loss)	1,595,133

Operating expenses:
Depreciation and amortization	112,657
General and administrative	2,291,121
Impairment of intangible assets	9,333
Total costs and expenses	2,413,111
Operating loss	(817,978)

Other (income) expense:
Other income, net	(8,059)
Interest expense, net	64,951
Total other (income) expense, net	56,892
Loss before income taxes	(874,870)
Income tax benefit	(213,955)
Net loss	$(660,915)

Revenues

During the nine months ended September 30, 2025, Aero generated revenues of $2.5 million, primarily from the TerraVision business’s data acquisition via drone and data analytics services provided for the U.S. Department of Agriculture’s Natural Resource Conservation Service and also from the CleanSweep drone cleaning business.

Cost of Revenue

During the nine months ended September 30, 2025, Aero incurred costs of revenue of $0.9 million, consisting primarily of direct labor expenses, consultant costs and expenses for software and licensing.

Depreciation and Amortization

During the nine months ended September 30, 2025, Aero incurred depreciation and amortization expenses of $0.1 million.

General and Administrative Expenses

During the nine months ended September 30, 2025, Aero incurred general and administration expenses of $2.3 million, consisting primarily of salaries, wages and benefits, financial services and other consultant costs, insurance and rents.

.

102

Impairment of Intangible Assets

During the nine months ended September 30, 2025, the Company recognized an impairment loss of $9300 related to domains. The impairment related to acquired domain names that were fully written off during the period, as they currently have no commercial use or value, and the Company has no plans to restore or reinstate their usage.

Other Income, Net

Other income, net of $8,100 for the nine months ended September 30, 2025 primarily relates to gain on sale of assets.

Interest Expense, Net

Interest expense of $65,000 for the nine months ended September 30, 2025 reflects the interest on outstanding borrowings under the Promissory Note issued to ATW Opportunities Master Fund II, L.P.. During the period, the Company received additional proceeds under the Promissory Note, which increased the outstanding borrowings and resulted in higher interest expense.

Income Tax Benefit

Income tax benefit of $0.2 million for the nine months ended September 30, 2025 primarily reflects the recognition of a deferred income tax asset, which arises from temporary differences and primarily, net operating loss carryforwards available to offset future taxable income. These non-cash amounts reduced income tax expense for the period and may not be indicative of the Company’s effective tax rate or ongoing tax obligations in future periods.

Liquidity and Capital Resources

For the nine months ended September 30, 2025, Aero incurred a net loss of $0.7 million and used $1.0 million of cash in operations, and for the period from June 6, 2024 to December 31, 2024, Aero incurred a net loss of $0.6 million and used $0.7 million of cash in operations.

The Company has incurred net losses and negative cash flows from operations since formation. These factors, along with the need to secure additional financing to support ongoing operations and growth, raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively evaluating options to obtain additional financing and implement cost management strategies; however, there can be no assurance that such measures will be sufficient to fully address the Company’s liquidity needs.

Our capital resources currently consist of cash and cash equivalents and amounts available under debt arrangements. We may seek additional capital through debt financings or strategic partnerships to fund operations, capital expenditures, and growth initiatives.

Based on current operating plans, management believes that together with improved recent financial performance, access to additional financing, and continued expansion in operations, the Company will have sufficient liquidity to fund operations, capital expenditures, and debt service for at least one year following the date the financials are issued. Nevertheless, the Company’s ability to continue operations beyond this period is dependent on securing additional financing and achieving projected operational results.

Summary of Cash Flows

	For the period from June 6	Nine months ended
	to December 31, 2024	September 30, 2025
Net cash (used in) provided by:
Operating activities	$(725,495)	$(1,014,425)
Investing activities	24,294	(96,495)
Financing activities	1,245,383	856,023
Net change in cash and cash equivalents	$544,182	$(254,897)

103

Cash Flows from Operating Activities

During the nine months ended September 30, 2025, net cash used in operating activities was $1.0 million, which was primarily attributable to net loss during the period, deferred income taxes, decrease in accounts payable, and decrease in contract liabilities, partially offset by depreciation and amortization expense and increase in accounts receivable. During the period from June 6 to December 31, 2024, net cash used in operating activities was $0.7 million, which is primarily attributable to net loss during the period, the gain on bargain purchase, decrease in accounts receivable, decrease in other current assets, partially offset by an increase in contract liabilities and increase in accounts payable.

Cash Flows from Investing Activities

During the nine months ended September 30, 2025, net cash used in investing activities was $96,500 which primarily relates to $101,500 cash spent on capital expenditures, partially offset by proceeds from the sale of property and equipment of $5,000. During the period from June 6 to December 31, 2024, net cash provided by investing activities was $24,300, which primarily relates to proceeds from the sale of property and equipment of $28,300, partially offset by $4,000 cash spent on acquiring new intangible assets.

Cash Flows from Financing Activities

During the nine months ended September 30, 2025, net cash provided by financing activities was $0.9 million, which primarily relates to proceeds from notes payable received during the period of $1.3 million, partially offset by payments made on notes payable during the period of $0.4 million. During the period from June 6 to December 31, 2024, net cash provided by financing activities was $1.2 million, which primarily relates to proceeds from notes payable received during the period.

Off Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial condition, results of operations, liquidity, or capital resources.

Contractual Obligations and Commitments

As of September 30, 2025, the Company had outstanding indebtedness of $2.1 million under the Promissory Note issued to ATW Opportunities Master Fund II, L.P. that matures in July 2026 and bears interest at a fixed annual rate of 5.06%. Principal and interest payments are expected to be funded through cash flows from operations. Management believes the Company’s existing liquidity will be sufficient to meet these obligations as they become due.

Critical Accounting Policies and Estimates

The preparation of our financial statements in conformity with GAAP requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the balance sheet date, and the amounts of revenues and expenses recognized during the reporting period. These estimates are based on historical experience and other assumptions believed to be reasonable under the circumstances. Actual results may differ materially from those estimates. The following is a discussion of our critical accounting policies. For a discussion of all of our significant accounting policies, see Note 2. “Summary of Significant Accounting Policies,” to the accompanying consolidated financial statements appearing elsewhere in this proxy statement/prospectus.

Recent Accounting Pronouncements

The Company has not adopted any new accounting standards during the periods presented. The Company has also evaluated recently issued accounting standards and determined that there are no accounting standards that have been issued but not yet adopted that are expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

104

BUSINESS OF PUBCO

The following summary of Pubco’s business should be read together with the more detailed description of our business included under Item 1, “Business,” in Item 1 of the 2024 10-K, which is incorporated by reference into this proxy statement/prospectus and is being delivered to Pubco Stockholders together with this proxy statement/prospectus. This section is intended to update and supplement, and not to replace, the information contained in our 2024 10-K and other documents incorporated by reference herein, and you should read this section together with those documents.

Pubco owns and operates nine restaurants in the eastern two-thirds of the United States, including six Burger Time fast-food restaurants, Keegan’s Seafood Grille in Indian Rocks Beach, Florida; Pie In The Sky Coffee and Bakery in Woods Hole, Massachusetts; Schnitzel Haus in Hobe Sound, Florida. Pubco owns an approximately 40% interest in publicly held Bagger Dave’s Burger Tavern, Inc., which owns six leased locations and operates five Bagger Dave’s restaurants in Michigan, Ohio, and Indiana. Pubco operates through a central management organization that provides continuity across our restaurant base by utilizing the efficiencies of a central management team.

Pubco’ historical objective has been to seek to build value for its stockholders in the food service industry by acquiring restaurant properties at attractive earnings multiples. During 2025, Pubco determined to pause its evaluation of business opportunities within the food service industry while focusing on working with an investment banker to explore strategic options in other industries.

The Company has announced that its 40.7% owned affiliate, Bagger Dave’s Burger Tavern, Inc. (OTC Markets: BDVB), is in the process of negotiating for the sale of five of its six Bagger Dave’s restaurant properties pursuant to this previously announced plan, Bagger Dave’s has received an offer to purchase five of the six locations and is currently evaluating this offer. Bagger Dave’s is also evaluating a non-binding letter of intent to purchase one of the five locations from another party. Each offer is subject to review and negotiations among the parties with a goal of completing the sale of Bagger Dave’s restaurant assets.

Pubco is a Wyoming corporation incorporated on January 19, 2016. Pubco’s executive office is located at 10501 Wayzata Blvd South, Suite 102, Minnetonka, MN 55305, and its telephone number is (307) 274-3055.

For more information regarding the business of Pubco, please see Item 1, “Business,” in the 2024 10-K, a copy of which is being delivered to Pubco Stockholders with this proxy statement/prospectus, which is incorporated herein by reference.

105

PUBCO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information required by Item 303 of Regulation S-K with respect to Pubco’s financial condition and results of operations is set forth under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Pubco’s 2024 10-K and Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Pubco’s September 2025 10-Q, each of which is incorporated by reference into, and delivered together with, this proxy statement/prospectus. This proxy statement/prospectus does not restate that information and you should read those filings together with this document.

106

MANAGEMENT OF PUBCO FOLLOWING THE BUSINESS COMBINATION

Executive Officers and Directors of Pubco After the Business Combination

Upon the consummation of the Business Combination, the business and affairs of Pubco will be managed by or under the direction of the Pubco Board. The Pubco Board will initially consist of five members, each of whom will hold office until his or her term expires at the next annual meeting of stockholders or until his or her death, resignation, or removal. The following table sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as executive officers and directors of Pubco following the completion of the Business Combination:

Name	Age	Position Held
Nicholas H. Adler	50	Non-Executive Chairman of the Board
Mark Hastings	62	Chief Executive Officer and Director
Victoria Hay	42	Interim Chief Financial Officer
Gabriel Arias Salgado	57	Director
Marc Urbach	[●]	Director
John Carr	50	Director

Executive Officers

Mark Hastings will become Chief Executive Officer and Director of Pubco upon consummation of the Business Combination. Mr. Hastings brings 35 years of public company leadership, finance and capital markets experience. Prior to being appointed Chief Executive Officer of Aero Velocity Inc. in June 2024, Mr. Hastings served as Phoenix Motor Inc’s Chief Financial Officer and previously as Senior Vice President of Corporate Development and Strategy and Secretary to the Board of Directors from August 2022. Mr. Hastings led the deal team that saw Phoenix successfully acquire the assets of Proterra’s Transit business through a bankruptcy dissolution process, dramatically increasing Phoenix’s business scale. In addition, since January, 2024, Mr. Hastings has been Founder and Managing Member of Hastings E Ventures, LLC, a capital markets advisory firm serving emerging energy and related companies. He previously served, from December 2020 to August 2022, as Vice President of Finance and Insurance at Rodo Inc., the online auto leasing company where, as a Leadership Team Member, he headed its online fintech department and founded and served as head of Rodo Insurance Agency. Before moving to the automotive/fintech industry, Mr. Hastings had a 25-year career on Wall Street where he focused on both the old and new energy sectors on the buy side and sell side. He served as Principal, Portfolio Manager and Head of Investor Relations at Geosphere Capital Management in New York, NY from 2013 to 2019. Mr. Hastings also served as Portfolio Manager and Trader at Saugatuck Energy in Southport, CT, from 2010 to 2013. Prior to that, he was a Research Analyst working on the founder’s account at S.A.C. Capital Advisors (now Point72 Asset Management), in Stamford, CT. Before moving to the buy side in 2003, Mr. Hastings was Director of Global Energy Sell Side Research at Deutsche Bank in New York, NY and from 1994 to 1999, he was Vice President of Sell Side Equity Research at Merrill Lynch & Co, also in New York, covering the major oil companies. After earning his MBA, Mr. Hastings began his career in the Controllers Department at Exxon Corporation as Senior Auditor at the Company’s former Bayway Refinery in New Jersey and then at the Company’s U.S. headquarters in Houston, TX. Mr. Hastings was awarded a Bachelor of Arts degree in Economics from the University of Virginia and a Master of Business Administration degree in Finance from the University of Tennessee, where he earned the James M. Gower Outstanding MBA Achievement Award. Mr. Hastings’ extensive experience in public company leadership, complex transactions, capital markets, and financial management makes him well suited to serve as Director and Chief Executive Officer of Aero Velocity Inc.

Victoria Hay will become Interim Chief Financial Officer of Pubco upon consummation of the Business Combination.  Mrs. Hay has been the co-owner and President of Flexible Consulting, LLC, a financial and accounting consulting firm, since May 2021. In her capacity as President of Flexible Consulting, LLC, Mrs. Hay has acted as a financial and accounting advisor for numerous companies, including acting as contracted Interim Chief Financial Officer of Nauticus Robotics, Chief Financial Officer of ECD Automotive Design, and Chief Financial Officer of Enovate, an AI company focused on the oil and gas sector. Prior to her time at Flexible Consulting, LLC, Mrs. Hay was at Weatherford International plc (NASDAQ: WFRD) from 2008 to May 2021 in accounting and finance roles of increasing seniority, most recently as the Senior Director – Global Accounting and Reporting Services. Mrs. Hay began her career as a finance analyst with Morgan Stanley. Mrs. Hay is a CIMA chartered accountant and has a BSC (Hon) in Biotechnology and Management from Edinburgh University.

107

Non-Employee Directors

Nicholas H. Adler will become Non-Executive Chairman of the Board of Pubco upon consummation of the Business Combination. Mr. Adler is a licensed attorney in Nashville, Tennessee specializing in defense litigation, bankruptcy, foreclosure, and real estate matters. He has been a partner at Brock & Scott PLLC since 2012. After his graduation from law school, Mr. Adler practiced with a large international firm in New York specializing in securities regulation. Since 2005, his practice has focused on the representation of national and regional credit grantors in Tennessee. He is also active in real estate development and asset management in Nashville. Mr. Adler earned his B.A. in political science from Vanderbilt University and his J.D. from The Washington and Lee University School of Law. Mr. Adler’s extensive experience in public company leadership, complex transactions, capital markets, and corporate and legal matters makes him well suited to serve as a director of Aero Velocity Inc.

Gabrial Arias-Salgado will become a member of the Board of Pubco upon consummation of the Business Combination. Mr. Arias-Salgado is a technology-focused executive and board-level advisor with more than 20 years of experience in digital platforms, technology-enabled services and innovation-driven businesses. Since 2019, he has been the Chief Executive Officer of Alégrame el día Films SL, a film production company he founded. From November 2007 to January 2010, he served as a Senior Manager in the Corporate Internet Department of Telefonica Group, the largest Spanish telecommunications company. From January 2010 to December 2019, he served as Head of Production at Movistar+, the media branch of Telefonica Group, where he was responsible for investment strategy, execution oversight and governance of multi-million euro projects in content, technology and digital distribution. He previously served as General Manager of Azeler Automocion, another Telefonica Group company, where he specialized in innovative IT solutions for the automotive sector. Mr. Arias-Salgado earned a B.S. in economics at Universidad Complutense of Madrid and completed the Executive Development Program (PDG) at IESE Business School. Mr. Arias-Salgado’s extensive experience in corporate leadership and governance, technology matters and large-scale project execution makes him well suited to serve as a director of Aero Velocity Inc.

Marc Urbach will become a member of the Board of Pubco upon consummation of the Business Combination. Mr. Urbach currently works at Doorstep Delivery Logistics LLC, serving as Chief Executive Officer since 2020; Freight App, Inc, serving as Independent Director; Freight Technologies, Inc., serving as Independent Director; and Pulte Acquisition Corp., serving as Chief Financial Officer & Treasurer since 2015. Mr. Urbach also formerly worked at Mercer, Inc., serving as Finance Director from 2002 to 2004; Tri-State Trading LLC (North Carolina), serving as Director; Hudson Capital, Inc., serving as Independent Director; The Walt Disney Co., serving as Finance Manager from 1998 to 2000; Arthur Andersen LLP, serving as Senior Auditor from 1995 to 1998; Small World Media, Inc., serving as Finance Manager from 2000 to 2002; Ideanomics, Inc., serving as President & Chief Financial Officer from 2008 to 2015; and Profile Home, Inc., serving as Chief Financial Officer & Executive Vice President from 2004 to 2008. Mr. Urbach received his undergraduate degree in 1995 from Babson College. Mr. Urbach’s extensive experience in corporate leadership and governance, financial matters and technology-driven industries makes him well suited to serve as a director of Aero Velocity Inc.

John Carr will become a member of the Board of Pubco upon consummation of the Business Combination. Mr. Carr has had a 20-year career as an award-winning feature film writer and Executive Producer/showrunner of hit television series. Since 2018, he has operated his own production company, Swingset Productions, Inc., which he founded. Previously, specializing in documentary/unscripted productions, Mr. Carr has served as Executive Producer of Bravo’s The Real Housewives of Beverly Hills and Vanderpump Rules, MTV’s Siesta Key and Netflix’s Dating Around, among others. He is currently the Executive Producer of a new dating show of unprecedented scale and ambition that is scheduled to premiere on Fox in the fall of 2026. Previously, he was a producer on such shows as Below Deck on Bravo, The Hills on MTV, and The Bachelor on ABC. Additionally, Mr. Carr was the winner of Walt Disney Studio’s Feature Film Fellowship, and has sold and optioned scripted projects to Disney, Universal and Warner Brothers. Sought out as a thought leader in his field, Mr. Carr has lectured at UCLA, Chapman University and Haverford College, and has been interviewed on numerous podcasts and in news articles for the likes of NPR, The Ringer and Grantland. Mr. Carr was awarded an MFA in Screenwriting from the University of Southern California, and a BA in English Literature from Princeton University, where he was awarded the Ward Mathis Prize for Best Work of Fiction by an Undergraduate.

108

Controlled Company Exemption

Upon the Closing, [●] will hold a majority of the voting stock of Pubco. Accordingly, [●] will have the ability to determine the outcome of all matters requiring approval by stockholders, including the election of directors, amendments of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

As a result of the foregoing, Pubco will be a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and is exempt from certain of Nasdaq’s corporate governance requirements, including the requirements (a) that a majority of the company’s board consists of independent directors; (b) that the company maintain a compensation committee to approve, or recommend for approval, the compensation of the company’s chief executive officer and other executive officers, which satisfies certain requirements as to its formal written charter, composition and authority and responsibilities; and (c) that director nominees be either selected, or recommended for selection, either by independent directors or a nominating committee comprised of independent directors, and that the nominations process be set forth in a formal written charter or board resolution.

Pubco presently does not intend to take advantage of these exemptions. If Pubco determines to rely on any of these exemptions from Nasdaq’s corporate governance requirements in the future, investors may not have the same protections afforded to stockholders of companies that are subject to all such requirements. In the event that Pubco chooses to take advantage of these exemptions in the future, and subsequently ceases to be a “controlled company” and its shares continue to be listed on Nasdaq, it will be required to comply with all Nasdaq’s corporate governance requirements within the applicable transition periods.

Composition of the Board of Directors

The business affairs of Pubco will be managed under the direction of the Pubco Board. Under the Pubco Charter and the Pubco Bylaws, the number of directors will be not less than one and not more than 12, with the exact number fixed from time to time by resolution of the Pubco Board. The Pubco Board will initially consist of five directors, each of which will hold office until his or her term expires at the next annual meeting of stockholders or until his or her earlier death, resignation, or removal.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Pubco Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Pubco Board expects to focus primarily on each person’s background and experience in order to ensure a mix of skills, knowledge and business relationships appropriate to the size and nature of Pubco’s business.

Family Relationships

Upon consummation of the Business Combination, we do not anticipate that there will be any family relationships between any of Pubco’s executive officers and directors or director nominees.

Director Independence

The Pubco Common Stock is expected to be listed on Nasdaq after the Business Combination. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

109

The Pubco Board has undertaken a review of the independence of each person who will serve as a director after the closing of the Business Combination and considered whether each such person has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Pubco Board has determined that each of Nicholas Adler, Gabrial Arias-Salgado, Marc Urbach and John Carr will be considered independent directors as defined under the rules of Nasdaq.

Committees of the Board of Directors

The Pubco Board has an audit committee and a compensation committee. All the committees will comply with all applicable requirements of the Sarbanes-Oxley Act, the rules and regulations of the SEC and the rules of Nasdaq as further described below. The responsibilities of each of the committees is described below. Each member of these committees will be appointed by the Pubco Board and will serve for such term or terms as the Pubco Board may determine or until such member’s earlier removal, resignation or death.

Each of these committees will have a written charter. The charters will be available on Pubco’s corporate website at [●] upon the completion of the Business Combination. The information on Pubco’s website is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Audit Committee

Upon the completion of the Business Combination, the audit committee will consist of [●], [●] and [●], with [●] serving as chair. The Pubco Board has affirmatively determined that each expected member of the audit committee qualifies as independent under the rules of Nasdaq applicable to board members generally and under the rules of Nasdaq specific to audit committee members. Under the rules of Nasdaq, audit committee members must satisfy the additional independence criteria set forth in Rule 10A-3 of the Exchange Act. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act and the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Pubco’s audit committee will be responsible for, among other things:

•	selecting, retaining and replacing independent auditors and evaluating their qualifications, independence, and performance;

•	reviewing and approving the scope of the annual audit and audit fees;

•	discussing with management and independent auditors the results of annual audit and review of quarterly financial statements;

•	reviewing adequacy and effectiveness of internal control policies and procedures;

•	approving the retention of independent auditors to perform any proposed permissible non-audit services;

•	overseeing internal audit functions and annually reviewing audit committee charter and committee performance;

•	preparing the audit committee report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating the performance of the Audit Committee, including compliance with its charter.

Audit Committee Financial Expert

The parties have determined that [●] will qualify as the “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K.

110

Under the rules of Nasdaq, the audit committee must at all times be composed exclusively of independent directors who are “financially literate.” Nasdaq rules define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and statement of cash flows. All expected members of Pubco’s audit committee meet the standard for financial literacy. In addition, Pubco must certify to Nasdaq the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Any member of the audit committee who qualifies as an “audit committee financial expert” also qualifies as financially sophisticated under the rules of Nasdaq. Accordingly, [●] will qualify as financially sophisticated under the rules of Nasdaq.

Compensation Committee

Upon the completion of the Business Combination, the compensation committee will consist of [●], [●] and [●], with [●] serving as chair. The Pubco Board has affirmatively determined that each expected member of the compensation committee qualifies as independent under the rules of Nasdaq applicable to board members generally and under the rules of Nasdaq specific to compensation committee members. Under the rules of Nasdaq, compensation committee members must satisfy the additional independence criteria set forth in Rule 10C-1 of the Exchange Act and the rules of Nasdaq. To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company. In addition, each expected member of the compensation committee is a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

Pubco’s compensation committee will be responsible for, among other things:

•	recommending to our Board of Directors for approval compensation and benefit plans;

•	reviewing and approving annually corporate and personal goals and objectives to serve as the basis for the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives and determining the CEO’s compensation based on that evaluation;

•	determining and approving the annual compensation for other executive officers;

•	retaining or obtaining the advice of a compensation consultant, outside legal counsel, or other advisors;

•	approving any grants of stock options, restricted stock, performance shares, stock appreciation rights, and other equity-based incentives to the extent provided under our equity compensation plans;

•	reviewing and making recommendations to our Board of Directors regarding the compensation of non-employee directors; and

•	reviewing and evaluating the performance of the compensation committee, including compliance with its charter.

111

Nominations Process

As permissible under the rules of Nasdaq, Pubco will not have a nominating committee after the Business Combination and director nominees will be selected or recommended for the Board’s selection by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate. The primary consideration in the selection and retention of directors is their respective ability to fairly represent the interests of our stakeholders. Diversity in business background, area of expertise, skills, educational background, gender, nationality, industry, geography, age and race/ethnicity are also considered, as well as other factors that can provide the Pubco Board with a range of informative viewpoints and perspectives. The criteria for director nominees include: the candidate’s professional experience and personal accomplishments; the candidate’s independence from us and management; the ability of the candidate to attend board and committee meetings regularly and devote an appropriate amount of effort in preparation for those meetings; the candidate’s ability to function as a member of a collaborative group; and the candidate’s understanding of the board’s governance role. In addition, the Pubco Board evaluates each individual in the context of the Pubco Board as a whole, with the objective of recommending to stockholders a group that can best oversee the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of backgrounds and experiences in various areas. In determining whether to recommend a director for reelection, the director’s past attendance at meetings and participation in and contributions to the activities of the Pubco Board is also taken into consideration.

Risk Oversight

The Pubco Board will be responsible for overseeing Pubco’s risk management process. The Pubco Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. The board of directors as a whole will work with the management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically will report to the board of directors about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Each committee of the board of directors will be responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Pubco Board and its committees will consider whether Pubco’s programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The audit committee will focus on assessing and mitigating financial risk, including risk related to internal controls, as well as general legal compliance risk, and will receive at least quarterly reports from management on identified risk areas. The compensation committee will focus on risks relating to Pubco’s compensation programs, as well as legal compliance risk related to compensation. In setting compensation, the compensation committee will strive to create incentives that encourage behavior consistent with Pubco’s business strategy, without encouraging undue risk-taking. Each of the committees will report to the Pubco Board as a whole as to their findings with respect to the risks they are charged with assessing. Because the Pubco Board does not have a standing nominating or corporate governance committee, the Pubco Board as a whole will consider areas of potential risk within corporate governance and compliance, such as management succession and environmental, social responsibility and sustainability initiatives.

Code of Ethics

Pubco has adopted a written Code of Ethics and Business Conduct applicable to its directors, officers and employees, in accordance with Section 406 of the Sarbanes-Oxley Act, the rules of the SEC promulgated thereunder, and the rules of Nasdaq. Pubco has filed a copy of its code of ethics with the SEC. A copy of the code of ethics also is available on its website, which is located at [●]. In addition, a copy of the codes of ethics will be provided without charge upon request. Pubco intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Form 8-K. The information on Pubco’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Non-Employee Director Compensation Policy

After the completion of the Business Combination, Pubco intends to implement a new compensation policy for its non-employee directors. Such policy is expected to include an annual cash retainer for all directors, and additional cash retainers for committee members and chairs, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings.

112

Limitation on Liability and Indemnification of Officers and Directors

The Pubco Charter and Pubco Bylaws as currently in effect provide that Pubco will indemnify each of its directors and officers to the fullest extent permitted by the WBCA. Further, Pubco will enter into indemnification agreements with each of its directors and officers after the Business Combination. These agreements will require Pubco to indemnify these individuals to the fullest extent permitted under the WBCA and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Pubco intends to purchase a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances. Pubco believes that these provisions and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

The Pubco Charter also provides that the personal liability of a director or officer to Pubco or any predecessor of Pubco or their respective stockholders for damages for breach of fiduciary duty as a director or officer is eliminated to the fullest extent permissible under the WBCA, except for the following: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of distributions in violation of certain provisions of the WBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, Pubco has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

113

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION OF PUBCO

The information required by Item 402 of Regulation S-K with respect to the compensation of Pubco’s named executive officers and directors is set forth under Item 11, “Executive Compensation,” in Pubco’s 2024 10-K, which is incorporated by reference into, and is being made available to Pubco Stockholders together with, this proxy statement/prospectus. This proxy statement/prospectus does not restate that information and you should read such compensation disclosure in the 2024 10-K together with information set forth under “Interests of Pubco Directors and Executive Officers in the Business Combination.”

114

DESCRIPTION OF PUBCO’S SECURITIES

The following is a description of the Pubco Common Stock, the Pubco IPO Warrants and the Pubco Preferred Stock, including a description of certain material provisions of Wyoming law, the Pubco Charter and our the Pubco Bylaws. The following is only a summary and is qualified by reference to the full text of the Pubco Charter and the Pubco Bylaws, copies of which are included as exhibits to the Registration Statement.

Common Stock

Voting. The holders of the Pubco Common Stock are entitled to one vote for each outstanding share of Pubco Common Stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividend Rights. Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of Pubco Common Stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by the Pubco Board out of Pubco’s assets or funds legally available for such dividends or distributions.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of Pubco Common Stock would be entitled to share ratably in Pubco’s assets that are legally available for distribution to stockholders after payment of liabilities and after the satisfaction of any liquidation preference owed to the holders of any preferred stock.

Conversion, Redemption and Preemptive Rights. Holders of Pubco Common Stock have no conversion, redemption, preemptive, subscription or similar rights.

Preferred Stock

The terms of the Parent Series A-1 Preferred Stock, Parent Series A-2 Preferred Stock and Parent Series B Preferred Stock will be as mutually agreed between Pubco and Aero. The parties presently expect that the material terms will be as follows:

The holders of shares of Parent Series A-1 Preferred Stock and Parent Series A-2 Preferred Stock will be entitled to receive dividends when, as and if declared by the Parent Board with the holders of shares of Parent Common Stock on an as-converted basis. The holders of shares of Parent Series A-1 Preferred Stock and Parent Series A-2 Preferred Stock will vote together with the Parent Common Stock on an as-converted basis, and not as a separate class, except as may be provided for in the respective certificates of designations for such preferred stock. Each share of Parent Series A-1 Preferred Stock will entitle the holder to 50 votes per share of Parent Common Stock issuable upon conversion thereof and each share of Parent Series A-2 Preferred Stock will entitle the holder to one vote per share of Parent Common Stock issuable upon conversion thereof, subject to the beneficial ownership limitation described below. As a result, the holder of the Parent Series A-1 Preferred Stock is expected to control a majority of the voting power of the combined company. The holders of the Parent Series B Preferred Stock generally will not have any voting rights, except for customary consent rights.

Each share of Parent Series A-1 Preferred Stock and Parent Series A-2 Preferred Stock will have a stated value of $10,000 per share and will be convertible into one share of Parent Common Stock at an estimated conversion price of $1.48 per share of Parent Common Stock, subject to customary adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization. Notwithstanding the foregoing, a holder of shares of Parent Series A-2 Preferred Stock may not convert these shares to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 4.99% of the outstanding shares of Parent Common Stock. The shares of Parent Series A-1 Preferred Stock and Parent Series A-2 Preferred Stock will not be subject to redemption.

Each share of Parent Series B Preferred Stock will have a stated value of $10,000 per share and will be convertible into one share of Parent Common Stock at an estimated conversion price of $1.48 per share of Parent Common Stock, subject to customary adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization, and with a one-time reset on the later of (i) the date the shares of Parent Common Stock issuable upon conversion thereof are freely tradeable and (ii) the removal of the holder’s affiliate status (the “Reset Date”). If the last closing price on the Reset Date is below the initial conversion price, the conversion price will reset to the last closing price on the Reset Date, subject to the lowest available floor price available under the rules of the SEC and Nasdaq, or 20% of the Nasdaq “Minimum Price” as of the closing date. Notwithstanding the foregoing, a holder of shares of Parent Series B Preferred Stock may not convert these shares to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 4.99% of the outstanding shares of Parent Common Stock. The shares of Parent Series B Preferred Stock will not be subject to redemption.

115

The conversion prices of the Parent Series A-1 Preferred Stock, Parent Series A-2 Preferred Stock and Parent Series B Preferred Stock set forth above have been estimated as of the date of this Current Report for illustrative purposes only. The actual conversion prices will be calculated at the time of the closing, based on the valuations of Parent and the Company as set forth in the Merger Agreement, the amount of net cash or net debt of Parent on the closing date, and the number fully diluted shares of Parent Common Stock outstanding on the closing date, all as described in the Merger Agreement.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of Pubco Preferred Stock will be entitled to a preference distribution. Holders of Pubco Preferred Stock have no preemptive, subscription or similar rights.

Warrants

Each Pubco IPO Warrant entitles the registered holder to purchase one share of Pubco Common Stock at $5.50 per share, subject to adjustment as discussed below, at any time, until expiration of such warrant. However, no warrants will be exercisable for cash unless Pubco has an effective and current registration statement covering the shares of Pubco Common Stock issuable upon the exercise of the warrants and a current prospectus relating to such shares of Pubco Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Pubco Common Stock issuable upon exercise of the Pubco IPO Warrants is not effective, warrant holders may, until such time as there is an effective registration statement and during any period when Pubco shall have failed to maintain an effective registration statement, exercise the Pubco IPO Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In event of a cashless exercise, each holder would pay the exercise price by surrendering the Pubco IPO Warrants for that number of shares of Pubco Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Pubco Common Stock underlying the warrants multiplied by the difference between the exercise price of the warrants and the “fair market value”(defined below) by (y) the fair market value. For this purpose, the “fair market value” will mean the average reported last sale price of the shares of Pubco Common Stock for the five trading days ending on the trading day prior to the date of exercise. The Pubco IPO Warrants will expire on November 13, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Pubco may call the Pubco IPO Warrants for redemption (excluding certain warrants), in whole and not in part, at a price of $0.01 per warrant:

•	upon not less than 30 days’ prior written notice of redemption to the warrant holders; and

•	if, and only if, the reported last sale price of the shares of Pubco Common Stock equals or exceeds $8.25 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for 20 consecutive trading days ending on the third trading day prior to the date Pubco sends the notice of redemption to the warrant holders.

If and when the Pubco IPO Warrants become redeemable by Pubco, Pubco may exercise its redemption right even if the issuance of shares of Pubco Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws and Pubco is unable to effect such registration or qualification, subject to its obligation in such case to use its best efforts to register or qualify the shares of Pubco Common Stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by Pubco in this offering.

116

If Pubco calls the Pubco IPO Warrants for redemption as described above, its management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” Pubco’s management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Pubco Common Stock issuable upon the exercise of its warrants. If Pubco’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Pubco Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Pubco Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrant by (y) the fair market value. The “fair market value” shall mean the volume weighted average trading price of the Pubco Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If Pubco’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Pubco Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

The number of Pubco IPO Warrants outstanding, and the exercise price of those warrants, will be adjusted proportionately in the event of a reverse or forward stock split of the Pubco Common Stock, a recapitalization or reclassification of the Pubco Common Stock, payment of dividends or distributions in Pubco Common Stock to the holders of the Pubco Common Stock, or similar transactions. However, the warrants will not be adjusted for issuances of shares of Pubco Common Stock at a price below their respective exercise prices.

In the event that Pubco effects a rights offering to the holders of the Pubco Common Stock or a pro rata distribution of its assets among the holders of the Pubco Common Stock, then the holder of the warrants will have the right to participate in such distribution and rights offering to the extent of their pro rata share of the outstanding Pubco Common Stock assuming they owned the number of shares of Pubco Common Stock issuable upon the exercise of their warrants. In the event of a “fundamental transaction” by Pubco, such as a merger or consolidation of it with another company, the sale or other disposition of all or substantially all of Pubco’s assets in one or a series of related transactions, a purchase offer, tender offer or exchange offer, or any reclassification, reorganization or recapitalization of the Pubco Common Stock, then the warrant holder will have the right to receive, for each share of Pubco Common Stock issuable upon the exercise of the warrant, at the option of the holder, the number of shares of Pubco Common Stock of the successor or acquiring corporation or of Pubco, if it is the surviving corporation, and any additional consideration payable as a result of the fundamental transaction, that would have been issued or conveyed to the warrant holder had the holder exercised the warrant immediately preceding the closing of the fundamental transaction. In lieu of receiving such Pubco Common Stock and additional consideration in the fundamental transaction, the warrant holder may elect to have Pubco or the successor entity purchase the warrant holder’s warrant for its fair market value.

Pubco will promptly notify the holders of the Pubco IPO Warrant in writing of any adjustment to the exercise price or to the number of the outstanding warrants, declaration of a dividend or other distribution, a special non-recurring cash dividend on or a redemption of the Pubco Common Stock, the authorization of a rights offering, the approval of the stock holders required for any proposed reclassification of the Pubco Common Stock, a consolidation or merger by Pubco, sale of all or substantially all of the assets of Pubco, any compulsory share exchange, or the authorization of any voluntary or involuntary dissolution, liquidation, or winding up of Pubco.

The Pubco IPO Warrants may be exercised only for a whole number of shares of Pubco Common Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Pubco will, upon exercise, round to the nearest whole number the number of shares of Pubco Common Stock to be issued to the warrant holder.

No Pubco IPO Warrants will be exercisable and Pubco will not be obligated to issue shares of Pubco Common Stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Pubco Common Stock issuable upon exercise of the warrants is current and the Pubco Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. In addition, holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of the Pubco Common Stock and not cash. Under the terms of the warrant agent agreement, Pubco has agreed to use commercially reasonable efforts to meet these conditions and to maintain a current prospectus relating to the Pubco Common Stock issuable upon exercise of the warrants until the expiration of the warrants.

117

Anti-Takeover Effects of Provisions of the Pubco Charter, Pubco Bylaws and WBCA

The provisions of the Pubco Charter and the Pubco Bylaws and provisions of the WBCA summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover or change of control attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the closing price for your shares of Pubco Common Stock, unless such tender offer or takeover or change in control is approved by the Pubco Board. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Pubco Board.

Advance Notice Provisions. The Pubco Bylaws provide that Pubco Stockholders seeking to bring business before Pubco’s annual meeting of stockholders, or to nominate candidates for election as directors at Pubco’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by Pubco secretary at Pubco’s principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in Pubco’s annual proxy statement must comply with the notice periods contained therein. The Pubco Bylaws also specify certain requirements as to the form and content of the notice. These provisions may preclude Pubco Stockholders from bringing matters before Pubco’s annual meeting of stockholders or from making nominations for directors at Pubco’s annual meeting of stockholders.

Authorized but Unissued Shares. Pubco’s authorized but unissued shares of Pubco Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Pubco Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Pubco Rights and employee benefit plans. The existence of authorized but unissued shares of Pubco Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Pubco Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Special Meetings of Stockholders. The Pubco Bylaws provide that special meetings of Pubco Stockholders may be called only by the Chairman, the Chief Executive Officer, the President or the Pubco Board.

Removal of Directors. The Pubco Bylaws provide that directors may only be removed by stockholders at a special meeting called for such purpose by the vote of the holders of 66 2/3% of the shares then entitled to vote for such director.

118

CERTAIN RELATIONSHIPS AND RELATED PARTIES TRANSACTIONS

Pubco Related Party Transactions

The information required by Item 404 of Regulation S-K with respect to certain relationships and related party transactions of Pubco is set forth under Item 13, “Certain Relationships and Related Transactions, and Director Independence,” in Pubco’s 2024 10-K and in Note 9 to the financial statements filed with the September 2025 10-Q, which is incorporated by reference into, and is being made available to Pubco Stockholders together with, this proxy statement/prospectus. This proxy statement/prospectus does not restate that information in full, and you should read such disclosure in the 2024 10-K and the September 2025 10-Q together with this proxy statement/prospectus and the information set forth under “Interests of Pubco Directors and Executive Officers in the Business Combination.”

Aero Related Party Transactions

On July 18, 2024, Aero issued a promissory note to ATW Opportunities Master Fund II, L.P. (“Lender”) in a principal amount of $5,000,000 or the aggregate amount of all unpaid advances made under the term of the note. The loan was made to fund working capital requirements. The note accrues interest at an annual rate of 5.06%, calculated on a 360-day year basis. All outstanding principal and accrued interest are due on the 24-month anniversary of the note, with repayment first applied to accrued interest and then to principal. The balance of the related party note payable as of December 31, 2024 and September 30, 2025 was $1,200,000 and $2,100,110, respectively, and interest expense related to notes payable was $18,000 for the period from June 6, 2024 to December 31, 2024, $25,171 for the three months ended September 30, 2025 and $66,176 for the nine months ended September 30, 2025.

Pubco Related Party Policy

The Pubco Board has approved policies and procedures (the “Related-Party Transaction Policy”) with respect to the review and approval of certain transactions between us and Related Parties. Our Related-Party Transaction Policy defines a “Related Party” as any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee to become a director; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household of any of the foregoing persons; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owners in which such person has a beneficial ownership interest of 10% or more. Our Related-Party Transaction Policy defines a “Related-Party Transaction” as a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any Related Party had, has or will have a direct or indirect interest.

Pursuant to the terms of our Related-Party Transaction Policy, any Related-Party Transaction will be required to be reported to the chair of the audit committee of our board. The audit committee will then be required to review and decide whether to approve any such Related-Party Transaction.

119

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of Pubco Common Stock, as of [●], 2026 and as of immediately after the Business Combination, by:

•	each person known by Pubco to be the beneficial owner of 5% or more of the Pubco Common Stock;

•	each of Pubco’s executive officers and directors before the Business Combination and each of Pubco’s executive officers and directors immediately after the Business Combination; and

•	all Pubco’s executive officers and directors before the Business Combination, as a group, and all Pubco’s executive officers and directors immediately after the Business Combination, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and convertible notes that are currently exercisable or exercisable within 60 days.

The percentage beneficial ownership is based on [●] shares of Pubco Common Stock issued and outstanding as of [●], 2026. The number of shares beneficially owned and the percentage of ownership after the Business Combination assumes (i) that Pubco has zero dollars of Net Cash or Net Debt as of the Closing, (ii) that the Pubco IPO Warrants will not be exercised, and (iii) that the holders of the Pubco IPO Warrants will participate in the Spin-Off. The percentages of beneficial ownership set forth below will be diluted to the extent shares of Series B Preferred Stock are issued in the Concurrent Financing.

	Before Business Combination			After Business Combination
Name of Beneficial Owners	Number of Shares Beneficially Owned(1)	Approximate Percentage of Ownership		Number of Shares Beneficially Owned(1)	Approximate Percentage of Ownership
Executive Officers and Directors Before the Business Combination(2):
Gary Copperud	[●]	[●]	%	[●]	[●]	%
Kenneth Brimmer	[●]	[●]	%	[●]	[●]	%
Allan Anderson	[●]	[●]	%	[●]	[●]	%
Terri Tochihara-Dirks	[●]	[●]	%	[●]	[●]	%
Fred Croci	[●]	[●]	%	[●]	[●]	%
All executive officers and directors as a group (5 individuals)	[●]	[●]	%	[●]	[●]	%
Executive Officers and Directors After the Business Combination(3):
Mark Hastings	—	0%		[●]	[●]	%
Victoria Hay	—	0%		[●]	[●]	%
Nicholas Adler	—	0%		[●]	[●]	%
Gabriel Arias-Salgado	—	0%		[●]	[●]	%
Marc Urbach	—	0%		[●]	[●]	%
John Carr	[●]	[●]	%	[●]	[●]	%
All executive officers and directors as a group (6 individuals)	—	0%		[●]	[●]	%
Five Percent Holders:
Sally Copperud	[●]	[●]	%	[●]	[●]	%
Jeffrey A. Zinnecker	[●]	[●]	%	[●]	[●]	%
Samuel Vandeputte	[●]	[●]	%	[●]	[●]	%
Trost Family Trust	[●]	[●]	%	[●]	[●]	%
[●]	[●]	[●]	%	[●]	[●]	%

_______________

(1)

Unless otherwise indicated and subject to applicable community property and similar laws, Pubco believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

(2)	Unless otherwise noted, the business address of each of the following entities or individuals is 10501 Wayzata Blvd South, Suite 102, Minnetonka, MN 55305.

(3)	Unless otherwise noted, the business address of each of the following entities or individuals is 3600 Park 42 Drive, Cincinnati, OH 45241.

120

APPRAISAL RIGHTS

Pubco Stockholders do not have appraisal or dissenters’ rights in connection with the Business Combination under the WBCA.

FUTURE STOCKHOLDER PROPOSALS AND NOMINATIONS

Pubco intends to hold its 2026 annual meeting of stockholders on [●], 2026. To be considered for inclusion in Pubco’s notice of annual meeting and proxy statement for, and for presentation at, the 2026 annual meeting, a stockholder must give timely notice thereof in writing to the Secretary of Pubco in accordance with the Pubco Bylaws. The Pubco Bylaws as currently in effect provide that to be timely, a stockholder’s notice must be received by the Secretary of Pubco at BT Brands, Inc., 10501 Wayzata Blvd. South, Suite 102, Minnetonka, MN 55305 (or if the Business Combination is completed, at Aero Velocity, Inc., 3600 Park 42 Drive, Cincinnati, OH 45241), no earlier than [●], 2026 and no later than [●], 2026, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act. However, in the event that the date of the 2026 annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after [●], 2026, notice by the stockholder to be timely must be received not later than the tenth day following the day on which public announcement of the date of the 2026 annual meeting is first made by Pubco.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of Pubco stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. Pubco may require any proposed nominee to furnish other information as Pubco may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

For more information, and for more detailed requirements, please refer to the Pubco Bylaws, filed as Exhibit 3.2 to our Registration Statement on Form S-1, filed with the SEC on October 18, 2019.

STOCKHOLDER COMMUNICATIONS

The Pubco Board has adopted a formal process by which stockholders may communicate with the Pubco Board or any of its directors. Stockholders who wish to communicate with the Pubco Board may do so by sending written communications addressed to the Pubco Board or the director in care of BT Brands, Inc., 10501 Wayzata Blvd. South, Suite 102, Minnetonka, Minnesota 55305, Attn: Secretary (or if the Business Combination is completed, in care of Aero Velocity, Inc., 3600 Park 42 Drive, Cincinnati, OH 45241, Attn: Secretary). Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of Pubco stock that are owned beneficially by the stockholder as of the date of the communication.

These communications will be reviewed by our Secretary, who will determine whether they should be presented to the Pubco Board. The purpose of this screening is to allow the Pubco Board to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate.

121

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

A number of brokers with account holders who are holders of Pubco stock will be “householding” the Pubco proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, or direct your written request to Pubco’s principal offices at BT Brands, Inc., 10501 Wayzata Blvd. South, Suite 102, Minnetonka, MN 55305, Attn: Secretary (or if the Business Combination is completed, at Aero Velocity, Inc., 3600 Park 42 Drive, Cincinnati, OH 45241, Attn: Secretary), or contact the Secretary of Pubco by telephone at (307) 223-1663 (or if the Business Combination is completed, at (513) 224-4439), and we will promptly deliver such separate copy. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

LEGAL MATTERS

The legality of the Pubco Preferred Stock to be issued in the Business Combination and the Pubco Common Stock to be issued upon conversion thereof has been passed upon by Ruffa & Ruffa, P.C.

EXPERTS

The consolidated financial statements of BT Brands, Inc. and subsidiaries appearing in this proxy statement/prospectus for the years ended December 29, 2024 and December 31, 2023 have been audited by Boulay PLLP, independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Aero Velocity, Inc. appearing in this proxy statement/prospectus for the period from June 6, 2024 to December 31, 2024 and the abbreviated periods from January 1, 2024 to June 5, 2024 and from July 1, 2023 to December 31, 2023 have been audited by Barton CPA PLLC, independent registered public accounting firm, as set forth in their reports thereon, included therein. Such financial statements are included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent for the shares of Surviving Pubco Common Stock will be Continental Stock Transfer & Trust Company.

WHERE YOU CAN FIND MORE INFORMATION

Pubco has filed the Registration Statement on Form S-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of the Registration Statement. Pubco files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information filed or furnished by Pubco at the SEC’s website at: http://www.sec.gov. The reports and other information filed by Pubco with the SEC are also available at Pubco’s’s website at http://www.itsburgertime.com. This website address is inactive textual references only and the information provided on the website is not a part of this proxy statement/prospectus and, therefore, is not incorporated by reference into this proxy statement/prospectus.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the Registration Statement of which this proxy statement/prospectus forms a part.

122

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination, you may contact Pubco or [●], its proxy solicitor, at the information below.

BT Brands, Inc.

10501 Wayzata Boulevard South

Minnetonka, Minnesota 55305

Attn: Kenneth BrimmerTel.: (307) 223-1663

or

[●]

Call Toll Free: [●]

Banks and Brokers Call Collect: [●]

Email: [●]

To obtain timely delivery of the documents, you must request them no later than five (5) business days before the date of the Special Meeting, or no later than [●], 2026.

All information contained in this proxy statement/prospectus relating to Pubco has been supplied by Pubco, and all information relating to Aero has been supplied by Aero. Information provided by one another does not constitute any representation, estimate or projection of the other.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Pubco to incorporate by reference information in this proxy statement/prospectus. This means that Pubco can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/ prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Pubco previously filed with the SEC under File No. 001-41061 (other than, in each case, documents or information deemed to have been furnished and not filed according to SEC rules). They contain important information about the companies and their financial condition.

SEC Filings (SEC File No. 001-41061)	Period or Date Filed

Annual Report on Form 10-K	Year ended December 29, 2024, filed with the SEC on March 31, 2025.
Amendment No. 1 to Annual Report on Form 10-K	Year ended December 29, 2024, filed with the SEC on May 1, 2025.

Quarterly Reports on Form 10-Q	Quarter ended March 30, 2025, filed with the SEC on May 14, 2025, and quarter ended September 28, 2025, filed with the SEC on August 18, 2025.

Current Reports on Form 8-K	Filed with the SEC on September 3, 2025; November 25, 2025 and December 1, 2025.

Definitive Proxy Statement on Schedule 14A	Filed with the SEC on March 13, 2024.

Description of Pubco common stock	The description of our common stock contained in Exhibit 4.5 of our Form 10-K for the year ended December 29, 2024, filed with the SEC on March 31, 2025.

In addition, Pubco incorporates by reference into this proxy statement/prospectus all documents that Pubco files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the Special Meeting (other than any such information that is deemed to have been “furnished” and not “filed” with the SEC). Any such additional filings will automatically be deemed to be incorporated by reference into this proxy statement/prospectus from the date of filing of such documents.

Pubco is delivering to each stockholder of record who receives this proxy statement/prospectus a copy of each of the 2024 10-K and September 2025 10-Q to satisfy its obligation under Form S-4.

123

INDEX TO FINANCIAL STATEMENTS

BT BRANDS, INC.

Pubco’s audited consolidated financial statements as of and for the year ended December 29, 2024, together with the related notes and the report of its independent registered public accounting firm, as well as its unaudited interim consolidated financial statements as of and for the quarter ended September 28, 2025, together with the related notes, are incorporated by reference into this proxy statement/prospectus from Pubco’s Annual Report on Form 10-K for the year ended December 29, 2024 and its Quarterly Report on Form 10-Q for the quarter ended September 28, 2025, respectively, copies of which are being delivered to Pubco Stockholders with this proxy statement/prospectus These financial statements are not set forth in this section to avoid duplication and should be read together with the other information contained in, or incorporated by reference into, this proxy statement/prospectus.

AERO VELOCITY INC.

ABBREVIATED FINANCIAL STATEMENTS

As of June 5, 2024 and December 31, 2023 and for the Period from January 1, 2024 and Ended June 5, 2024 and for the Six Months Ended December 31, 2023

With Report of Independent Registered Public Accounting Firm

FINANCIAL STATEMENTS

As of December 31, 2024 and for the Period from June 6, 2024 to December 31, 2024

With Report of Independent Registered Independent Accounting Firm

FINANCIAL STATEMENTS

For the quarterly period ended September 30, 2025

F-1

AERO VELOCITY, INC.

ABBREVIATED FINANCIAL STATEMENTS

As of June 5, 2024 and December 31, 2023 and for the Period from January 1, 2024 and Ended June 5, 2024 and for the

Six Months Ended December 31, 2023

With Report of Independent Registered Public Accounting Firm

F-2

AERO VELOCITY, INC.

ABBREVIATED FINANCIAL STATEMENTS

For the Period Ended June 5, 2024 and the Six Months Ended December 31, 2023

F-3

Certified Public Accountants and Advisors

A PCAOB Registered Firm

713-489-5635  bartoncpafirm.com Cypress, Texas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Management of Aero Velocity, Inc.

Opinion on the Financial Statements

We have audited the abbreviated financial statements of Aero Velocity, Inc, (the “Company”) a former business of Workhorse Group, Inc., which comprise the statements of assets acquired and liabilities assumed as of June 5, 2024 and December 31, 2023, the related statements of revenues and direct expenses for the period from January 1, 2024 to June 5, 2024 and for the six months ended December 31, 2023, and the related notes to the abbreviated financial statements (collectively referred to as the “financial statements”). In our opinion, the accompanying financial statements present fairly, in all material respects, the assets acquired and liabilities assumed of the Company as of December 31, 2023 and June 5, 2024, and its revenues and direct expenses for the six months ended December 31, 2023 and the period from January 1, 2024 to June 5, 2024 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 2 to the financial statements, the financial statements have been prepared for the purposes of complying with the rules and regulations of the U.S. Securities and Exchange Commission and are not intended to be a complete presentation of the Business’ assets, liabilities, revenues and expenses, and cash flows. Our opinion is not modified with respect to this matter.

We have served as the Company’s auditor since 2024.

Cypress, Texas

August 27 2025

F-4

AERO VELOCITY, INC.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(in thousands)	As of June 5, 2024	As of December 31, 2023
Assets
Property and equipment, net	$199	$232
Total assets acquired	199	232
Liabilities

Total liabilities assumed	-	-

Net assets acquired	$199	$232

The accompanying notes are an integral part of these abbreviated financial statements

F-5

AERO VELOCITY, INC.

STATEMENT OF REVENUES AND DIRECT EXPENSES

(in thousands)	Period from January 1, 2024 to June 5, 2024	Six Months Ended December 31, 2023
Revenue:
Service	$828	$239
Product	-	201
Total Revenue	828	440
Direct expenses:
Depreciation and amortization	33	40
General and administrative	479	787
Total direct expenses	512	827
Shortfall of revenues over direct expenses	$316	$(387)

The accompanying notes are an integral part of these abbreviated financial statements

F-6

AERO VELOCITY, INC.

NOTES TO THE ABBREVIATED FINANCIAL STATEMENTS

1. Description of the Transaction

On June 6, 2024, the Aero Velocity, Inc. (“Aero” or “the Company”) entered into an agreement with Workhorse Group, Inc. (“Workhorse”) to purchase the assets of their drone business in exchange for 50% of operating cash flow for the first 12 months following the agreement. No cash was exchanged at the time of the agreement. The acquisition was accounted for as a business combination using the acquisition method in accordance with Accounting Standards Codification (ASC) 805, Business Combinations because the acquired assets met the definition of a business, which includes inputs, processes, and outputs capable of generating revenue.

Under this agreement, Aero is obligated to pay Workhorse 50% of Aero's operating cash flow for the 12-month period ending June 30, 2025. The payment is contingent upon the operating cash flow (defined as “revenue paid in cash minus operating expenses paid in cash” per the agreement) generated during this period and will be due in 2025 pending agreement of the calculation of operating cash flows between Aero. The Company has assessed this obligation and recognizes the potential financial impact in accordance with applicable accounting standards. At the date of the acquisition, the estimated fair value of the contingent liability was $0 as the projected operating cash flow is expected to be negative. The liability will continue to be remeasured at fair value at each reporting date, with changes recognized in earnings.

Description of the Business

The Company is a leading provider of advanced drone services, specializing in lidar and multispectral data acquisition for diverse industries. The Company serves as a trusted partner to its customers, leveraging its expertise in cutting- edge data capture and drone technology solutions developed through collaborations with industry innovators. Aero also provides comprehensive drone maintenance, repair, warranty, and fleet support services, drawing on over 10 years of experience in drone maintenance and manufacturing. The Company actively seeks industry partners to enhance service offerings and expand market reach, while also supporting drone fleet operators through tailored maintenance and operational services.

2. Summary of Significant Accounting Policies

A summary of the company’s significant accounting policies consistently applied in the preparation of the accompanying abbreviated financial statements follows:

Basis of Presentation – The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP). The Statements of Assets Acquired and Liabilities Assumed and Statements of Revenues and Direct Expenses are prepared for the sole purpose of complying with the rules and regulations of Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission and are not intended to be a complete presentation of the Company’s assets, liabilities, revenues and expenses.

The financial statements have been prepared in an abbreviated format as prior to the divestiture the business was treated as a product line of Workhorse and did not rise to the level of a reportable segment. Under US SEC Regulation S-X 3-05(e), the financial statements of an acquisition of net assets that constitutes a business can be prepared and audited as abbreviated financial statements if the business meets certain qualifying conditions as follows:

•	The total assets and total revenues (both after intercompany eliminations) of the acquired or to be acquired business constitute 20 percent or less of such corresponding amounts of the seller and its subsidiaries consolidated as of and for the most recently completed fiscal year.
•	Separate financial statements for the business have not previously been prepared;
•	The acquired business was not a separate entity, subsidiary, operating segment (as defined in U.S. GAAP) or division during the periods for which the acquired business financial statements would be required; and
•	The seller has not maintained the distinct and separate accounts necessary to present financial statements that, absent this paragraph , would satisfy the requirements of this section and it is impracticable to prepare such financial statements.

F-7

The Company meets these qualifying conditions and as a result, it is impracticable to prepare full financial statements as required by Regulation S-X. These abbreviated financial statements may not be indicative of what they would have been had the Company been an independent stand-alone entity, nor are they necessarily indicative of future results of the Company’s operations going forward due to the omission of various operating expenses. The Statements of Revenues and Direct Expenses do not include cost of revenues, corporate overhead expense, and interest expense for debt that is not assumed by the new Company given that financial statements of the Company under Workhorse including this information were not available and to include such costs would involve making assumptions. The Company has presented only payroll-related general and administrative expenses due to the unavailability of complete information required to allocate and present other components of general and administrative costs. These financial statements are not intended to present a full depiction of general and administrative expenses under U.S. GAAP and should be read with that limitation in mind.

Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the (i) estimates of future costs to complete customer contracts recognized over time, (ii) fair value of assets acquired, and (iii) fair value of contingent consideration related to the acquisition. Actual results could differ from those estimates.

Revenue – The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The determination of the timing of revenue recognition and the measurement of the transaction price involves judgments and estimates that may impact the amounts reported.

The Company recognizes revenue based on a five-step model when all of the following criteria have been met: (i) a contract with a customer exists, (ii) performance obligations have been identified, (iii) the price to the customer has been determined, (iv) the price to the customer has been allocated to the performance obligations, and (v) performance obligations are satisfied.

The performance obligations under service agreements generally are satisfied over time as the service is provided. Revenue under these contracts is recognized over time using an input measure of progress (typically based on acres scanned to date.)

Performance obligations for product sales are typically satisfied at a point in time. This occurs when control of the products is transferred to the customer, which generally is when title and risk of loss have passed to the customer.

Taxes Collected from Customers - In the course of doing business, the company collects taxes from customers, including but not limited to sales taxes. It is the company’s policy to record these taxes on a net basis in the statement of operations; therefore, the company does not include the taxes collected as a component of revenues.

Cost of Revenue – Cost of revenue primarily include direct and indirect materials, manufacturing overhead, and shipping and logistics costs.

General and Administrative Expenses – General and administrative expenses generally consist of payroll -related costs due to the unavailability of complete information required to allocate and present other components of general and administrative expenses.

Concentrations of Credit Risk – The Company has a limited number of customers. For the period from January 1, 2024 to June 5, 2024, two customers accounted for approximately 89% of total revenues, with individual customer concentrations of 46% and 43%, respectively. For the six months ended December 31, 2023, two customers accounted for approximately 86% of total revenues, with individual customer concentrations of 53% and 33%, respectively.

Commitments and Contingencies – From time to time, the Company may be subject to litigation and other claims in the normal course of business. As of June 5, 2024, the Company was not subject to any material commitments or contingencies, including legal proceedings, guarantees, environmental obligations, or other contractual commitments, that would require disclosure under U.S. GAAP, and no amounts have been accrued in the financial statements with respect to any matters.

F-8

Property and Equipment, net – The property and equipment balance presented herein has been adjusted to reflect only those property and equipment items that were acquired through the acquisition. Property and equipment not transferred as part of the transaction have been excluded from the presented balances. Accumulated depreciation has also been adjusted accordingly to reflect only the acquired assets.

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided on the straight-line method over the assets’ estimated service lives. Leasehold improvements are amortized using the straight-line method over the shorter of the remaining lives of the respective leases or the services of the improvements. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized.

3. Property and Equipment, net

Property and equipment acquired consisted of the following (in thousands):

	Useful Life (years)	As of June 5, 2024	As of December 31, 2023
Property & equipment	5	$373	$373
Technology hardware equipment	3	16	16
Total		389	389
Less: Accumulated depreciation		(190)	(157)
Total Property & equipment, net		$199	$232

Depreciation expense for the period from January 1, 2024 to June 5, 2024 and for the six months ended December 31, 2023 was $33 thousand and $40 thousand, respectively.

4. Subsequent Events

The Company has evaluated the effects of events that have occurred through August 27, 2025, the date the abbreviated financials statements were available for issuance, and there have been no material events that would require recognition or disclosure in the abbreviated financial statements and the associated notes accompanying the abbreviated financial statements.

F-9

AERO VELOCITY, INC.

FINANCIAL STATEMENTS

As of December 31, 2024 and for the Period from June 6, 2024 to December 31, 2024

With Report of Independent Registered Independent Accounting Firm

F-10

AERO VELOCITY, INC.

FINANCIAL STATEMENTS

For the Period from June 6, 2024 to December 31, 2024

F-11

Certified Public Accountants and Advisors

A PCAOB Registered Firm

713-489-5635  bartoncpafirm.com Cypress, Texas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Management of Aero Velocity, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Aero Velocity, Inc. (the “Company”) as of December 31, 2024, and the related statement of operations, stockholders’ deficit, and cash flows for the year then ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Other Matters

Abbreviated financial statements

As discussed in Note 2 to the financial statements, the financial statements have been prepared for the purposes of complying with the rules and regulations of the U.S. Securities and Exchange Commission and are not intended to be a complete presentation of the Business’ assets, liabilities, revenues and expenses, and cash flows. Our opinion is not modified with respect to this matter.

Going Concern

Management plans to identify adequate sources of funding to provide operating capital for continued growth are disclosed in Note 2. Auditing the Company’s assessment and related disclosures regarding the Company’s ability to continue as a going concern required significant auditor judgment. This is due to the high level of uncertainty surrounding the projections and assumptions related to the timing and likelihood of future cash flows, including external funding. Assessing whether the Company’s disclosures adequately reflect the uncertainty and risks associated with its going concern status also demanded considerable auditor judgment and effort.

We have served as the Company’s auditor since 2024.

Cypress, Texas

August 27, 2025

F-12

AERO VELOCITY, INC.

BALANCE SHEET

(in thousands)	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$544
Accounts receivable, net	240
Accounts receivable unbilled	46
Prepaid expenses	104
Total current assets	934

Property and equipment, net	624
Intangible assets, net	14
Total Assets	$1,572

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$507
Accrued liabilities	28
Contract liabilities	348
Notes payable, current	35
Total current liabilities	918

Notes payable - long-term, net of discount	1,210
Other Liabilities	18
Total Liabilities	2,146

Commitments and Contingencies (Note 8)

Total Stockholders’ Deficit	(574)

Total Liabilities and Stockholders’ Deficit	$1,572

The accompanying notes are an integral part of these financial statements

F-13

AERO VELOCITY, INC.

STATEMENT OF OPERATIONS

(in thousands)	Period from June 6, 2024 to December 31, 2024
Revenue:
Service	$1,107
Product	25
Total revenue	1,132
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization presented below)	540
Depreciation and amortization	46
General and administrative	1,410
Total costs and expenses	1,996
Operating income (loss)	(864)

Other (income) expense:
Gain on bargain purchase	(309)
Other income, net	(20)
Interest expense	21
Total other income, net	(308)
Income before income taxes	(556)
Income tax expense	18
Net loss	$(574)

The accompanying notes are an integral part of these financial statements

F-14

AERO VELOCITY, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(in thousands)	Accumulated Deficit	Total Stockholders’ Deficit
Balance at June 6, 2024	$-	$-
Net loss	(574)	(574)
Balance at December 31, 2024	$(574)	$(574)

The accompanying notes are an integral part of these financial statements

F-15

AERO VELOCITY, INC.

STATEMENT OF CASH FLOWS

(in thousands)	For the period from June 6 to December 31, 2024
Cash flows from operating activities:
Net loss	$(574)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	46
Non-cash interest expense	21
Gain on sale of property and equipment	(6)
Gain on bargain purchase	(309)
Deferred income taxes	18
Changes in operating assets and liabilities:
Accounts receivable (including unbilled)	(286)
Other current assets	(104)
Accounts payable	114
Accrued liabilities	7
Contract liabilities	348
Net cash used in operating activities	(725)

Cash flows from investing activities:
Capital expenditures	(4)
Proceeds from sale of property and equipment	28
Net cash provided by investing activities	24

Cash flows from financing activities:
Payments on notes payable	(41)
Proceeds from notes payable	1,286
Net cash from financing activities	1,245

Net change in cash and cash equivalents	544

Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$544

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

Non-cash investing and financing activities:
Assets assumed in acquisition	$309
Capital expenditures included in Accounts payable at year-end	$393

The accompanying notes are an integral part of these financial statements

F-16

 AERO VELOCITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

1. Description of the Business

Aero Velocity, Inc. (“the Company” or “Aero”) is a private equity-backed company that emerged from a divesture of Workhorse Group, Inc. (“Workhorse”) in June 2024, after nearly a decade of operating as Workhorse Aero.  On June 6, 2024, the Company entered into an agreement with Workhorse to purchase the assets of their drone business in exchange for 50% of operating cash flow for the first 12 months following the agreement.  No cash was exchanged at the time of the agreement. The acquisition was completed as a part of the divestiture. The acquisition was accounted for as a business combination using the acquisition method in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, because the acquired assets met the definition of a business, which includes inputs, processes, and outputs capable of generating revenue.

Under this agreement, Aero is obligated to pay Workhorse 50% of Aero's operating cash flow for the 12-month period ended June 30, 2025. The payment is contingent upon the operating cash flow (defined as “revenue paid in cash minus operating expenses paid in cash” per the agreement) generated during this period and will be due in 2025 pending agreement of the calculation of operating cash flows between Aero and Workhorse. The Company has assessed this obligation and recognizes the potential financial impact in accordance with applicable accounting standards. At the date of the acquisition, the estimated fair value of the contingent liability was $0 as the projected operating cash flow is expected to be negative. The fair value of the net assets acquired exceeded the total consideration transferred, resulting in a gain on bargain purchase of $309 thousand, which is recognized in the consolidated statement of operations as of the acquisition date. The contingent liability will continue to be remeasured at fair value at each reporting date, with changes recognized in earnings. As of December 31, 2024, the estimated value of the contingent liability has not changed and remains at $0 and therefore there are no subsequent changes recognized in earnings.

The following table summarizes the allocation of the purchase price to the identifiable assets acquired, based on their estimated fair values as of the acquisition date:

June 6, 2024
Accounts receivable - Workhorse	$120
Property and equipment	297
Intangible assets	12
Contract liability	(120)
Consideration transferred	-
Gain on bargain purchase	$309

In connection with the acquisition, the Company measured the identifiable assets acquired and the contingent consideration at fair value in accordance with ASC 820, Fair Value Measurement. Property and equipment and intangible assets acquired were measured using a market approach and considered Level 2 measurements due to the use of observable inputs of equivalent assets, such as market listings for similar assets. The contingent consideration was measured using the twelve-month operating cash flow forecast.

The Company is a leading provider of advanced drone services, specializing in lidar and multispectral data acquisition for diverse industries. The Company serves as a trusted partner to its customers, leveraging its expertise in cutting-edge data capture and drone technology solutions developed through collaborations with industry innovators. Aero also provides comprehensive drone maintenance, repair, warranty, and fleet support services, drawing on over 10 years of experience in drone maintenance and manufacturing.

2. Summary of Significant Accounting Policies

The Company was established on June 6, 2024 as an acquisition from Workhorse Group, as a result the Statements of Operations and of Cash Flows presented herein represents the activity from the acquisition date to December 31, 2024. The financial information prior to the acquisition date will be presented separately as abbreviated financial statements prepared in accordance with the rules and regulations of Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission.

F-17

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Presentation – The  accompanying financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accept in the United States of America (“U.S. GAAP”), and in the opinion of management, include all adjustments (consisting of normal, recurring adjustments, unless otherwise disclosed) necessary for a fair statement of the results of operations, financial position, cash flows and changes in stockholders’ equity (deficit) for each period presented.

Going Concern – The accompanying financial statements have been prepared on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. In assessing the appropriateness of the going concern assumption, management has considered the Company’s current financial position, future cash flow forecasts, and available financing facilities. While the Company incurred a net loss and had negative operating cash flows during the period from June 6, 2024 to December 31, 2024, subsequent developments including improved recent financial performance, access to additional financing, and continued expansion in operations, have supported the going concern assessment. Based on this evaluation, management has concluded that there is no substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date the financial statements are issued.

Use of Estimates – The preparation of consolidated financial statements in conformity with (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the (i) estimates of future costs to complete customer contracts recognized over time, (ii) valuation allowances for deferred income tax assets, (iii) fair value of assets acquired, and (iv) fair value of contingent consideration related to the acquisition. Actual results could differ from those estimates.

Cash and Cash Equivalents – The Company classifies all highly-liquid instruments with an original maturity of three months or less as cash equivalents. The Company maintains cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits of $250,000.

Accounts Receivable – Accounts receivable are stated at amounts management expects to collect from outstanding balances. Credit is extended to customers based upon evaluation of the customer’s financial condition, and collateral is not required. Management provides for probable uncollectible amounts through a General and administrative expense within the Statement of Operations and a credit to a valuation allowance based on its assessment of the status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off from the valuation allowance and a credit to accounts receivable. As of December 31, 2024, there were no allowances for doubtful accounts.

Revenue – The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The determination of the timing of revenue recognition and the measurement of the transaction price involves judgments and estimates that may impact the amounts reported.

The Company recognizes revenue based on a five-step model when all of the following criteria have been met: (i) a contract with a customer exists, (ii) performance obligations have been identified, (iii) the price to the customer has been determined, (iv) the price to the customer has been allocated to the performance obligations, and (v) performance obligations are satisfied.

F-18

 AERO VELOCITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

The performance obligations under service agreements generally are satisfied over time as the service is provided. Revenue under these contracts is recognized over time using an input measure of progress (typically based on acres scanned to date.)

Performance obligations for product sales are typically satisfied at a point in time. This occurs when control of the products is transferred to the customer, which generally is when title and risk of loss have passed to the customer.

Taxes Collected from Customers - In the course of doing business, the company collects taxes from customers, including but not limited to sales taxes. It is the Company’s policy to record these taxes on a net basis in the statement of operations; therefore, the company does not include the taxes collected as a component of revenues.

Cost of revenue – Cost of revenue primarily include direct and indirect materials, manufacturing overhead, and shipping and logistics costs.

General and Administrative Expenses – General and administrative expenses generally consist of personnel and facilities costs as well as fees for professional and contract services.

Concentrations of Credit Risk – The Company has a limited number of customers. For the period from June 6, 2024 to December 31, 2024, two customers accounted for approximately 90% of total revenues, with individual customer concentrations of 77% and 13%.  As of December 31, 2024, three customers accounted for approximately 90% of total accounts receivable, with individual customer concentrations of 48%, 27%, and 15%. Loss of these customers could have a material adverse impact on the Company.

Contract Assets and Liabilities – Contracts with customers usually stipulate the timing of payment, which is defined by the terms found within the various contracts under which work was performed during the period.  Therefore, contract assets and liabilities are created when the timing of costs incurred on work performed does not coincide with the billing terms, which frequently include retention provisions contained in each contract.

The Company’s balance sheet may present contract assets which would include unbilled revenue associated with contract work that has been completed and billed but not paid by customers, which are presented in accounts receivable. The Company’s balance sheets may also present contract liabilities, which contain deferred revenue, which represent amounts received for which revenue has not yet been earned as the service has not yet been provided.

Property and Equipment, net – Property and equipment, net are carried at cost net of accumulated depreciation. Certain assets were acquired in accordance with the agreement concluded with Workhorse Group in June 2024, the value of the acquired assets represents fair value of the assets as of the date of the agreement. Depreciation is provided on the straight-line method over the assets’ estimated service lives. Leasehold improvements are amortized using the straight -line method over the shorter of the remaining lives of the respective leases or the services of the improvements. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized if the life of the underlying asset is extended. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the balance sheet and any gains or losses are reflected in the accompanying Statement of Operations of the respective period.

Intangible Assets, net – Intangible assets include domains and internal use software. Certain of the intangible assets were acquired in accordance with the agreement concluded with Workhorse Group in June 2024 and the value of the acquired assets represents fair value of the assets as of the date of the agreement. Intangible assets are recognized at cost when acquired or as the accumulation of certain costs when internally developed (in accordance with ASC 350-40, Internal-Use Software and are carried net of accumulated amortization and impairment losses, if any. The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Once placed in service, intangible assets are amortized using the straight-line method over the assets’ estimated useful lives.

Income Taxes – The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse.

F-19

 AERO VELOCITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

The Company’s income tax obligations commenced upon its formation on June 6, 2024. The Company is not responsible for, and has no liability related to, any income taxes incurred prior to this date.

During the period from June 6, 2024 to December 31, 2024, the Company recognized income tax expense along with a partially offsetting income tax benefit, resulting from its deferred tax assets and liabilities. Deferred tax assets primarily relate to net operating loss carryforwards and accrued expenses not yet deductible for tax purposes. Deferred tax liabilities primarily related to temporary differences associated with depreciation of property and equipment for tax purposes in excess of book depreciation and the timing of revenue recognition related to deferred revenue.

The Company has evaluated the realizability of its deferred tax assets and determined that it is more likely than not that the full amount will be realized based on expected future taxable income and the reversal of existing taxable temporary differences. Accordingly, no valuation allowance has been recorded as of December 31, 2024.

Deferred tax assets and liabilities are presented net by tax jurisdiction in accordance with ASC 740-10-45. Additional quantitative details are disclosed in Note 7.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which a change in judgment occurs. The Company had no material uncertain tax positions as of December 31, 2024.

3. Prepaid Expenses

Prepaid expenses consisted of the following (in thousands):

December 31, 2024
Prepaid insurance	$45
Other prepayments	59
Total prepaid expenses	$104

4. Property and Equipment, net

Property and equipment consisted of the following (in thousands):

	Useful	December 31,
	Life (years)	2024
Property & equipment	5	$656
Technology hardware equipment	3	10
Total		666
Less accumulated depreciation		(42)
Total property & equipment, net		$624

Depreciation expense for the period from June 6, 2024 to December 31, 2024 was $44 thousand.

F-20

 AERO VELOCITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

5. Intangible Assets, net

Intangible assets consisted of the following (in thousands):

	Useful	December 31,
	Life (years)	2024
Domains	3	$12
Internal use software	1	4
Total		16
Less accumulated amortization		(2)
Total intangible assets, net		$14

Amortization expense for the period from June 6, 2024 to December 31, 2024 was $2 thousand.

6. Long-Term Debt

The Company’s long-term debt arrangements consist of the following (in thousands):

December 31, 2024
Promissory Notes	$1,210
Insurance Financing	35
Total debt	1,245
Less: current portion	(35)
Total long-term debt	$1,210

On Jul 18, 2024, Aero Velocity Inc. (“Borrower”) and ATW Opportunities Master Fund II, L.P., (“Lender”) concluded the agreement on a Promissory Note for the principal amount of $5,000,000 or the aggregate amount of all unpaid advances made under the terms of the Note. The Note accrues interest at an annual rate of 5.06%, calculated on a 360-day year basis. All outstanding principal and accrued interest are due on the 24-month anniversary of the Note, with repayment first applied to accrued interest and then to principal. As of December 31, 2024, the amount of debt outstanding was $1.2 million. Interest expense related to notes payable was $18 thousand for the period from June 6, 2024 to December 31, 2024.

Insurance financing – The Company finances a portion of its insurance premiums through third-party lenders. These financing arrangements with Assured Partners are typically short-term in nature and are used to manage working capital. Under the terms of these agreements, the Company makes a down payment at the inception of the policy and agrees to repay the remaining premium balance in equal monthly installments, including applicable interest and fees, over the term of the insurance policy, generally not exceeding 12 months. The agreements bear an annual interest rate of 12.6% for the period from June 6, 2024 to December 31, 2024. All agreements will mature in July 2025. As of December 31, 2024, the total outstanding balance under these arrangements was $35 thousand. Interest expense related to insurance financing was $3 thousand for the period from June 6, 2024 to December 31, 2024.

F-21

 AERO VELOCITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

7. Income Taxes

The expense (benefit) for income taxes consists of the following for the period from June 6, 2024 to December 31, 2024:

Current income taxes:	$-
Deferred income taxes:	18
Income tax expense	$18

The significant components of the Company’s deferred tax assets and liabilities as of December 31, 2024 are as follows:

Deferred tax assets:
Accrued expenses	$6
Net operating losses	65
Gross deferred tax assets	71
Less: Valuation allowance	-
Net deferred tax assets	71

Deferred tax liabilities:
Fixed assets	21
Deferred revenue	68
Total deferred tax liabilities	89

Net deferred tax assets (liabilities)	$(18)

As of June 30, 2025, the Company has not recorded a valuation allowance against its deferred tax assets, as management believes it is more likely than not that these assets will be fully realized.

8. Commitments and Contingencies

Litigation – From time to time, we may be subject to litigation and other claims in the normal course of business. As of December 31, 2024, the Company was not subject to any material commitments or contingencies, including legal proceedings, guarantees, environmental obligations, or other contractual commitments, that would require disclosure under U.S. GAAP, and no amounts have been accrued in the financial statements with respect to any matters.

9. Employee Benefit Plan

The Company provides a 401(k) retirement plan (the “Plan”) for eligible employees as stated in the Plan agreement whereby participating employees may elect to contribute any amount not less than one percent and not more than 100 percent of their compensation, subject to a limit on calendar year contributions as set forth by the Internal Revenue Service.  The Company matching contribution is discretionary and may be made on behalf of an employee. The Plan highlights state that the Company may contribute a matching amount determined at the employer's discretion. For the period from June 6, 2024 to December 31, 2024, the Company contributed approximately $11 thousand, in matching funds to the Plan, and is included in general and administrative expenses within the accompanying Statement of Operations.

F-22

10. Related Party Transactions

As of December 31, 2024, the Company had an outstanding note payable to its sole investor, ATW Opportunities Master Fund II, L.P., who is considered a related party. The loan was made to fund working capital requirements. Additional details regarding this note, including its terms, are disclosed in Note 7 – Long-Term Debt. The balance of the related party note payable as of December 31, 2024 was $1.2 million, and interest expense of $21 thousand was incurred during the period from June 6, 2024 to December 31, 2024. The transaction was measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

11. Subsequent Events

We have evaluated the effects of events that have occurred subsequent to December 31, 2024, for potential recognition or disclosure through August 27, 2025, the date the financial statements were available for issuance, and there have been no material events that would require recognition in the December 31, 2024 financial statements or disclosure in the associated notes accompanying the financial statements.

F-23

AERO VELOCITY, INC.

INTERIM FINANCIAL STATEMENTS

For the quarterly period ended September 30, 2025

F-24

AERO VELOCITY, INC.

FINANCIAL STATEMENTS

For the quarterly period ended September 30, 2025

F-25

AERO VELOCITY, INC.

UNAUDITED BALANCE SHEETS

	September 30, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$289,285	$544,182
Accounts receivable, net	178,200	240,322
Accounts receivable unbilled	-	45,984
Prepaid expenses	6,582	104,313
Total current assets	474,067	934,801

Property and equipment, net	617,219	624,456
Intangible assets, net	1,000	13,667
Other assets	196,028	-
Total Assets	$1,288,314	$1,572,924

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$109,195	$507,536
Accrued liabilities	161,887	28,312
Contract liabilities	125,189	347,671
Notes payable - current	1,296	35,273
Other current liabilities	25,457	-
Total current liabilities	423,024	918,792

Notes payable - long-term, net of discount	2,100,110	1,210,110
Other liabilities	-	17,927
Total Liabilities	2,523,134	2,146,829

Commitments and Contingencies (Note 9)

Total Stockholders’ Deficit	(1,234,820)	(573,905)

Total Liabilities and Stockholders’ Deficit	$1,288,314	$1,572,924

The accompanying notes are an integral part of these unaudited financial statements

F-26

AERO VELOCITY, INC.

UNAUDITED STATEMENT OF OPERATIONS

	Three months ended September 30, 2025	Nine months ended September 30, 2025
Revenues	$346,906	$2,537,428
Cost of revenue (exclusive of depreciation and amortization presented below)	383,286	942,295
Gross profit (loss)	(36,380)	1,595,133

Operating expenses:
Depreciation and amortization	37,439	112,657
General and administrative	867,433	2,291,121
Impairment of intangible assets	-	9,333
Total costs and expenses	904,872	2,413,111
Operating loss	(941,252)	(817,978)

Other (income) expense:
Gain on bargain purchase	-	-
Other income, net	(2,468)	(8,059)
Interest expense, net	25,051	64,951
Total other (income) expense, net	22,583	56,892
Loss before income taxes	(963,835)	(874,870)
Income tax benefit	(244,044)	(213,955)
Net loss	$(719,791)	$(660,915)

The accompanying notes are an integral part of these unaudited financial statements

F-27

AERO VELOCITY, INC.

UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Accumulated Deficit	Total Stockholders’ Deficit
Balance at June 30, 2025	$(515,029)	$(515,029)
Net loss	(719,791)	(719,911)
Balance at September 30, 2025	$(1,234,820)	$(1,234,820)

	Accumulated Deficit	Total Stockholders’ Deficit
Balance at December 31, 2024	$(573,905)	$(573,905)
Net loss	(660,915)	(660,915)
Balance at September 30, 2025	$(1,234,820)	$(1,234,820)

The accompanying notes are an integral part of these unaudited financial statements

F-28

AERO VELOCITY, INC.

UNAUDITED STATEMENT OF CASH FLOWS

Nine months ended September 30, 2025
Cash flows from operating activities:
Net income	$(660,915)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	112,657
Non-cash interest expense	67,435
Deferred income taxes	(213,955)
Gain on sale of property and equipment	(5,591)
Impairment of intangible assets	9,333
Changes in operating assets and liabilities:
Accounts receivable, including unbilled	108,106
Other current assets	97,731
Accounts payable	(398,341)
Accrued liabilities	66,140
Contract liabilities	(222,482)
Other current liabilities	25,457
Net cash used in operating activities	(1,014,425)

Cash flows from investing activities:
Capital expenditures	(101,494)
Proceeds from sale of property and equipment	4,999
Net cash used in investing activities	(96,495)

Cash flows from financing activities:
Payments on notes payable	(447,039)
Proceeds from notes payable	1,303,062
Net cash from financing activities	856,023

Net change in cash and cash equivalents	(254,897)

Cash and cash equivalents, beginning of period	544,182
Cash and cash equivalents, end of period	$289,285

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these unaudited financial statements

F-29

AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

1. Description of the Business

Aero Velocity, Inc. (“the Company” or “Aero”)  is a private equity-backed company that emerged from a divesture of Workhorse Group, Inc. (“Workhorse”) in June 2024, after nearly a decade of operating as Workhorse Aero.  On June 6, 2024, the Company entered into an agreement with Workhorse to purchase the assets of their drone business in exchange for 50% of operating cash flow for the first 12 months following the agreement.  No cash was exchanged at the time of the agreement. The acquisition was completed as a part of the divestiture. The acquisition was accounted for as a business combination using the acquisition method in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, because the acquired assets met the definition of a business, which includes inputs, processes, and outputs capable of generating revenue.

Under this agreement, Aero is obligated to pay Workhorse 50% of Aero's operating cash flow for the 12-month period ended June 30, 2025. The payment is contingent upon the operating cash flow (defined as “revenue paid in cash minus operating expenses paid in cash” per the agreement) generated during this period and will be due in 2025 pending agreement of the calculation of operating cash flows between Aero and Workhorse. The Company has assessed this obligation and recognizes the potential financial impact in accordance with applicable accounting standards. At the date of the acquisition, the estimated fair value of the contingent liability was $0 as the projected operating cash flow is expected to be negative. The fair value of the net assets acquired exceeded the total consideration transferred, resulting in a gain on bargain purchase of $309,066, which is recognized in the consolidated statement of operations as of the acquisition date. The contingent liability is no longer subject to remeasurement, as the terms have been finalized as of the date the financial statements were issued. As of September 30, 2025, the value of the contingent liability remains at $0. Accordingly, no subsequent changes have been recognized in earnings.

The following table summarizes the allocation of the purchase price to the identifiable assets acquired, based on their estimated fair values as of the acquisition date:

June 6, 2024
Accounts receivable - Workhorse	$120,000
Property and equipment	297,066
Intangible assets	12,000
Contract liability	(120,000)
Consideration transferred	-
Gain on bargain purchase	$309,066

In connection with the acquisition, the Company measured the identifiable assets acquired and the contingent consideration at fair value in accordance with ASC 820, Fair Value Measurement. Property and equipment and intangible assets acquired were measured using a market approach and considered Level 2 measurements due to the use of observable inputs of equivalent assets, such as market listings for similar assets. The contingent consideration was measured using the twelve-month operating cash flow forecast.

The Company is a leading provider of advanced drone services, specializing in lidar and multispectral data acquisition for diverse industries. The Company serves as a trusted partner to its customers, leveraging its expertise in cutting-edge data capture and drone technology solutions developed through collaborations with industry innovators. Aero also provides comprehensive drone maintenance, repair, warranty, and fleet support services, drawing on over 10 years of experience in drone maintenance and manufacturing.

F-30

AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies

The accompanying financial statements present the financial position and results of operations of the Company as of and for the three and nine months ended September 30, 2025. The Company was established on June 6, 2024 as an acquisition from Workhorse. Accordingly, there is no prior comparative interim information presented in accordance with Rule 10-01(b)(1) of Regulation S-X. Management believes the financial information included herein reflects all necessary adjustments and disclosures to fairly present the Company’s financial position, results of operations, changes in stockholders’ deficit, and cash flows for the periods presented.

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Presentation – The  accompanying financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accept in the United States of America (“U.S. GAAP”), and in the opinion of management, include all adjustments (consisting of normal, recurring adjustments, unless otherwise disclosed) necessary for a fair statement of the results of operations, financial position, cash flows, and changes in stockholders’ deficit for each period presented.

Interim Financial Reporting – We have prepared these unaudited financial statements in accordance with U.S. GAAP for interim financial statements. Accordingly, these statements do not include all information and footnote disclosures required for annual statements, and the results of operations for interim periods are not necessarily indicative of the results expected for the full year. While we believe the disclosures presented are adequate for interim reporting, these interim unaudited financial statements should be read in conjunction with the audited annual financial statements for the year ended December 31, 2024.

Out of Period Adjustment – During the three months ended March 31, 2025, the Company recorded an out of period adjustment of $15,508 related to our payroll entries that reduced our Liabilities and Expenses related to Cost of Sales and General and Administrative expenses which were incorrectly presented in our 2024 financial statements.

The payroll entries in 2024 had coding errors which incorrectly resulted in the recognition of $14,793 of expense related to a 401k program that should have had no impact to the Statement of Operations, as the company did not, and still does not have a company match. In addition, at year end the payroll tax expense had an unreconciled amount of $30,596 which was reversed to Other Accrued Liabilities. It was later determined that the payroll tax amounts were correct and should not have been reversed. The net of these two errors resulted in understated expenses of $15,508 and overstated liabilities for the same amount in 2024.

Management identified that the errors were the result of the incorrect setup of the automated entries derived from the payroll vendor processing in 2024 specifically with respect to the treatment of the 401k withholding and the payroll tax remittances, which resulted in errors in the coding of the payroll journals. As of September 30, 2025, the $15,508 reduction to Other Accrued Liabilities remains while there is no additional impact to our Statement of Operations for the three months ended June 30, 2025 and September 30, 2025. Management has evaluated the impact of the errors, both qualitatively and quantitatively, and determined that they were not material to the financial statements for the periods ended December 31, 2024, March 31, 2025, June 30, 2025, or September 30, 2025.

Going Concern – The accompanying financial statements have been prepared on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. In assessing the appropriateness of the going concern assumption, management has considered the Company’s current financial position, future cash flow forecasts, and available financing facilities. While the Company incurred net loss and had negative operating cash flows during the nine months ended September 30, 2025, subsequent developments including improved recent financial performance, access to additional financing, and continued expansion in operations, have supported the going concern assessment. Based on this evaluation, management has concluded that there is no substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date the financial statements are issued.

Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the (i) estimates of future costs to complete customer contracts recognized over time and (ii) valuation allowances for deferred income tax assets. Actual results could differ from those estimates.

F-31

AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

Cash and Cash Equivalents – The Company classifies all highly-liquid instruments with an original maturity of three months or less as cash equivalents. The Company maintains cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits of $250,000.

Accounts Receivable – Accounts receivable are stated at amounts management expects to collect from outstanding balances. Credit is extended to customers based upon evaluation of the customer’s financial condition, and collateral is not required. Management provides for probable uncollectible amounts through a charge to General and administrative expense within the Statement of Operations) and a credit to a valuation allowance based on its assessment of the status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off from the valuation allowance and a credit to accounts receivable. As of September 30, 2025 and December 31, 2024, there were no allowances for doubtful accounts.

Revenue – The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The determination of the timing of revenue recognition and the measurement of the transaction price involves judgments and estimates that may impact the amounts reported.

The Company recognizes revenue based on a five-step model when all of the following criteria have been met: (i) a contract with a customer exists, (ii) performance obligations have been identified, (iii) the price to the customer has been determined, (iv) the price to the customer has been allocated to the performance obligations, and (v) performance obligations are satisfied.

The performance obligations under service agreements generally are satisfied over time as the service is provided. Revenue under these contracts is recognized over time using an input measure of progress (typically based on acres scanned to date.)

Performance obligations for product sales are typically satisfied at a point in time. This occurs when control of the products is transferred to the customer, which generally is when title and risk of loss have passed to the customer.

Taxes Collected from Customers - In the course of doing business, the company collects taxes from customers, including but not limited to sales taxes. It is the Company’s policy to record these taxes on a net basis in the statement of operations; therefore, the company does not include the taxes collected as a component of revenues.

Cost of revenue – Cost of revenue primarily include direct and indirect materials, manufacturing overhead, and shipping and logistics costs.

General and Administrative Expenses – General and administrative expenses generally consist of personnel and facilities costs as well as fees for professional and contract services.

Concentrations of Credit Risk – The Company has a limited number of customers and vendors. For the three months ended September 30, 2025, three customers accounted for approximately 95% of total revenues, with individual customer concentrations of 49%, 36% and 10%. For the nine months ended September 30, 2025, one customer accounted for approximately 69% of total revenues. As of September 30, 2025, two customers accounted for approximately 97% of total accounts receivable and four vendors accounted for 82% of total accounts payable, with individual vendor concentrations of 43%, 16%, 12%, and 11%. As of December 31, 2024, three customers accounted for approximately 90% of total accounts receivable, with individual customer concentrations of 48%, 27%, and 15%, and two vendors accounted for approximately 81% of total accounts payable, with individual vendor concentrations of 69% and 12%. Loss of these customers or vendors could have a material adverse impact on the Company.

F-32

AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

Contract Assets and Liabilities – Contracts with customers usually stipulate the timing of payment, which is defined by the terms found within the various contracts under which work was performed during the period.  Therefore, contract assets and liabilities are created when the timing of costs incurred on work performed does not coincide with the billing terms, which frequently include retention provisions contained in each contract.

The Company’s balance sheet may present contract assets which would include unbilled revenue associated with contract work that has been completed and billed but not paid by customers, which are presented in accounts receivable. The Company’s balance sheets may also present contract liabilities, which contain deferred revenue, which represent amounts received for which revenue has not yet been earned as the service has not yet been provided.

Property and Equipment, net – Property and equipment, net are carried at cost net of accumulated depreciation. Certain assets were acquired in accordance with the agreement concluded with Workhorse in June 2024, the value of the acquired assets represents fair value of the assets as of the date of the agreement. Depreciation is provided on the straight-line method over the assets’ estimated service lives. Leasehold improvements are amortized using the straight -line method over the shorter of the remaining lives of the respective leases or the services of the improvements. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized if the life of the underlying asset is extended. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the balance sheet and any gains or losses are reflected in the accompanying Statement of Operations of the respective period.

Intangible Assets, net – Intangible assets include domains and internal use software. Certain of the intangible assets were acquired in accordance with the agreement concluded with Workhorse in June 2024 and the value of the acquired assets represents fair value of the assets as of the date of the agreement. Intangible assets are recognized at cost when acquired or as the accumulation of certain costs when internally developed (in accordance with ASC 350-40, Internal-Use Software) and are carried net of accumulated amortization and impairment losses, if any. The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Once placed in service, intangible assets are amortized using the straight-line method over the assets’ estimated useful lives.

Income Taxes – The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse.

During the nine months ended September 30, 2025, the Company recognized income tax benefit along with a partially offsetting income tax expense, resulting from its deferred tax assets and liabilities. Deferred tax assets primarily relate to accrued expenses not yet deductible for tax purposes and net operating loss carryforwards. Deferred tax liabilities primarily related to temporary differences associated with depreciation of property and equipment for tax purposes in excess of book depreciation and the timing of revenue recognition related to deferred revenue. Deferred tax assets and liabilities are presented net by tax jurisdiction.

Net operating loss carryforwards are recognized as deferred tax assets to the extent that realization is considered more likely than not based on expected future taxable income and other available evidence. Company has evaluated the realizability of its deferred tax assets and determined that it is more likely than not that the full amount will be realized based on expected future taxable income and the reversal of existing taxable temporary differences. Accordingly, no valuation allowance has been recorded as of September 30, 2025.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which a change in judgment occurs. The Company had no material uncertain tax positions as of September 30, 2025 and December 31, 2024.

F-33

AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

3. Prepaid Expenses

Prepaid expenses consisted of the following:

	September 30, 2025	December 31, 2024
Prepaid insurance	$-	$44,608
Other prepayments	6,582	59,705
Total prepaid expenses	$6,582	$104,313

4. Property and Equipment, net

Property and equipment consisted of the following:

	Useful Life (years)	September 30, 2025	December 31, 2024
Property & equipment	5	$658,578	$658,578
Technology hardware equipment	3	7,700	7,700
Construction in progress	N/A	91,000	-
Total		757,278	666,278
Less accumulated depreciation		(140,059)	(41,822)
Total property & equipment, net		$617,219	$624,456

Depreciation expense for the three months ended September 30, 2025 was $36,439 and for the nine months ended September 30, 2025 was $109,323.

5. Intangible Assets, net

Intangible assets consisted of the following:

	Useful Life (years)	September 30, 2025	December 31, 2024
Domains	3	$-	$12,000
Internal use software	1	4,000	4,000
Total		4,000	16,000
Less accumulated amortization		(3,000)	(2,333)
Total intangible assets, net		$1,000	$13,667

Amortization expense for the three months ended September 30, 2025 was $1,000 and for the nine months ended September 30, 2025 was $3,334.

F-34

AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

During the nine months ended September 30, 2025, the Company recognized an impairment loss of $9,333 related to domains, which is included in the Statement of Operations as Impairment of intangible assets. The impairment related to acquired domain names that were fully written off during the three month period ended March 31, 2025, as they currently have no commercial use or value, and the Company has no plans to restore or reinstate their usage. As a result, the domains were deemed to have no recoverable amount. The assets were written down to a carrying value of $0, with fair value determined based on management’s assessment that no fair value or future economic benefit remains.

6. Long-Term Debt

The Company’s long-term debt arrangements consist of the following:

	September 30, 2025	December 31, 2024
Promissory Notes	$2,100,110	$1,210,110
Insurance Financing	1,296	35,273
Total debt	2,101,406	1,245,383
Less: current portion	(1,296)	(35,273)
Total long-term debt	$2,100,110	$1,210,110

On July 18, 2024, Aero Velocity Inc. (“Borrower”) and ATW Opportunities Master Fund II, L.P., (“Lender”) concluded the agreement on a Promissory Note for the principal amount of $5,000,000 or the aggregate amount of all unpaid advances made under the terms of the Note. The Note accrues interest at an annual rate of 5.06%, calculated on a 360-day year basis. All outstanding principal and accrued interest are due on the 24-month anniversary of the Note, with repayment first applied to accrued interest and then to principal. Interest expense related to notes payable was $25,171 for the three months ended September 30, 2025 and $66,176 for the nine months ended September 30, 2025.

Insurance financing – The Company finances a portion of its insurance premiums through third-party lenders. These financing arrangements with Assured Partners are typically short-term in nature and are used to manage working capital. Under the terms of these agreements, the Company makes a down payment at the inception of the policy and agrees to repay the remaining premium balance in equal monthly installments, including applicable interest and fees, over the term of the insurance policy, generally not exceeding 12 months. The agreements bear an annual interest rate of 12.6%. All agreements matured in July 2025. As of September 30, 2025 and December 31, 2024, the total outstanding balance under these arrangements was $1,296 and $35,273, respectively. Interest expense related to insurance financing was $0 for the three months ended September 30, 2025 and $1,259 for the nine months ended September 30, 2025.

7. Income Taxes

For the three months ended September 30, 2025, the Company recorded an income tax benefit of $244,044 comprising a current income tax benefit of $6,897 and a deferred tax benefit of $237,147. For the nine months ended September 30, 2025, the Company recorded an income tax benefit of $213,955, comprising a current income tax expense of $0 and a deferred tax benefit of $213,955. Income tax expense/benefit was estimated using the annual effective tax rate method, which applies management’s estimate of the expected full-year tax rate to year-to-date pre-tax income (loss).

As of September 30, 2025, the Company had approximately $1,141,235 of net operating loss carryforwards that may be carried forward indefinitely but limited to offsetting 80% of taxable income in any future year.

There were no significant discrete tax items recognized during the period. Additionally, there were no material changes in uncertain tax positions or valuation allowances compared to December 31, 2024.

F-35

AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

8. Commitments and Contingencies

Litigation – From time to time, we may be subject to litigation and other claims in the normal course of business. As of September 30, 2025 and December 31, 2024, the Company was not subject to any material commitments or contingencies, including legal proceedings, guarantees, environmental obligations, or other contractual commitments, that would require disclosure under U.S. GAAP, and no amounts have been accrued in the financial statements with respect to any matters.

9. Related Party Transactions

As of September 30, 2025, the Company had an outstanding note payable to its sole investor, ATW Opportunities Master Fund II, L.P., who is considered a related party. The loan was made to fund working capital requirements. Additional details regarding this note, including its terms, are disclosed in Note 7 – Long-Term Debt. The balance of the related party note payable as of September 30, 2025 was $2,100,110, and interest expense related to notes payable was $25,171 for the three months ended September 30, 2025 and $66,176 for the nine months ended September 30, 2025.

10. Subsequent Events

We have evaluated the effects of events that have occurred subsequent to September 30, 2025, for potential recognition or disclosure through November 19, 2025, the date the financial statements were issued, and there have been no material events that would require recognition in the financial statements or disclosure in the associated notes accompanying the financial statements.

F-36

ANNEX A

BUSINESS COMBINATION AGREEMENT

AGREEMENT AND PLAN OF MERGER

by and among

BT BRANDS, INC.,

AERO MERGER SUB INC.,

and

AERO VELOCITY INC.

Dated as of September 2, 2025

ARTICLE I THE TRANSACTIONS AND RELATED MATTERS
Section 1.1.	Merger	1
Section 1.2.	Effective Time; Closing	2
Section 1.3.	Effect of the Merger	2
Section 1.4.	Governing Documents	2
Section 1.5.	Officers and Directors of the Surviving Company	2
Section 1.6.	Conversion of Securities	3
Section 1.7.	Exchange Procedures	4
Section 1.8.	Required Withholding	8
Section 1.9.	Tax Consequences	6
Section 1.10.	Taking of Necessary Action; Further Action	6
Section 1.11.	Support Agreements	6
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 2.1.	Organization and Qualification	7
Section 2.2.	Subsidiaries	7
Section 2.3.	Power and Authorization	8
Section 2.4.	Authorization of Governmental Authorities	8
Section 2.5.	Non-contravention	8
Section 2.6.	Compliance	9
Section 2.7.	Capitalization	9
Section 2.8.	Financial Matters	10
Section 2.9.	Absence of Certain Developments	12
Section 2.10.	Real Property	12
Section 2.11.	Personal Property	13
Section 2.12.	Condition and Sufficiency of Assets	13
Section 2.13.	Intellectual Property	13
Section 2.14.	IT Systems and Data Privacy	15
Section 2.15.	Permits	16
Section 2.16.	Tax Matters	16
Section 2.17.	Employee Benefit Plans	18
Section 2.18.	Labor Matters	19
Section 2.19.	Environmental Matters	20
Section 2.20.	Contracts	21
Section 2.21.	Customers and Suppliers	23
Section 2.22.	Affiliate Transactions	24
Section 2.23.	Litigation	24
Section 2.24.	Insurance	25
Section 2.25.	Brokers	25
Section 2.26.	Restrictions on Business Activities	25
Section 2.27.	Anti-Corruption Matters	25
Section 2.28.	Board Approval	26
Section 2.29.	Exclusivity of Representations	26

i

ii

Exhibit A     –    Certain Definitions

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (as amended, modified or supplemented from time to time, this “Agreement”) is made and entered into as of September 2, 2025, by and among BT Brands, Inc., a Wyoming corporation (“Parent”), Aero Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Aero Velocity Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are sometimes referred to individually as a “Party” and collectively as the “Parties”. Except as otherwise indicated, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Exhibit A.

RECITALS

WHEREAS, Parent is a Wyoming corporation;

WHEREAS, Merger Sub is a newly incorporated, direct, wholly-owned subsidiary of Parent and was formed in Delaware for the sole purpose of effecting the Merger (as defined below);

WHEREAS, the Company is a Delaware corporation;

WHEREAS, upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), the Parties intend to enter into a business combination transaction, whereby Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving entity of the Merger (“Surviving Company”), and a wholly-owned subsidiary of Parent and the Company Stockholders receiving shares of Parent Series A Preferred Stock, as described herein, in exchange for all the outstanding Company Shares; and

WHEREAS, as of the date of this Agreement, the boards of directors of each of Parent, Merger Sub and the Company have determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interest of, their respective companies and their respective equityholders.

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties to this Agreement hereby agree as follows:

ARTICLE I

THE TRANSACTIONS AND RELATED MATTERS

Section 1.1. Merger. At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Company after the Merger.

1

Section 1.2. Effective Time; Closing. On the Closing Date (as defined below), Merger Sub and the Company will cause the Merger to be consummated by the filing of a certificate of merger (the “Certificate of Merger”) with the Secretary of State of Delaware, in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by Parent and the Company and specified in the Certificate of Merger, being the “Effective Time”). Subject to the provisions of ARTICLE VII of this Agreement, the closing of the transactions contemplated by this Agreement, including the Merger (the “Closing”), will take place remotely, at a time and date to be determined by the Parties, but in no event later than the second (2nd) Business Day following the satisfaction or waiver of each of the conditions set forth in ARTICLE VI hereof (other than those conditions which can be satisfied only at the Closing, but subject to the satisfaction or waiver of such conditions at Closing), or at such other time and place as may be agreed to by Parent and the Company (the “Closing Date”). Subject to the provisions of ARTICLE VII of this Agreement, the failure to consummate the Closing on the date and time determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement.

Section 1.3. Effect of the Merger. The effect of the Merger will be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of the Merger and without any further action on the part of the Parties, all of the property, rights, privileges, powers, franchises, debts, liabilities, and duties of Merger Sub shall vest in the Company as the Surviving Company following the Merger.

Section 1.4. Governing Documents.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of the Parties, the certificate of incorporation of the Surviving Company shall be amended and restated in its entirety to be that of Merger Sub’s Certificate of Incorporation, and as so amended shall be the certificate of incorporation of the Surviving Company until thereafter amended in accordance with its terms, the certificate of incorporation of the Surviving Company and as provided by applicable law (the “Surviving Company Certificate of Incorporation”). At the Effective Time, the bylaws of the Surviving Company shall be amended and restated in their entirety to be those of Merger Sub’s bylaws.

(b) Immediately prior to the Effective Time, the certificate of incorporation of Parent shall be, and the Parties shall take or cause to be taken all action (including by filing such certificate of incorporation with the Secretary of State of Wyoming), if any, required to cause the certificate of incorporation of Parent to be, in the form mutually agreed between the Parties, until thereafter amended in accordance with its terms (the “Parent A&R Charter”). Immediately prior to the Effective Time, the Parties shall take or cause to be taken all action, if any, required to cause the bylaws of Parent shall to be in the form mutually agreed between the Parties (the “Parent A&R Bylaws”).

Section 1.5. Officers and Directors of the Surviving Company. Each of the persons who is an officer and director of the Company immediately before the Effective Time will continue in the same position as an officer and director of the Surviving Company, until his or her death, resignation or removal. In accordance with Section 5.12, Parent shall take all action necessary or appropriate so that, at the Effective Time, the individuals set forth in Schedule 5.12 or their successor designees shall constitute the directors and officers of Parent.

2

Section 1.6. Conversion of Securities.

(a) Conversion of Company Shares.

(i) At the Effective Time, subject to the terms and conditions of this Agreement, by virtue of the Merger and without any further action on the part of the Parties, the Company Shares issued and outstanding immediately before the Effective Time (other than Dissenting Shares and shares cancelled pursuant to Section 1.6(e)) will be converted into and become the right to receive, subject to this Section 1.6, a number of shares of Parent Series A Preferred Stock equal to the Series A Share Number (the “Merger Consideration”). Schedule 1.6(a)(i)(A), as the same may be amended by the Company not less than two (2) Business Days prior to the Closing Date, sets forth the allocation of the Merger Consideration among the Company Stockholders. For illustrative purposes only, Schedule 1.6(a)(i)(B) provides an example of the anticipated ownership of Parent Common Stock and Parent Preferred Stock (on an as-converted basis) and the assumed equity values attributable to the Parent, the Company Stockholders and the Investor in the Concurrent Financing upon the Closing, assuming the fact pattern set forth in said Schedule 1.6(a)(i)(B).

(ii) The “Series A Share Number” shall be such number of shares of Parent Series A Preferred Stock as are convertible into a number of shares of Parent Common Stock equal to (a) the quotient of (x) one hundred one million dollars ($101.1 million) divided by (y) (A) twelve million five hundred thousand dollars ($12.5 million), plus (B) the amount of Parent’s Net Cash, or minus (C) the amount of Parent’s Net Debt, as applicable, multiplied by (b) the Fully Diluted Parent Common Stock Outstanding.

(iii) The “Fully Diluted Parent Common Stock Outstanding” shall mean, without duplication, (a) the aggregate number of shares of Parent Common Stock (including restricted stock) issued and outstanding immediately prior to the Closing (other than shares of Parent Common Stock owned by the Parent which are to be cancelled and retired), plus (b) the aggregate number of shares of Parent Common Stock (x) issuable in settlement of restricted stock units, stock appreciation rights or other similar rights of Parent outstanding immediately prior to the Closing, (y) issuable upon the exercise, conversion or exchange of options, warrants, preferred stock, convertible debt or other similar rights of Parent outstanding immediately prior to the Closing, or (z) that a third party otherwise has an outstanding right to acquire, whether or not such right is subject to conditions or contingencies (including, for the avoidance of doubt, any obligation by Parent to issue shares of Parent Common Stock or securities exercisable for, or exchangeable or convertible into, shares of Parent Common Stock, in payment of any Transaction Expenses), in each case, excluding (A) any shares of Parent Common Stock issued or issuable in the Concurrent Financing, (B) the shares of Parent Common Stock issuable upon the exercise of the Performance Options, and (C) the shares of Parent Common Stock issuable upon the exercise of the IPO Warrants.

3

(b) Closing Statement. At least three (3) Business Days prior to the Closing, Parent shall prepare and deliver a written statement to the Company, in form and substance reasonably acceptable to the Company (the “Closing Statement”), setting forth Parent’s determination of Parent’s Net Cash or Net Debt, as applicable, and the Fully Diluted Parent Common Stock Outstanding, as of immediately prior to the Closing, together with such schedules and data with respect to the determination thereof as is reasonably necessary to support the Closing Statement. The Closing Statement shall be prepared in accordance with U.S. GAAP, consistent with past practice (as modified by the terms of this Agreement), and shall be accompanied by a certificate executed by an executive officer of Parent to such effect.

(c) Adjustments to Merger Consideration. The number of shares of Parent Series A Preferred Stock issuable pursuant to Section 1.6(a) as Merger Consideration shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable for Parent Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Parent Common Stock occurring on or after the date hereof but at or prior to the date such shares are issued pursuant to Section 1.6(a).

(d) Fractional Shares. No fraction of a share of Parent Series A Preferred Stock will be issued by virtue of the Merger in accordance with Section 1.6, and each Company Stockholder who would otherwise be entitled to a fraction of a share of Parent Series A Preferred Stock in accordance with Section 1.6(a) (after aggregating all fractional shares that otherwise would be received by such holder in accordance with Section 1.6) shall receive from Parent, in lieu of such fractional share, one (1) share of Parent Series A Preferred Stock.

(e) Cancellation of Treasury and Parent-Owned Company Shares. Any Company Shares held by Parent, the Company or any direct or indirect Subsidiary of any of the foregoing immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

(f) Conversion of Merger Sub Common Stock. At the Effective Time, subject to the terms and conditions of this Agreement, by virtue of the Merger and without any further action on the part of the Parties, each share of Merger Sub’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one share of common stock of the Surviving Company.

Section 1.7. Exchange Procedures.

(a) Exchange of Company Shares. At or prior to the Closing, each Company Stockholder shall deliver the certificates evidencing their right to Company Shares (the “Company Certificates”), if any, to Parent for cancellation, or in the case of a lost, stolen or destroyed Company Certificate, will deliver to Parent an affidavit (and indemnity if required) in the manner provided in Section 1.7(d) and shall receive in exchange therefor the Merger Consideration to which such Company Stockholder is entitled pursuant to Section 1.6, in book-entry form (unless certificates are otherwise requested by such Company Stockholder), and upon the Effective Time, the Company Certificates, if any, shall forthwith be cancelled. To the extent that a Company Stockholder has not delivered the Company Certificates, if any, at or prior to the Closing, such Company Stockholder shall deliver such certificates to Parent promptly following the Closing, and such Company Certificates shall forthwith be cancelled. The delivery to Parent of the Company Certificates, if any, shall be a condition to the receipt by each Company Stockholder of the Merger Consideration to which such Company Stockholder is entitled pursuant to Section 1.6.

4

(b) Distributions With Respect to Unexchanged Company Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Stock with a record date after the time a holder of Company Shares is entitled to receive the Merger Consideration (the “Entitlement Date”) will be paid with respect to the Merger Consideration to be issued to such holder of record of the Company Shares until such holder of record of such Company Shares shall deliver its Company Certificates, if any, as provided for in Section 1.7(a). Subject to applicable law, following delivery of the Company Certificates, if any, Parent shall promptly deliver to such record holder thereof the aggregate Merger Consideration issuable in exchange therefor in accordance with Section 1.6, and the amount of any such dividends or other distributions with a record date after the Entitlement Time theretofore paid with respect to such shares, in each case without interest.

(c) No Further Ownership Rights in Company Shares. The shares of Parent Series A Preferred Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Shares and there shall be no further registration of transfers on the records of the Surviving Company of the Company Shares that were outstanding immediately prior to the Effective Time.

(d) Lost, Stolen or Destroyed Certificates. In the event that any Company Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the applicable Merger Consideration into which the Company Shares formerly represented by such Company Certificates was converted, and any dividends or distributions payable pursuant to Section 1.7(b); provided, however, that, as a condition precedent to the delivery of such Merger Consideration and any such dividends or distributions, the owner of such lost, stolen or destroyed Company Certificates shall indemnify Parent (and Parent’s transfer agent, if necessary) against any claim that may be made against Parent or Surviving Company with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

Section 1.8. Required Withholding. Parent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax Legal Requirement. Parent shall provide notice of any withholding that it intends to make (or cause to be made) in connection with consideration deliverable pursuant to this Agreement (other than any withholding required in connection with amounts properly treated as compensation for applicable Tax purposes) at least fifteen (15) days prior to the date of the relevant payment, and the Parties shall (and shall cause their Affiliates to) cooperate to minimize or eliminate any potential withholding. To the extent such amounts are so deducted or withheld consistent with the terms of this Section 1.8, such amounts shall be treated for all purposes under this Agreement as having been delivered to the Person to whom such amounts would otherwise have been deliverable.

5

Section 1.9. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) and each of the parties shall prepare and file all Tax Returns on a basis consistent with such tax treatment and shall not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes unless otherwise required by applicable Legal Requirements.

Section 1.10. Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action by Parent, the Company or the Surviving Company is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Parent, the Company and the Surviving Company shall cause them to take all such action that it is lawful for them to take.

Section 1.11. Support Agreements. Concurrently with the execution of this Agreement, the Parent Stockholders identified on Schedule 1.11 (the “Supporting Holders”) are entering into support agreements with Parent and the Company (the “Support Agreements”), pursuant to which each of the Supporting Holders agrees to, among other things, vote all of the Parent Shares beneficially owned by such Supporting Holders in favor of the adoption of this Agreement and the approval of the Merger.

Section 1.12. Appraisal Rights. Notwithstanding any provision of this Agreement to the contrary, Company Shares issued and outstanding immediately prior to the Effective Time (other than Company Shares cancelled in accordance with Section 1.6(e)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised and perfected appraisal rights of such Company Shares in accordance with Section 262 of the DGCL (such Company Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive a portion of the Merger Consideration Shares, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall finally determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Dissenting Shares shall be treated as if they had been converted, as of the later of (x) the Effective Time and (y) the date such right to appraisal is withdrawn or lost or a court finally determines that the holder thereof is not entitled to the relief provided by Section 262 of the DGCL, into the right to receive the portion of the Merger Consideration to which such holder is entitled pursuant to Section 1.6, without interest thereon, upon surrender of the Company Certificate or Company Certificates representing such Dissenting Shares in accordance with Section 1.7. The Company shall promptly provide Parent prompt written notice of any demands received by the Company for appraisal of Company Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such demands.

6

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the exceptions set forth in Schedule2 (the “Company Schedule”), the Company hereby represents and warrants to Parent and the Merger Sub as follows:

Section 2.1. Organization and Qualification. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.The Company is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure thereof would not have a Company Material Adverse Effect. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule2.1. The Company has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and Orders of or from any Governmental Authority (“Approvals”) necessary to own, lease, and operate the properties it purports to own, operate, or lease and to carry on its business as it is now being conducted, except where the failure to possess such Approvals (or the equivalent thereof) would not have a Company Material Adverse Effect. Complete and correct copies of the certificate of incorporation and bylaws (such documents, or other comparable governing instruments with different names, collectively, “Charter Documents”) of the Company, as amended and currently in effect, have been made available to Parent or Parent’s counsel.

Section 2.2. Subsidiaries.

(a) The Company has no direct or indirect Subsidiaries other than those listed in Schedule2.2. Except as set forth in Schedule2.2, the Company owns all of the outstanding equity securities of the Subsidiaries, free and clear of all Liens other than Permitted Liens, either directly or indirectly through one or more other Subsidiaries. Except with respect to the Subsidiaries, the Company does not own, directly or indirectly, any equity or voting interest in any Person and does not have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect, under which it may become obligated to make any future investment in or capital contribution to any other entity.

(b) Each Subsidiary is duly incorporated, organized or formed, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization (as listed in Schedule2.2) except where the failure to be in good standing (or the equivalent thereof) would not have a Company Material Adverse Effect. Each Subsidiary is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be duly qualified or licensed (or the equivalent thereof) would not have a Company Material Adverse Effect. Each jurisdiction in which a Subsidiary is so qualified or licensed is listed in Schedule2.2. Each Subsidiary is in possession of all Approvals necessary to enable it to own, lease, and operate the properties it purports to own, lease, or operate and to carry on its business as it is now being conducted, except where the failure to possess any such Approval (or the equivalent thereof) would not have a Company Material Adverse Effect. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been made available to Parent or Parent’s counsel.

7

Section 2.3. Power and Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and each Ancillary Agreement to which the Company is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party and to consummate the Merger and the other Transactions, subject to the Company Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Agreement by the Company has been (or with respect to Ancillary Agreements to be entered into at the Closing, will be) duly authorized by all necessary action on the part of the Company, subject to the Company Stockholder Approval. Other than obtaining the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Ancillary Agreements to which it is a party or to consummate the Merger and the other Transactions. This Agreement and each Ancillary Agreement to which the Company is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at Closing, will be when executed and delivered) duly executed and delivered by the Company and (b) is (or, in the case of Ancillary Agreements to be entered into at the Closing, will be when delivered) enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 2.4. Authorization of Governmental Authorities. Other than as described in this Agreement, no action by (including any authorization, consent or approval of), or filing with, any Governmental Authority is required by or on behalf of the Company in connection with (i) the valid and lawful authorization, execution, delivery and performance by the Company of this Agreement or any Ancillary Agreement to which it is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party, or (ii) the consummation of the Merger and the other Transactions by the Company, except, in the case of clause (ii), for (a) compliance with any applicable requirements of the HSR Act, (b) compliance with the Exchange Act and the Securities Act, (c) the filing of the Certificate of Merger, and (d) such other consents, approvals, authorizations, Permits, filings or notifications (if any) as will have been obtained or given at or prior to Closing that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, in each case which are set forth in Schedule2.4.

Section 2.5. Non-contravention. Except as set forth in Schedule 2.5, the authorization, execution, delivery, or performance by the Company of this Agreement or any Ancillary Agreement to which the Company is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party, nor the consummation of the Merger or the other Transactions, will:

(a) subject to compliance with the requirements specified in Section 2.4, result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any Legal Requirement or Permit applicable to the Company that would be or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;

8

(b) result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination or cancellation of, or accelerate the performance required by, or require any action by (including any authorization, consent or approval) or notice to, or increase any payment to, any Person under, any of the terms, conditions or provisions of (i) any Contractual Obligation of the Company that is material to the Company and its Subsidiaries, taken as a whole, or (ii) the Charter Documents of the Company;

(c) result in the creation or imposition of any material Lien on any material asset of the Company other than Permitted Liens; or

(d) result in the triggering, acceleration, or increase of any payment to any Person pursuant to any material Contractual Obligation of the Company, including any “change of control” or similar provision, that would be or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 2.6. Compliance. Since January 1, 2023, the Company and each of its Subsidiaries has complied and is in compliance with all Legal Requirements applicable to the conduct of its business, or the ownership or operation of its business, in each case, except as was not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2023, no written notice of non-compliance with any material Legal Requirement has been received by the Company or any of its Subsidiaries, and the Company has no Knowledge of any such notice related to the Company or any of its Subsidiaries delivered to any other Person.

Section 2.7. Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 1,000 shares of common stock, par value $0.0001 per share (the “Company Common Stock”), all of which shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. Schedule 2.7(a) sets forth a list of each holder of Company Shares as of immediately before the Effective Time. All of the currently outstanding Company Shares (v) are duly authorized, fully paid and non-assessable, (w) were not issued in violation of any agreement, arrangement or commitment to which the Company is a party or is subject to or in violation of any preemptive or subscription rights, (x) were issued in compliance in all respects with all securities and other applicable Legal Requirements, (y) were issued in compliance with all requirements set forth in the Company’s Charter Documents and in any applicable Contractual Obligations, and (z) are free and clear of all Liens.

(b) Except as set forth on Schedule 2.7(b) or in accordance with Schedule 4.1, no Company Shares are reserved for issuance by the Company.

9

(c) Except as set forth on Schedule 2.7(c) or in accordance with Schedule 4.1, there are no subscriptions, options, warrants, equity securities or similar ownership interests, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, or make any payment (including any dividend or distribution) in respect of, any equity interests or similar ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, accelerate the vesting of or enter into any such subscription, option, warrant, equity security or similar ownership interest, call, right, commitment or agreement.

(d) Neither the Company nor any of its Subsidiaries has granted (i) any preemptive rights or other similar rights in respect of any equity interests, or (ii) any equity appreciation rights, phantom units, or other securities with a value based on the equity interests of the Company.

(e) Except as provided in this Agreement or as set forth in Schedule 2.7(e), there are no registrations rights with respect to any securities of the Company or any of its Subsidiaries, and no voting trust, rights plan, anti-takeover plan, or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to any equity interests of the Company or any of its Subsidiaries.

(f) As a result of the consummation of the Merger and the other Transactions contemplated hereby, no equity interests, warrants, options or other securities of the Company or any of its Subsidiaries are issuable and no rights in connection with any equity interests, warrants, options or other securities of the Company or any of its Subsidiaries (including anti-dilution rights) accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(g) Except as set forth on Schedule2.7(g), neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the holders of equity interests or shares of capital stock of the Company or any of its Subsidiaries.

(h) No outstanding Company Shares are unvested or subjected to a repurchase option, risk of forfeiture, or other condition under any applicable agreement with the Company.

Section 2.8. Financial Matters.

(a) Financial Statements. Attached hereto as Schedule 2.8 are copies of (i) the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2024 and 2023 and the related consolidated statements of income, cash flow and changes in stockholders’ equity of the Company for the fiscal years then ended, accompanied by the notes thereto, in each case as audited by Barton CPA LLC (the “Audited Financials”), and (ii) the consolidated unaudited balance sheets of the Company and its Subsidiaries as of June 30, 2025 and 2024 and the related consolidated unaudited statements of income, cash flow and changes in stockholders’ equity of the Company for the quarter then ended accompanied by the notes thereto (the “Unaudited Financials” and together with the Audited Financials, the “Financials” and the balance sheet as of June 30, 2025, the “Most Recent Balance Sheet” and the date thereof, the “Most Recent Balance Sheet Date”).

10

(b) Compliance with U.S. GAAP. The Financials (including any notes thereto) (i) have been prepared, in all material respects, in accordance with U.S. GAAP consistently applied, and (ii) fairly present, in all material respects, the consolidated financial position and results of operations of the Company and its Subsidiaries on the dates and for the periods specified, all in accordance with U.S. GAAP applied on a consistent basis in accordance with past practice during the periods involved, subject, in the case of the Unaudited Financials, to normal and recurring year-end adjustments and the absence of notes. Neither the Company nor any of its Subsidiaries is or has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(c) Absence of Undisclosed Liabilities. The Company does not have any liabilities which are of a nature required by U.S. GAAP to be reflected in a balance sheet or the notes thereto except for (i) liabilities included in the Most Recent Balance Sheet and (ii) liabilities incurred (x) in the ordinary course of business since the Most Recent Balance Sheet Date, (y) in contemplation of the Transactions or with respect thereto, or (z) incurred outside of the ordinary course of business which would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d) Scheduled Indebtedness. Schedule2.8(d) sets forth a true, correct, and complete list of each agreement governing Company Indebtedness, including all accrued interest and prepayment or other penalties which may be payable as a result of the Merger or the other Transactions.

(e) Internal Control. The Company has established and maintains a system of internal control over financial reporting that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP including policies and procedures that: (a) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Company’s assets; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that the Company’s receipts and expenditures are being made only in accordance with appropriate authorizations of the Company’s management and board of directors; and (c) providing assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets. To the Company’s Knowledge, such internal control is effective and sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Financials for external purposes in accordance with U.S. GAAP.

(f) SOX Compliance. Except as set forth in Schedule 2.8(f), there are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b‑7 under the Exchange Act) or director of the Company or any Subsidiary. Neither the Company nor any Subsidiary has taken any action prohibited by Section 402 of the Sarbanes‑Oxley Act.

11

Section 2.9. Absence of Certain Developments. Since the Most Recent Balance Sheet Date, and except as contemplated by this Agreement or set forth on Schedule 2.9 or Schedule 4.1, (a) there has not been any change, development, condition or event that constitutes a Company Material Adverse Effect, (b) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business (aside from steps taken in contemplation of the Transactions), and (c) the Company has not taken any action that would have required the prior written consent of Parent under Section 4.1(b) if such action had been taken on or after the date hereof and prior to the Closing.

Section 2.10. Real Property.

(a) Schedule2.10(a) sets forth a complete list of all land that is material to the operation of the Company’s business as currently conducted and either (i) owned by the Company or any Subsidiary of the Company (together with any buildings, structures, improvements, and/or fixtures located thereon and owned by the Company or any its Subsidiaries, the “Owned Real Property”) or (ii) leased, subleased or licensed by the Company or any Subsidiary of the Company (together with any buildings, structures, improvements, and/or fixtures located thereon and leased, subleased or licensed by the Company or any its Subsidiaries, the “Leased Real Property,” and together with the Owned Real Property, the “Real Property”), including (w) the landlord; (x) the annual and monthly base rent; (y) the current and prior (if different) use of the Leased Real Property; and (z) the term of the lease, including any options to renew or extend. Schedule 2.10(a) also identifies, with respect to each parcel of Leased Real Property, each lease, sublease or other Contractual Obligation under which such Leased Real Property is occupied or used (“Real Property Leases”). The Company has made available to Parent accurate and complete copies of the Real Property Leases, in each case as amended or otherwise modified and in effect.

(b) The Company or a Subsidiary of the Company, as applicable, has good and valid (and, in the case of Owned Real Property, good and marketable) fee simple title in and to, or a valid and enforceable leasehold, subleasehold or other possessory interest in, the Real Property, and such title or interest is free and clear of all Liens other than Permitted Liens, and neither the Company nor any of its Subsidiaries has received any written notice of any material default or event that, with or without notice or lapse of time, or both, would constitute a material breach, violation or default under the terms of any Real Property Lease, or otherwise permit the termination, modification, or acceleration of a material amount of rent or other sums due under any Real Property Lease. The Permitted Liens would not, individually or in the aggregate, reasonably be expected to materially adversely affect or interfere with the use or operation of the Real Property for the Company’s business as presently conducted. There are no outstanding options or other Contractual Obligations under which the Company or any Subsidiary of the Company has the obligation to sell or lease any interest in any Real Property to any Person (other than the Company and its Subsidiaries). Except as set forth on Schedule2.10(a), there are no Contractual Obligations under which the Company or any Subsidiary of the Company has granted to any Person (other than the Company and its Subsidiaries) the right of use or occupancy of any Real Property. No material improvements constituting a part of the Owned Real Property encroach on real property owned by a Person other than the Company or its Subsidiaries. No eminent domain or condemnation Action is pending or, to the Company’s Knowledge, threatened, that would preclude or impair the use of any Real Property for the operation of the Company’s business as currently conducted. To the Company’s Knowledge: (i) there is no current material breach or default by any party under any valid Contract, easement or restrictive covenant affecting any Owned Real Property, (ii) neither the Company nor any of its Subsidiaries has received written notice of any material default under, or material violation of, any term or condition of any easement or restrictive covenant to which the Owned Real Property is subject, and (iii) there does not exist any condition or event that, but for the lapse of time or the giving of notice, or both, would constitute such a material default under, or violation of, any term or condition of any easement or restrictive covenant to which the Owned Real Property is subject. To the Company’s Knowledge, all easements, cross easements, licenses, air rights and rights-of-way or other similar property interests, if any, necessary for the utilization of the Real Property for the operation of the Company’s business as currently conducted have been obtained and are in full force and effect without material default thereunder.

12

(c) To the Company’s Knowledge, there are no pending or proposed special assessments for public improvements which, if levied or imposed on the Real Property, would constitute a Company Material Adverse Effect.

(d) The use and operation of the Real Property in the conduct of the Company’s business as currently conducted does not violate, in any material respect, any Legal Requirement affecting the Real Property or any presently recorded and validly existing covenant, condition, restriction, or easement affecting the Real Property.

Section 2.11. Personal Property. The Company and its Subsidiaries have good, valid and marketable title to, or a valid and enforceable leasehold interest in or right to use, all material personal property and other material property and assets owned, used or held for use by the Company and its Subsidiaries in connection with the business of the Company and/or its Subsidiaries or reflected in the Most Recent Balance Sheet (the “Personal Property”), other than Personal Property disposed of in the ordinary course of business after the Most Recent Balance Sheet Date, in each case free and clear of all Liens, except for Permitted Liens. The Permitted Liens would not reasonably be expected, individually or in the aggregate, to materially adversely affect or interfere with the current use or operation of the Personal Property.

Section 2.12. Condition and Sufficiency of Assets. The Real Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components that are a part of the Real Property, are in reasonably good operating condition, order and repair in all material respects, subject to normal wear and tear; and to Company’s Knowledge, there exists no material defects or damages to the Real Property, whether latent or otherwise. The tangible Personal Property has been maintained in the ordinary course of business and is in reasonably good operating condition, subject to normal wear and tear. The Personal Property and Real Property are sufficient, in all material respects, for the conduct of the Company’s business as currently conducted.

Section 2.13. Intellectual Property.

(a) Non-Infringement. Except as set forth on Schedule2.13(a): (i) none of the Company or any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any infringement, misappropriation, or violation of the Intellectual Property Rights of any third party, and (ii) to the Company’s Knowledge, the operation of the Company and its Subsidiaries’ business as is currently conducted and as presently intended to be conducted does not infringe, misappropriate, or otherwise violate the Intellectual Property Rights of any third party. Except as set forth on Schedule2.13(a), to the Company’s Knowledge, (x) the Company IP Registrations are not the subject of any challenge and (y) no Person is materially infringing upon, misappropriating or otherwise violating any Company Intellectual Property Rights.

13

(b) Scheduled Intellectual Property Rights. Schedule2.13(b) identifies all registered patents, trademarks, and copyrights, and all applications, certificates, filings, provisionals, or other documents relating to patents, trademarks, or copyrights, and domain names owned by the Company or any of its Subsidiaries, indicating for each such item, as applicable, the application or registration number, date and jurisdiction of filing or issuance, and the identity of the current applicant or registered owner (collectively, the “Company IP Registrations”). Each of the Company IP Registrations is valid and subsisting. The Company or one of its Subsidiaries exclusively owns and possesses all right, title and interest in and to the Company IP Registrations

(c) IP Contracts. Schedule2.13(c) identifies each Contractual Obligation (i) under which the Company or any of its Subsidiaries uses or licenses Intellectual Property Rights that any third-party owns, other than off-the-shelf software (the “Inbound IP Contracts”), or (ii) under which the Company or any of its Subsidiaries has granted to any Person any right or interest with regard to any Company Intellectual Property Rights, including settlement agreements and covenants not to sue (the “Outbound IP Contracts”, and together with the Inbound IP Contracts, the “IP Contracts”).

(d) Company IP. Except as would not be material to the Company and its Subsidiaries, taken as a whole, and except as set forth on Schedule2.13(d), the Company or one of its Subsidiaries owns or otherwise has the right to use all Intellectual Property Rights required or necessary for the conduct of the Company’s business as currently conducted and as contemplated to be conducted after the Transactions, free and clear of all Liens other than Permitted Liens, none of which would reasonably be expected to materially adversely affect or interfere with the current use of such Intellectual Property Rights. No Company Intellectual Property Rights necessary for the conduct of the Company’s business are subject to (i) any Action, Contractual Obligation, or Order of a Governmental Authority that materially restricts the use, transfer or licensing thereof by the Company or any of its Subsidiaries (other than restrictions contained in the IP Contracts disclosed in Schedule2.13(c)), or (ii) which may materially affect the validity, use or enforceability of such Company Intellectual Property Rights.

(e) Know-how. The Company and/or one or more of its Subsidiaries, as appropriate, have taken commercially reasonable measures to protect the secrecy and confidentiality of all material know-how included in the Intellectual Property Rights of the Company and its Subsidiaries. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has disclosed to any Person (including any employees, contractors, and consultants) any such material know-how except under a confidentiality agreement or other legally binding confidentiality obligation, and to the Company’s Knowledge, there has not been any material breach by any party to any such confidentiality agreement. The Company and each Subsidiary has required all Persons (including any current or former employees, contractors, and consultants) who create or develop or have created or developed any material registered or applied for Intellectual Property for the benefit of the Company or any Subsidiary to assign, and all such Persons have assigned, to the Company or a Subsidiary (by present assignment) all of such Person’s rights in such registered or applied for Intellectual Property, except as would not be material to the Company and its Subsidiaries, taken as a whole.

14

(f) Company Source Code. Neither the Company nor any Subsidiary has disclosed, delivered or licensed to any Person, agreed or obligated itself to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any material Company Source Code, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure (including releases from any Company Source Code escrow arrangements), delivery or license by the Company or any Subsidiary of such Company Source Code, except as would not reasonably be material to the Company and its Subsidiaries, taken as a whole. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any Subsidiary has incorporated Open Source Materials into, or combined Open Source Materials with, or distributed Open Source Materials in conjunction with, Company Products in a manner that grants, or purports to grant, to any third party any rights or immunities under any Company-Owned Intellectual Property that require, as a condition of use, modification and/or distribution of such Open Source Materials that any Company Source Code be (i) disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no charge.

(g) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, the Company's right to own or use any Company Intellectual Property required or necessary for the conduct of the Company’s business as currently conducted and as contemplated to be conducted after the Transactions.

Section 2.14. IT Systems and Data Privacy.

(a) The Company IT Systems are owned by, or validly licensed, leased or supplied under contracts to the Company or its Subsidiaries. The Company IT Systems are adequate and sufficient, in all material respects, for the respective operations of the Company and the Company Subsidiaries as currently conducted and as contemplated to be conducted after the Transactions.

(b) Except as set forth on Schedule 2.14(b), to the Company’s Knowledge, since January 1, 2023, there have been no material data security breach or material unauthorized access of, and no failure, breakdown, performance reduction, disruption, or other adverse event that materially adversely affected the Company’s and its Subsidiaries’ business or operations with respect to, any Company IT Systems, or any other material unauthorized access, use, loss, disclosure, or publication of any Personal Confidential Information, in each case owned or controlled by the Company or its Subsidiaries, or to the knowledge of the Company, by any third Person on behalf of the Company or any Subsidiary, including any unauthorized access, use, disclosure, or publication of Personal Confidential Information that would constitute a breach for which notification to individuals and/or Governmental Authorities is required under any applicable Information Privacy and Security Laws to which the Company or such Subsidiary is subject.

15

(c) The Company and each Subsidiary has established and maintains commercially reasonable measures that are designed to protect the Company IT Systems and all trade secrets, the data collected, generated, or received in connection with the marketing, delivery, or use of any Company Product, and any third party data howsoever obtained or collected by or for the Company or any Subsidiary, including Personal Confidential Information and other customer data processed in connection with use of any Company Product, and control against unauthorized access, use, modification, disclosure or other misuse, including, without limitation, through written internal and external policies and procedures, and organizational, administrative, technical and physical safeguards. The Company and its Subsidiaries have materially aligned their cybersecurity practices with relevant industry standards and have remediated any and all material identified vulnerabilities.

(d) The collection, maintenance, transmission, transfer, use, disclosure, storage, disposal, and security of Personal Confidential Information by the Company and each Subsidiary has complied in all material respects with (i) applicable Information Privacy and Security Laws, (ii) Disclosed Contracts that govern Personal Confidential Information, (iii) Payment Card Industry Data Standards, and (iv) applicable privacy policies of each Company and Subsidiary. No Action is pending or, to the Company’s Knowledge threatened in writing against the Company or any Subsidiary relating to the processing or security of Personal Confidential Information.

(e) To the knowledge of the Company, the consummation of the transactions contemplated hereby shall not breach or otherwise cause any violation in any material respect of any Information Privacy and Security Laws, or result in the Company or any of its Subsidiaries being prohibited from receiving or using any personal information in the manner currently received or used.

Section 2.15. Permits. The Company and each Subsidiary, as applicable, has been duly granted all Permits necessary for the conduct of the business presently conducted by it and the ownership use and operation of its material assets, other than any such Permits which if not held by the Company and its Subsidiaries would not be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. All such Permits are in full force and effect, and no suspension or cancellation of any of the Permits is pending or, to the Company’s Knowledge, threatened in writing, except where such suspension or cancellation would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. The Company is in material compliance with all terms and conditions of such Permits and, as of the date of this Agreement. The Company has made available to Parent true, correct and complete copies of all material Permits held by it and its Subsidiaries, all of which material Permits are listed on Schedule2.15. Neither the Company nor any of its Subsidiaries is in violation in any material respect of the terms of any such Permit. Except as set forth on Schedule 2.15, the Transactions will not cause the cancellation of, or require the consent of any Person with respect to, any such Permit.

Section 2.16. Tax Matters.

(a) The Company and each of its Subsidiaries has timely filed, or has caused to be timely filed on its behalf all income other material Tax Returns in each jurisdiction in which the Company or such Subsidiary is required to file Tax Returns. All such Tax Returns were correct and complete in all respects. All material Taxes owed by the Company or any Subsidiary (whether or not shown on any Tax Return) have been timely paid in full, whether or not shown as due on such Tax Returns. Neither Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. To the best of the Company’s Knowledge, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or a Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

16

(b) The Company and each of its Subsidiaries has (i) withheld and paid to the appropriate Governmental Authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or shareholder and (ii) materially complied with all Legal Requirements and filings required with respect thereto.

(c) Except as set forth on Schedule 2.16(c), there are no outstanding audits or examinations concerning any Tax Return either (i) claimed, threatened, or raised by a Governmental Authority in writing, or (ii) as to which the Company or the officers (and employees responsible for Tax matters) of the Company have knowledge.

(d) There is no Tax deficiency outstanding, proposed or assessed against the Company or any Subsidiary, nor has the Company or any Subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The Company and each of its Subsidiaries has complied with all Legal Requirements with respect to payments made to third parties with respect to any Taxes.

(e) There is no adjustment relating to any Tax Returns filed by the Company or any Subsidiary (i) that has been proposed in writing, formally or informally, by any Governmental Authority, or (ii) of which the Company or the officers (and employees responsible for Tax matters) of the Company have knowledge.

(f) No power of attorney that has been granted by the Company or any Subsidiary with respect to a Tax matter is currently in effect.

(g) Neither the Company nor any Subsidiary has been included in any “consolidated,” “unitary,” “combined,” or similar Tax Return provided for under any Legal Requirements as a member of an affiliated group or otherwise (other than a group including only the Company and its Subsidiaries), or has any liability for the Taxes of any other Person, by reason of any agreements, contracts, or arrangements as a successor or transferee or otherwise. Neither the Company nor any Subsidiary is a party to or bound by any Tax sharing agreement providing for the allocation of Taxes among members of an affiliated, consolidated, combined or unitary group, other than any such agreement (i) as to which only the Company and/or its Subsidiaries are a party or (ii) that is Contractual Obligation entered into in the ordinary course of business and not primarily related to Taxes.

(h) Neither the Company nor any Subsidiary is currently subject to any Liens, other than Permitted Liens, imposed on any of its assets as a result of the failure or alleged failure of the Company or a Subsidiary to pay Taxes, and the Company has no Knowledge of any basis for assertion of any claims attributable to Taxes that, if adversely determined, would result in any such Lien.

17

(i) To the Company’s Knowledge, the Company and its Subsidiaries have no liability for any unpaid Taxes which have not been accrued for or reserved on the balance sheets included in the Financials, whether asserted or unasserted, contingent or otherwise.

(j) Neither the Company nor any of its Subsidiaries, nor Affiliate of the Company or any of its Subsidiaries, has taken any action (or permitted any action to be taken), nor is aware of any fact or circumstance, that would prevent or impede, or would reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 2.17. Employee Benefit Plans.

(a) Schedule2.17(a) sets forth a true and complete list of all Employee Plans that the Company or any of its ERISA Affiliates sponsors or maintains, or to which the Company or any of its ERISA Affiliates contributes or is obligated to contribute, in each case, for the benefit of current or former employees, directors, or consultants. With respect to each Employee Plan, the Company has made available to Parent accurate and complete copies of each of the following: (i) the plan document together with all amendments thereto, and any trust agreements and (ii) any summary plan descriptions or employee handbooks.

(b) Each Employee Plan, including any associated trust or fund, has been administered in all material respects in accordance with its terms and applicable Legal Requirements. All contributions, reserves, or premium payments required to be made or accrued as of the date hereof to the Employee Plans have been timely made or accrued in all material respects. There is no pending or, to the Company’s Knowledge, threatened Action relating to an Employee Plan, other than routine claims in the ordinary course of business for benefits provided for by the Employee Plans. To the Company’s Knowledge there are no audits, inquiries, or proceedings pending or threatened by any Governmental Authority with respect to any Employee Plan.

(c) There are no plans or commitments to establish any new Employee Plan, or to modify any Employee Plan, except as set forth in this Agreement or the Ancillary Agreements, or as required by Legal Requirements.

(d) Except as set forth in Schedule2.17(d), each Employee Plan can be amended, terminated, or otherwise discontinued after the Closing in accordance with its terms without material liability to Parent or the Company, other than ordinary administration expenses and amounts payable for benefits accrued but not yet paid.

(e) Except as set forth in Schedule2.17(e) or as required by Legal Requirements, neither the execution and delivery of this Agreement nor the consummation of the Merger and the other Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any manager, member of the board of managers, director, officer, executive, employee, or consultant of the Company or any of its Subsidiaries under any Employee Plan or otherwise, (ii) increase any benefits otherwise payable under any Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

18

(f) The representations and warranties contained in this Section 2.17 are the only representations and warranties being made by the Company with respect to employee benefits.

Section 2.18. Labor Matters.

(a) Except as set forth on Schedule 2.18, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or a Subsidiary and the Company has no Knowledge of any activities or proceedings of any labor union to organize any such employees. Except as set forth on Schedule 2.18, since January 1, 2023, there have been no strikes, work slowdowns, work stoppages or lockouts between any employees of the Company or any of its Subsidiaries, on the one hand, and the Company or such Subsidiary, on the other hand. The Company is and has been in compliance in all material respects with the terms of the collective bargaining agreements and other contracts listed on Schedule 2.18.

(b) True and complete information as to the name and current job title, base salary, target bonus, and any severance entitlements for all current officers of the Company and its Subsidiaries has been provided to Parent. Other than as set forth in Schedule2.18, each employee of the Company or a Subsidiary is terminable “at will” subject to applicable severance entitlements or notice periods as set forth by Legal Requirements or in any applicable employment agreement, and there are no agreements or understandings between the Company or any Subsidiary and any of its respective employees that their employment will be for any particular period.

(c) To the Company’s Knowledge, none of the officers of the Company or any of its Subsidiaries presently intends to terminate his or her employment with the Company or such Subsidiary. The Company and each of its Subsidiaries is in compliance in all material respects and, to the Company’s Knowledge, the Company’s and each of its Subsidiaries’ employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between the Company or such Subsidiary and such individual.

(d) The Company and each of its Subsidiaries has in all material respects complied with, and is in compliance in all material respects with, all Legal Requirements respecting hiring, employment, termination of employment, employment practices, terms and conditions of employment, employment discrimination, harassment, retaliation, reasonable accommodation, wages and hours, and employee health and safety, and neither the Company nor any of its Subsidiaries is liable for any arrears of wages or penalties with respect thereto. Since January 1, 2023, neither the Company nor any Subsidiary (i) has received written notice of any actual or alleged violation of any such Legal Requirement, or (ii) has been informed in writing that it is subject to or received written notice of an audit or investigation by any Governmental Authority relating to any employment-related matter. All amounts that the Company or any of its Subsidiaries is legally required to withhold from its employees’ wages and to pay to any Governmental Authority as required by Legal Requirements have been withheld and paid or accrued as a liability in the Financials. There are no pending, or to the Company’s Knowledge, threatened in writing, Actions against the Company or any Subsidiary by any employee in connection with such employee’s employment or termination of employment by the Company or any of its Subsidiaries. All individuals characterized and treated by the Company as independent contractors or consultants are properly treated as such under all applicable Laws. There are no Actions against the Company pending, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of the Company.

19

(e) No employee or former employee of the Company or any of its Subsidiaries is owed any wages, benefits or other compensation for past services that has not yet been paid or reimbursed (other than wages, benefits, and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable Legal Requirements, are payable in the future, such as accrued vacation, recreation leave and severance pay).

(f) The Company has complied in all material respects with the Workers Adjustment and Retraining Notification Act (“WARN Act”), and it has no current plans to undertake any action in the future that would trigger the WARN Act.

Section 2.19. Environmental Matters.

(a) Except as set forth in Schedule2.19 or as would not be material to the Company and its Subsidiaries, taken as a whole, (a) the Company and each of its Subsidiaries is and has been in compliance with all applicable Environmental Laws, (b) there has been no release of any Hazardous Substance by the Company or any of its Subsidiaries on or upon, into or from any site (including soils, groundwater, surface water, air, buildings, or other structures) currently owned, leased or otherwise operated or used by the Company or any of its Subsidiaries, or formerly owned, leased, or otherwise operated or used by the Company or any of its Subsidiaries so as to give rise to any liability or corrective or remedial obligation under any Environmental Law, (c) neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries or, to the Company’s Knowledge, their respective past or present operations was or may be in violation of, is or has been in noncompliance with Environmental Laws, or is liable under any Environmental Law; (d) to the Company’s Knowledge, there are no underground storage tanks located on, no PCBs (polychlorinated biphenyls) or PCB-containing equipment used or stored on and no Hazardous Substance stored on, any site owned or operated by the Company or any of its Subsidiaries, except in compliance with Environmental Laws; (e) no Actions or investigations (of which investigation the Company has Knowledge) are pending or, to the Company’s Knowledge, threatened in writing relating to an actual or alleged violation of any Environmental Law by the Company or any of its Subsidiaries; (f) there have been no Hazardous Substances generated by the Company or any of its Subsidiaries that have been disposed of, or come to rest at, any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Authority within or outside the U.S. so as to give rise to liability or corrective or remedial obligation of the Company or any of its Subsidiaries under any Environmental Law; and (g) except for the Real Property Leases, neither the Company nor any of its Subsidiaries has entered into any contract that would reasonably be expected to require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of any Environmental Law or the Hazardous Substance related activities of the Company, its Subsidiaries or any other Person..

20

(b) The representations and warranties contained in this Section 2.19 are the only representations and warranties being made by the Company with respect to (a) compliance with or liability under Environmental Laws, (b) any release of Hazardous Substances or (c) with respect to any environmental matter related to the Company or any of its Subsidiaries.

Section 2.20. Contracts.

(a) Schedule2.20 lists each of the following Contractual Obligations to which the Company or any of its Subsidiaries is bound:

(i) any Contractual Obligation with respect to a dealer, distributor, referral, or similar agreement, or any Contractual Obligation providing for the grant by the Company or any of its Subsidiaries of rights to market or sell Company Products on behalf of the Company to any other Person;

(ii) any Contractual Obligation pursuant to which a partnership or joint venture was established that is material to the operation of the Company’s business as currently conducted;

(iii) any Contractual Obligation made other than in the ordinary course of business (x) providing for the grant of any preferential rights of first offer or first refusal to purchase or lease any material asset, (y) providing for any exclusive right to sell or distribute, or otherwise relating to the sale or distribution of, any Company Product, or (z) pursuant to which any other Person is granted “most favored nations” pricing or customer status or similar with respect to any Company Products;

(iv) any Contractual Obligation providing for outsourced development or joint development of any material items of Company Intellectual Property;

(v) any Contractual Obligation made other than in the ordinary course of business containing any indemnification, warranty, support, maintenance, or service that represents a material obligation of the Company and its Subsidiaries, taken as a whole;

(vi) any lease, sublease or similar arrangement for the use by the Company or any of its Subsidiaries of any Real Property or Personal Property owned by a third party, and any lease, sublease or similar arrangement for use by a third party of any Real Property or Personal Property owned, leased or subleased by the Company or any of its Subsidiaries, where the annual lease payments are greater than $50,000 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business) or where the Real Property or Personal Property is material to the business of the Company or any of its Subsidiaries;

21

(vii) any Contractual Obligation under which the Company or any of its Subsidiaries has permitted any material asset to become subject to, or under which any material asset may become subject to, a Lien (other than a Permitted Lien);

(viii) any Contractual Obligation providing for the employment or consultancy of any Person on a full-time, part-time, consulting or other basis or otherwise providing compensation or other benefits to any officer, director, employee or consultant in excess of $75,000 per year;

(ix) any collective bargaining agreement with any labor union;

(x) any Contractual Obligation that purports to limit materially either the type of business in which the Company or any of its Subsidiaries (or, after the Closing, Parent or one of its Subsidiaries or Parent’s successors or assigns) may engage or the geographic area in which any of them may engage in any business, or to limit the solicitation by any of them of the employment of any Person or the ability of any of them to sell to or purchase from any Person;

(xi) any outstanding general or special powers of attorney executed by or on behalf of the Company or any of its Subsidiaries other than in the ordinary course of business;

(xii) any Contractual Obligation relating to the issuance of any equity interests or debt securities or any securities convertible into or exchangeable for equity interests or debt securities, or subscriptions, rights, warrants or options to acquire any equity interests or debt securities or any securities convertible into or exchangeable for equity interests or debt securities;

(xiii) any obligation to register any equity interests with any Governmental Authority;

(xiv) any Contractual Obligation relating to any joint venture or strategic partnership or alliance with another Person that is material to the operation of the Company’s business as currently conducted;

(xv) any Contractual Obligation under which the Company or any of its Subsidiaries has advanced or loaned an amount to, or received a loan, note, or other instrument, agreement, or arrangement for or relating to the borrowing of money from, any of its Affiliates, shareholders, members, officers, managers, members of the board of managers or board of directors, or employees;

(xvi) any Contractual Obligation (or group of related Contractual Obligations) the performance of which mandates payment by the Company or any of its Subsidiaries of consideration in excess of $50,000 per annum over the remaining life of such Contractual Obligation, other than (A) any Contractual Obligation that is terminable by the Company or the applicable Subsidiary at will without material liability and on less than ninety (90) days’ notice, (B) any Contractual Obligation (or group of related Contractual Obligations) to remit amounts received by the Company to third parties in connection with construction contracts and (C) purchase orders received in the ordinary course of business;

22

(xvii) any mortgage, indenture, note, installment obligation or other instrument or agreement for or relating to any borrowing of money by the Company or any of its Subsidiaries in excess of $50,000; and

(xviii) any guaranty by the Company or any of its Subsidiaries, or Affiliate thereof, of any obligation of another Person in excess of $50,000;

(xix) all Contracts with any Governmental Authority to which the Company is a party (“Government Contracts”);

(xx) any Contracts related to Intellectual Property that are material to the Company and its Subsidiaries, taken as a whole;

(xxi) all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(xxii) all Contracts that relate to the acquisition or disposition outside the ordinary course of business of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise); and

(xxiii) any other Contract that is material to the Company and not previously disclosed pursuant to this Section 2.20.

(b) The Company has made available to Parent or its counsel copies of each Contractual Obligation listed on Schedule2.20 that are accurate and complete, in each case, as amended or otherwise modified and currently in effect. Each Contractual Obligation required to be disclosed on Schedule2.20 (the “Disclosed Contracts”) is in full force and effect and is a valid and binding agreement enforceable against the Company and/or its Subsidiaries, as applicable, except where any such failure would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, and, to the Company’s Knowledge, is valid and binding on the other party or parties thereto, in accordance with its terms. No Company or Subsidiary, nor, to the Company’s Knowledge, any other party to any Disclosed Contract, is in breach or violation of, or default under, or has repudiated any provision of, any Disclosed Contract, and, to the Company’s Knowledge, no event has occurred which with notice or lapse of time or both would become a breach of or default under any Disclosed Contract.

Section 2.21. Customers and Suppliers.

(a) Set forth in Schedule2.21(a) is a list of the top ten (10) customers (by revenue) of the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2024 and any additional customers that are reasonably expected to be there for the fiscal year ending December 31, 2025 (collectively, the “Material Customers”), and the aggregate amount of consideration paid to the Company and its Subsidiaries by each Material Customer during each such period. Except as set forth in Schedule2.21(a), as of the date of this Agreement, no such Material Customer has expressed to the Company in writing, and the Company has no knowledge of, any Material Customer’s intention to cancel or otherwise terminate, or materially reduce or adversely modify, its relationship with the Company or of a material breach of the terms of any contract with such Material Customer.

23

(b) Set forth in Schedule2.21(b) is a list of the top ten (10) vendors to and/or suppliers of (by spend) of the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2024 (collectively, the “Material Suppliers”), and the amount of consideration paid to each Material Supplier by the Company and its Subsidiaries during each such period. No such Material Supplier is the sole source of the goods or services supplied by such Material Supplier. No such Material Supplier has expressed to the Company or any of its Subsidiaries in writing its intention to, and to the Company’s Knowledge, no such Material Supplier intends to, cancel or otherwise terminate, or materially reduce or adversely modify, its relationship with the Company and its Subsidiaries or indicating a material breach of the terms of any Contractual Obligation with such Material Supplier.

(c) To the Company’s Knowledge, (i) no Material Supplier or Material Customer intends to refuse to pay any amount due to the Company or its Subsidiaries or seek to exercise any remedy against the Company or its Subsidiaries, (ii) neither the Company nor its Subsidiaries has within the past two (2) years been engaged in any material dispute with any Material Supplier or Material Customer, and (iii) the consummation of the transactions contemplated in this Agreement and the Ancillary Documents are not reasonably expected to adversely affect the relationship of the Company or its Subsidiaries with any Material Supplier or Material Customer.

Section 2.22. Affiliate Transactions. To the Company’s Knowledge, no Affiliate of the Company or any of its Subsidiaries: (a) has any material interest in any asset owned or leased by the Company or its Subsidiaries or used in connection with the business of any of the Company or its Subsidiaries, (b) has received a loan from the Company or any of its Subsidiaries which has not been repaid as of the date of this Agreement, or (c) is engaged in any material transaction, arrangement, or understanding with the Company or any of its Subsidiaries, other than through the ownership of equity interests as disclosed in Schedule2.7(a) or Schedule2.7(b) or as issued or acquired in accordance with Schedule 4.1, and other than payments made to, and other compensation provided to, officers and directors (or equivalent) in the ordinary course of business.

Section 2.23. Litigation. Except as set forth on Schedule 2.23, there are no pending or, to the Company’s Knowledge, threatened, (a) Actions to which the Company or any of its Subsidiaries is a party (either as plaintiff or defendant), or to which any material assets of the Company or any of its Subsidiaries are subject, which is reasonably expected to be materially adverse to the operations of the Company or any of its Subsidiaries, or (b) allegations of sexual harassment against any officer, manager, director or executive employee of the Company or any of its Subsidiaries which could reasonably be expected to result in a Company Material Adverse Effect. To the Company’s Knowledge, no event has occurred or circumstances exist that may reasonably be expected to give rise to, or serve as a basis for, any such Action. Neither the Company nor any of its Subsidiaries nor any property or asset of the Company or any of its Subsidiaries is subject to any continuing Order of, or consent decree, settlement agreement or other similar written agreement with, or to the Company’s Knowledge, continuing investigation by, any Governmental Authority, that would cause a Company Material Adverse Effect.

24

Section 2.24. Insurance. Schedule2.24 sets forth a list of the material insurance policies maintained by the Company and its Subsidiaries or with respect to which the Company is a named insured or otherwise the beneficiary of coverage, and fidelity and surety bonds that cover the Company and its Subsidiaries. The list includes for each such policy, the type of policy, form of coverage, the policy number and the name of the insurer. The Company has made available to Parent true and accurate copies of each such policy. Each such policy is legal, valid, binding, and enforceable in accordance with its terms, in full force and effect (or has been renewed), all premiums have been paid, neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any of such policies, and no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received by the Company or any of its Subsidiaries, in each case, where such failure, default, breach or termination was not or would not reasonably be expected to be, individually or in the aggregate, material to the Company or its Subsidiaries, taken as a whole. To the Company’s Knowledge, the coverages provided by such insurance policies are normal and customary for comparable entities in the Company’s industry and are believed by the Company to be reasonably adequate in amount and scope for the Company’s and its Subsidiaries’ business and operations, including any insurance required to be maintained by Disclosed Contracts. There is no material claim pending under any of such policies or bonds as to which coverage has in writing been questioned, denied, or disputed.

Section 2.25. Brokers. Except as set forth in Schedule2.25, no investment banker, financial advisor, broker, or finder has acted for or on behalf of the Company nor, to the Company’s Knowledge, any Company Member or any Affiliate of the Company or a Company Member, in connection with this Agreement or the Transactions, and the Company has not (and, to the Company’s Knowledge, none of the Company Stockholders or any Affiliate of the Company or a Company Member has) entered into any agreement with any Person which will result in the obligation of the Company or its Subsidiaries or Parent to pay any finder’s fee, brokerage fees, commission, or similar compensation in connection with the Merger and the other Transactions.

Section 2.26. Restrictions on Business Activities. Except as set forth in Schedule 2.26, there is no Contractual Obligation or Order of a Governmental Authority binding on the Company or any of its Subsidiaries, or their respective material assets, or to which the Company or any of its Subsidiaries is a party, which has, or could reasonably be expected to have, the effect of materially prohibiting or impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of the business of the Company or any of its Subsidiaries as currently conducted or as presently expected to be conducted.

Section 2.27. Anti-Corruption Matters.

(a) Since January 1, 2023, neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge any of their respective Affiliates or Associated Persons or any other Person acting on behalf of any them, has engaged in any activity or conduct that has resulted or will result in the violation of any applicable Anti-Corruption Laws, any Anti-Tax Evasion Laws, or any Economic Sanctions Laws.

25

(b) The Company and each of its Subsidiaries has in place commercially reasonable procedures to prevent violation of any Anti-Corruption Laws, Economic Sanctions Laws, or Anti-Tax Evasion Laws by their Affiliates and Associated Persons in accordance with all Legal Requirements and generally accepted industry standards.

(c) Since January 1, 2023, to the Company’s Knowledge, (i) neither the Company nor any of its Subsidiaries, nor any of their Affiliates or Associated Persons, nor any other Person acting on behalf of any of the foregoing, is or has been the subject of any investigation, inquiry, litigation, or administrative or enforcement proceedings by any Governmental Authority or any customer regarding any offense or alleged offense under any Anti-Corruption Laws, Economic Sanctions Laws, or Anti-Tax Evasion Laws, (ii) no such investigation, inquiry, litigation, or proceedings have been threatened or are pending, and (iii) there are no circumstances likely to give rise to any such investigation, inquiry, litigation, or proceedings.

(d) Neither the Company nor any of its Subsidiaries, nor any of their Affiliates or Associated Persons, is currently identified on the specially designated nationals or other blocked person list or otherwise subject to any U.S. sanctions administered by OFAC, and such persons have not directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

(e) The Company and each of its Subsidiaries is in compliance in all material respects with all Export Control Laws applicable to it. Without limiting the foregoing: (i) the Company and each of its Subsidiaries has obtained all material export licenses and other material approvals required for its exports of products required by any Export Control Law and all such approvals and licenses are in full force and effect; (ii) the Company and each of its Subsidiaries is in compliance in all material respects with the terms of such applicable export licenses or other approvals; and (ii) there are no claims pending or threatened in writing against the Company or any of its Subsidiaries with respect to such export licenses or other approvals.

Section 2.28. Board Approval. The Board of Directors of the Company (including any required committee or subgroup thereof) has, as of the date of this Agreement, in accordance with the Company’s Charter Documents, duly approved this Agreement, the Ancillary Agreements, the Merger and the other Transactions, and (i) declared the advisability of the Merger and the other Transactions, (ii) determined that the Merger and the other Transactions are fair to, and in the best interests of, the Company and the Company Stockholders, (iii) determined to recommend to the holders of Company Shares that they vote in favor of the adoption of this Agreement and the approval of the Merger and the other Transactions. Such resolutions have not been subsequently rescinded, modified or withdrawn in any way.

Section 2.29. Books and Records. The minute books and stock record books of the Company, all of which have been made available to Parent, are substantially complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and substantially complete records of all meetings, and actions taken by written consent of, the Stockholders, the Board of Directors of the Company and any committees of the Company Board.

26

Section 2.30. Exclusivity of Representations. Except as provided in this ARTICLE II (as modified by the Company Schedule) or in any certificate delivered by the Company to Parent pursuant to this Agreement, neither the Company nor any of its Subsidiaries, nor any of their Affiliates, nor any of their respective directors, officers, employees, stockholders, or representatives, has made, or is making, any representation or warranty whatsoever to Parent or its Affiliates. The Company acknowledges and agrees (on its own behalf and on behalf of its Affiliates and Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of Parent; (ii) it has been afforded satisfactory access to the books and records, facilities and personnel of Parent for purposes of conducting such investigation; and (iii) except for the representations and warranties set forth in ARTICLE III (as modified by the Parent Schedule) or in any certificate delivered by the Company to Parent pursuant to this Agreement, it is not relying on any representations and warranties from any Person in connection with the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Subject to the exceptions set forth in Schedule 3 (the “Parent Schedule”), each of Parent and Merger Sub represents and warrants to the Company as follows:

Section 3.1. Organization and Qualification. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Wyoming and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business in all material respects as now conducted. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business in all material respects as now conducted, except where the failure thereof would not have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be duly qualified or licensed (or the equivalent thereof) would not have a Parent Material Adverse Effect. Each jurisdiction in which Parent or Merger Sub is so qualified or licensed is listed in Schedule3.1. Each of Parent and Merger Sub has the requisite corporate or limited liability company, as applicable, power and authority and is in possession of all Approvals necessary to own, lease, and operate the properties it purports to own, operate, or lease and to carry on its business as it is now being conducted, except where the failure thereof would not have a Parent Material Adverse Effect. Complete and correct copies of the Charter Documents of Parent and Merger Sub, as amended and currently in effect, have been made available to the Company or the Company’s counsel.

Section 3.2. Subsidiaries.

(a) Parent and Merger Sub have no direct or indirect Subsidiaries other than those listed in Schedule 3.2. Except as set forth in Schedule 3.2, Parent and Merger Sub own all of the outstanding equity securities of the Subsidiaries, free and clear of all Liens other than Permitted Liens, either directly or indirectly through one or more other Subsidiaries. Except with respect to the Subsidiaries, neither Parent nor Merger Sub owns, directly or indirectly, any equity or voting interest in any Person and do not have any agreement or commitment to purchase any such interest, and have not agreed and is not obligated to make nor is bound by any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect, under which it may become obligated to make any future investment in or capital contribution to any other entity.

(b) Each Subsidiary is duly incorporated, organized or formed, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization (as listed in Schedule 3.2) except where the failure to be in good standing (or the equivalent thereof) would not have a Parent Material Adverse Effect. Each Subsidiary is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be duly qualified or licensed (or the equivalent thereof) would not have a Parent Material Adverse Effect. Each jurisdiction in which a Subsidiary is so qualified or licensed is listed in Schedule 3.2. Each Subsidiary is in possession of all Approvals necessary to enable it to own, lease, and operate the properties it purports to own, lease, or operate and to carry on its business as it is now being conducted, except where the failure to possess any such Approval (or the equivalent thereof) would not have a Parent Material Adverse Effect. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been made available to the Company or its counsel.

Section 3.3. Power and Authorization. Each of Parent and Merger Sub has all requisite power and authority to enter into this Agreement and each Ancillary Agreement to which Parent or Merger Sub is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party and to consummate the Merger and the other Transactions, subject to approval of the Parent Stockholder Matters. The execution and delivery of this Agreement and each Ancillary Agreement by each of Parent and Merger Sub has been (or with respect to Ancillary Agreements to be entered into at the Closing, will be) duly authorized by all necessary corporate action on the part of Parent or Merger Sub, as applicable, subject to approval of the Parent Stockholder Matters. Other than obtaining the approval of the Parent Stockholder Matters, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the Ancillary Agreements to which it is a party or to consummate the Merger and the other Transactions. This Agreement and each Ancillary Agreement to which Parent and Merger Sub are (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at the Closing, will be when executed and delivered) duly executed and delivered by Parent and Merger Sub and (b) is (or in the case of Ancillary Agreements to be entered into at the Closing, will be when executed and delivered) enforceable against Parent and Merger Sub in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

27

Section 3.4. Authorization of Governmental Authorities. Other than as described in this Agreement, no action by (including any authorization, consent or approval of), or filing with, any Governmental Authority is required by or on behalf of Parent or Merger Sub in connection with, (i) the valid and lawful authorization, execution, delivery and performance by each of Parent and Merger Sub of this Agreement or any Ancillary Agreement to which it is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party or (ii) the consummation of the Merger and the other Transactions by Parent and Merger Sub, except, in the case of clause (ii), for (a) compliance with any applicable requirements of the HSR Act, (b) compliance with the Exchange Act and the Securities Act, (c) the filing of the Certificate of Merger, and (d) such other consents, approvals, authorizations, Permits, filings or notifications (if any) as will have been obtained or given at or prior to Closing that would, individually or in the aggregate, reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, in each case which are set forth in Schedule3.4.

Section 3.5. Non-contravention. Except as set forth in Schedule 3.5, neither the authorization, execution, delivery, or performance by Parent or Merger Sub of this Agreement or any Ancillary Agreement to which it is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party, nor the consummation of the Merger or the other Transactions, will:

(a) subject to compliance with the requirements specified in Section 3.4, result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any material Legal Requirement applicable to any member of the Parent Group that would be or would reasonably be expected to be material to Parent Group, taken as a whole;

(b) result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination or cancellation of, or accelerate the performance required by, or require any action by (including any authorization, consent or approval) or notice to, or increase any payment to, any Person under, any of the terms, conditions or provisions of (i) any Contractual Obligation of any member of the Parent Group that is material to the Parent Group, taken as a whole, or (ii) the Charter Documents of Parent or Merger Sub;

(c) result in the creation or imposition of any material Lien on any material asset of any member of the Parent Group other than Permitted Liens; or

(d) result in the triggering, acceleration, or increase of any payment to any Person pursuant to any material Contractual Obligation of any member of the Parent Group, including any “change of control” or similar provision, that would be or would reasonably be expected to be material to the Parent Group, taken as a whole.

Section 3.6. Compliance. Each member of the Parent Group has complied and is in compliance with all Legal Requirements applicable to the conduct of its business, or the ownership or operation of its business, in each case, except as was not and would not reasonably be expected to be, individually or in the aggregate, material to the Parent Group, taken as a whole. No written notice of non-compliance with any material Legal Requirement has been received by Parent or any of its Subsidiaries, including Merger Sub, and Parent has no Knowledge of any such notice related to any member of the Parent Group delivered to any other Person.

28

Section 3.7. Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 50,000,000 shares of Parent Common Stock, of which 6,154,724 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) 2,000,000 shares of preferred stock of Parent, par value $0.001 per share (“Parent Preferred Stock,” and together with the Parent Common Stock, the “Parent Stock”), of which no shares of Parent Preferred Stock are issued and outstanding. All of the currently outstanding shares of Parent Common Stock (v) are duly authorized, fully paid and non-assessable, (w) were not issued in violation of any agreement, arrangement or commitment to which Parent is a party or is subject to or in violation of any preemptive or subscription rights, (x) were issued in compliance in all respects with all securities and other applicable Legal Requirements, (y) were issued in compliance with all requirements set forth in Parent’s Charter Documents and in any applicable Contractual Obligations, and (z) are free and clear of all Liens (other than Liens granted by the holders of the Parent Common Stock).

(b) Except as set forth on Schedule 3.7(b), no shares of Parent Stock are reserved for issuance by the Company.

(c) Except as set forth on Schedule 3.7(c), there are no subscriptions, options, warrants, shares of capital stock, equity securities or similar ownership interests, calls, rights, commitments or agreements of any character to which Parent or Merger Sub is a party or by which it is bound obligating Parent or Merger to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or other ownership interests of Parent or Merger Sub or obligating Parent or Merger Sub to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, share of capital stock, equity security or similar ownership interest, call, right, commitment or agreement.

(d) Neither Parent nor Merger Sub has granted (i) any preemptive rights or other similar rights in respect of any capital stock, (ii) any equity appreciation rights, phantom units, or other securities with a value based on the capital stock of the Company, or (iii) any board nomination or observer rights.

(e) Except as provided for in this Agreement or as set forth in Schedule3.7(e), there are no registrations rights with respect to any securities of Parent or Merger Sub, and no voting trust, rights plan, anti-takeover plan, or other agreement or understanding to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound with respect to any capital stock of Parent or Merger Sub.

(f) Except as provided in this Agreement or as set forth on Schedule3.7(f), as a result of the consummation of the Merger and the other Transactions contemplated hereby, no shares of capital stock, warrants, options or other securities of the Company or any of its Subsidiaries are issuable and no rights in connection with any shares, warrants, options or other securities of Parent or Merger Sub (including anti-dilution rights) accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise). Except as provided in this Agreement or as set forth on Schedule3.7(f), the Parent Warrants do not contain any anti-dilution rights, other than adjustments for stock splits, reverse stock splits, stock combinations, stock dividends and similar transactions affecting the stockholders as whole.

29

(g) Except as set forth on Schedule3.7(g), neither Parent nor Merger Sub has any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the holders of shares of capital stock of the Company or any of its Subsidiaries.

(h) Except as provided for in this Agreement or as set forth in Schedule3.7(h), no outstanding securities of Parent are unvested or subjected to a repurchase option, risk of forfeiture, or other condition under any applicable agreement with Parent.

(i) The authorized and outstanding share capital of Merger Sub is 1,000 shares of common stock, par value $0.0001 per share. Parent owns all of the outstanding share capital of Merger Sub, free and clear of all Liens.

Section 3.8. Parent SEC Reports and Financial Statements.

(a) Parent SEC Reports and Financial Statements. Except as set forth in Schedule 3.1(a), Parent has timely filed all registration statements, reports, schedules, forms, statements and other documents required to have been filed by Parent with the SEC since its formation (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Parent SEC Reports”). None of the Parent SEC Reports, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of Parent (“Parent Audited Financial Statements”) and unaudited interim financial statements of Parent (“Parent Unaudited Financial Statements” and, together with the Parent Audited Financial Statements, the “Parent Financial Statements”) (including, in each case, the notes and schedules thereto) included in the Parent SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis in accordance with past practice during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10‑Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Parent and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b) Absence of Undisclosed Liabilities. Parent does not have any liabilities which are of a nature required by U.S. GAAP to be reflected in a balance sheet or the notes thereto except for (i) liabilities included in the most recent balance sheet included in the Parent Financial Statements, (ii) liabilities disclosed in the Parent SEC Reports, and (iii) liabilities incurred (x) in the ordinary course of business since the date of the most recent balance sheet included in the Parent Financial Statements, (y) in contemplation of the Transactions or with respect thereto or (z) outside of the ordinary course of business which would not be, individually or in the aggregate, material to Parent. Parent has no liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than liabilities of its subsidiaries, which will be transferred to Parent Holdco (as defined below) in the Restructuring (as defined below).

30

(c) Disclosure Controls and Procedures. Parent has established and maintained disclosure controls and procedures (as defined in Rule 13a‑15(d) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent is made known to Parent’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Parent’s Knowledge, except as set forth in Schedule 3.8(c), such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

(d) Internal Control. Parent has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15(e) under the Exchange Act). Except as set forth in Schedule 3.8(d), such internal controls are effective and sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of the Parent Financial Statements for external purposes in accordance with U.S. GAAP.

(e) SOX Compliance. There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b‑7 under the Exchange Act) or director of Parent prohibited by Section 4.2 of the Sarbanes-Oxley Act and Parent has not taken any other action prohibited by Section 402 of the Sarbanes‑Oxley Act.

(f) SEC Comments. To the Knowledge of Parent, as of the date of this Agreement, there are no outstanding comments from the SEC Staff with respect to the Parent SEC Reports. To the Knowledge of Parent, as of the date of this Agreement, none of the Parent SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 3.9. Absence of Certain Developments. Since the date of the most recent balance sheet included in the Parent Financial Statements, except as set forth in the Parent SEC Reports filed prior to the date of this Agreement or as set forth on Schedule3.9, (a) there has not been any change, development, condition or event that constitutes a Parent Material Adverse Effect; (b) the business of Parent has been conducted in the ordinary course of business (aside from steps taken in contemplation of the Transactions); and (c) Parent has not taken any action that would have required the prior written consent of the Company under Section 4.1(b) if such action had been taken on or after the date hereof and prior to the Closing.

Section 3.10. Real Property.

(a) Schedule3.10(a) sets forth a complete list of all Real Property of Parent or any Subsidiary of Parent. Schedule 3.10(a) also identifies, with respect to each parcel of Leased Real Property, each Real Property Lease. Parent has made available to the Company accurate and complete copies of the Real Property Leases, in each case as amended or otherwise modified and in effect.

31

(b) Except as set forth in Schedule 3.10(b), Parent or a Subsidiary of Parent, as applicable, has good and valid (and, in the case of Owned Real Property, good and marketable), fee simple title in and to, or a valid and enforceable leasehold, subleasehold or other possessory interest in, the Real Property, and such title or interest is free and clear of all Liens other than Permitted Liens, and Parent has not received any written notice of any material default or event that, with or without notice or lapse of time, or both, would constitute a material breach, violation or default under the terms of any Real Property Lease, or otherwise permit the termination, modification, or acceleration of a material amount of rent or other sums due under any Real Property Lease. The Permitted Liens would not, individually or in the aggregate, reasonably be expected to materially adversely affect or interfere with the use or operation of the Real Property for Parent’s business as presently conducted. There are no outstanding options or other Contractual Obligations under which Parent or any Subsidiary of Parent has the obligation to sell or lease any interest in any Real Property to any Person (other than Parent and its Subsidiaries). Except as set forth on Schedule3.10(a), there are no Contractual Obligations under which any member of the Parent Group has granted to any Person (other than Parent and its Subsidiaries) the right of use or occupancy of any Real Property. No material improvements constituting a part of the Owned Real Property encroach on real property owned by a Person other than Parent or its Subsidiaries. No eminent domain or condemnation Action is pending or, to Parent’s Knowledge, threatened, that would preclude or impair the use of any Real Property for the operation of Parent’s business as currently conducted. To Parent’s Knowledge: (i) there is no current material breach or default by any party under any valid Contract, easements or restrictive covenants affecting any Owned Real Property, (ii) neither Parent nor any of its Subsidiaries has received written notice of any material default under, or material violation of, any term or condition of any easement or restrictive covenant to which the Owned Real Property is subject, and (iii) there does not exist any condition or event that, but for the lapse of time or the giving of notice, or both, would constitute such a material default under or violation of any term or condition of any easement or restrictive covenant to which the Owned Real Property is subject. To Parent’s Knowledge, all easements, cross easements, licenses, air rights and rights-of-way or other similar property interests, if any, necessary for the utilization of the Real Property for the operation of Parent’s business as currently conducted have been obtained and are in full force and effect without material default thereunder.

(c) To Parent’s Knowledge, there are no pending or proposed special assessments for public improvements which, if levied or imposed on the Real Property, would constitute a Parent Material Adverse Effect.

(d) The use and operation of the Real Property in the conduct of Parent’s business as currently conducted does not violate, in any material respect, any Legal Requirement affecting the Real Property or any presently recorded and validly existing covenant, condition, restriction, or easement affecting the Real Property.

Section 3.11. Personal Property. The Parent Group members have good, valid and marketable title to, or a valid and enforceable leasehold interest in or right to use, all material Personal Property owned, used or held for use by Parent and its Subsidiaries in connection with the business of the Parent Group or reflected in the most recent balance sheet included in the Parent SEC Reports, other than Personal Property disposed of in the ordinary course of business after the most recent balance sheet date included in the Parent SEC Reports in each case free and clear of all Liens, except for Permitted Liens. The Permitted Liens would not reasonably be expected, individually or in the aggregate, to materially adversely affect or interfere with the current use or operation of the Personal Property.

32

Section 3.12. Condition and Sufficiency of Assets. The Real Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components that are a part of the Real Property, are in reasonably good operating condition, order and repair in all material respects, subject to normal wear and tear; and to Parent’s Knowledge, there exists no material defects or damages to the Real Property, whether latent or otherwise. The tangible Personal Property has been maintained in the ordinary course of business, is in reasonably good operating condition, subject to normal wear and tear. The Personal Property and Real Property are sufficient, in all material respects, for the conduct of the Parent Group’s business as currently conducted.

Section 3.13. Intellectual Property.

(a) Non-Infringement. Except as set forth on Schedule3.13(a): (i) none of Parent or any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any infringement, misappropriation, or violation of the Intellectual Property Rights of any third party, and (ii) to Parent’s Knowledge, the operation of Parent and its Subsidiaries’ business as is currently conducted and as presently intended to be conducted does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party. Except as set forth on Schedule3.13(a), to Parent’s Knowledge, (x) the Parent IP Registrations are not the subject of any challenge and (y) no Person is materially infringing upon, misappropriating or otherwise violating any Parent Intellectual Property Rights.

(b) Scheduled Intellectual Property Rights. Schedule3.13(b) identifies all registered patents, trademarks, and copyrights, and all applications, certificates, filings, provisionals, or other documents relating to patents, trademarks, or copyrights, and domain names owned by Parent or any of its Subsidiaries, indicating for each such item, as applicable, the application or registration number, date and jurisdiction of filing or issuance, and the identity of the current applicant or registered owner (collectively, the “Parent IP Registrations”). Each of the Parent IP Registrations is valid and subsisting. Parent or one of its Subsidiaries exclusively owns and possesses all right, title and interest in and to the Parent IP Registrations.

(c) IP Contracts. Schedule3.13(c) identifies each Contractual Obligation (i) under which Parent or any of its Subsidiaries uses or licenses Intellectual Property Rights that any third-party owns, other than Inbound IP Contracts, or (ii) under which Parent or any of its Subsidiaries has granted to any Person any right or interest with regard to any Parent Intellectual Property Rights, including Outbound IP Contracts.

33

(d) Parent Group IP. Except as would not be material to the Parent Group, taken as a whole, and except as set forth on Schedule3.13(d), Parent or one of its Subsidiaries owns or otherwise has the right to use all Intellectual Property Rights required or necessary for the conduct of Parent’s business as currently conducted and as contemplated to be conducted after the Transactions, free and clear of all Liens other than Permitted Liens, none of which would reasonably be expected to materially adversely affect or interfere with the current use of such Intellectual Property Rights. No Parent Intellectual Property Rights necessary for the conduct of Parent’s business are subject to (i) any Action, Contractual Obligation, or Order of a Governmental Authority that materially restricts the use, transfer or licensing thereof by Parent or any of its Subsidiaries (other than restrictions contained in the IP Contracts disclosed in Schedule3.13(c)), or (ii) which may materially affect the validity, use or enforceability of such Parent Intellectual Property Rights.

(e) Know-how. Parent and/or one or more of its Subsidiaries, as appropriate, have taken commercially reasonable measures to protect the secrecy and confidentiality of all material know-how included in the Intellectual Property Rights of the Parent Group. To Parent’s Knowledge, no Parent Group member has disclosed to any Person (including any employees, contractors, and consultants) any such material know-how except under a confidentiality agreement or other legally binding confidentiality obligation, and to Parent’s Knowledge, there has not been any material breach by any party to any such confidentiality agreement. Parent and each of its Subsidiary has required all Persons (including any current or former employees, contractors, and consultants) who create or develop or have created or developed any material registered or applied for Intellectual Property for the benefit of the Parent Group to assign, and all such Persons have assigned, to the Parent Group (by present assignment) all of such Person’s rights in such registered or applied for Intellectual Property, except as would not be material to the Parent Group, taken as a whole.

(f) Company Source Code. Neither Parent nor any Subsidiary has disclosed, delivered or licensed to any Person, agreed or obligated itself to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any material Parent Source Code, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure (including releases from any Parent Source Code escrow arrangements), delivery or license by the Parent Group of such Parent Source Code, except as would not reasonably be material to the Parent Group, taken as a whole. Except as would not reasonably be expected to be material to the Parent Group, taken as a whole, neither Parent nor any Subsidiary has incorporated Open Source Materials into, or combined Open Source Materials with, or distributed Open Source Materials in conjunction with, Parent Products in a manner that grants, or purports to grant, to any third party any rights or immunities under any Parent-Owned Intellectual Property that require, as a condition of use, modification and/or distribution of such Open Source Materials that any Parent Source Code be (i) disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no charge.

(g) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, Parent’s right to own or use any Parent Intellectual Property required or necessary for the conduct of the Company’s business as currently conducted and as contemplated to be conducted after the Transactions.

34

Section 3.14. IT Systems and Data Privacy.

(a) The Parent IT Systems are owned by, or validly licensed, leased or supplied under contracts to Parent or its Subsidiaries. The Parent IT Systems are adequate and sufficient, in all material respects, for the respective operations of Parent and its Subsidiaries as currently conducted and as contemplated to be conducted after the Transactions.

(b) Except as set forth on Schedule 3.14(b), to Parent’s Knowledge, since January 1, 2023, there have been no material data security breach or material unauthorized access of, and no failure, breakdown, performance reduction, disruption, or other adverse event that materially adversely affected the Parent Group’s business or operations with respect to, any Parent IT Systems, or any other material unauthorized access, use, loss, disclosure, or publication of any Personal Confidential Information, in each case owned or controlled by Parent or its Subsidiaries, or to the knowledge of Parent, by any third Person on behalf of Parent or any Subsidiary, including any unauthorized access, use, disclosure, or publication of Personal Confidential Information that would constitute a breach for which notification to individuals and/or Governmental Authorities is required under any applicable Information Privacy and Security Laws to which Parent or such Subsidiary is subject.

(c) Parent and each Subsidiary has established and maintains commercially reasonable measures that are designed to protect the Parent IT Systems and all trade secrets, the data collected, generated, or received in connection with the marketing, delivery, or use of any Parent Product, and any third party data howsoever obtained or collected by or for Parent or any Subsidiary, including Personal Confidential Information and other customer data processed in connection with use of any Parent Product, and control against unauthorized access, use, modification, disclosure or other misuse, including, without limitation, through written internal and external policies and procedures, and organizational, administrative, technical and physical safeguards. The Parent Group have materially aligned their cybersecurity practices with relevant industry standards and have remediated any and all material identified vulnerabilities.

(d) The collection, maintenance, transmission, transfer, use, disclosure, storage, disposal, and security of Personal Confidential Information by Parent and each Subsidiary has complied in all material respects with (i) applicable Information Privacy and Security Laws, (ii) Disclosed Contracts that govern Personal Confidential Information, (iii) Payment Card Industry Data Standards, and (iv) applicable privacy policies of each Parent Group member. No Action is pending or, to Parent’s Knowledge threatened in writing against Parent or any Subsidiary relating to the processing or security of Personal Confidential Information.

(e) To the knowledge of Parent, the consummation of the transactions contemplated hereby shall not breach or otherwise cause any violation in any material respect of any Information Privacy and Security Laws, or result in Parent or any of its Subsidiaries being prohibited from receiving or using any personal information in the manner currently received or used.

Section 3.15. Permits. Parent and each Subsidiary, as applicable, has been duly granted all Permits necessary for the conduct of the business presently conducted by it and the ownership use and operation of its material assets, other than any such Permits which if not held by Parent and its Subsidiaries would not be, individually or in the aggregate, material to the Parent Group, taken as a whole. All such Permits are in full force and effect, and no suspension or cancellation of any of the Permits is pending or, to Parent’s Knowledge, threatened in writing, except where such suspension or cancellation would not reasonably be expected to be, individually or in the aggregate, material to the Parent Group, taken as a whole. Parent is in material compliance with all terms and conditions of such Permits and, as of the date of this Agreement. Parent has made available to the Company true, correct and complete copies of all material Permits held by it and its Subsidiaries, all of which material Permits are listed on Schedule3.15. Neither Parent nor any of its Subsidiaries is in violation in any material respect of the terms of any such Permit. Except as set forth on Schedule 3.15, the Transactions will not cause the cancellation of, or require the consent of any Person with respect to, any such Permit.

35

Section 3.16. Tax Matters.

(a) Each Parent Group Member has timely filed, or has caused to be timely filed on its behalf all Tax Returns in each jurisdiction in which any Parent Group member is required to file Tax Returns. All such Tax Returns were correct and complete in all respects. All material Taxes owed by the Parent Group (whether or not shown on any Tax Return) have been timely paid in full, whether or not shown as due on such Tax Returns. Neither Parent nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. To the best of Parent’s Knowledge, no claim has ever been made by a Governmental Authority in a jurisdiction where Parent or a Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(b) Parent and each of its Subsidiaries has (i) withheld and paid to the appropriate Governmental Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder and (ii) materially complied with all Legal Requirements and filings required with respect thereto.

(c) There are no outstanding audits or examinations concerning any Tax Return either (i) claimed, threatened, or raised by a Governmental Authority in writing, or (ii) as to which Parent or Merger Sub or the directors and officers (and employees responsible for Tax matters) of Parent and Merger Sub have knowledge.

(d) Except as set forth on Schedule 3.16(d), there is no Tax deficiency outstanding, proposed or assessed against Parent or any Subsidiary, nor has Parent or any Subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The Parent Group have complied with all Legal Requirements with respect to payments made to third parties with respect to any Taxes.

(e) There is no adjustment relating to any Tax Returns filed by Parent or any Subsidiary (i) that has been proposed in writing, formally or informally, by any Governmental Authority, or (ii) of which Parent or any Subsidiary or the directors and officers (and employees responsible for Tax matters) of Parent or any Subsidiary have knowledge.

36

(f) No power of attorney that has been granted by Parent or any Subsidiary with respect to a Tax matter is currently in effect.

(g) Neither Parent nor any Subsidiary has been included in any “consolidated,” “unitary,” “combined,” or similar Tax Return provided for under any Legal Requirements as a member of an affiliated group or otherwise, and has no liability for the Taxes of any other Person, by reason of any agreements, contracts, or arrangements as a successor or transferee or otherwise. Neither Parent nor any Subsidiary is a party to or bound by any Tax sharing agreement providing for the allocation of Taxes among members of an affiliated, consolidated, combined or unitary group, other than any such agreement (i) as to which only Parent and/or its Subsidiaries are a party and (ii) that is Contractual Obligation entered into in the ordinary course of business and not primarily related to Taxes.

(h) Neither Parent nor any Subsidiary is currently subject to any Liens, other than Permitted Liens, imposed on any of its assets as a result of the failure or alleged failure of Parent or any Subsidiary to pay Taxes, and neither Parent nor any Subsidiary has Knowledge of any basis for assertion of any claims attributable to Taxes that, if adversely determined, would result in any such Lien.

(i) To Parent’s Knowledge, Parent and its Subsidiaries have no liability for any unpaid Taxes which have not been accrued for or reserved on the balance sheets included in the Parent Financial Statements, whether asserted or unasserted, contingent or otherwise.

(j) Neither Parent, nor Merger Sub, nor any Affiliate of Parent or Merger Sub has taken any action (or permitted any action to be taken), nor is aware of any fact or circumstance, that would prevent or impede, or would reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.17. Employee Benefit Plans.

(a) Schedule3.17(a) lists all material Employee Plans that Parent or any of its ERISA Affiliates sponsors or maintains, or to which Parent or any of its ERISA Affiliates contributes or is obligated to contribute, in each case, for the benefit of current or former employees, directors, or consultants. With respect to each Employee Plan, Parent has made available to the Company accurate and complete copies of each of the following: (i) the plan document together with all amendments thereto, and any trust agreements and (ii) any summary plan descriptions or employee handbooks.

(b) Each Employee Plan, including any associated trust or fund, has been administered in all material respects in accordance with its terms and applicable Legal Requirements. All contributions, reserves, or premium payments required to be made or accrued as of the date hereof to the Employee Plans have been timely made or accrued in all material respects. There is no pending or, to Parent’s Knowledge, threatened Action relating to an Employee Plan, other than routine claims in the ordinary course of business for benefits provided for by the Employee Plans. To Parent’s Knowledge there are no audits, inquiries, or proceedings pending or threatened by any Governmental Authority with respect to any Employee Plan.

37

(c) There are no plans or commitments to establish any new Employee Plan, or to modify any Employee Plan, except as set forth in this Agreement or the Ancillary Agreements, or as required by Legal Requirements.

(d) Except as set forth in Schedule3.17(d), each Employee Plan can be amended, terminated, or otherwise discontinued after the Closing in accordance with its terms without material liability to Parent, other than ordinary administration expenses and amounts payable for benefits accrued but not yet paid.

(e) Except as set forth in Schedule3.17(e) or as required by Legal Requirements, neither the execution and delivery of this Agreement nor the consummation of the Merger and the other Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any manager, member of the board of managers, director, officer, executive, employee, or consultant of Parent or any of its Subsidiaries under any Employee Plan or otherwise, (ii) increase any benefits otherwise payable under any Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(f) The representations and warranties contained in this Section 3.17 are the only representations and warranties being made by Parent with respect to employee benefits.

Section 3.18. Labor Matters.

(a) Except as set forth on Schedule 3.18, neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or a Subsidiary and Parent has no Knowledge of any activities or proceedings of any labor union to organize any such employees. Except as set forth on Schedule 3.18, since January 1, 2023, there have been no strikes, work slowdowns, work stoppages or lockouts between any employees of Parent or any of its Subsidiaries, on the one hand, and Parent or such Subsidiary, on the other hand. Parent is and has been in compliance in all material respects with the terms of the collective bargaining agreements and other contracts listed on Schedule 3.18.

(b) True and complete information as to the name and current job title, base salary, target bonus, and any severance entitlements for all current officers of Parent and its Subsidiaries has been provided to the Company. Other than as set forth in Schedule3.18, each employee of Parent or a Subsidiary is terminable “at will” subject to applicable severance entitlements or notice periods as set forth by Legal Requirements or in any applicable employment agreement, and there are no agreements or understandings between Parent or any Subsidiary and any of its respective employees that their employment will be for any particular period.

(c) To Parent’s Knowledge, none of the officers of Parent or any of its Subsidiaries presently intends to terminate his or her employment with Parent or such Subsidiary. Parent and each of its Subsidiaries is in compliance in all material respects and, to Parent’s Knowledge, Parent’s and each of its Subsidiaries’ employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between Parent or such Subsidiary and such individual.

38

(d) Parent and each of its Subsidiaries has complied with and is in compliance in all material respects with all Legal Requirements respecting hiring, employment, termination of employment, employment practices, terms and conditions of employment, employment discrimination, harassment, retaliation, reasonable accommodation, wages and hours, and employee health and safety, and neither Parent nor any of its Subsidiaries is liable for any arrears of wages or penalties with respect thereto. Since January 1, 2023, neither Parent nor any Subsidiary (i) has received notice of any actual or alleged violation of any such Legal Requirement, or (ii) has been informed in writing that it is subject to or received written notice of an audit or investigation by any Governmental Authority relating to any employment-related matter. All amounts that Parent or any of its Subsidiaries is legally required to withhold from its employees’ wages and to pay to any Governmental Authority as required by Legal Requirements have been withheld and paid or accrued as a liability in the Parent Financial Statements. There are no pending, or to Parent’s Knowledge, threatened in writing, Actions against Parent or any Subsidiary by any employee in connection with such employee’s employment or termination of employment by Parent or any of its Subsidiaries. All individuals characterized and treated by Parent as independent contractors or consultants are properly treated as such under all applicable Laws. There are no Actions against Parent pending, or to the Parent’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of Parent.

(e) No employee or former employee of Parent or any of its Subsidiaries is owed any wages, benefits or other compensation for past services that has not yet been paid or reimbursed (other than wages, benefits, and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable Legal Requirements, are payable in the future, such as accrued vacation, recreation leave and severance pay).

Section 3.19. Contracts. Schedule3.19 sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which Parent or any Subsidiary is a party, other than any such material contract previously filed with the SEC.

Section 3.20. Affiliate Transactions. Except as described in the Parent SEC Reports, to Parent’s Knowledge, no Affiliate of Parent is engaged in any material transaction, arrangement, or understanding with Parent or any of its Subsidiaries.

Section 3.21. Environmental Matters.

(a) Except as set forth in Schedule3.21 or as would not be material to the Parent Group, taken as a whole, (a) Parent and each of its Subsidiaries is and has been in compliance with all applicable Environmental Laws, (b) there has been no release of any Hazardous Substance by Parent or any of its Subsidiaries on or upon, into or from any site (including soils, groundwater, surface water, air, buildings, or other structures) currently owned, leased or otherwise operated or used by Parent or any of its Subsidiaries, or formerly owned, leased, or otherwise operated or used by Parent or any of its Subsidiaries so as to give rise to any liability or corrective or remedial obligation under any Environmental Law, (c) neither Parent nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries or, to the Parent’s Knowledge, their respective past or present operations was or may be in violation of, is or has been in noncompliance with Environmental Laws, or is liable under any Environmental Law, (d) to Parent’s Knowledge, there are no underground storage tanks located on, no PCBs (polychlorinated biphenyls) or PCB-containing equipment used or stored on and no Hazardous Substance stored on, any site owned or operated by Parent or any of its Subsidiaries, except in compliance with Environmental Laws, (e) no Actions or investigations (of which investigation Parent has Knowledge) are pending or, to the Parent’s Knowledge, threatened in writing relating to an actual or alleged violation of any Environmental Law by Parent or any of its Subsidiaries, (f) there have been no Hazardous Substances generated by Parent or any of its Subsidiaries that have been disposed of, or come to rest at, any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Authority within or outside the U.S. so as to give rise to liability or corrective or remedial obligation of Parent or any of its Subsidiaries under any Environmental Law, and (g) except for the Real Property Leases, neither Parent nor any of its Subsidiaries has entered into any contract that would reasonably be expected to require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of any Environmental Law or the Hazardous Substance related activities of Parent, its Subsidiaries or any other Person.

39

(b) The representations and warranties contained in this Section 3.21 are the only representations and warranties being made by Parent and Merger Sub with respect to (a) compliance with or liability under Environmental Laws, (b) any release of Hazardous Substances or (c) with respect to any environmental matter related to Parent or any of its Subsidiaries.

Section 3.22. Litigation. Except as set forth on Schedule 3.22, there are no pending or, to Parent’s Knowledge, threatened, (a) Actions to which Parent or any of its Subsidiaries is a party (either as plaintiff or defendant), or to which any material assets of Parent or any of its Subsidiaries are subject, which is reasonably expected to be materially adverse to the operations of the Parent Group, or (b) allegations of sexual harassment against any officer, manager, director, executive employee, or managing member of Parent or any of its Subsidiaries which could reasonably be expected to result in a Parent Material Adverse Effect. To Parent’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. Neither Parent nor any of its Subsidiaries nor any property or asset of Parent or any of its Subsidiaries is subject to any continuing Order of, or consent decree, settlement agreement or other similar written agreement with, or to Parent’s Knowledge, continuing investigation by, any Governmental Authority, that would cause a Parent Material Adverse Effect.

Section 3.23. Parent Listing. The issued and outstanding shares of Parent Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “BTBD”. The issued and outstanding Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “BTBDW”. There is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister the Parent Common Stock or Parent Warrants or terminate the listing of the Parent Common Stock or Parent Warrants on Nasdaq. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the Parent Common Stock or Parent Warrants under the Exchange Act.

40

Section 3.24. Stock Issued in Transactions. When shares of Parent Preferred Stock are issued in the Merger as contemplated by this Agreement, such shares of Parent Preferred Stock will be duly authorized, validly issued and non-assessable, and will be received by the Company Stockholders to whom they are issued free and clear of all Liens or restrictions on transfer, other than (i) restrictions on transfer imposed by this Agreement and the Parent Charter Documents, and (ii) restrictions on transfer imposed by applicable securities Legal Requirements.

Section 3.25. Insurance. Schedule3.25 sets forth a list of the material insurance policies maintained by Parent and its Subsidiaries or with respect to which Parent is named insured or otherwise the beneficiary of coverage, and fidelity and surety bonds that cover Parent and its Subsidiaries. The list includes for each such policy, the type of policy, form of coverage, the policy number and the name of the insurer. Parent has made available to the Company true and accurate copies of each such policy. Each such policy is legal, valid, binding, and enforceable in accordance with its terms, in full force and effect (or has been renewed), all premiums have been paid, neither Parent nor any of its Subsidiaries is in default with respect to its obligations under any of such policies, and no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received by Parent or any of its Subsidiaries, in each case, where such failure, default, breach or termination was not or would not reasonably be expected to be, individually or in the aggregate, material to the Parent Group, taken as a whole. To Parent’s Knowledge, the coverages provided by such insurance policies are normal and customary for comparable entities in Parent’s industry and are believed by Parent to be reasonably adequate in amount and scope for Parent’s and its Subsidiaries’ business and operations. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed.

Section 3.26. Brokers. Except as set forth in Schedule3.26, no investment banker, financial advisor, broker, or finder has acted for or on behalf of Parent, nor, to Parent’s Knowledge, any Affiliate thereof, in connection with this Agreement or the Transactions, and Parent has not (and, to Parent’s Knowledge, no Affiliate of Parent has) entered into any agreement with any Person which will result in the obligation of Parent or its Subsidiaries to pay any finder’s fee, brokerage fees, commission, or similar compensation in connection with the Merger and the other Transactions.

Section 3.27. Restrictions on Business Activities. Except as set forth in Schedule 3.27, there is no Contractual Obligation or Order of a Governmental Authority binding on Parent or any of its Subsidiaries, or their respective material assets, or to which Parent or any of its Subsidiaries is a party, which has, or could reasonably be expected to have, the effect of materially prohibiting or impairing any business practice of Parent or any of its Subsidiaries, any acquisition of property by Parent or any of its Subsidiaries or the conduct of the business of Parent or any of its Subsidiaries as currently conducted or as presently expected to be conducted.

Section 3.28. Anti-Corruption Matters.

(a) Since January 1, 2023, neither Parent nor any of its Subsidiaries, nor, to Parent’s Knowledge any of their respective Affiliates or Associated Persons or any other Person acting on behalf of any them, has engaged in any activity or conduct that has resulted or will result in the violation of any applicable Anti-Corruption Laws, any Anti-Tax Evasion Laws, or any Economic Sanctions Laws.

41

(b) Parent and each of its Subsidiaries has in place commercially reasonable procedures to prevent violation of any Anti-Corruption Laws, Economic Sanctions Laws, or Anti-Tax Evasion Laws by their Affiliates and Associated Persons in accordance with all Legal Requirements and generally accepted industry standards.

(c) Since January 1, 2023, to Parent’s Knowledge, (i) neither Parent nor any of its Subsidiaries, nor any of their Affiliates or Associated Persons, nor any other Person acting on behalf of any of the foregoing, is or has been the subject of any investigation, inquiry, litigation, or administrative or enforcement proceedings by any Governmental Authority or any customer regarding any offense or alleged offense under any Anti-Corruption Laws, Economic Sanctions Laws, or Anti-Tax Evasion Laws, (ii) no such investigation, inquiry, litigation, or proceedings have been threatened or are pending, and (iii) there are no circumstances likely to give rise to any such investigation, inquiry, litigation, or proceedings.

(d) Neither Parent nor any of its Subsidiaries, nor any of their Affiliates or Associated Persons, is currently identified on the specially designated nationals or other blocked person list or otherwise subject to any U.S. sanctions administered by OFAC, and such persons have not directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

(e) Parent and each of its Subsidiaries is in compliance in all material respects with all Export Control Laws applicable to it. Without limiting the foregoing: (i) Parent and each of its Subsidiaries has obtained all material export licenses and other material approvals required for its exports of products required by any Export Control Law and all such approvals and licenses are in full force and effect; (ii) Parent and each of its Subsidiaries is in compliance in all material respects with the terms of such applicable export licenses or other approvals; and (ii) there are no claims pending or threatened in writing against Parent or any of its Subsidiaries with respect to such export licenses or other approvals.

Section 3.29. Board Approval. The board of directors of each of Parent and Merger Sub has, as of the date of this Agreement, in accordance with Parent’s Charter Documents, duly approved this Agreement, the Ancillary Agreements, the Merger and the other Transactions, and (i) declared the advisability of the Transactions and approved this Agreement and the Transactions, (ii) determined that the Transactions are fair to, and in the best interests of, Parent and its stockholders and (iii) determined to recommend to the holders of Parent Common Stock that they vote in favor of all the Parent Stockholder Matters. Other than the approval of the Parent Stockholder Matters, no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve the consummation of the Transactions.

Section 3.30. Books and Records. The minute books and stock record books of Parent, all of which have been made available to the Company, are complete and correct and have been maintained in accordance with sound business practices. The minute books of Parent contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders of Parent, the Board of Directors of Parent and any committees of Parent’s Board, and no meeting, or action taken by written consent, of any such stockholders of Parent, Parent Board or committee has been held for which minutes have not been prepared and are not contained in such minute books.

42

Section 3.31. Exclusivity of Representations. Except as provided in this ARTICLE III (as modified by the Parent Schedule) or in any certificate delivered by the Company to Parent pursuant to this Agreement, neither the Parent, Merger Sub, any of its or their Affiliates, nor any of its their respective directors, officers, employees, shareholders, or representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates. Each of Parent and Merger Sub acknowledges and agrees (on its own behalf and on behalf of its Affiliates and its Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company; (ii) it has been afforded satisfactory access to the books and records, facilities and personnel of the Company and its Subsidiaries for purposes of conducting such investigation; and (iii) except for the representations and warranties with respect to the Company set forth in ARTICLE II (as modified by the Company Schedule) or in any certificate delivered by the Company to Parent pursuant to this Agreement, it is not relying on any representations and warranties from any Person in connection with the transactions contemplated hereby. It is understood that any financial projections with respect to the Company, including any statement with respect to projected revenues, costs, expenses, and profits, or similar materials made available by or on behalf of the Company to Parent, Merger Sub or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of the Company, in each case except for the representations and warranties set forth in ARTICLE II (as modified by the Company Schedule).

ARTICLE IV

COVENANTS OF THE PARTIES

Section 4.1. Operation of the Business by the Company, Parent and Merger Sub.

(a) Conduct of the Business Generally. Except for those actions or omissions (i) as set forth in Schedule4.1, (ii) required or expressly permitted by the terms of this Agreement or applicable Legal Requirements or (iii) consented to by the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, the Company and Parent shall use commercially reasonable efforts consistent with past practices and policies to carry on (and shall cause their respective Subsidiaries to carry on) their respective businesses in the ordinary course of business and in compliance in all material respects with all applicable Legal Requirements and to (x) preserve substantially intact their present business organization, (y) keep available the services of their present officers and key employees and (z) preserve their relationships with key customers and suppliers of goods and services and others with which it has significant business dealings.

43

(b) Specific Prohibitions. Except for those actions or omissions (i) as set forth in Schedule4.1, (ii) required or expressly permitted by the terms of this Agreement or applicable Legal Requirements, or (iii) consented to by the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and Parent hereby agrees not to do (and hereby agrees to cause its respective Subsidiaries not to do) any of the following:

(i) Amend its Charter Documents;

(ii) Purchase, redeem or otherwise acquire, directly or indirectly, any capital stock or other equity interest of itself;

(iii) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or other equity interest, or split, combine or reclassify any equity interest or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or other equity interest;

(iv) Issue, deliver, sell, authorize, or pledge or otherwise encumber, or agree to any of the foregoing with respect to, any capital stock or other equity interest or any securities convertible into or exchangeable for any capital stock or other equity interest, or subscriptions, rights, warrants or options to acquire any capital stock or other equity interest, or any securities convertible into or exchangeable for any capital stock or other equity interest, or enter into other agreements or commitments of any character obligating it to issue any such capital stock or other equity interests or convertible or exchangeable securities, other than the issuance of Parent Common Stock upon the exercise of options or warrants outstanding as of the date of this Agreement;

(v) Acquire or agree to acquire by merger or consolidation of any Subsidiary with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof, or otherwise acquire or agree to acquire outside the ordinary course of business any assets which are material, individually or in the aggregate, to its business, taken as a whole, as applicable, or enter into any joint ventures, strategic partnerships or alliances, or enter into any other arrangements that provide for exclusivity of territory or otherwise restrict its ability to compete or to offer or sell any products or services to other Persons. For purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged, or consolidated entity be included in the Proxy Statement/Prospectus (as defined in Section 5.1);

(vi) Form or establish any Subsidiary except in the ordinary course of business consistent with prior practice, in connection with the Merger or in connection with an acquisition permitted by this Section 4.1(b);

44

(vii) Merge or consolidate with any Person, or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization;

(viii) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except the sale, lease or disposition of property or assets in the ordinary course of business that are not material, individually or in the aggregate, to its business;

(ix) Close any facility or discontinue any material line of business or any material business operations;

(x) Make capital expenditures that in any instance exceed by more than 10% the previously budgeted amount;

(xi) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(xii) Except as required by Legal Requirements, establish or increase any benefits under any Employee Plan, grant any severance or termination pay, pay any special bonus or special remuneration, or increase the compensation payable or paid, whether conditionally or otherwise, to any of its employees, officers, directors or consultants, other than normal annual increases not exceeding 5%, or enter into or adopt any new severance plan, or amend, modify, or alter in any material respect any Employee Plan;

(xiii) Enter into any employment contract or any collective bargaining agreement other than in the ordinary course of business consistent with past practices;

(xiv) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any Employee Plan or authorize cash payments in exchange for any options granted under any Employee Plan;

(xv) Pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction of any claims, liabilities, or obligations in the ordinary course of business consistent with past practice, or (ii) waive the benefits of, agree to modify in any material manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which it or any of its Subsidiaries is a party or of which it or any of its Subsidiaries is a beneficiary (other than with customers and other counterparties in the ordinary course of business consistent with past practices);

(xvi) Modify in any material respect or terminate any Disclosed Contract, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

45

(xvii) Incur or enter into any Contractual Obligation, other than in the ordinary course of business consistent with past practices, requiring it to pay in excess of $100,000 in any 12-month period;

(xviii) Abandon, dispose of, allow to lapse, transfer, sell, assign, or exclusively license to any Person or otherwise extend, amend or modify any existing or future Intellectual Property Rights or material assets;

(xix) Terminate, cancel or let lapse, in each case voluntarily, any of its material existing insurance policies or any of its respective properties, assets and businesses, unless substantially concurrently with such termination, cancellation or lapse, it enters into a replacement policy or policies underwritten by reputable insurance companies providing coverage at least substantially equal in all material respects to the coverage under the terminated, canceled or lapsed policy;

(xx) Enter into any material transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Affiliates other than the payment of salary and benefits and the advancement of expenses in the ordinary course of business consistent with prior practice;

(xxi) Except as required by Legal Requirements or U.S. GAAP, revalue any of its assets in any manner or make any change in accounting methods, principles or practices;

(xxii) Make, revoke, amend, or rescind any Tax elections or Tax compromise with any Governmental Authority, execute any waiver of restrictions on assessment or collection of any Tax, or change any method of accounting for Tax purposes or prepare or file any Tax Return in a manner inconsistent with past practice, fail to pay any Tax when due (including any estimated Tax payments), or enter into any Tax sharing, Tax allocation, Tax receivable or Tax indemnity agreement;

(xxiii) Take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(xxiv) Engage any investment banker, financial advisor, broker, or finder or enter into any agreement with any Person which will result in the obligation to pay any finder’s fee, brokerage fees, commission, or similar compensation in connection with the Transactions; or

(xxv) Agree in writing or otherwise agree or commit to take any of the actions described in Section 4.1(b)(i) through (xxiv) above.

(c) No Control. Except as provided for in Section 4.1(a) and Section 4.1(b), the Parties acknowledge and agree that this Agreement is not intended to give the Company, on the one hand, or Parent or Merger Sub, on the other hand, directly or indirectly, any other the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand, will exercise, subject to and consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

46

Section 4.2. Confidentiality; Access to Premises and Information.

(a) Confidentiality. The Parties agree that they shall be bound by that certain Mutual Non-Disclosure Agreement, dated March 10, 2025 (the “Confidentiality Agreement”), by and between the Company and Parent with respect to all nonpublic information exchanged in connection with this Agreement and the negotiations related thereto. The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect, subject to Section 7.2.

(b) Access to Information. Subject to the Confidentiality Agreement, from the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with ARTICLE VII, the Company will permit Parent, and Parent will permit the Company, during normal business hours and upon reasonable notice, to have reasonable access to its respective Representatives and to premises, properties, books, records (including Tax records) and contracts, except, in each case, for privileged attorney-client communications or attorney work product, and information or materials required to be kept confidential by applicable Legal Requirements. The Company will instruct its PCAOB Auditor to provide Parent and its Representatives reasonable access to all of the financial information used in the preparation of the Financials and reasonably cooperate with the preparation of financial statements and financial information for inclusion in the Proxy Statement/Prospectus.

(c) Restriction on Communication. Notwithstanding the terms of Section 4.2(b), Parent and Merger Sub each hereby agrees that from the date hereof until the Closing Date or the earlier termination of this Agreement, it will not (and will not permit any of its Representatives or Affiliates to) contact or communicate with the employees, customers, providers, service providers or suppliers of the Company or any of its Subsidiaries without the prior consultation with and approval of the Chief Executive Officer or Chief Financial Officer of the Company (such approval not to be unreasonably withheld, conditioned or delayed); provided, however, that neither this Section 4.2(c) nor anything else herein will prohibit any contacts by Parent’s Representatives or Affiliates with the customers, providers, service providers and suppliers of the Company or any of its Subsidiaries in the ordinary course of business and unrelated to the transactions contemplated hereby.

47

Section 4.3. Exclusivity.

(a) From the date hereof through the earlier of (a) the Closing and (b) the date that this Agreement is properly terminated in accordance with ARTICLE VII, neither the Company, on the one hand, nor Parent and Merger Sub, on the other hand, will, and such Persons will direct, and use reasonable best efforts to cause, each of their respective members, officers, directors, Affiliates, managers, consultants, employees, representatives and agents not to, directly or indirectly, except as contemplated by this Agreement (including the schedules hereto), (i) encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with any Person concerning (i) any merger or sale of ownership interests in, or material assets of, such Person or any of its Subsidiaries, or a recapitalization, share exchange, or similar transaction with respect to such Person or any of its Subsidiaries, or (ii) any financing, investment, acquisition, purchase, merger, sale or any other similar transaction that would restrict, prohibit or inhibit the ability of the Parties or any of its respective Subsidiaries to consummate the Transactions contemplated by this Agreement (the transactions in subsections (i) and (ii), a “Competing Transaction”), (ii) provide any information to, or take any other action intended or designed to facilitate the efforts of any Person relating to a possible Competing Transaction or (iii) approve, recommend or enter into any Competing Transaction or any contract related to any Competing Transaction. In the event that there is an unsolicited proposal for, or an indication of interest in entering into, a Competing Transaction (including any revision, modification or follow-up with respect thereto), communicated in writing to the Company or Parent or any of their respective representatives or agents (each, an “Alternative Proposal”), such party will as promptly as practicable (and in any event within one Business Day after receipt) advise the other Party orally and in writing of such Alternative Proposal and the material terms and conditions of such Alternative Proposal (including any changes thereto) and the identity of the Person making such Alternative Proposal; provided, however, that nothing in the foregoing clause shall restrict Parent or its Affiliates or Representatives prior to the Closing from disclosing to its shareholders any unsolicited proposal received in connection with any Alternative Proposal to the extent required by their obligations under applicable Law. Additionally, notwithstanding anything in this Section 4.3 to the contrary, if, at any time prior to the Closing, Parent or any of its officers, directors, Affiliates, employees, representatives or agents receives an unsolicited bona fide Alternative Proposal that did not result from a material breach of this Section 4.3, Parent’s Board of Directors may take the actions otherwise prohibited by Section 4.3 with respect to such Alternative Proposal (and enter into a confidentiality agreement with the third party proposing such Alternative Proposal), solely if Parent’s Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that (A) such Alternative Proposal constitutes, or is reasonably likely to result in, a Superior Proposal (as defined below) and (B) the failure by Parent’s Board of Directors to take the actions prohibited by Section 4.3 would constitute a breach of its fiduciary duties under applicable Law. In the event Parent’s Board of Directors, after consultation with its financial advisors and outside legal counsel, determines that an Alternative Proposal constitutes a Superior Proposal, Parent shall inform the Company of such fact and allow the Company time to modify the terms of the Transactions. If, notwithstanding any such modification, Parent still in good faith deems the Alternative Proposal to constitute a Superior Proposal, Parent may terminate this Agreement and enter into a definitive agreement with respect to such Superior Proposal, provided that Parent delivers written notice to the Company that it intends to take such actions with respect to such Superior Proposal and Parent (or its designee) pays to the Company the termination fee in accordance with the provisions of Section 7.2. Parent shall notify the Company as promptly as practicable upon becoming aware of any proposal or offer that constitutes, or could reasonably be expected to result in or lead to any Alternative Proposal after the date hereof. “Superior Proposal” means a bona fide written Alternative Proposal made after the date hereof, that did not result from a breach of this Section 4.3, that Parent’s Board of Directors in good faith determines (after consultation with its outside legal counsel and financial advisor(s)) is reasonably likely to be consummated in accordance with its terms and would, if consummated, result in a transaction that is more favorable from a financial point of view to Parent than the Transactions after taking into account all such factors and matters deemed relevant in good faith by Parent’s Board of Directors.

(b) Notwithstanding anything to the contrary in this Secton 4.4, neither Party shall accept a Superior Proposal during the 30 days after the execution of this Agreement.

48

Section 4.5. Certain Financial Information. The Company shall deliver to Parent (i) not later than thirty (30) days after the date hereof, unaudited consolidated financial information for the fiscal quarters ended March 31, 2025 and June 30, 2025, which shall have been reviewed by Barton CPA LLC, and (ii) simultaneously with such financial information or as soon as practicable thereafter, a “comfort” letter of Barton CPA LLC, customary in form and substance, covering the financial information of the Company that will be incorporated by reference in Parent’s Registration Statement on Form S-3 (File No. 333-283830). The Company shall use commercially reasonable efforts to, within sixty (60) days after the end of each fiscal quarter (other than the fourth fiscal quarter) between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, deliver to Parent unaudited consolidated financial information for such fiscal quarter and management commentary on the business performance during such fiscal quarter. The Company shall use commercially reasonable efforts to, within one hundred twenty (120) days after the end of each fiscal year between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, deliver to Parent audited consolidated financial information for such fiscal year and management commentary on the business performance during such fiscal year. To the extent such financial statements are included, pursuant to the terms of this Agreement or otherwise with the consent of the Company, in any filing with the SEC, if required under the Securities Act, the Exchange Act or the rules and regulations thereunder, as applicable, the financial statements to be provided pursuant to this Section 4.5 shall be prepared in accordance with GAAP and Regulation S-X, and otherwise in compliance with the Securities Act and the Exchange Act and shall be accompanied by management’s discussion and analysis and results of operations prepared in accordance with Item 303 of Regulation S-K of the Exchange Act. The Company shall use its reasonable best efforts to ensure that such information is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

Section 4.6. Access to Financial Information. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company will (a) continue to provide Parent and its Representatives reasonable access to all of the financial information used in the preparation of the Financials and the financial information furnished pursuant to Section 4.5, (b) reasonably cooperate with any reviews performed by Parent or its Representatives of any such Financials or such information, and (c) reasonably cooperate with the preparation of financial statements or financial information for inclusion in the Proxy Statement/Prospectus, including pro forma financial information, comparative per share information, and management’s discussion and analysis of financial information.

Section 4.7. Commercially Reasonable Best Efforts. Each of the Parties agrees to use its commercially reasonable best efforts to cause the Transactions to be consummated as promptly as reasonably practicable, including using its commercially reasonable best efforts to (a) cause the conditions precedent set forth in ARTICLE VI to be satisfied, (b) obtain all consents, approvals, waivers, authorizations, Orders or other actions by Governmental Authorities that are necessary to enable the consummation of the Merger and the other Transactions, (c) obtain all consents, approvals or waivers from third parties that are necessary to enable the consummation of the Merger and the other Transactions, including without limitation those set forth in Schedule6.2(f) (it being understood that nothing herein shall require the Parties or any of their respective Affiliates to incur any liability or material expense in connection with obtaining any consent, approval or waiver), (d) defend any Action challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed as promptly as practicable, and (e) execute and deliver any instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions.

49

ARTICLE V

 ADDITIONAL AGREEMENTS

Section 5.1. Registration Statement; Parent Stockholder Meeting.

(a) Parent shall prepare and, as soon as is reasonably practicable after receipt by Parent from the Company of all financial and other information relating to the Company and the Company Stockholders as is necessary for its preparation, file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, a Registration Statement on Form S-4 (the “Registration Statement”), which shall include a proxy statement/prospectus (the “Proxy Statement/Prospectus”) to be used for (a) the purpose of soliciting proxies from the Parent Stockholders to vote in favor of (i) the adoption of this Agreement and the approval of the Merger contemplated hereby, (ii) the election to the board of directors of Parent, effective as of the Closing, of the individuals identified on Schedule 5.12, (iii) if necessary, the amendment and restatement of Parent’s Charter Documents, effective as of immediately prior to the Closing, so that Parent’s Charter Documents will be in the forms mutually agreed between the Parties, (iv) the adoption, effective as of the Closing, of a new incentive equity plan of Parent (“Parent Plan”), (v) the approval of the adjournment of the Parent Stockholder Meeting (as defined below) to a later date or dates if it is determined by the officer presiding over the Parent Stockholder Meeting that more time is necessary for Parent to consummate the Transactions, and (vi) any other proposals reasonably agreed upon by Parent and the Company (collectively, the “Parent Stockholder Matters”) at a special or annual meeting of Parent Stockholders to be called and held for such purposes (the “Parent Stockholder Meeting”), and (b) the offer and sale of the shares of Parent Preferred Stock to the Company Stockholders.

(b) The Company shall furnish to Parent all financial and other information concerning the Company, its officers, and directors (including the persons listed on Schedule5.12 who are designated by the Company and will be directors of Parent immediately following the Effective Time, assuming election by the Parent Stockholders at the Parent Stockholders Meeting), and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement and any amendment and supplement thereto, all in accordance with Section 5.4. In consultation with the Company, Parent shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use commercially reasonable efforts to cause the Registration Statement to be approved by the SEC as promptly as practicable. Parent shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act in connection therewith. Parent will notify the Company promptly after it receives notice of: (i) the time when the Registration Statement has been filed; (ii) in the event the Registration Statement is not reviewed by the SEC, the expiration of any applicable waiting period under the Securities Act or Exchange Act; (iii) in the event the preliminary Registration Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (iv) the filing of any supplement or amendment to the Registration Statement; (v) any request by the SEC for amendment of the Registration Statement; (vi) any comments from the SEC relating to the Registration Statement and responses thereto; and (vii) requests by the SEC for additional information, and in each case Parent shall provide the Company with copies of all written correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Parent shall not file or mail such document or respond to the SEC prior to receiving the approval of the Company (not to be unreasonably withheld, conditioned or delayed).

50

(c) As soon as reasonably practicable following the declaration of the effectiveness of the Registration Statement by the SEC (the “SEC Approval Date”), but not later than ten (10) Business Days thereafter, Parent shall (i) distribute the Proxy Statement/Prospectus to the Parent Stockholders, (ii) having, prior to the SEC Approval Date, established the record date therefor, duly call, give notice of, convene and hold the Parent Stockholder Meeting in accordance with the Wyoming Business Corporation Act (“WBCA”) and, subject to the other provisions of this Agreement, (iii) hold the Parent Stockholder Meeting on a day not more than thirty (30) days after the date on which Parent mails the Proxy Statement/Prospectus to its stockholders and (iv) subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters presented to the Parent Stockholders for approval or adoption at the Parent Stockholder Meeting, including, without limitation, the Parent Stockholder Matters. Notwithstanding the foregoing provisions of this Section 5.1(c), Parent shall, after consultation with the Company in good faith, be entitled to make one or more successive postponements or adjournments of the Parent Stockholder Meeting (i) to ensure that any supplement or amendment to the Proxy Statement/Prospectus that Parent has determined in good faith is required to satisfy the conditions of Section 5.1(d) below or any other applicable Legal Requirement, or (ii) if on a date for which the Parent Stockholder Meeting is scheduled, Parent reasonably determines that the Merger cannot be consummated for any reason; provided, that Parent continues to satisfy its obligations under Section 5.1(e) below and Parent shall reconvene such Parent Stockholder Meeting as promptly as practicable following such time as the matters described in clauses (i) and (ii) have been resolved.

(d) Parent shall comply with all applicable provisions of and rules under the Securities Act, the Exchange Act and all applicable provisions of the WBCA in the preparation, filing and distribution of the Proxy Statement/Prospectus, the offer and sale of Parent Preferred Stock pursuant thereto, the solicitation of proxies thereunder, and the calling and holding of the Parent Stockholder Meeting. Without limiting the foregoing, (i) no financial or other information provided in writing by Parent for inclusion in the Proxy Statement/Prospectus shall, as of the date the Proxy Statement/Prospectus is first distributed to Parent Stockholders, or as of the date of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (ii) no financial or other information provided in writing by the Company for inclusion in the Proxy Statement/Prospectus shall, as of the date the Proxy Statement/Prospectus is first distributed to Parent Stockholders, or as of the date of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. If at any time prior to the Parent Stockholder Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus, Parent shall as promptly as practicable prepare and file with the SEC an amendment or supplement to thereto (provided that no such amendment or supplement will be filed by Parent without compliance with Section 5.1) and transmit the same to the Parent Stockholders.

51

(e) Parent, acting through its board of directors, shall include in the Proxy Statement/Prospectus the recommendation of its board of directors that the Parent Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters referred to in Section 5.1, and shall otherwise use commercially reasonable best efforts to obtain approval of the matters referred to in Section 5.1. Neither Parent’s board of directors nor any committee or agent or representative thereof shall withdraw, or propose to withdraw, Parent’s board of director’s recommendation that the holders of shares of Parent Common Stock vote in favor of the adoption of the Parent Stockholder Matters except as required by applicable law.

Section 5.2. HSR Act. If required pursuant to the HSR Act, as promptly as practicable, Parent and the Company shall each: (a) prepare and file a notification relating to the Transactions, (b) promptly and in good faith provide all information reasonably requested of them by the Federal Trade Commission or the Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Authorities, and (c) request early termination of any waiting period under the HSR Act. Parent and the Company each shall (i) promptly inform the other Party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding the transactions contemplated by this Agreement and permit counsel to the other Party an opportunity to review in advance any proposed response to such communications, and each Party shall consider in good faith the views of the other Party’s counsel in connection with, any response to any Governmental Authority concerning the transactions contemplated by this Agreement, (ii) give the other Party prompt notice of the commencement of any Action by or before any Governmental Authority with respect to the Transactions, and (iii) keep the other Party reasonably informed as to the status of any such Action. Each Party agrees to provide, to the extent permitted by the applicable Governmental Authority, the other Party and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such Party or anyone acting on its behalf and any Governmental Authority. No Party shall extend any waiting period under the HSR Act or enter into any agreement with any Governmental Authority that could affect the Transactions without the written consent of the other Parties. Filing fees with respect to the notifications required under the HSR Act shall be borne by Parent.

Section 5.3. Public Announcements.

(a) Promptly after the execution of this Agreement, Parent and the Company will issue a joint press release announcing the execution of this Agreement (“Signing Press Release”). As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement and to provide, subject to Section 5.4, such other material business and financial information concerning the Company as is available at that time and is necessary to ensure that the prospectus included in Parent’s effective registration statement on Form S-3 does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (“Signing Form 8-K”).

52

(b) After the issuance of the Signing Press Release, Parent and the Company shall reasonably cooperate to create and implement a plan addressing communications regarding the Transactions (the “Communications Plan”) during the period prior to the Closing (or the earlier termination of this Agreement in accordance with ARTICLE VII). Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, the other Ancillary Agreements or the Transactions or any matter related to the foregoing, without the prior written consent of the Company, in the case of a public announcement by Parent, or Parent, in the case of a public announcement by the Company (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) to the extent expressly provided for in the Communications Plan, internal announcements to employees of the Company and its Subsidiaries; (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.3 orSection 5.4; and (iv) announcements and communications to Governmental Authorities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement and approved in accordance with Section 5.4.

(c) Promptly after the Effective Time, Parent and the Company shall issue a joint press release announcing the consummation of the Transactions (“Closing Press Release”). Within the required period after the Effective Time, Parent shall prepare a Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, any financial statements prepared by the Company and required by SEC rules to be included therein (which may be filed by amendment within 71 days after the due date of the Form 8-K if permitted by SEC rules), and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Form 8-K”).

Section 5.4. Required Information.

(a) In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the Registration Statement (including the Proxy Statement/Prospectus), the Closing Form 8-K and the Closing Press Release, or any other statement, filing notice, or application (other than pursuant to the HSR Act, to which Section 5.2 applies) made by or on behalf of Parent and/or the Company to any Governmental Authority in connection with the Transactions, including any amendment or supplement thereto or other document filed in connection therewith, or any press release or Form 8-K relating to the business or financial condition of Parent or the Company or to the Transactions (each, a “Reviewable Document”), and for any other reasonable purposes, each of Parent and the Company, upon request by the other Party, shall furnish the other with all financial and other information concerning such Party, such Party’s directors or managers, as applicable, officers, and stockholders (including the persons listed on Schedule5.12 who will be directors of Parent immediately following the Effective Time, assuming election by the Parent Stockholders at the Parent Stockholders Meeting), and such other matters as may be reasonably necessary or advisable in connection with the Reviewable Document, shall use commercially reasonable best efforts to cause such Party’s PCAOB auditor to issue its report on such Party’s financial statements and grant its consent to inclusion thereof in the Reviewable Document, if required, and shall otherwise assist and cooperate with the other Party as reasonably requested by the other Party in connection with any Reviewable Document.

53

(b) At a reasonable time prior to the filing, issuance or other submission or public disclosure of a Reviewable Document by Parent, on the one hand, or the Company, on the other hand, Parent or the Company, as applicable, shall be given an opportunity to review and comment upon such Reviewable Document and give its prior written consent to the form thereof, such consent not to be unreasonably withheld, conditioned or delayed, and each Party shall accept and incorporate all reasonable comments from the other Party to any such Reviewable Document prior to filing, issuance, submission or disclosure thereof.

(c) Any language included in a Reviewable Document that reflects the comments of the reviewing Party, as well as any text as to which the reviewing Party has not commented upon after being given a reasonable opportunity to comment, shall be deemed to have been approved by the reviewing Party and may henceforth be used by the other Party in other Reviewable Documents and in other documents distributed by the other Party in connection with the Transactions without further review or consent of the reviewing Party.

(d) Prior to the Closing Date (i) Parent and the Company shall notify each other as promptly as reasonably practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, a Reviewable Document that has been filed with the SEC or any other Governmental Authority, and (ii) Parent and the Company shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments from the SEC Staff or any other Governmental Authority regarding any Reviewable Documents, or of any written or oral request by the SEC Staff or the staff of or any other Governmental Authority for amendments or supplements to, any Reviewable Documents, and each of them shall promptly supply the other with copies of all correspondence between such Party or any of its Representatives and the SEC Staff or the staff of any other Governmental Authority with respect to any Reviewable Documents. Parent and the Company shall use their respective commercially reasonable best efforts, after consultation with each other, to resolve all such comments or requests with respect to any Reviewable Documents as promptly as reasonably practicable. All correspondence and communications to the SEC or the SEC Staff or any other Governmental Authority or its staff made by Parent or the Company with respect to the Transactions or any agreement ancillary hereto shall be considered to be Reviewable Documents subject to the provisions of this Section 5.4.

(e) Parent and the Company shall comply with all applicable Legal Requirements in the preparation, filing, delivery and/or issuance of each Reviewable Document. All information supplied by a Party for a Reviewable Document shall, as of the date of the filing of the Reviewable Document, be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

54

Section 5.5. Disclosure of Certain Matters. Each of Parent and the Company will provide the other with prompt written notice of any event, development or condition of which it obtains knowledge that (a) would cause such Party’s representations and warranties to become untrue or misleading or which would prevent it from consummating the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such Party any reason to believe that any of the conditions to the obligations of the other Party set forth in ARTICLE VI, as applicable, will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects, or condition (financial or otherwise) of the Party, or (e) would require any amendment or supplement to the Proxy Statement/Prospectus. The Parties shall have the obligation to supplement or amend the Company Schedule and Parent Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such schedules; provided, however, that any such supplement or amendment shall not be deemed to modify the representations and warranties of the Parties for any purposes under the Agreement, including for the purposes of ARTICLE VI. The obligations of the Parties to amend or supplement the schedules shall terminate on the Closing Date.

Section 5.6. Securities Listing. Parent shall use its commercially reasonable best efforts to keep the Parent Common Stock and Parent Warrants listed for trading on Nasdaq from the date hereof and through the Closing, and shall prepare and submit to Nasdaq a notice of listing of additional shares and/or a listing application, in each case if required under Nasdaq rules, in connection with the Merger, and shall use commercially reasonable best efforts to obtain approval for the listing of the Parent Common Stock on Nasdaq after the Closing, and the Company shall reasonably cooperate with Parent with respect to such listing.

Section 5.7. Charter Protections; Directors’ and Officers’ Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current and former directors and/or officers of the Company and Parent (each, a “D&O Indemnified Person”) under applicable law or as provided in the Charter Documents of the Company and Parent or in any indemnification agreements in force as of the date of this Agreement with respect to matters occurring prior to or at the Closing shall survive and shall continue in full force and effect in accordance with their terms. Prior to or at the Closing, Parent shall enter into new indemnification agreements with each individual listed in Schedule 5.12.

55

(b) Without limiting any additional rights that any Person may have under any other agreement, for a period of six (6) years after the Closing Date, each of Parent and the Company shall, jointly and severally, indemnify and hold harmless each D&O Indemnified Person against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the D&O Indemnified Person is or was an officer, director, employee, manager, managing member, partner (general or limited), fiduciary or agent of Parent or the Company prior to the Closing Date or (ii) any matters existing or occurring at or prior to the Closing Date (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed on or after the Closing Date, to the fullest extent permitted under applicable law. In the event of any such claim, action, suit, proceeding or investigation, (x) each D&O Indemnified Person will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Parent within ten (10) Business Days of receipt by Parent from the D&O Indemnified Person of a request therefor; provided, that any Person to whom expenses are advanced provides an undertaking to return the advance if it is ultimately determined that the Person is not entitled to indemnification, (y) neither Parent, the Company, nor any of their respective Affiliates shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim in which indemnification could be sought by a D&O Indemnified Person hereunder, unless such settlement, compromise or consent includes an unconditional release of all such D&O Indemnified Persons from all liability arising out of such action, suit, proceeding, investigation or claim (including all claims for plaintiffs’ attorney’s fees and expenses) or such D&O Indemnified Person otherwise consents and (z) Parent, the Company, and their respective Affiliates shall cooperate in the defense of any such matter.

(c) Upon the Closing, Parent shall purchase a prepaid insurance policy (i.e., “tail coverage”) which policy provides liability insurance coverage for the D&O Indemnified Persons of Parent and the Company on no less favorable terms (including in amount and scope) as the policy or policies maintained by Parent at the date of this Agreement (but in any event on terms that are reasonably prudent in circumstances) for the benefit of such individuals for an aggregate period of not less than six (6) years with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the Transactions. Such policy shall be from an insurance carrier with the same or better credit rating as the current insurance carrier(s) of Parent with respect to directors’ and officers’ liability insurance. The Company shall in good faith cooperate with Parent prior to the Effective Time with respect to the procurement of such “tail coverage” policy.

(d) Upon the Closing, Parent shall purchase a directors’ and officers’ insurance policy in a reasonably prudent amount which policy provides liability insurance coverage with respect to claims arising from acts, events or omissions that occur after the Closing. Such policy shall be from an insurance carrier with the same or better credit rating as the current insurance carrier(s) of Parent and the Company with respect to directors’ and officers’ liability insurance.

(e) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision will be made so that the successors and assigns of Parent assume the obligations set forth in this Section 5.7.

56

(f) The provisions of this Section 5.7 are intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Persons and may not be changed after Closing without the consent of Parent and a majority of those D&O Indemnified Persons serving on Parent’s board of directors after the Closing Date.

(g) From and after the Effective Time, Parent shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section 5.7 in connection with their enforcement of the rights provided to such persons in this Section 5.7; provided that, any such person delivers to Parent a written undertaking to reimburse all such expenses to the extent it is finally determined by a court of competent jurisdiction that such person is not entitled to indemnification pursuant to the rights provided to such person in this Section 5.7.

(h) The provisions of this Section 5.7 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Parent and the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons, their heirs and their Representatives.

Section 5.8. Expenses. Except as otherwise provided herein, each Party will pay its own respective Transaction Expenses. For the avoidance of doubt, (x) any Transactions Expenses of Parent that are unpaid as of the Closing shall become liabilities of Parent Holdco and shall be transferred to Parent Holdco in accordance with clause (i) of Section 5.17 and (y) any Transaction Expenses of the Company shall remain the obligation of the Company.

Section 5.9. Insider Loans. The Company shall cause each Insider of the Company or its Subsidiaries and each other Person designated by the Company who will become an Insider of Parent upon the Closing to, at or prior to Closing, (i) repay to the Company or its Subsidiaries any personal loan by the Company or its Subsidiaries to such Insider or other Person and any other amount owed by such Insider or other Person to the Company or its Subsidiaries; and (ii) cause any guaranty or similar arrangement pursuant to which the Company or its Subsidiaries have guaranteed the payment or performance of any obligations of such Insider or other Person to a third party to be terminated. As of the Closing, all loans made by Parent or its Subsidiaries to any Insider of Parent or Affiliate thereof have been assigned to Parent Holdco or one of its Subsidiaries. As of the date hereof and as of the Closing, no loans by Parent to any such Insider or Affiliate are outstanding, nor is Parent party to any guaranty or similar arrangement pursuant to which Parent has guaranteed the payment or performance of any obligations of such Insider or Affiliate to a third party.

Section 5.10. Employment Agreements. Prior to the Closing Date, Parent shall enter into employment agreements with the Company executives listed on Schedule5.10, in a form which is reasonably acceptable to the Company and such executives to be effective upon the Closing Date (the “Employment Agreements”).

Section 5.11. Registration Rights Agreement. At or prior to the Closing, Parent and the Company Stockholders who are Affiliates of the Company (all of whom are set forth on Schedule5.11) shall execute and deliver a registration rights agreement (“Registration Rights Agreement”) in a form to be mutually agreed upon and in substance reasonable and customary for transactions of a similar nature.

57

Section 5.12. Board of Directors; Officers. Except as otherwise agreed in writing by the Company and Parent prior to the Closing, the Parties shall take all necessary action so that (a) all of the members of the board of directors of Parent and all officers of Parent resign effective as of the Closing unless such director or officer is included on Schedule5.12, (b) the number of directors constituting the board of directors of Parent shall be such number as is specified on Schedule5.12 and (c) the persons designated by the Company and listed in Schedule5.12 are elected to the positions of officers and directors of Parent, as set forth therein, to serve in such positions effective immediately after the Closing. If any Person listed in Schedule5.12 is unable to serve, the Company shall designate a successor.

Section 5.13. Incentive Equity Plan. Prior to the Closing Date, Parent’s Board of Directors shall cause to be adopted the Parent Plan, the proposed form and terms of which shall be prepared and delivered by the Company, and which shall be reasonably acceptable to Parent. The Parent Plan shall provide that an aggregate number of shares of Parent Common Stock equal to 10% of the shares of Parent Common Stock outstanding upon the Closing (on a fully-diluted basis) shall be reserved for issuance pursuant to the Parent Plan, with customary evergreen provisions. Parent shall file with the SEC a registration statement on Form S-8 (or any successor form or comparable form in another relevant jurisdiction) relating to Parent Common Stock issuable pursuant to the Parent Plan.

Section 5.14. Company Stockholder Approval. The Company shall, as promptly as practicable after the SEC Approval Date, give notice in accordance with the DGCL and the Company’s Charter Documents to all the Company Stockholders calling for a special meeting of such members to consider and vote upon the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby, and shall hold such meeting as promptly as practicable after such notice is given (“Company Stockholder Meeting”). The Company and its directors shall cause the Company Stockholder Meeting to take place in accordance with the foregoing and in compliance with the Securities Act, the DGCL and the Company’s Charter Documents and use commercially reasonable best efforts to secure the Company Stockholder Approval at the Company Stockholder Meeting. Notwithstanding the foregoing, at the election and option of the Company, the Company shall be permitted to obtain the Company Stockholder Approval, without a need for calling a Company Stockholder Meeting, by obtaining the written consent of holders of Company Stock representing the Company Stockholder Approval that is executed and delivered by such holders after the SEC Approval Date; provided, that, in the event that the Company elects to obtain the Company Stockholder Approval pursuant to such written consent, consents with respect to this Agreement, the Merger and the other transactions contemplated hereby will be solicited from all holders of Company Stock. The Company shall use its commercially reasonable efforts to cause the Company Stockholders to (i) to vote (in person, by proxy or by action by written consent, as applicable) all of their Company Stock in favor of, and adopt, the Merger and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate the Merger and (ii) to execute and deliver all related documentation and take such other action in support of the Merger as shall reasonably be requested by the Company in connection with the Merger.

58

Section 5.15. Transaction Financing. Concurrent with the Closing, ATW Opportunities Master Fund II, L.P. or its designee (the “Investor”) will invest a sum not less than $3 million and up to $5 million in a private placement of shares of Parent Series B Preferred Stock with terms to be mutually agreed upon between the Company, Parent and the Investor including, but not limited to, mutually agreed upon price adjustment terms (the “Concurrent Financing”). In connection with consummating such Concurrent Financing, Parent will prepare, or cause to be prepared, offering documents of a type customarily used for the type of financing proposed and negotiate and execute binding agreements with terms mutually agreed upon between the Company, Parent and the Investor (the "Concurrent Financing Agreements"). The Company shall reasonably cooperate in a timely manner in connection with the Concurrent Financing including (i) by providing such information and assistance as Parent may reasonably request, (ii) granting such access to the Investor and its representatives as may be reasonably necessary for their due diligence, and (iii) causing their respective senior management teams to participate in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to such Concurrent Financing. Parent (x) shall not modify, amend or supplement the Concurrent Financing Agreements, or waive any term thereof, without the consent and the Company and (y) shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the Concurrent Financing to be consummated on the terms set forth in the Concurrent Financing Agreements, including using its commercially reasonable efforts to (i) maintain in full force and effect the Concurrent Financing Agreements in accordance with the terms thereof, (ii) satisfy on a timely basis all conditions to obtaining the Concurrent Financing set forth in the Concurrent Financing Agreements that are applicable to Parent or any of its Subsidiaries, and within the control of Parent or any of its Subsidiaries, respectively, (iii) comply on a timely basis with Parent’s obligations under the Concurrent Financing Agreements, (iv) cause the Investor to fund the Concurrent Financing concurrently with or prior to the Closing and (v) enforce the Parent’s rights under the Concurrent Financing Agreements.

Section 5.16. Tax Matters.

(a) From and after the date of this Agreement and until the Effective Time, each Party shall use its commercially reasonable efforts to ensure that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(b) Following the Effective Time, none of the Company, Parent or any of their respective Subsidiaries or Affiliates shall take any action, cause or permit any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(c) At and after the Effective Time, each of the Company and the Surviving Company covenants and agrees that it will maintain all books and records and file all federal, state, and local income Tax Returns and schedules thereto of the Company and the Surviving Company in a manner consistent with the Merger being qualified as a reorganization under Section 368(a) of the Code (and comparable provisions of any applicable state or local Tax laws) unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

59

Section 5.17. Restructuring and Spinoff. In connection with this Agreement, the Merger and the other Transactions contemplated hereby, (i) immediately prior to the Closing, Parent shall complete a restructuring (the “Restructuring”), pursuant to which Parent shall form a wholly-owned subsidiary (“Parent Holdco”) and each of Parent’s subsidiaries (other than Merger Sub) shall become direct wholly-owned subsidiaries of Parent Holdco, and Parent shall transfer all its assets and liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise) as of the date of the closing of the Restructuring to Parent Holdco (including, for the avoidance of doubt, any such liability of Parent for any Transaction Expenses), other than, for the avoidance of doubt, any funds received from the Concurrent Financing, and (ii) Parent intends, following the Closing Date, to distribute the shares of common stock it holds of Parent Holdco (x) to the holders of Parent Common Stock and the holders of the IPO Warrants, in such a manner as to prevent any adjustment to the exercise price of the IPO Warrants, or (y) with the written consent of the Company prior to the Closing (which may be withheld by the Company in its sole discretion), solely to the holders of Parent Common Stock, in which case clause (C) of the definition of “Fully Diluted Parent Common Stock Outstanding” contained herein shall be deemed to have been deleted (the “Spinoff”). In connection with the Spinoff, Parent and Parent Holdco shall enter into agreements for the separation of their respective business on reasonable and customary terms, including customary indemnification obligations of the parties. Subject to applicable fiduciary obligations, from the Closing Date until the consummation of the Spinoff, Parent shall seek to cause the operations of the Surviving Company to continue to be operated consistent with past practice; provided that Parent shall be free to conduct its business and the business of the Surviving Company in the manner it determines to be reasonably prudent and in its best interest and the best interest of the Surviving Company.

ARTICLE VI

CONDITIONS

Section 6.1. Conditions to the Obligations of Each Party. The respective obligations of each Party to effect the Transactions are subject to the satisfaction as of the Closing Date of the following conditions, any one or more of which may be waived in writing (if legally permitted) by the Party whose obligations are conditioned upon it:

(a) No Order. No Governmental Authority shall have entered a decree, injunction or other Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of restraining, enjoining or prohibiting consummation of the Merger on the terms and conditions contemplated by this Agreement.

(b) HSR Act. All required waiting periods under the HSR Act, if any, shall have expired or been terminated, and all other consents, approvals and authorizations from Governmental Authorities legally required to be made or obtained to consummate the Transactions shall have been made or obtained.

(c) Registration Statement. The SEC shall have declared the Registration Statement effective, no stop order shall have been issued by the SEC which remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

(d) Parent Stockholder Approval. At the Parent Stockholder Meeting (including any adjournments thereof), the Parent Stockholder Matters shall have been duly approved and adopted by the Parent Stockholders by the requisite vote under the WBCA, the Parent Charter Documents and Nasdaq rules and regulations.

60

(e) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

Section 6.2. Additional Conditions to Parent’s Obligations. The obligations of Parent to consummate and effect the Transactions shall be subject to the satisfaction as of the Closing Date of each of the following additional conditions, any of which may be waived, in writing, by Parent:

(a) Representations and Warranties. The representations and warranties of the Company (i) contained in Section 2.1, Section 2.2, Section 2.3, Section 2.7, Section 2.25 and Section 2.28 of this Agreement will be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on that date (except that any representation and warranty that relates expressly to a specified date or time period need only to have been true and correct with regard to the specified date or time period), and (ii) contained elsewhere in this Agreement will be true and correct in all respects (without giving effect to any limitation as to items which are material or will have a Company Material Adverse Effect) on the date of this Agreement and on the Closing Date with the same effect as though made on that date (except that any representation and warranty that relates expressly to a specified date or time period need only to have been true and correct with regard to the specified date or time period), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Company Material Adverse Effect, and the Company will have delivered to Parent a certificate dated the Closing Date and signed by an officer of the Company to that effect (“Company Closing Certificate”).

(b) Agreements and Covenants. The Company shall have performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, provided, that, with respect to agreements and covenants that are qualified by materiality, the Company shall have performed such agreements and covenants, as so qualified, in all respects, and the Company Closing Certificate shall include a provision to that effect.

(c) Secretary Certificate. Parent shall have received a certificate of the secretary or equivalent officer of the Company certifying: (i) that attached thereto are true and complete copies of all resolutions adopted by the managers of the Company authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the Transactions, (ii) that attached thereto are certificates of good standing of the Company from the State of Delaware and from each state where it is organized, qualified or licensed to do business as a foreign entity, and (iii) the names and signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder.

(d) No Litigation. No Action shall be pending which is reasonably likely to (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, or (iii) affect materially and adversely the right of Parent or the Surviving Company to own, operate or control any of the Intellectual Property Rights, assets, operations, or business of the Company or its Subsidiaries following the Transactions and no Order to any such effect shall be in effect.

61

(e) No Material Adverse Effect. Since the date of this Agreement, there will not have occurred anything that has constituted or resulted in a Company Material Adverse Effect that is ongoing.

(f) Consents. The Company shall have obtained the consents, waivers and approvals set forth on Schedule6.2(f).

(g) Employment Agreements. An employment agreement with Parent, in form and substance reasonably acceptable to Parent (the “Employment Agreements”), shall have been executed and delivered by each of the individuals set forth on Schedule6.2(g).

(h) Ancillary Agreements. The Ancillary Agreements shall have been executed and delivered by the Company.

Section 6.3. Additional Conditions to the Company’s Obligations. The obligations of the Company to consummate and effect the Transactions shall be subject to the satisfaction as of the Closing Date of each of the following additional conditions, any of which may be waived, in writing, by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) contained in Section 3.1, Section 3.2, Section 3.3, Section 3.8, Section 3.21 and Section 3.29 of this Agreement will be true and correct in all respects on the date of this Agreement and on the Closing Date with the same effect as though made on that date (except that any representation and warranty that relates expressly to a specified date or time period need only to have been true and correct with regard to the specified date or time period), and (ii) contained elsewhere in this Agreement will be true and correct in all respects (without giving effect to any limitation as to items which are material or will have a Parent Material Adverse Effect) on the date of this Agreement and on the Closing Date with the same effect as though made on that date (except that any representation and warranty that relates expressly to a specified date or time period need only to have been true and correct with regard to the specified date or time period), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Parent Material Adverse Effect, and Parent will have delivered to the Company a certificate dated the Closing Date and signed by an officer of Parent to that effect (“Parent Closing Certificate”).

(b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Parent Closing Certificate shall include a provision to that effect.

(c) Secretary Certificate. The Company shall have received a certificate of the secretary or equivalent officer of each of Parent and Merger Sub certifying: (i) that attached thereto are true and complete copies of all resolutions adopted by the boards of directors of Parent and Merger Sub authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all of the resolutions of the boards of directors of Parent and Merger Sub adopted in connection with the transactions contemplated hereby, (ii) that attached thereto are certificates of good standing of each of Parent and Merger Sub from its jurisdiction of formation and from each jurisdiction where it is qualified or licensed to do business as a foreign corporation, and (iii) the names and signatures of the officers of Parent and Merger Sub authorized to sign this Agreement and the other documents to be delivered hereunder.

62

(d) No Litigation. No Action shall be pending which is reasonably likely to (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, (iii) affect materially and adversely or otherwise encumber the title of the shares of Parent Preferred Stock to be issued by Parent in connection with the Merger, or (iv) affect materially and adversely the right of Parent or the Surviving Company to own, operate or control any of the Intellectual Property Rights, assets, operations, or business of the Company or its Subsidiaries following the Transactions and no Order to any such effect shall be in effect.

(e) No Material Adverse Effect. Since the date of this Agreement, there will not have occurred anything that has constituted or resulted in a Parent Material Adverse Effect that is ongoing.

(f) Nasdaq Listing. The listing on Nasdaq of the Parent Common Stock to be issued in the Merger effective upon the Closing shall have been approved.

(g) Management. Effective upon the Closing, the members of the board of directors of Parent and the executive officers of Parent shall consist of the individuals designated in accordance with Section 5.12.

(h) Restructuring. The Restructuring shall have been completed by Parent in accordance with this Agreement.

(i) Ancillary Agreements. The Ancillary Agreements shall have been executed and delivered by Parent and Merger Sub.

(j) Parent Liabilities. Parent will not have any liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise) at Closing other than liabilities of Parent Holdco and its Subsidiaries, which liabilities will be removed as a result of the Spinoff.

(k) Concurrent Financing. Parent shall have consummated the Concurrent Financing concurrently with the Closing on the terms set forth in the Concurrent Financing Agreements.

63

ARTICLE VII

TERMINATION

Section 7.1. Termination of Agreement. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Closing has not occurred at or before 5:00 p.m. Eastern Time on February 28, 2026 (the “Termination Date”); provided that the Termination Date shall automatically be extended to April 30, 2026 without any further action by any party hereto if the Registration Statement has not been declared effective by the SEC as of the original Termination Date; provided further that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or primarily resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Parent or the Company if a Governmental Authority having competent jurisdiction has issued an Order or taken any other action having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, which Order or other action has become final and nonappealable;

(d) by either Parent or the Company, if the Parent Stockholder Matters are not approved or adopted by the Parent Stockholders by the requisite vote under the WBCA and the Parent Charter Documents at the Parent Stockholder Meeting;

(e) by either Parent or the Company, if the Company Stockholder Approval is not obtained by the requisite vote under the DGCL and the Company Charter Documents at the Company Stockholder Meeting;

(f) by the Company, if (i) any of the representations and warranties of Parent contained in this Agreement fail to be true and correct such that the condition set forth in Section 6.3(a) cannot be satisfied or (ii) Parent has breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 6.3(b) will not be satisfied; provided, that if such inaccuracy or breach is curable by Parent, then the Company may not terminate this Agreement unless the inaccuracy or breach remains uncured for a period of thirty (30) days after delivery of a written notice from the Company to Parent of such inaccuracy or breach that describes the inaccuracy or breach in reasonable detail and says that failure to cure the inaccuracy or breach within 30 days will result in termination of this Agreement at the end of the 30 day period, provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(f) will not be available if the Company is in breach in any material respect of its obligations hereunder;

(g) by Parent, if (i) any of the representations and warranties of the Company contained in this Agreement fail to be true and correct such that the condition set forth in Section 6.2(a) cannot be satisfied or (ii) the Company has breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 6.2(b) will not be satisfied; provided, that if such inaccuracy or breach is curable by the Company, then Parent may not terminate this Agreement unless the inaccuracy or breach remains uncured for a period of thirty (30) days after delivery of a written notice from Parent to the Company of such inaccuracy or breach that describes the inaccuracy or breach in reasonable detail and says that failure to cure the inaccuracy or breach within 30 days will result in termination of this Agreement at the end of the 30 day period, provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(g) will not be available if Parent is in breach in any material respect of its obligations hereunder; or

64

(h) by written notice from one Party to the other if such Party’s Board of Directors shall have determined to enter into a definitive agreement with respect to a Superior Proposal.

Section 7.2. Notice of Termination; Effect of Termination.

(a) In order to terminate this Agreement under Section 7.1, the Party terminating this Agreement must give written notice of termination to the other Party which states when this Agreement will terminate and the subsection of Section 7.1 under which termination is claimed. Termination of this Agreement will be effective immediately upon delivery of the notice of termination (or, if the termination is pursuant to Section 7.1(f) or Section 7.1(g), after the expiration of the thirty (30) day cure period).

(b) In the event of the termination of this Agreement as provided in this Section 7.2, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 4.2(a) (Confidentiality), Section 5.11 (Expenses), this Section 7.2, and ARTICLE VIII (Miscellaneous), shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from liability for any willful and intentional breach of this Agreement by such Party occurring prior to such termination or such Party’s Actual Fraud. For the avoidance of doubt, the termination of this Agreement will not affect the obligations of Parent under the Confidentiality Agreement.

(c) Notwithstanding anything contained in Section 7.2(b) to the contrary, in the event that this Agreement is validly terminated by a Party pursuant to Section 7.1(h), the terminating Party shall pay to the other Party (or one or more of its designees), no later than one Business Day following such termination, $3,500,000, payable by wire transfer of immediately available funds as liquidated damages and not as a penalty. Such payment shall be the sole and exclusive monetary remedy of a Party or any of its Affiliates against the other Party or any of its Affiliates for any loss or damage suffered in connection with the Transactions or as a result of the failure of the Merger and the other Transactions to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise, which amount would otherwise be impossible to calculate with precision, and upon payment of such amount, the terminating Party and its Affiliates shall have no further liability or obligation relating to or arising out of this Agreement or in respect of representations made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise, except for and subject to the following: (i) Section 4.2(a) (Confidentiality), Section 5.11 (Expenses), this Section 7.2, and ARTICLE VIII (Miscellaneous), shall survive, and (ii) nothing herein shall relieve any Party from liability for any willful and intentional breach of this Agreement by such Party occurring prior to such termination or such Party’s Actual Fraud. Each of the Company, Parent and Merger Sub acknowledges that the terms contained in this Section 7.2(c) are an integral part of the transactions contemplated by this Agreement and that, without these terms, the Parties would not enter into this Agreement.

65

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Notices. Any notice, request, demand, claim or other communication required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by electronic mail to the applicable email address specified below. Any such notice, request, demand, claim or other communication will be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by a nationally recognized overnight courier service, (c) the day of sending, if sent by electronic mail prior to 5:00 p.m. (Eastern time) on any Business Day, or the next succeeding Business Day if sent by electronic mail after 5:00 p.m. (Eastern time) on any Business Day or on any day other than a Business Day or (d) five (5) Business Days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or, if applicable, email address, or to such other address or email address as such Party may subsequently designate to the other Parties by notice given hereunder:

If to the Company (prior to the Closing), to:

Aero Velocity Inc.

3600 Park 42 Drive

Cincinnati, OH 45241

Attention: Mark Hastings

with a copy (which will not constitute notice) to:

Graubard Miller

The Chrysler Building

405 Lexington Ave, 44th Floor

New York, NY 10174

Attention: David Alan Miller, Esq.; Jeffrey M. Gallant, Esq.

If to Parent (or to the Company after the Closing), to:

BT Brands, Inc.

10701 Wayzata Blvd S, Suite 102

Minnetonka, MN 55305

Attention: Gary Copperud, Chief Executive Officer

 with a copy (which will not constitute notice) to:

Ruffa & Ruffa, P.C.

207 West Park Avenue

Long Beach, NY 11561

Attention: William P. Ruffa, Esq.

Each of the Parties to this Agreement may specify a different address or email address by giving notice in accordance with this Section 8.1 to each of the other Parties hereto.

66

Section 8.2. Succession and Assignment; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a Party hereto for all purposes hereof. No Party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties hereto, and any attempt to do so will be null and void ab initio. Except as expressly provided herein (including Section 5.7 and Section 8.14), this Agreement is for the sole benefit of the Parties hereto and their successors and permitted assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the Parties hereto and such successors and permitted assignees, any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything to the contrary herein, if the Merger is consummated, each of the D&O Indemnified Persons shall be a third party beneficiary of the provisions set forth in Section 5.7.

Section 8.3. Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by Parent and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, that after the Closing, no amendment or waiver of any provision of this Agreement shall be valid and binding without the written consent of each of the Parent Representative and the Company Representative. No waiver by any Party of any breach or violation of, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach or violation of, default under, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof. Any waiver or other document signed by Parent will be deemed also to be signed by Merger Sub.

Section 8.4. Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any Ancillary Agreement or other certificate, statement or instrument delivered pursuant to this Agreement or any Ancillary Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing, and they shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except (a) as otherwise contemplated by Section 7.2(b) and 7.2(c), (b) for those covenants and agreements contained herein (or in instruments executed pursuant to this Agreement) that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches to the extent occurring after the Closing and (d) for this Article VIII.

67

Section 8.5. Non-Recourse. Except in the case of claims against a Person in respect of such Person’s Actual Fraud:

(a) Solely with respect to the Company, Parent and Merger Sub, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Company, Parent and Merger Sub as named parties hereto; and

(b) No Person (other than the Company, Parent, or Merger Sub, and then only to the extent of the specific obligations undertaken by such Party) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Parent or Merger Sub under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Section 8.6. Entire Agreement. This Agreement, together with the Ancillary Agreements, the Confidentiality Agreement and any other documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto. No Party has relied on any representations or commitments other than those explicitly contained in this Agreement, the Ancillary Agreements, the Confidentiality Agreement and any other documents, instruments and certificates explicitly referred to herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly provided for herein and therein.

Section 8.7. Fulfillment of Obligations. Any obligation of any Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

Section 8.8. Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed and delivered by each Party hereto. Counterpart signature pages to this Agreement may be delivered by electronic delivery (i.e., by email of a PDF signature page or by docusign or similar electronic means) and each such counterpart signature page will constitute an original for all purposes.

Section 8.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each Party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

68

Section 8.10. Governing Law. This Agreement, the rights of the Parties hereunder and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 8.11. Jurisdiction; Venue; Service of Process; JURY WAIVER.

(a) Jurisdiction; Venue. Any Action relating to or arising under this Agreement, any of the Ancillary Agreements, or any of the Transactions may be brought in any state or federal court sitting in the State of New York, but in no other court. Each of the Parties to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the State of New York, for the purpose of any Action relating to or arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement or any of the Transactions (in each case, whether in law or in equity, whether in contract or in tort, by statute or otherwise), (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other Action in any other court other than one of the above-named courts or that this Agreement, any Ancillary Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence a Party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) Service of Process. Each of the Parties to this Agreement hereby (i) consents to service of process in any Action among any of the Parties hereto relating to or arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement or any of the Transactions (in each case, whether in law or in equity, whether in contract or in tort, by statute or otherwise) in any manner permitted by applicable law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.1, will constitute good and valid service of process in any such Action and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

69

(c) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. EACH PARTY ACKNOWLEDGES THAT NO PARTY HAS AGREED NOT TO ENFORCE THIS WAIVER OF THE RIGHT TO TRIAL BY JURY.

Section 8.12. Specific Enforcement. Each of the Parties hereto agrees that irreparable harm for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that it does not fully and timely perform its obligations under or in connection with this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger and the other Transactions) in accordance with its terms. Each of the Parties hereto acknowledges and agrees that (i) the other Parties will be entitled to an injunction, specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages and without posting a bond, this being in addition to any other remedy to which such other Parties are entitled under this Agreement and (ii) the right to obtain an injunction, specific performance, or other equitable relief is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.12 shall not be required to provide any bond or other security in connection with any such injunction.

Section 8.13. Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. References to a document or item of information having been “made available” will be deemed to be satisfied by the posting of such document or item of information in an electronic data room accessible by Parent or the Company, as the case may be, or its representatives.

70

Section 8.14. Legal Representation.

(a) Parent and the Company, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the stockholders or holders of other equity interests of Parent and/or any of their respective directors, stockholders, partners, officers, employees or Affiliates (other than Parent) (collectively, the “BT Group”), on the one hand, and (y) Parent and/or any member of the Company Group (as defined below), on the other hand, any legal counsel, including Ruffa & Ruffa, P.C. (“Ruffa”), that represented Parent or a member of the BT Group prior to the Closing may represent any member of the BT Group in such dispute even though the interests of such Persons may be directly adverse to Parent, and even though such counsel may have represented Parent in a matter substantially related to such dispute, or may be handling ongoing matters for Parent and/or a member of the BT Group. Neither Parent nor the Company shall seek to or have BT disqualified from any such representation with respect to this Agreement or the Transactions based upon the prior representation of the BT Group by Ruffa. The Parties hereby waive any potential conflict of interest arising from such prior representation and each Party shall cause its respective Affiliates to consent to waive any potential conflict of interest arising from such representation. Each Party acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that such Party has consulted with counsel in connection therewith. Parent and the Company, on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among Parent, the Sponsor and/or any other member of the BT Group, on the one hand, and Ruffa, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the BT Group after the Closing, and shall not pass to or be claimed or controlled by Parent.

(b) Parent and the Company, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the holders of equity interests of the Company and/or any of their respective directors, stockholders, partners, officers, employees or Affiliates (other than Parent) (collectively, the “Company Group”), on the one hand, and (y) Parent and/or any member of the BT Group, on the other hand, any legal counsel, including Graubard Miller (“Graubard”) that represented the Company prior to the Closing may represent any member of the Company Group in such dispute even though the interests of such Persons may be directly adverse to Parent, and even though such counsel may have represented Parent and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for Parent. Neither Parent nor the Company shall seek to or have Graubard disqualified from any such representation with respect to this Agreement or the Transactions based upon the prior representation of the Company Group by Graubard. The Parties hereby waive any potential conflict of interest arising from such prior representation and each Party shall cause its respective Affiliates to consent to waive any potential conflict of interest arising from such representation. Each Party acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that such Party has consulted with counsel in connection therewith. Parent and the Company, on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among the Company and/or any member of the Company Group, on the one hand, and Graubard, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Company Group after the Closing, and shall not pass to or be claimed or controlled by Parent.

71

(c) The covenants, consents and waivers contained in this Section 8.14 shall not be deemed exclusive of any other rights to which Ruffa or Graubard are entitled whether pursuant to law, contract or otherwise.

(d) This Section 8.14 is intended for the benefit of, and shall be enforceable by, the BT Group and the Company Group. This Section 8.14 shall be irrevocable, and no term of this Section 8.14 may be amended, waived, or modified without the prior written consent of Ruffa or Graubard, as applicable.

Section 8.15. Currency. Unless otherwise specified, all references to currency amounts in this Agreement shall mean United States dollars.

[Remainder of Page Left Intentionally Blank]

72

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

PARENT:

BT BRANDS, INC.

By:	/s/ Gary Copperud
Name: Gary Copperud
Title: Chief Executive Officer

MERGER SUB:

BT MERGER SUB INC.

By:	/s/ Gary Copperud
Name: Gary Copperud
Title: President

COMPANY:

AERO VELOCITY INC.

By:	/s/ Mark Hastings
Name: Mark Hastings
Title: Chief Executive Officer

Solely as to the first sentence of Section 5.15:

ATW OPPORTUNITIES MASTER FUND II, L.P.

By:	/s/ Antonio Ruiz-Gimenez
Name: Antonio Ruiz-Gimenez
Title:

[Signature Page to Agreement and Plan of Merger]

73

Exhibit A

Certain Definitions

“Action” means any judicial or administrative action, suit, litigation, arbitration, or proceeding, or any inquiry, audit, or investigation, whether civil or criminal, at law or in equity, brought by or before any Governmental Authority.

“Actual Fraud” means common law fraud that involves a knowing and intentional misrepresentation in the representations and warranties set forth in Article 2 (with respect to the Company) or Article 3 (with respect to Parent and Merger Sub), as applicable, with the intent that the other Party rely thereon, and for the avoidance of doubt, does not include constructive fraud or other claims based on constructive knowledge, negligent misrepresentation or similar theories that do not constitute common law fraud under Delaware law.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. The term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

“Ancillary Agreements” means the Certificate of Merger, Surviving Company Certificate of Incorporation, Parent A&R Charter, Parent A&R Bylaws, Support Agreements, Employment Agreements, Registration Rights Agreement, Parent Plan, and the other documents delivered pursuant hereto and thereto.

“Anti-Corruption Laws” means the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the UN Convention against Corruption, the United States Foreign Corrupt Practices Act of 1977, the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, and any other laws in any jurisdiction in which the Company conducts business or provides or offers goods or services which (i) prohibits the conferring of any gift, payment or other benefit on any Person or any officer, employee, agent, or advisor of such Person, and/or (ii) is broadly equivalent to any of the foregoing or was intended to enact the provisions of any of the foregoing, or which has as its objective the prevention of corruption.

“Anti-Tax Evasion Laws” means (a) any laws prohibiting fraudulent or dishonest failure to pay any amount of Tax due to the relevant Governmental Authority within any applicable time limit for the payment of such Tax without incurring interest and/or penalties, or claims for any relief, and (b) any laws prohibiting the facilitation of tax evasion.

“Associated Person” means, in relation to the Company, a Person (including any director, contractor, employee, agent, or Subsidiary) who performs or has performed services for or on behalf of the Company.

74

“Business Day” means any day other than a Saturday or a Sunday or a weekday on which banks in New York, New York are authorized or required to be closed.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company’s Knowledge,” “Knowledge of the Company” and similar formulations mean that one or more of Mark Hastings has actual knowledge of the fact or other matter at issue.

“Company Indebtedness” means indebtedness of the Company and its Subsidiaries for borrowed money.

“Company IT Systems” means any computer hardware, servers, networks, platforms, peripherals, data communication lines, and other information technology equipment and related systems and services (including so-called SaaS/PaaS/IaaS services), that are owned or controlled by, or relied upon in the conduct of the business of, the Company or its Subsidiaries.

“Company Intellectual Property Rights” means the Intellectual Property Rights owned by the Company and/or its Subsidiaries.

“Company Material Adverse Effect” means a Material Adverse Effect with respect to the Company and its Subsidiaries, taken as a whole.

“Company Stockholders” means the holders of the Company Shares, for all periods prior to the Closing, and the holders of the Company Shares as of immediately prior to the Closing, for all periods on or after the Closing.

“Company Products” means the products or services provided by the Company or any Subsidiary.

“Company Shares” means shares of capital stock of the Company, including shares of Company Common Stock.

“Company Source Code” means software source code or algorithms to the Company Products that were authored by or on behalf of the Company.

“Contractual Obligation” means, with respect to any Person, any legally binding contracts, agreements, purchase orders, leases, mortgages, indentures, notes, and bonds, whether written or oral, to which such Person or any of its Subsidiaries is a party or by or to which any of the properties or assets of such Person or any of its Subsidiaries may be bound (including without limitation notes for borrowed money payable to such Person or any of its Subsidiaries).

“Economic Sanctions Law” means any economic or financial sanctions administered by OFAC, the United States State Department, the United States Department of the Treasury, the United Nations, or any other national, international or multinational economic sanctions authority of the jurisdictions where the Company or Parent or any of their respective Subsidiaries conducts business or provides or offers goods or services.

75

“Employee Plan” means any written plan, program, policy, or arrangement that (a) is an employee benefit plan, (b) provides equity-based compensation including any options to acquire units, profits interest, restricted units, and equity appreciation rights or (c) any other material deferred-compensation, retirement, severance, change in control, welfare-benefit, death, disability, medical, bonus, incentive or fringe-benefit plan or arrangement (in each case, other than any plan, program or arrangement mandated by applicable laws), including but not limited to any “employee benefit plan” as defined in Section 3(3) of ERISA.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

“Environmental Laws” means any laws relating to (a) releases or threatened releases of Hazardous Substances, (b) pollution, protection, investigation, or restoration of the environment or natural resources, (c) the manufacture, handling, transport, use, presence, treatment, storage or disposal of Hazardous Substances, (d) wetlands, pollution, contamination, or any injury or threat of injury to persons or property as a result of exposure to Hazardous Substances, and includes but is not limited to United States federal statutes known as the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, Toxic Substances Control Act, or any similar law applicable to (1) the Company’s operations in any jurisdiction in which the Company conducts business or provides or offers goods or services or (2) Parent’s operations in any jurisdiction in which Parent conducts business or provides or offers goods or services, as applicable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Export Control Laws” means all U.S. import and export laws (including those laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799; Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199; State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130; and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-599), United States Executive Order 13224, the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act, the International Emergency Economic Powers Act, the Trading with the Enemy Act, and all comparable applicable laws outside the United States.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any supra-national governing body, or any court, agency, commission, authority or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any such government, political subdivision thereof, or supra-national governing body, including any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or Orders of such organization or authority have the force of law), or any arbitrator or other tribunal of competent jurisdiction.

76

“Hazardous Substance” means (a) those substances defined in or regulated as hazardous or toxic substances, materials, or wastes under any Environmental Law, (b) petroleum and petroleum products or by-products including crude oil and any fractions thereof, (c) natural gas, synthetic gas, and any mixtures thereof, (d) friable asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon, (e) any other substance regulated as a pollutant or contaminant under Environmental Law, or (f) any biological or chemical substance, material or waste regulated or classified as toxic, hazardous, or radioactive by any Governmental Authority with jurisdiction applicable to (1) the Company in which the Company conducts business or provides or offers goods or services or (2) Parent in which Parent conducts business or provides or offers goods or services, as applicable.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Information Privacy and Security Laws” means all applicable laws concerning the privacy, data protection, transfer or security of Personal Confidential Information, including, to the extent applicable, the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, the Payment Card Industry Data Security Standards, guidance of each Governmental Authority that pertains to such laws, and other local, state, federal, and foreign data security laws, data breach notification laws, and consumer protection laws.

“Insider” means, with respect to any Person, any natural Person who is an officer, director, or employee of such Person.

“IPO Warrants” means the warrants issued in Parent’s initial public offering of securities pursuant to a registration statement on Form S-1 declared effective by the staff of the SEC on November 12, 2021.

“Intellectual Property Rights” means all right, title, and interests in and to all proprietary rights related to or arising from: (a) patents, copyrights, confidential information, inventions (whether or not patentable), improvements, know-how, and trade secrets; (b) trademarks, trade names, service marks, trade dress and the goodwill associated therewith; (c) domain names, uniform resource locators and other names and locators associated with the Internet or mobile devices or platforms; (d) software and software programs; and (e) all rights to obtain renewals, continuations, divisions, or other extensions of legal protections pertaining thereto.

“Legal Requirement” means any law (including common law), statute, standard, ordinance, decree, permit, authorization, code, rule, regulation or Order of any Governmental Authority.

77

“Lien” means any charge, claim, mortgage, pledge, lien, encumbrance, security interest, attachment, easement, encroachment, right of way, right of first refusal, or other similar restriction of any kind on transfer, use, voting, receipt of income or exercise of other similar right of ownership (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller), or any agreement to give any of the foregoing.

“Material Adverse Effect” when used in connection with the Company or Parent, as the case may be, means any change, event, occurrence or effect, that, individually or when aggregated with other changes, events, occurrences or effects, has a materially adverse effect on (x) the condition, financial or otherwise, assets, business, or results of operations of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as applicable, or (y) the ability of the Company and its Subsidiaries, or Parent and its Subsidiaries, as applicable, to timely consummate the Closing (including the Transactions) on the terms set forth in this Agreement; provided that no change, event, occurrence or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute a Material Adverse Effect: (i) changes in general U.S. or global economic conditions, including changes in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (ii) changes in applicable Legal Requirements, U.S. GAAP, or authoritative interpretations thereof, (iii) acts of war, sabotage, terrorism, natural or man-made disasters, epidemics, pandemics, and acts of God, (iv) changes attributable to the public announcement or pendency of the Transactions or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided, that this exception shall not apply for the purposes of the representations and warranties of the Company and Parent set forth in Section 2.5 or Section 3.5, respectively), (v) any failure to meet any projections (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition), or (vi) any action taken or omitted to be taken by the Company or its Subsidiaries at Parent’s written request, on the one hand, or by Parent and its Subsidiaries at the Company’s written request, on the other hand, including in either case any action required to be taken or omitted to be taken by this Agreement and any action to which the other Party has consented in writing; provided, however, in the case of each of the foregoing, in the event that the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as applicable, are materially and disproportionately adversely affected by such change, event, occurrence or effect relative to other participants in the industries in which they operate, the extent (and only the extent) to which such adverse effect disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as applicable, relative to such other participants may be taken into account in determining whether there has been a Material Adverse Effect.

“Nasdaq” means the Capital Market of the Nasdaq Stock Market.

“Net Cash” means unrestricted cash and cash equivalents (excluding any funds received from the Concurrent Financing and any funds to be included in the Spinoff), less all current liabilities and all unpaid expenses related to the Transactions, but in any event not less than zero.

78

“Net Debt” means all current liabilities and all unpaid expenses related to the Transactions, less all unrestricted cash and cash equivalents (excluding any funds received from the Concurrent Financing and any funds to be included in the Spinoff), but in any event not less than zero.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Open Source Materials” means software or other material that is distributed as “free software,” “open source software” or under similar licensing or distribution terms (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License).

“Order” means any writ, judgment, injunction, determination, consent, order, decree, stipulation, award or executive order of or by any Governmental Authority.

“Parent Common Stock” means the common stock of Parent, par value $0.002 per share, authorized by the Parent Charter Documents as currently in effect.

“Parent Group” means collectively the Parent, Merger Sub and each other Subsidiary of Parent.

“Parent Material Adverse Effect” means a Material Adverse Effect with respect to Parent.

“Parent Stock” means the Parent Common Stock, prior to the Closing, and the Parent Common Stock, the Parent Series A Preferred Stock and the Parent Series B Preferred Stock, after the Closing.

“Parent Series A Preferred Stock” means Series A-1 preferred stock of Parent, par value $0.001 per share, and Series A-2 preferred stock of Parent, par value $0.001 per share, each with such voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, as are mutually agreed upon between the Company and Parent.

“Parent Series B Preferred Stock” means Series B preferred stock of Parent, par value $0.001 per share, with such voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, as are mutually agreed upon between the Company, Parent and the Investor.

“Parent Stockholders” means the holders of Parent Common Stock prior to the Merger.

“Parent Warrants” means the redeemable common stock purchase warrants of Parent.

“Parent’s Knowledge,” “Knowledge of Parent” and similar formulations mean that one or more of Gary Copperud and Kenneth Brimmer has actual knowledge of the fact or other matter at issue.

79

“Performance Options” means 150,000 options granted to Gary Copperud and 100,000 options granted to Kenneth Brimmer which are exercisable at such time as the IPO Warrants are redeemable by Parent. Parent may redeem the IPO Warrants at such time as the reported last sale price of Parent Common Stock equals or exceeds $8.25 per share (as adjusted for stock splits, stock dividends, rights issuances, reorganizations, recapitalizations and the like), for any 20 consecutive trading days ending on the third trading day prior to the date on which Parent gives notice of such redemption and provided certain other conditions are met.

“Permits” means any franchise, license, certificate of compliance, authorization, permit, approval, Order or other action of, or any filing, registration or qualification with, any Governmental Authority.

“Permitted Lien” means, with respect to a Person or to a Real Property (as the case may be), (a) statutory or constitutional liens for Taxes, special assessments or other governmental or quasi-governmental levies, fees or charges that are, as of the Closing Date, either not yet due and payable or which may be due and payable but the amount or validity of which is being contested in good faith in appropriate proceedings for which adequate reserves have been established, in accordance with U.S. GAAP, on the financial statements, (b) mechanics’, materialmen’s, carriers’, workers’, warehousemens’, repairers’ and similar statutory or constitutional liens arising or incurred in the ordinary course of business for amounts that, as of the Closing Date, are not delinquent, (c) all applicable Legal Requirements including, without limitation, zoning, entitlement, building and other land use regulations imposed by Governmental Authorities, none of which, individually or in the aggregate, interfere in any material respect with  the present use of or occupancy of the affected land or building by such Person, (d) liens to secure landlords, lessors or renters under leases or rental agreements, (e) liens incurred or deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security regulations, (f) purchase money security interests and other vendor security for the unpaid purchase price of goods and Liens securing rental payments under capital lease arrangements, (g) non-exclusive licenses in Intellectual Property Rights granted in the ordinary course of business, (h) leases, subleases, licenses, and other agreements entered into in the ordinary course of business, (i) all validly existing easements, restrictions, reservations, covenants, conditions, and other matters of record (including, without limitation, any oil and gas leases, mineral interests, water interests outstanding in any Person other than the Company or its Subsidiaries and Parent or its Subsidiaries, as applicable), (j) all matters that would be disclosed by a survey or inspection of the Real Property, (k) de minimis Liens that arise by operation of law in the ordinary course of business, and (l) the Liens set forth in Schedule A.

 “Person” means any individual or any corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

“Personal Confidential Information” means any information, in any form, that could reasonably be used to identify, contact, or locate a single person, that is governed, regulated, or protected by one or more Information Privacy and Security Laws or that is covered by the Payment Card Industry Data Security Standard.

80

“Representative” means, with respect to any Person, any director, officer, employee, agent, manager, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“SEC” means the U.S. Securities Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least 40% of the outstanding equity interests entitled to vote generally in the election of the board of directors or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.

“Tax” or “Taxes” means any and all federal, provincial, state, local or foreign income, gross receipts, payroll, employment, customs duty, excise, severance, stamp, occupation, premium, windfall profits, capital stock, franchise, profits, withholding, deduction at source, social security (or similar, including FICA), unemployment, employment insurance, disability, real property, personal property, sales, use, transfer, registration, goods and services, value added, capital, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, filed or required to be filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Transactions” means the transactions contemplated by this Agreement, including the Merger and the Spinoff.

“Transaction Expenses” means any financial advisory, investment banking, finder, legal, accounting, brokerage and other fees, costs and expenses incurred by a Party or for its benefit in connection with the preparation and execution of this Agreement and the Ancillary Agreements, the compliance herewith and therewith or the completion of the Transactions, including without limitation any fees, costs or expenses incurred in connection with (i) obtaining directors’ and officers’ insurance covering periods prior to the Closing, (ii) making required filings under the HSR Act, if any, or (iii) preparing, filing and mailing the Proxy Statement/Prospectus or any information statement or prospectus in connection with the Spinoff.

“U.S. GAAP” means generally accepted accounting principles historically and consistently applied in the United States and as in effect from time to time.

81

ANNEX B

CERTIFICATE OF INCORPORATION

OF

AERO VELOCITY, INC.

[TO BE FILED BY AMENDMENT]

ANNEX C

AERO VELOCITY, INC.

2025 LONG-TERM INCENTIVE EQUITY PLAN

[TO BE FILED BY AMENDMENT]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The registrant is incorporated under the laws of the State of Wyoming. Section 17-16-852 of the Wyoming Business Corporation Act (“WBCA”) provides that a Wyoming corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. may indemnify. Section 17-16-851 of the WBCA provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:(i) the director conducted himself or herself in good faith; and, (ii) he or she reasonably believed that his or her conduct was in or at least not opposed to the corporation’s best interests; and (iii) In the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. In addition, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation: (i) to the same extent as a director; and (ii) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for: (A) liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) liability arising out of conduct that constitutes: (I) receipt by the officer of a financial benefit to which he is not entitled; (II) an intentional infliction of harm on the corporation or the stockholders; or (III) An intentional violation of criminal law.

The registrant’s articles of incorporation and bylaws include provisions requiring the registrant to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation.

The registrant has entered into, and expects to continue to enter into, agreements to indemnify its directors, executive officers and other employees as determined by its board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding related to such individuals serving as the registrant’s directors, executive officers or employees. The registrant believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The registrant also maintains directors’ and officers’ liability insurance.

Insofar as the foregoing provisions permit indemnification of directors, officer or persons controlling the registrant for liability arising under the Securities Act, the registrant has been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of September 2, 2025, by and among BT Brands, Inc., Aero Velocity, Inc. and Aero Merger Sub Inc. (incorporated by reference to Annex A of the proxy statement/prospectus that forms a part of this registration statement).

3.1	Articles of Incorporation of BT Brands, Inc. (incorporated by reference to Exhibit 3.1 of the registration statement on Form S-3 filed on December 16, 2024).
3.2	Amendment to Articles of Incorporation of BT Brands, Inc. dated August 11, 2021 (incorporated by reference to Exhibit 3.2 of the registration statement on Form S-3 filed on December 16, 2024).
3.3	Amendment to Articles of Incorporation of BT Brands, Inc. dated December 11, 2024 (incorporated by reference to Exhibit 3.3 of the registration statement on Form S-3 filed on December 16, 2024).
3.4	Form of Amendment to Articles of Incorporation of BT Brands, Inc. (to be incorporated by reference to Annex B of the proxy statement/prospectus that forms a part of this registration statement).
3.5	Bylaws of BT Brands, Inc. (incorporated by reference to Exhibit 3.4 of the registration statement on Form S-3 filed on December 16, 2024).
4.1

Warrant Agreement by and between BT Brands, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit No. 4.5 to the registrant’s registration statement on Form S-1/A filed on October 15, 2021).

4.2*	Form of Articles of Amendment for Series A-1 Convertible Preferred Stock of BT Brands, Inc.
4.3*	Form of Articles of Amendment for Series A-2 Convertible Preferred Stock of BT Brands, Inc.
4.4*	Form of Articles of Amendment for Series B Convertible Preferred Stock of BT Brands, Inc.
5.1*	Opinion of Ruffa & Ruffa, P.C.
10.1*	Pubco 2025 Long-Term Incentive Equity Plan (to be incorporated by reference to Annex C of the proxy statement/prospectus that forms a part of this registration statement).
21.1*	List of Subsidiaries.
23.1*	Consent of Ruffa & Ruffa, P.C. (to be included in Exhibit 5.1).
23.2	Consent of Boulay PLLP.
23.3	Consent of Barton CPA PLLC
24.1	Power of Attorney (included on signature page hereto).
99.1*	Form of Proxy Card
99.2*	Consent of Mark Hastings to be named as a director nominee.
99.3*	Consent of Nicholas H. Adler to be named as a director nominee.
99.4*	Consent of Gabriel Arias-Salgado to be named as a director nominee.
99.5*	Consent of Marc Urbach to be named as a director nominee.
99.6*	Consent of John Carr to be named as a director nominee.
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Filing Fee Table

* To be filed by amendment.

II-2

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

II-3

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

(8) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Minnetonka, Minnesota, on the 31st day of December, 2025.

BT BRANDS, INC.

By:	/s/ Kenneth Brimmer
Kenneth Brimmer
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Copperud and Kenneth Brimmer as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Gary Copperud	Chief Executive Officer and Director	December 31, 2025
Gary Copperud

/s/ Kenneth Brimmer	Chief Operating Officer and Chief Financial Officer and Chairman	December 31, 2025
Kenneth Brimmer

/s/ Alan Anderson	Director	December 31, 2025
Alan Anderson

/s/ Teri Tochihara Dirks	Director	December 31, 2025
Teri Tochihara Dirks

/s/ Fred Croci	Director	December 31, 2025
Fred Croci

II-6